UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Material

☐	Soliciting Material under §240.14a-12

AGIOS PHARMACEUTICALS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which the transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
(4)

Proposed maximum aggregate value of transaction: $1,800,000,000.

The purchase price payable under the purchase agreement (as defined in the proxy statement) is $1,800,000,000, subject to possible adjustments to the purchase price as set forth in Section 2.9 of the purchase agreement. In addition, subject to certain terms and conditions set forth in the purchase agreement, (i) Agios may receive from Servier a payment of $200,000,000 in the event the regulatory approval milestone (as defined in the proxy statement) is achieved with respect to vorasidenib and (ii) Agios is entitled to royalty payments with respect to TIBSOVO® and vorasidenib, computed as a percentage of U.S. net sales specified in the purchase agreement. It is not possible as of the time of this filing to determine the value of such possible adjustments or royalty payments (or whether such possible adjustments in the aggregate would be positive or negative in value), or whether the regulatory approval milestone will occur. Solely for purposes of calculating the filing fee, the proposed maximum aggregate value of the transaction assumes that no adjustment to the purchase price will be required, that no royalty payments will be made and that the regulatory approval milestone will not occur.

	(5)	Total fee paid: $196,380.00, determined, in accordance with Section 14(g) of the Securities Exchange Act of 1934, as amended, by multiplying the purchase price (as described above) by 0.0001091.

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

PRELIMINARY PROXY STATEMENT, SUBJECT TO COMPLETION

Agios Pharmaceuticals, Inc.

88 Sidney Street

Cambridge, Massachusetts 02139

[                ], 2021

Dear Stockholder:

You are cordially invited to attend a special meeting of the stockholders of Agios Pharmaceuticals, Inc. (“Agios,” the “Company,” “we” or “us”) to be held on [                ], 2021 at [                ] (Eastern Time). You may attend online via live webcast as described in the accompanying proxy statement.

At the special meeting, you will be asked to consider and vote upon the proposal to approve the proposed sale of the Company’s commercial, clinical and research-stage oncology portfolio (the “oncology business”) to Servier Pharmaceuticals, LLC (“Servier”) pursuant to the terms of the Purchase and Sale Agreement, dated as of December 20, 2020 (the “purchase agreement”), by and among Agios, Servier and Servier S.A.S. (“Servier Parent”). As consideration for the sale of the oncology business, Servier has agreed to pay Agios (i) $1,800,000,000 in cash payable upon completion of the transaction, subject to adjustments based on closing levels of working capital of the oncology business and amounts payable in respect of a representation and warranty insurance policy, (ii) $200,000,000 in cash if a regulatory milestone for vorasidenib is achieved, (iii) a royalty of 5% of U.S. net sales of TIBSOVO® from the completion of the transaction through its loss of exclusivity and (iv) a royalty of 15% of U.S. net sales of vorasidenib from the first commercial sale of vorasidenib through its loss of exclusivity.

Following the completion of the transaction, Agios expects to focus on operating and expanding its genetically defined disease business. Agios will continue to be a corporation organized under the laws of the State of Delaware and its common stock will continue to be listed on Nasdaq Global Select Market under the ticker symbol “AGIO.”

The board of directors of Agios (the “Agios Board”) has unanimously determined that the terms of the transactions contemplated by the purchase agreement, including the transaction, are expedient and in the best interests of Agios. The Agios Board unanimously recommends that Agios stockholders vote “FOR” the transaction proposal.

Your vote is very important. The approval of the holders of a majority of the outstanding shares of Agios common stock entitled to vote at the special meeting is required to approve the transaction proposal. A failure to vote your shares of Agios common stock or an abstention from voting will have the same effect as a vote “AGAINST” the transaction proposal. Only Agios stockholders that owned Agios common stock as of the close of business on [                ], the record date for the special meeting, will be entitled to vote at the special meeting.

Whether or not you plan to attend the special meeting, we encourage you to submit your proxy as soon as possible to make sure that your shares are represented at the special meeting.

The accompanying proxy statement provides detailed information about the transaction, the oncology business and Agios. We encourage you to read the accompanying proxy statement, as well as the annexes attached thereto and the exhibits and documents incorporated by reference therein, carefully in their entirety.

Sincerely,

Jacqualyn A. Fouse, Ph.D

Cambridge, Massachusetts

[                ], 2021

The accompanying proxy statement is dated [                ], 2021, and, together with the enclosed form of proxy, is first being mailed to Agios stockholders on or about [                ], 2021.

Agios Pharmaceuticals, Inc.

88 Sidney Street

Cambridge, Massachusetts 02139

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

Dear Stockholder:

We are pleased to invite you to attend, and notice is hereby given that Agios Pharmaceuticals, Inc., a Delaware corporation (“Agios,” the “Company,” “we” or “us”), will hold, a special meeting of its stockholders virtually via the internet at [                ] (Eastern Time) on [                ], 2021.

The purpose of the special meeting is to vote upon the proposal to approve the proposed sale (the “transaction”) of the Company’s commercial, clinical and research-stage oncology portfolio (the “oncology business”) to Servier Pharmaceuticals, LLC pursuant to the Purchase and Sale Agreement, dated as of December 20, 2020 (the “purchase agreement”), by and among Agios, Servier and Servier S.A.S.

Agios will transact no other business at the special meeting, except such business as may properly be brought before the special meeting or any adjournment or postponement thereof. Please refer to the proxy statement of which this notice is a part for further information with respect to the business to be transacted at the special meeting.

In light of the ongoing coronavirus (COVID-19) pandemic, the special meeting will be held in a virtual meeting format only, via live webcast, and there will not be a physical meeting location. You will be able to attend the special meeting online and to vote your shares electronically at the special meeting by registering in advance at [        ] prior to the deadline of [                ] [a.m./p.m.] (Eastern Time) on [                ], 2021. Upon completing your registration, you will receive further instructions via email, including your unique links that will allow you access to the special meeting. Please be sure to follow instructions found on your proxy card and/or voting instruction form and subsequent instructions that will be delivered to you via email. We encourage you to complete your registration as soon as possible if you desire to attend the special meeting online and to vote your shares electronically at the special meeting.

The record date for the special meeting is [                ], 2021. Only Agios stockholders of record on such date are entitled to receive notice of, and to vote at, the special meeting or any adjournments or postponements thereof.    Completion of the transaction is conditioned upon approval of the transaction proposal by holders of a majority of the outstanding shares of Agios common stock entitled to vote at the special meeting.

The Agios Board has unanimously determined that the terms of the transactions contemplated by the purchase agreement, including the transaction, are expedient and in the best interests of Agios. The Agios Board unanimously recommends that Agios stockholders vote “FOR” the transaction proposal.

Your vote is very important. Whether or not you expect to attend the special meeting virtually via the special meeting website, to ensure your representation at the special meeting, we encourage you to submit a proxy to vote your shares as promptly as possible by (1) visiting the internet site listed on the proxy card, (2) calling the toll-free number listed on the proxy card or (3) submitting your proxy card by mail by using the provided self-addressed, stamped envelope. Submitting a proxy will not prevent you from voting virtually via the special meeting website at the special meeting. Any eligible holder present virtually at the special meeting may vote at that time, thereby revoking any previous proxy. In addition, a proxy may be revoked in writing before the special meeting in the manner described in the accompanying proxy statement. If your shares are held in the name of a bank, broker or other nominee, please follow the instructions on the voting instruction card furnished by the bank, broker or other nominee.

If you own shares in “street name” through an account with a bank, broker or other nominee, then you will need to obtain a legal proxy and further instructions from your bank, broker or other nominee. Your bank, broker or other nominee cannot vote on the transaction proposal without your instructions.

We urge you to carefully read this proxy statement, including the annexes attached hereto and the exhibits any documents incorporated by reference herein. If you have any questions concerning the proposal in this notice, the purchase agreement, the transaction or the proxy statement, would like additional copies of the proxy statement or need help voting your shares of Agios common stock, please contact the Company’s proxy solicitor below:

INNISFREE M&A INCORPORATED

501 Madison Avenue, 20th Floor

New York, New York 10022

Stockholders May Call TOLL-FREE: (877) 825-8772

Banks and Brokers May Call Collect: (212) 750-5833

By Order of the Board of Directors,

Jacqualyn A. Fouse, Ph.D

Cambridge, Massachusetts

[                ], 2021

i

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE TRANSACTION

The following are brief answers to certain questions that you, as a stockholder of Agios, may have regarding the purchase agreement, the transaction and the special meeting. Agios urges you to carefully read the remainder of this proxy statement, including the documents incorporated herein by reference, because the information in this section does not provide all the information that might be important to you with respect to the purchase agreement, the transaction and the special meeting.

Q:	What is the purpose of the special meeting?

A:	At the special meeting, Agios stockholders will consider and vote upon the transaction proposal.

The transaction proposal is a proposal to approve the sale of our oncology business to Servier and, in exchange therefor, Servier will assume certain liabilities with respect to the oncology business and pay to Agios:

•

$1,800,000,000 in cash upon the completion of the transaction, subject to certain adjustments for the working capital of the oncology business at the completion of the transaction and amounts for a representation and warranty insurance policy;

•

$200,000,000 in cash if, on or before January 1, 2027, vorasidenib is granted approval for an NDA from the FDA with an approved label that permits vorasidenib’s use as a single agent for the adjuvant treatment of patients with Grade 2 glioma that have an IDH1 or IDH2 mutation (and, to the extent required by such approval, the vorasidenib companion diagnostic test is granted an FDA premarket approval);

•

a royalty payment of 5% of the U.S. net sales (as defined in the purchase agreement) of TIBSOVO® (ivosidenib) from the completion of the transaction through loss of exclusivity of TIBSOVO® (ivosidenib); and

•	a royalty payment of 15% of the U.S. net sales (as defined in the purchase agreement) of vorasidenib from its first commercial sale through loss of exclusivity of vorasidenib.

Q:	Where and when is the special meeting?

A:

The Agios special meeting is scheduled to be held on [                ], 2021, at [                ] (Eastern Time). You will be able to attend the special meeting online and to vote your shares of Agios common stock electronically at the meeting by registering in advance at [                ] prior to the deadline of [                ] (Eastern Time) on [                ], 2021. Upon completing your registration, you will receive further instructions via email, including your unique links that will allow you access to the special meeting. Please be sure to follow instructions found on your proxy card and/or voting instruction form and subsequent instructions that will be delivered to you via email. We encourage you to complete your registration as soon as possible if you desire to attend the special meeting online and to vote your shares of Agios common stock electronically at the special meeting.

As part of our precautions regarding the coronavirus or COVID-19, the special meeting will be held virtually rather than in person.

Q:	How does the Agios Board recommend that I vote on the proposal at the special meeting?

A:	The Agios Board unanimously recommends that you vote “FOR” the transaction proposal.

Q:	Will Agios cease to exist if the transaction is completed?

A:

No. Following the completion of the transaction, Agios expects to focus on operating and expanding its genetically defined disease business. Agios will continue to be a corporation organized under the laws of the State of Delaware and its common stock will continue to be listed on Nasdaq Global Select Market (“NASDAQ”) under the ticker symbol “AGIO.”

Q:	What will happen to my shares of Agios common stock if the transaction is completed?

A:

You will continue to hold the shares of Agios common stock you held immediately prior to the completion of the transaction. The shares of Agios common stock will continue to trade on NASDAQ under the ticker symbol “AGIO.”

Q:	Am I entitled to appraisal rights in connection with the transaction?

A:	No. You are not entitled to appraisal or dissenters’ rights under Delaware law or under our certificate of incorporation or bylaws in connection with the transaction.

Q:	What vote is required to approve the transaction proposal?

A:

The transaction proposal requires the approval of the holders of a majority of the outstanding shares of Agios common stock entitled to vote at the special meeting. A failure to vote your shares of Agios common stock or an abstention from voting will have the same effect as a vote “AGAINST” the transaction proposal.

Q:	When do you expect the transaction to be completed?

A:

In order to complete the transaction, Agios must obtain the stockholder approval described in this proxy statement and the other closing conditions under the purchase agreement must be satisfied or waived.

Agios currently expects to complete the transaction in the second quarter of 2021, although Agios cannot assure completion by any particular date, if at all. Because the transaction is subject to a number of conditions, the exact timing of the transaction cannot be determined as of the date of this proxy statement.

Q:	Who is entitled to vote at the special meeting?

A:

The record date for the special meeting is [                ]. Only Agios stockholders of record at the close of business on that date are entitled to attend and vote at the special meeting or any adjournment or postponement thereof. Each share of Agios common stock is entitled to one vote on all matters that come before the meeting.

Q:	Who may attend the special meeting?

A:

Agios stockholders of record as of the close of business on [                ], or their duly appointed proxies, may attend the special meeting online and vote electronically at the meeting by registering in advance at [                ] prior to the deadline of [                ] [a.m. / p.m.] (Eastern Time) on [                ], 2021. Upon completing the registration, the Agios stockholder of record or their duly appointed proxies will receive further instructions via email, including unique links that will allow access to the special meeting. Agios stockholders of record or their duly appointed proxies should follow instructions found on the notice, proxy card and/or voting instruction form and subsequent instructions that will be delivered via email.

Q:	Why is the special meeting a virtual, online meeting?

A:

To support the health and well-being of our stockholders, employees and directors in light of the recent novel COVID-19 outbreak, our special meeting will be a virtual meeting of stockholders where stockholders will participate by accessing a website using the Internet. There will not be a physical meeting location. In light of the public health and safety concerns related to the COVID-19 outbreak, we believe that hosting a virtual meeting will facilitate stockholder attendance and participation at the special meeting by enabling stockholders to safely participate remotely from any location around the world. Our virtual meeting will be governed by our Rules of Conduct and Procedures which will be posted at [                ] in advance of the meeting. We have designed the virtual special meeting to provide the same rights and opportunities to participate as stockholders have at an in-person meeting, including the right to vote and ask questions through the virtual meeting platform.

Q:	How do I virtually attend the special meeting?

A:

We will host the special meeting live online via webcast. Online registration for the special meeting will begin on or around [                ]. In order to attend the special meeting online, you must register in advance at [                ] prior to the deadline of [                ] [a.m./p.m.] (Eastern Time) on [                ], 2021. Upon completing your registration, you will receive further instructions via email, including your unique links that will allow you access to the special meeting. Please be sure to follow instructions found on your proxy card and/or voting instruction form and subsequent instructions that will be delivered to you via email. We encourage you to complete your registration as soon as possible if you desire to attend the special meeting online and to vote your shares of Agios common stock electronically at the special meeting.

The webcast of the special meeting will start at [                ] [a.m. / p.m.] (Eastern Time) on [                ]. Instructions on how to attend and participate in the meeting online will be sent to you via email, upon completing your registration.

We will have technicians standing by and ready to assist you with any technical difficulties you may have accessing the virtual meeting at [                ] [a.m. / p.m.] (Eastern Time) on [                ]. If you encounter any difficulties accessing the virtual meeting during registration or at the time of the virtual meeting, please contact technical support by following the instructions provided to you upon registration for the special meeting.

Q:	Who is soliciting my vote?

A:

The Agios Board is soliciting your proxy, and Agios will bear the cost of soliciting proxies. Innisfree M&A Incorporated (“Innisfree”) has been retained to assist with the solicitation of proxies. Innisfree will be paid a solicitation fee of $30,000 and will be reimbursed for its reasonable out-of-pocket expenses for these and other advisory services in connection with the special meeting. Forms of proxies and proxy materials may also be distributed through brokers, custodians, and other like parties to the beneficial owners of shares of Agios common stock, in which case these parties will be reimbursed for their reasonable out-of-pocket expenses.

Proxies may also be solicited in person or by telephone, facsimile, electronic mail or other electronic medium by Innisfree or Agios and its directors and officers.

Q:	How many votes do I have?

A:	Each share of our common stock that you own as of the record date, [ ], entitles you to one vote on the transaction proposal.

Q:	What do I need to do now?

A:

Carefully read and consider the information contained in and incorporated by reference into this proxy statement, including its annexes. Whether or not you expect to attend the special meeting virtually, we encourage you to submit a proxy to vote your shares of Agios common stock as promptly as possible so that your shares of Agios common stock may be represented and voted at the special meeting. A failure to vote your shares of Agios common stock or an abstention from voting will have the same effect as a vote “AGAINST” the transaction proposal.

Q:	How do I vote if my shares of Agios common stock are registered directly in my name?

A:	If you are a stockholder of record, there are four methods by which you may vote at the special meeting:

•	Internet: You may submit your proxy by going to [ ] (before the meeting) or at [ ] (during the meeting) and by following the instructions on how to complete an electronic proxy card.

v

•	Telephone: To vote by telephone, follow the instructions printed on your proxy card. If you vote by telephone, you do not have to mail in a proxy card.

•

Mail: To vote by mail, complete, sign and date a proxy card and return it promptly in the postage paid envelope provided. If you return your signed proxy card to us before the special meeting, we will vote your shares of Agios common stock as you direct.

•

Online During the Special Meeting: In order to attend the special meeting online and vote online during the special meeting, you must register in advance at [                ] prior to the deadline of [                ] at [                ] [a.m./p.m.] (Eastern Time). You may vote your shares of Agios common stock online while virtually attending the special meeting by following instructions found on your proxy card and/or voting instruction form and any subsequent instructions that may be delivered to you via email. If you vote by proxy prior to the special meeting and choose to attend the special meeting online, there is no need to vote again during the special meeting unless you wish to change your vote.

Whether or not you plan to attend the special meeting virtually, we urge you to vote by proxy to ensure your vote is counted. You may still attend the special meeting and vote virtually, if you have already voted by proxy. Please choose only one method to cast your vote by proxy. We encourage you to vote over the internet or by telephone, both of which are convenient, cost-effective and reliable alternatives to returning a proxy card by mail.

Q:	How do I vote if my shares of Agios common stock are held in the name of my broker (street name)?

A:

If your shares of Agios common stock are held by your broker, bank or other nominee, often referred to as held in “street name,” you will receive a form from your broker, bank or other nominee seeking instruction as to how your shares of Agios common stock should be voted. You should contact your broker, bank or other nominee with questions about how to provide or revoke your instructions.

Q:	Can I change my vote after I submit my proxy?

A:

Yes. You can change or revoke your proxy at any time before the final vote at the special meeting. If you are the record holder of your shares of Agios common stock, you may change or revoke your proxy in any one of three ways:

•

you may follow the instructions found on your proxy card and/or vote instruction form and vote over the internet or by telephone. Only your latest internet or telephone vote submitted prior to the special meeting is counted. You may not change your vote prior to the special meeting over the internet or by telephone after [                ], Eastern Time, on [                ];

•

you may sign, date and complete a new proxy card and send it by mail to Inspector of Elections for Agios Pharmaceuticals, Inc., c/o Mediant Communications, P.O. Box 8016, Cary, NC 27512-9903. Mediant must receive the proxy card no later than [                ]. Only your latest dated and timely received proxy will be counted; or

•

you may register for the special meeting and virtually attend the special meeting and vote online during the special meeting. Virtually attending the special meeting alone, without voting online during the special meeting, will not revoke your internet vote, telephone vote or proxy submitted by mail, as the case may be.

If your shares of Agios common stock are held by your broker or bank as a nominee or agent, you will have to follow the instructions provided by your broker or bank to change or revoke your proxy.

If you have questions about how to vote or change your vote, you should contact our proxy solicitor:

INNISFREE M&A INCORPORATED

501 Madison Avenue, 20th Floor

New York, New York 10022

Stockholders May Call TOLL-FREE: (877) 825-8772

Banks and Brokers May Call Collect: (212) 750-5833

Q:	How many shares of Agios common stock must be present to constitute a quorum for the meeting?

A:

The presence at the special meeting virtually, or by proxy, of a majority of the shares of Agios common stock issued and outstanding and entitled to vote on the record date will constitute a quorum. There must be a quorum for business to be conducted at the special meeting.

Q:	What if I abstain from voting?

A:

If you attend the special meeting or send in your signed proxy card, but abstain from voting on any proposal, your shares of Agios common stock will still be counted for purposes of determining whether a quorum exists. Abstentions and a failure to vote your shares of Agios common stock (including the failure of a record owner to execute and return a proxy card and the failure of a beneficial owner of shares of Agios common stock held in “street name” by a broker to give voting instructions to the broker) will have the same effect as a vote “AGAINST” the transaction proposal.

Q:	Will my shares of Agios common stock be voted if I do not sign and return my proxy card or vote by telephone or over the internet or in person?

A:

If you are a stockholder of record and you do not sign and return your proxy card or vote by telephone, over the internet or virtually at the special meeting, your shares of Agios common stock will not be voted at the special meeting and will not be counted for purposes of determining whether a quorum exists.

If your shares of Agios common stock are held in street name and you do not issue instructions to your broker, bank or other nominee, your broker, bank or other nominee may vote your shares at its discretion on routine matters, but may not vote your shares on non-routine matters. The transaction proposal is a non-routine matter. Accordingly, if your shares of Agios common stock are held in “street name” and you do not issue instructions to your broker, your shares of Agios common stock will not be voted at the special meeting and will not be counted for purposes of determining whether a quorum exists.

Q:	What is a broker non-vote?

A:

Brokers, bankers and other nominees who hold shares of Agios common stock on behalf of their customers may not give a proxy to Agios to vote those shares with respect to the transaction proposal without specific instructions from their customers, as banks, brokers and other nominees do not have discretionary voting power on “non-routine” matters like the transaction proposal. When a bank, broker or other nominee refrains from voting your shares on a particular proposal because the bank, broker or other nominee has not received your instructions and has discretionary authority to vote on the “routine” matters to be considered, it is called a “broker non-vote.” Because there are no routine matters to be considered at the special meeting, there will be no broker non-votes.

Q:	Will my shares of Agios common stock held in “street name” or another form of record ownership be combined for voting purposes with shares I hold of record?

A:

No. Because any shares of Agios common stock you may hold in “street name” will be deemed to be held by a different stockholder than any shares you hold of record, any shares so held will not be combined for voting purposes with shares of Agios common stock you hold of record. Similarly, if you own shares of Agios common stock in various registered forms, such as jointly with your spouse, as trustee of a trust or as custodian for a minor, you will receive, and will need to sign and return, a separate proxy card for those shares of Agios common stock because they are held in a different form of record ownership. Shares of Agios common stock held by a corporation or business entity must be voted by an authorized officer of the entity. Shares of Agios common stock held in an individual retirement account must be voted under the rules governing the account.

Q:	What does it mean if I receive more than one set of proxy materials?

A:

This means you own shares of Agios common stock that are registered under different names or are in more than one account. For example, you may own some shares of Agios common stock directly as a stockholder of record and other shares through a broker or you may own shares through more than one broker. In these situations, you will receive multiple sets of proxy materials. You must vote, sign and return all of the proxy cards or follow the instructions for any alternative voting procedure on each of the proxy cards that you receive in order to vote all of the shares of Agios common stock you own. Each proxy card you receive comes with its own prepaid return envelope. If you submit your proxy by mail, make sure you return each proxy card in the return envelope that accompanies that proxy card.

Q:	Can I participate if I am unable to attend the special meeting?

A:	If you are unable to attend the special meeting virtually, we encourage you to vote by telephone or over the internet or send your proxy card.

Q:	Who will count the votes?

A:	The votes will be counted, tabulated and certified by Mediant Communications Inc.

Q:	How do I submit a question at the special meeting?

A:

If you wish to submit a question, on the day of the special meeting, beginning at [                ] (a.m./p.m.) (Eastern Time) on [                ], you may log into the virtual meeting platform using the unique link provided to you via email following the completion of your registration at [                ], and follow the instructions there. Our virtual meeting will be governed by our Rules of Conduct and Procedures will be posted at [                ] in advance of the meeting. The Rules of Conduct and Procedures will address the ability of stockholders to ask questions during the meeting, including rules on permissible topics, and rules for how questions and comments will be recognized and disclosed to meeting participants. All questions received from stockholders before or during the special meeting and the related answers will be posted on our website at investor.agios.com as soon as practicable following the special meeting.

Q:	Where can I find the voting results of the special meeting?

A:

Agios intends to announce preliminary voting results at the special meeting and publish final results in a Current Report on Form 8-K that will be filed with the U.S. Securities and Exchange Commission (the “SEC”) following the special meeting. All reports that Agios files with the SEC are publicly available when filed.

Q:	What happens if the transaction is not completed?

A:

The purchase agreement provides that, upon termination of the purchase agreement under certain circumstances, Agios may be required to pay to Servier a termination fee of $45 million. See the section entitled “The Purchase Agreement—Termination Fee Payable by Agios” for a discussion of the circumstances under which such a termination fee may be required to be paid.

Q:	How can I obtain additional information about Agios?

A:

Agios will provide copies of this proxy statement, documents incorporated by reference and its 2019 Annual Report to Stockholders without charge to any stockholder who makes a written request to our Secretary at 88 Sidney Street, Cambridge, Massachusetts 02139. Agios’ SEC filings may also be accessed at www.sec.gov or on Agios’ Investor Relations website at https://investor.agios.com/financial-information/sec-filings. Agios’ website address is provided as an inactive textual reference only. The information provided on or accessible through our website is not part of this proxy statement and is not incorporated in this proxy statement by this or any other reference to our website provided in this proxy statement.

Q:	How many copies of this proxy statement and related voting materials should I receive if I share an address with another stockholder?

A:

The SEC’s proxy rules permit companies and intermediaries, such as brokers, to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. Agios and some brokers may be householding our proxy materials by delivering a single set of proxy materials to multiple stockholders who request a copy and share an address, unless contrary instructions have been received from the affected stockholders. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, please notify your broker if your shares of Agios common stock are held in a brokerage account or Agios if you are a stockholder of record by sending a written request to our Secretary at 88 Sidney Street, Cambridge, Massachusetts 02139, or calling (617) 649-8600. In addition, Agios will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the proxy statement.

Q:	Who should I contact if I have any questions?

A:

If you have questions about the transaction or the other matters to be voted on at the special meeting or desire additional copies of this proxy statement or additional proxy cards or otherwise need assistance voting, please call the firm assisting us with the proxy solicitation, Innisfree M&A Incorporated: stockholders may call toll-free at (877) 825-8772; and banks and brokers may call collect at (212) 750-5833.

SUMMARY

This summary highlights information contained elsewhere in this proxy statement and may not contain all the information that is important to you with respect to the transaction. We urge you to read carefully the remainder of this proxy statement, including the attached annexes, and the documents incorporated herein by reference. For additional information on Agios included in documents incorporated by reference into this proxy statement, see the section entitled “Where You Can Find More Information” beginning on page 81 of this proxy statement. We have included page references in this summary to direct you to a more complete description of the topics presented below.

Unless otherwise indicated or as the context otherwise requires, all references to “Agios”, “we”, “us”, or “our” in this proxy statement refer to Agios Pharmaceuticals, Inc., a Delaware corporation; all references to “Servier” refer to Servier Pharmaceuticals LLC, a Delaware limited liability company.

Parties to the Transaction

Agios Pharmaceuticals, Inc. (see page 15)

Agios Pharmaceuticals, Inc.

88 Sidney Street

Cambridge, Massachusetts 02139

(617) 649-8600

Agios Pharmaceuticals, Inc. is focused on discovering and developing novel investigational medicines to treat malignant hematology, solid tumors and genetically defined diseases through scientific leadership in the field of cellular metabolism. In addition to an active research and discovery pipeline across these three therapeutic areas, Agios has two approved oncology precision medicines and multiple first-in-class investigational therapies in clinical and/or preclinical development.

Agios is a corporation organized under the laws of the State of Delaware. Shares of Agios common stock are listed on the NASDAQ under the symbol “AGIO.”

Our principal executive offices are located at 88 Sidney Street, Cambridge, Massachusetts 02139.

Servier Pharmaceuticals, LLC (see page 15)

Servier Pharmaceuticals, LLC

200 Pier Four Boulevard, 7th Floor

Boston, Massachusetts 02110

(888) 788-1735

Servier Pharmaceuticals, LLC is a commercial-stage pharmaceuticals company wholly-owned by the Servier Group with a passion for innovation and improving the lives of patients, their families and caregivers. It is committed to building a robust portfolio, starting with oncology, with future growth driven by innovation in other areas of unmet medical need, leveraging its and its affiliates’ global portfolio and seeking acquisitions, licensing deals and partnerships. Servier Pharmaceuticals has more than 125 employees, which operate cross-functionally to deliver current therapies that are now standard of care in the treatment of patients with acute lymphoblastic leukemia (“ALL”), while advancing a diverse pipeline that includes novel modalities addressing multiple tumor targets. Already a robust business, in the past two years, Servier Pharmaceutical’s net revenues increased by 18.5%, and Servier Pharmaceuticals launched a new product, Asparlas, also for ALL.

Servier Pharmaceuticals is a limited liability company organized under the laws of the State of Delaware. Its principal executive offices are located at 200 Pier Four Boulevard, 7th Floor Boston, Massachusetts 02110.

Servier S.A.S. (see page 15)

Servier S.A.S.

50 rue Carnot

92284 Suresnes Cedex, France

33 1 55 72 60 00

Servier S.A.S. (“Servier Parent”) is the parent company of the Servier Group, a global pharmaceutical group governed by a non-profit foundation. With a strong international presence in 150 countries and a total revenue of 4.7 billion euros in the fiscal year ended September 30, 2020, the Servier Group employs 22,000 people worldwide. The Servier Group invests on average 25% of its total revenue (excluding generics) every year in research and development and uses all its profits for its development. Corporate growth is driven by its constant commitment in five areas of excellence: cardiovascular, immune-inflammatory, and neurodegenerative diseases, cancer and diabetes, as well as by its activities in high-quality generic drugs. The Servier Group also offers eHealth solutions beyond drug development.

Servier Parent is a French societe par actions simplifiee. Servier Parent has its principal executive offices located at 50 rue Carnot, 92284 Suresnes Cedex, France.

The Transaction

A copy of the Purchase and Sale Agreement, dated as of December 20, 2020 (the “purchase agreement”), by and among Agios, Servier and Servier Parent is attached as Annex A to this proxy statement. We encourage you to read the entire purchase agreement carefully because it is the principal document governing the transaction. For more information on the purchase agreement, see the section entitled “The Purchase Agreement” beginning on page 46 of this proxy statement.

Purchase Agreement (see page 46)

On December 20, 2020, we entered into the purchase agreement, pursuant to which we agreed to sell our oncology business to Servier (the “transaction”). As consideration for the transaction, Servier has agreed to pay to Agios:

•

$1,800,000,000 in cash upon the completion of the transaction, subject to certain adjustments for the working capital of the oncology business at the completion of the transaction and amounts for a representation and warranty insurance policy;

•

$200,000,000 million in cash if, on or before January 1, 2027, vorasidenib is granted approval for a New Drug Application (“NDA”) from the U.S. Food and Drug Administration (“FDA”) with an approved label that permits vorasidenib’s use as a single agent for the adjuvant treatment of patients with Grade 2 glioma that have an IDH1 or IDH2 mutation (and, to the extent required by such approval, the vorasidenib companion diagnostic test is granted an FDA premarket approval) (the “regulatory approval milestone”);

•

a royalty payment of 5% of the U.S. net sales (as defined in the purchase agreement) of TIBSOVO® (ivosidenib) from the completion of the transaction through loss of exclusivity of TIBSOVO® (ivosidenib); and

•	a royalty payment of 15% of the U.S. net sales (as defined in the purchase agreement) of vorasidenib from its first commercial sale through loss of exclusivity of vorasidenib.

Recommendation of the Agios Board (see page 17)

After careful consideration, the Agios Board has unanimously (i) determined that the terms of the transactions contemplated by the purchase agreement, including the transaction, are expedient and in the best interests of Agios, and (ii) approved the execution, delivery and performance by Agios of the purchase agreement and the consummation of the transactions contemplated thereby, including the transaction. The Agios Board unanimously recommends that the stockholders of Agios approve the transaction and the other transactions contemplated by the purchase agreement and vote “FOR” the transaction proposal.

Certain factors considered by the Agios Board in making such unanimous determination and approval are described in the section entitled “The Transaction—Recommendation of the Agios Board and Reasons for the Transaction.”

Opinion of Agios’ Financial Advisors (see page 32)

Opinion of Goldman Sachs

At a meeting of the Agios Board held on December 20, 2020, Goldman Sachs rendered to the Agios Board its oral opinion, subsequently confirmed in its written opinion dated December 20, 2020, that, as of the date of the written opinion and based upon and subject to the factors and assumptions set forth therein, the aggregate of (i) $1,800,000,000 in cash upon the completion of the transaction, subject to the adjustments set forth in the purchase agreement, (ii) $200,000,000 in cash if the regulatory approval milestone (as defined in the purchase agreement) with respect to Vorasidenib fully occurs on or before January 1, 2027 and (iii) an earn-out payment (as defined in the purchase agreement) equal to 5% of the net sales (as defined in the purchase agreement) of TIBSOVO® (ivosidenib) during each net sales measurement period (as defined in the purchase agreement) and 15% of the net sales (as defined in the purchase agreement) of Vorasidenib during each net sales measurement period (as defined in the purchase agreement) (collectively, the “aggregate consideration”) to be paid to Agios as consideration for the oncology business pursuant to the purchase agreement was fair from a financial point of view to Agios.

The full text of the written opinion of Goldman Sachs, dated December 20, 2020, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex B. Goldman Sachs provided advisory services and its opinion for the information and assistance of the Agios Board in connection with its consideration of the transaction. The Goldman Sachs opinion does not constitute a recommendation as to how any holder of shares of Agios common stock should vote with respect to the transaction or any other matter.

For a description of the opinion that the Agios Board received from Goldman Sachs, see “The Transaction—Opinion of Agios’ Financial Advisors” beginning on page 32 of this proxy statement.

Opinion of Morgan Stanley

The Agios Board retained Morgan Stanley as its financial advisor in connection with the transaction. Morgan Stanley rendered to the Agios Board its written opinion to the effect that, as of the date of such opinion and based upon and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by Morgan Stanley as set forth in Morgan Stanley’s written opinion, the aggregate of (i) $1,800,000,000 in cash upon the completion of the transaction, subject to the adjustments set forth in the purchase agreement, (ii) $200,000,000 in cash if the regulatory approval milestone (as defined in the purchase agreement) with respect to Vorasidenib fully occurs on or before January 1, 2027 and (iii) an earn-out payment (as defined in the purchase agreement) equal to 5% of the net sales

(as defined in the purchase agreement) of TIBSOVO® (ivosidenib) during each net sales measurement period (as defined in the purchase agreement) and 15% of the net sales (as defined in the purchase agreement) of Vorasidenib during each net sales measurement period (as defined in the purchase agreement) ((i), (ii) and (iii) collectively, the “aggregate consideration”) to be received by Agios pursuant to the purchase agreement was fair, from a financial point of view, to Agios. The full text of the written opinion of Morgan Stanley, dated as of December 20, 2020, is attached as Annex C and is incorporated by reference in this proxy statement in its entirety.

The description of Morgan Stanley’s opinion is qualified in its entirety by reference to the full text of the opinion. Morgan Stanley’s opinion was directed to the Agios Board, in its capacity as such, and addressed only the fairness from a financial point of view of the aggregate consideration to be received by Agios, pursuant to the purchase agreement, as of the date of such written opinion. It did not address any other aspects or implications of the transaction and was not intended to and did not express any opinion or recommendation as to how the stockholders of Agios should vote at the special meeting to be held in connection with the transaction.

For a description of the opinion that the Agios Board received from Morgan Stanley, see “The Transaction—Opinion of Agios’ Financial Advisors” beginning on page 32 of this proxy statement.

Regulatory Clearances and Approvals Required for the Transaction (see page 45)

HSR Act. The transaction is subject to the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), which prohibits Agios and Servier from completing the transaction until required information and materials are furnished to the Antitrust Division of the Department of Justice (the “DOJ”) and the Federal Trade Commission (the “FTC”) and the HSR Act waiting period under the HSR Act is terminated or expires. Servier and Agios submitted the requisite notification and report forms under the HSR Act on January 19 and 20, 2021, respectively.

Antitrust Laws of Germany. The transaction is subject to the approval of appropriate regulators in Germany under the antitrust and competition laws of Germany. The requisite report forms were submitted under such antitrust and competition laws on January 26, 2021.

For more information about regulatory approvals relating to the transaction, see the sections entitled “The Transaction—Regulatory Clearances and Approvals Required for the Transaction” and “The Purchase Agreement—Conditions to the Completion of the Transaction.”

There can be no assurance that all of the regulatory approvals that might be required to consummate the transaction will be sought or obtained and, if obtained, there can be no assurance as to the timing of any such approvals, the parties’ ability to obtain the approvals on satisfactory terms, or that such regulatory bodies or private parties will not seek to take legal action to enjoin the completion of the transaction.

Closing Date of the Transaction (see page 51)

We currently expect to complete the transaction in the second quarter of 2021. The transaction is subject to certain conditions, and it is possible that factors outside the control of Agios or Servier could result in the transaction being completed at a later time, or not at all. There may be a substantial amount of time between the special meeting and the completion of the transaction. We expect to complete the transaction promptly following the satisfaction, or waiver, of all required conditions set forth in the purchase agreement.

Conditions to the Completion of the Transaction (see page 64)

As more fully described in this proxy statement and in the purchase agreement, each party’s obligation to complete the transaction is subject to the satisfaction, or (to the extent permitted by law) waiver, of certain conditions, including:

•

the waiting period required under the HSR Act for the consummation of the transaction having expired or been terminated, and the approval by regulatory authorities in Germany under the antitrust laws of Germany having been received and obtained;

•

the absence of any judgment or law issued or enacted by any governmental entity of competent jurisdiction, in each case that has been entered and remains and effect that prevents, enjoins, renders illegal or prohibits the consummation of the transaction; and

•	approval by the Agios stockholders of the transaction proposal.

The obligations of Agios to complete the transaction are also subject to the satisfaction, or waiver, of the following conditions:

•

the representations of Servier set forth in the purchase agreement being true and correct on and as of the closing date as if made on and as of the closing date, except in most cases where the failure of such representations and warranties to be true and correct would not, individually or in the aggregate, result in a purchaser material adverse effect (defined below);

•	the performance in all material respects by Servier on or before the closing date of its covenants and agreements in the purchase agreement; and

•

the receipt by Agios of an officer’s certificate, signed on behalf of Servier by an executive officer of Servier, dated as of the closing date, stating that the two conditions above have been satisfied.

The obligations of Servier to complete the transaction are also subject to the satisfaction, or waiver, of the following conditions:

•

the representations and warranties of Agios set forth in the purchase agreement having been true and correct as of date of the purchase agreement and the closing date as if made on and as of the closing date, except in most cases where the failure of such representations and warranties to be so true and correct would not have, individually or in the aggregate, a business material adverse effect (as defined below);

•	the performance in all material respects by Agios on or before the closing date of its covenants and agreements in the purchase agreement; and

•	the receipt by Servier of an officer’s certificate, signed on behalf of Agios by an executive officer of Agios, dated as of the closing date, stating that the two conditions above have been satisfied.

No Solicitation Covenant (see page 56)

Subject to certain exceptions, Agios has agreed that it will not, and will cause each of its subsidiaries and its and their respective officers and directors not to, and will use reasonable best efforts to cause each of its and their respective employees and other representatives not to, directly or indirectly:

•

solicit, initiate, or knowingly encourage or knowingly facilitate any proposal or offer or any inquiries regarding the making of any proposal or offer, including any proposal or offer to its stockholders, that constitutes, or would reasonably be expected to lead to, an acquisition proposal (as defined below);

•

engage in, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any person any information in connection with or for the purpose of encouraging or facilitating, any inquiry, proposal or offer that constitutes, or would reasonably be expected to lead to, an acquisition proposal;

•	approve, recommend or enter into, or propose to approve, recommend or enter into, any competing acquisition agreement (defined below) or any acquisition proposal; or

•	agree to do any of the foregoing.

Prior to approval by the Agios stockholders of the transaction proposal and subject to certain additional conditions set forth in the purchase agreement, Agios may, upon receipt of a bona fide written acquisition proposal, which acquisition proposal did not result from breach of the Company’s non-solicitation obligations, and that the Agios Board determines in good faith, after consultation with its outside financial advisors and outside legal counsel, constitutes or could reasonably be expected to lead to a superior proposal (as defined below), furnish information and engage in discussions or negotiations with such applicable third party.

Changes in Board Recommendation (see page 58)

Prior to approval by the Agios stockholders of the transaction proposal and subject to certain additional conditions set forth in the purchase agreement, the Agios Board may change its recommendation with respect to the transaction proposal either (i) upon receipt of a superior proposal, which superior proposal did not result from a material breach by Agios of the Company’s non-solicitation obligations or (ii) in certain other circumstances relating to previously unknown material circumstances, events, changes or occurrences; provided that in either case the Agios Board has determined in good faith, after consultation with its outside financial advisors and outside legal counsel, that a failure to take such action could reasonably be expected to be inconsistent with the fiduciary duties of the Agios Board under applicable law.

In addition, in the case of a superior proposal, the Agios Board may cause Agios to terminate the purchase agreement in order to enter into a definitive agreement relating to such superior proposal, subject to complying with certain notice and other specified conditions set forth in the purchase agreement, including giving Servier the opportunity to make adjustments to the terms of the purchase agreement in response to the superior proposal so that such proposal no longer constitutes a superior proposal. In the event Agios so terminates the purchase agreement in order to enter into definitive agreements with respect to a superior proposal, Agios will be required to pay to Servier a termination fee of $45 million prior to or concurrently with such termination.

If the Agios Board changes its recommendation with respect to the transaction, Servier may terminate the purchase agreement, and if such termination occurs Agios will be required to pay to Servier a termination fee of $45 million.

Termination of the Purchase Agreement (see page 65)

The purchase agreement may be terminated at any time prior to the completion of the transaction:

•	by mutual written consent of Agios and Servier;

•	by either Agios or Servier if:

•

the other party materially breached any of its representations, warranties, covenants or agreements contained in the purchase agreement, and such breach would give rise to the failure of certain closing conditions of that party, subject to a cure period set forth in the purchase agreement;

•

the closing has not occurred on or prior to September 20, 2021 (the “outside date”); provided that if, on the outside date, the condition to closing related to antitrust approvals has not been satisfied or waived, then the outside date will automatically be extended to December 20, 2021;

•	a judgment issued by a governmental entity of competent jurisdiction permanently prevents the consummation of the transaction, and such judgment becomes final and nonappealable;

•	the meeting of Agios stockholders (as it may be adjourned or postponed) at which a vote on the transaction proposal was taken has concluded and such approval has not been obtained;

•	by Servier, prior to the approval of the transaction proposal, in the event that Agios makes an adverse recommendation change (as defined below); or

•	by Agios, prior to the approval of the transaction proposal, in order to enter into definitive agreements with respect to a superior proposal.

Termination Fee Payable by Agios (see page 66)

Agios has agreed to pay to Servier $45 million in cash (the “termination fee”) in the following circumstances:

•	Agios terminates the purchase agreement prior to the approval of the transaction proposal in order to enter into definitive agreements with respect to a superior proposal;

•	Servier terminates the purchase agreement prior to the approval of the transaction proposal, in the event that Agios makes an adverse recommendation change; or

•

if under certain circumstances the purchase agreement is terminated and Agios or any of its subsidiaries within one year of such termination completes or enters a definitive agreement providing for, or consummates, a transaction that constitutes an acquisition proposal (with all references to “fifteen percent” in the definition of acquisition proposal being deemed to be references to “fifty percent” and disregarding the proviso in the definition of acquisition proposal).

The purchase agreement provides that, if the termination fee becomes due and payable, following such termination and payment of the termination fee in full, together with certain collection fees and expenses, if any, neither Agios nor any of its affiliates or representatives will have any further liability in connection with the purchase agreement or the termination thereof, other than with respect to claims for fraud.

In no event will Agios be obligated to pay the termination fee on more than one occasion.

Interests of Agios’ Directors and Executive Officers in the Transaction (see page 45)

After the transaction, it is expected that all of the directors and executive officers of Agios will continue to provide services as directors and executive officers, respectively, of Agios. Agios will continue to provide indemnification and insurance coverage to the directors and executive officers of Agios.

None of Agios’ directors or executive officers is a party to, or participates in, any plan, program, or arrangement of Agios that provides such director or executive officer with any kind of compensation that is enhanced by or otherwise triggered by the completion of the transaction.

Accounting Treatment (see page 45)

Under generally accepted accounting principles, upon completion of the transaction, we will remove the net assets and liabilities related to the oncology business from our consolidated balance sheet. The results of operations of the oncology business will be treated as discontinued operations.

Appraisal Rights (see page 45)

No appraisal rights or dissenters’ rights are available to our stockholders under Delaware law or our certificate of incorporation or bylaws in connection with the transaction.

The Special Meeting (see page 16)

Agios will be hosting a special meeting live via the internet only to consider and vote on the transaction proposal. The Agios special meeting is scheduled to be held on [                ], 2021, at [                ] [a.m./p.m.] (Eastern Time). You will be able to attend the special meeting online and to vote your shares electronically at the meeting by registering in advance at [                ] prior to the deadline of [                ] [a.m./p.m.] (Eastern Time) on [                ], 2021. Upon completing your registration, you will receive further instructions via email, including your unique links that will allow you access to the special meeting. Please be sure to follow instructions found on your proxy card and/or voting instruction form and subsequent instructions that will be delivered to you via email.

Only holders of record of Agios common stock at the close of business on [                ], 2021, the record date for the special meeting, are entitled to notice of, and to vote at, the special meeting or any adjournments or postponements of the special meeting.

The presence at the special meeting virtually, or by proxy, of the holders of a majority of the shares of Agios common stock issued and outstanding and entitled to vote on the record date will constitute a quorum. There must be a quorum for business to be conducted at the special meeting. If you submit a properly executed proxy card, even if you abstain from voting, your shares will be counted for purposes of calculating whether a quorum is present at the special meeting. Failure of a quorum to be represented at the special meeting will necessitate an adjournment or postponement of the special meeting.

You may cast one vote for each share of Agios common stock that you own at the close of business on the record date. The transaction proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Agios common stock entitled to vote at the special meeting.

An abstention occurs when a stockholder attends a meeting virtually, or by proxy, but abstains from voting. At the special meeting, abstentions will be counted in determining whether a quorum is present. Also, abstentions and a failure to vote your shares of Agios common stock (including the failure of a record owner to execute and return a proxy card and the failure of a beneficial owner of shares held in “street name” by a broker to give voting instructions to the broker) will have the same effect as a vote “AGAINST” the transaction proposal.

If no instruction as to how to vote is given in an executed, duly returned and not revoked proxy, the proxy will be voted “FOR” the transaction proposal.

RISK FACTORS

In addition to the other information contained in or incorporated by reference into this proxy statement, you should consider carefully the following risk factors and the matters addressed in the section of this proxy statement entitled “Cautionary Statement Regarding Forward-Looking Statements.” You should also read and consider the other information included and incorporated by reference into this proxy statement, including the information set forth under the caption “Risk Factors” in Agios’ Annual Report on Form 10-K for the year ended December 31, 2019, and Quarterly Report on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020 and September 30, 2020. See the section of this proxy statement entitled “Questions and Additional Information.”

Risks Relating to the Transaction

The transaction is subject to conditions, some or all of which may not be satisfied, or completed on a timely basis, if at all. Failure to complete, or unexpected delays in completing, the transaction or any termination of the purchase agreement could have an adverse effect on Agios, its financial condition and results of operations.

The completion of the transaction is subject to a number of conditions, including the approval of the transaction by Agios stockholders and the receipt of certain regulatory approvals, which make the completion and timing of the transaction uncertain. See the section entitled “The Purchase Agreement—Conditions to Completion of the Transaction” for a more detailed discussion. The failure to satisfy all of the required conditions could delay the completion of the transaction for a significant period of time or prevent it from occurring at all. There can be no assurance that the conditions to the completion of the transaction will be satisfied or waived or that the transaction will be completed.

In addition, either Agios or Servier may terminate the purchase agreement under certain circumstances, including if the transaction is not completed by the outside date. In certain circumstances, upon termination of the purchase agreement, Agios would be required to pay a termination fee of $45 million to Servier. For further discussion, see the section entitled “The Purchase Agreement—Termination Fee Payable by Agios.”

If the transaction is not completed, Agios may be adversely affected and, without realizing any of the benefits of having completed the transaction, will be subject to a number of risks, including the following:

•	the trading price of Agios common stock could decline;

•

if the purchase agreement is terminated and the Agios Board seeks another strategic transaction, Agios stockholders cannot be certain that Agios will be able to find a party willing to enter into a transaction on terms equivalent to or more attractive than the terms that Servier has agreed to in the purchase agreement;

•	time and resources, financial and otherwise, committed by Agios management to matters relating to the transaction could otherwise have been devoted to pursuing other beneficial opportunities;

•	Agios may experience negative reactions from the financial markets or from its customers, suppliers, partners or employees; and

•	Agios will generally be required to pay its expenses relating to the transaction, such as legal, accounting and financial advisory fees, whether or not the transaction is completed.

In addition, if the transaction is not completed, Agios could be subject to litigation related to any failure to complete the transaction or related to any enforcement proceeding commenced against Agios to perform its obligations under the purchase agreement. Any of these risks could materially and adversely impact our business, financial condition, results of operations and the trading price of shares of Agios common stock.

Similarly, delays in the completion of the transaction could, among other things, result in additional transaction costs, loss of revenue or other negative effects associated with delay and uncertainty about completion of the transaction and could materially and adversely impact our business, financial condition, results of operations and the trading price of shares of Agios common stock.

The amount of consideration Agios will receive in the transaction is subject to various risks and uncertainties.

In connection with the transaction, Servier will assume certain liabilities with respect to the oncology business and pay to Agios:

•

$1,800,000,000 in cash upon the completion of the transaction, subject to certain adjustments for the working capital of the oncology business at the completion of the transaction and amounts for a representation and warranty insurance policy;

•

$200,000,000 in cash if, on or before January 1, 2027, vorasidenib is granted approval for an NDA from the FDA with an approved label that permits vorasidenib’s use as a single agent for the adjuvant treatment of patients with Grade 2 glioma that have an IDH1 or IDH2 mutation (and, to the extent required by such approval, the vorasidenib companion diagnostic test is granted an FDA premarket approval);

•

a royalty payment of 5% of the U.S. net sales (as defined in the purchase agreement) of TIBSOVO® (ivosidenib) from the completion of the transaction through loss of exclusivity of TIBSOVO® (ivosidenib); and

•	a royalty payment of 15% of the U.S. net sales (as defined in the purchase agreement) of vorasidenib from its first commercial sale through loss of exclusivity of vorasidenib.

The consideration described above is subject to various risks and uncertainties.

The purchase price is subject to a working capital adjustment; specifically the purchase price will increase (or decrease) based on the amount of working capital of the oncology business as of the completion of the transaction relative to a specified working capital target. It is not possible to determine with precision as of the date of this proxy statement the amount of working capital the oncology business may have as of the completion of the transaction and, therefore, it is possible that the working capital adjustment may result in a meaningful reduction to the purchase price.

In addition, whether the regulatory approval milestone will be achieved on or before January 1, 2027 is subject to various risks and uncertainties, many of which are outside of the control of the parties, including adverse clinical developments with respect to vorasidenib.

Finally, the parties cannot predict what success, if any, Servier may have in the United States with respect to sales of TIBSOVO® and vorasidenib and, therefore, the amount of royalty payments that Agios can expect to receive from Servier under the terms of the purchase agreement prior to the loss of exclusivity of these products. The royalty payments are also subject to deductions and other adjustments under the terms of the purchase agreement, the amounts of which are uncertain as of the date of this proxy statement.

The purchase agreement contains provisions that limit our ability to pursue alternatives to the transaction, could discourage a third party from making a favorable alternative transaction proposal, and provide that, in specified circumstances, Agios would be required to pay a termination fee.

The purchase agreement contains provisions that make it more difficult for Agios to be acquired by, or enter into certain strategic transactions with (including the sale of businesses to), a third party. The purchase agreement contains certain provisions that restrict our ability to, among other things, solicit, initiate or knowingly encourage or knowingly facilitate, or engage in or otherwise participate in any discussions or negotiations, with respect to any alternative transaction. In addition, following receipt by Agios of any alternative transaction proposal that constitutes a “superior proposal,” Servier will have an opportunity to offer to modify the terms of the purchase agreement before the Agios Board may withdraw, qualify or modify its recommendation with respect to the transaction in favor of such superior proposal, as described further under “The Purchase Agreement—Changes in Board Recommendation.”

These provisions could discourage a potential third-party acquiror that might have an interest in acquiring all or a significant portion of Agios or pursuing an alternative transaction from considering or proposing such a transaction.

In addition, either Agios or Servier may terminate the purchase agreement under certain circumstances, including if the transaction is not completed by the outside date. In certain circumstances, upon termination of the purchase agreement, Agios would be required to pay a termination fee of $45 million to Servier. For further discussion, see the section entitled “The Purchase Agreement—Termination Fee Payable by Agios.”

The announcement and pendency of the transaction, whether or not consummated, may adversely affect our business and operations.

The announcement and pendency of the transaction, whether or not consummated, may adversely affect the trading price of our common stock as well as our relationships with existing or potential suppliers, customers, vendors, distributors, licensors, licensees, collaboration partners and other business partners, and may have an adverse effect on the business, financial condition and results of operations of Agios. The pending transaction may cause such counterparties to seek to change existing business relationships with Agios or the oncology business, to forego new relationships or to enter into alternative agreements with our competitors because business partners may perceive that such new relationships are likely to be more stable.

In addition, current and prospective employees of Agios, including of the oncology business, may feel uncertain about their roles within Agios or the oncology business prior to and following the completion of transaction, which may have an adverse effect on the Company’s ability to attract or retain key management personnel or other key employees. If key employees depart, the business of Agios, its financial condition and its results of operations may be adversely impacted.

The focus and attention of our management and employee resources may also be diverted from operational matters during the pendency of the transaction to focus on integration matters and the consummation of the transaction.

The parties must obtain certain regulatory approvals in order to complete the transaction; if such approvals are not obtained or are obtained with conditions, the transaction may be prevented or delayed or the anticipated benefits of the transaction could be reduced.

Completion of the transaction is conditioned upon the expiration or termination of the waiting period under the HSR Act. At any time before or after the transaction is completed, any of the DOJ, the FTC or U.S. state attorneys general could take action under the antitrust laws in opposition to the transaction, including seeking to enjoin completion of the transaction or condition completion of the transaction upon the divestiture of assets of Agios, Servier or their respective subsidiaries or affiliates. Any such requirements or restrictions may prevent or delay completion of the transaction or may reduce the anticipated benefits of the transaction, which could also have an adverse effect on Agios, its financial condition and its results of operations.

No assurance can be given that the required regulatory approvals will be obtained or that the required conditions to closing will be satisfied, and, even if all such approvals are obtained and the conditions are satisfied, no assurance can be given as to the terms, conditions and timing of the approvals. See the section entitled “The Purchase Agreement—Conditions to the Completion of the Transaction” for a discussion of the conditions to the completion of the transaction and the section entitled “The Transaction—Regulatory Clearances and Approvals Required for the Transaction” for a discussion of the regulatory approvals required in connection with the completion of the transaction.

Lawsuits may be filed against Agios challenging the transaction and an adverse ruling in any such lawsuit may prevent the transaction from being completed or from being completed within the expected time frame.

One of the conditions to the completion of the transaction is the absence of any judgment or law issued or enacted by any governmental entity of competent jurisdiction, in each case that has been entered and remains and effect that prevents, enjoins, renders illegal or prohibits the consummation of the transaction. Accordingly, if litigation is filed challenging the transaction and a plaintiff is successful in obtaining an order enjoining completion of the transaction, then such order may prevent the transaction from being completed or from being completed within the expected time frame.

The unaudited pro forma financial information of Agios included in this proxy statement is preliminary and Agios’ actual financial position or results of operations after the completion of the transaction may differ materially and adversely from the financial position and results of operations indicated by such unaudited pro forma financial information.

The unaudited pro forma financial information of Agios in this proxy statement is presented for illustrative purposes only and is not necessarily indicative of what Agios’ actual financial position or results of operations would have been had the transaction been completed on the dates indicated. The unaudited pro forma financial information is subject to a number of assumptions (including, but not limited to, those related to industry performance and competition, general business, the financial data and related industries, and economic, market and financial conditions and additional matters specific to our business) that are inherently subjective and uncertain and are beyond the control of Agios. Therefore, our actual results and financial position after the transaction may differ materially and adversely from the unaudited pro forma combined condensed financial data that is included in this proxy statement. For further discussion, see the section entitled “Financial Information—Unaudited Pro Forma Financial Information.”

Risks Relating to the Remaining Company

Agios may not be able to realize the anticipated benefits of the transaction.

Agios may not be able to realize the anticipated benefits from the transaction, including potentially deploying the proceeds from the transaction to expand its genetically defined disease business. The ability of Agios to realize the anticipated benefits of the transaction and the success of the remaining company is subject to various risks and uncertainties, including the possibility of adverse clinical and other developments in respect of mitapivat or other pipeline products of the genetically defined disease business, the possibility that Agios may not be able to successfully develop and commercialize products based on PK activation and cellular metabolism and unanticipated changes in applicable laws and regulations that may adversely affect the genetically defined disease business.

Agios may also face new challenges operating as a smaller company as a result of the completion of the transaction, including:

•	maintaining employee morale and retaining key management and other employees;

•

retaining existing business and operational relationships, including with third parties, employees and other counterparties, as may be impacted by contracts containing consent and/or other provisions that may be triggered by the transaction, or with counterparties that otherwise prefer to transact with larger companies (or will only transact with smaller companies on less favorable terms); and

•	raising capital on favorable terms in debt or equity markets.

Following the transaction, Agios will be a smaller, less diversified company.

The transaction will result in Agios being a smaller, less diversified company with a more limited business concentrated on genetically defined diseases. As a result, we may be more susceptible to changing market conditions, including fluctuations and risks particular to the markets for patients with genetically defined diseases, than a more diversified company, which could adversely affect our business, financial condition and results of operations. In addition, the diversification of our revenues, costs and cash flows will diminish following the transaction, such that our results of operations, cash flows, working capital and financing requirements may be subject to increased volatility and our ability to fund capital expenditures and investments or satisfy other financial commitments may be diminished.

Agios will have broad discretion as to the use of the proceeds from the transaction, and may not use the proceeds effectively.

We will have broad discretion with respect to the use of proceeds of the transaction, including for any of the purposes described in the section of this proxy statement titled “The Transaction—Effects on Agios if the Transaction is Completed and the Nature of Agios’ Business Following the Transaction.” The results and effectiveness of the use of proceeds are uncertain, and we could spend the proceeds in ways that do not improve our remaining business, financial condition or results of operations. Our failure to apply these funds effectively could have an adverse effect on its business, financial condition and results of operations.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Except for historical information, this proxy statement and the documents incorporated by reference in this proxy statement may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based on our current plans and expectations and involve risks and uncertainties which are, in many instances, beyond our control, and which could cause actual results to differ materially from those included in or contemplated or implied by the forward-looking statements. Such risks and uncertainties include:

•	the occurrence of any event, change or other circumstance that could give rise to the termination of the purchase agreement;

•	the failure of Agios to obtain stockholder approval for the transaction or the failure to satisfy any of the other conditions to the completion of the transaction;

•

the effect of the announcement of the transaction on our ability to retain and hire key personnel and maintain relationships with our customers, suppliers, advertisers, partners and others with whom we do business, or on our operating results and businesses generally;

•	the risks associated with the disruption of management’s attention from ongoing business operations due to the transaction;

•	the ability to meet expectations regarding the timing and completion of the transaction, including with respect to receipt of required regulatory approvals;

•	the failure of Agios to receive milestone or royalty payments under the purchase agreement and the uncertainty of the timing of any receipt of any such payments;

•	the uncertainty of the results and effectiveness of the use of proceeds from the proposed transaction; and

•

other risks and uncertainties described in our reports and filings with the SEC, including the risks and uncertainties set forth in Item 1A under the heading Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2019, our Quarterly Report on Form 10-Q for the fiscal quarter ended on September 30, 2020 filed with the SEC on November 5, 2020 and other subsequent periodic reports we file with the SEC.

While the list of factors presented here is considered representative, this list should not be considered to be a complete statement of all potential risks and uncertainties. Any forward-looking statements contained in this communication are made only as of the date of this proxy statement, and we undertake no obligation to update forward-looking statements to reflect developments or information obtained after the date hereof and disclaim any obligation to do so other than as may be required by applicable law. Readers are cautioned not to place undue reliance on any of these forward-looking statements.

PARTIES TO THE TRANSACTION

Agios Pharmaceuticals, Inc.

Agios Pharmaceuticals, Inc.

88 Sidney Street

Cambridge, Massachusetts 02139

(617) 649-8600

Agios Pharmaceuticals, Inc. is focused on discovering and developing novel investigational medicines to treat malignant hematology, solid tumors and genetically defined diseases through scientific leadership in the field of cellular metabolism. In addition to an active research and discovery pipeline across these three therapeutic areas, Agios has two approved oncology precision medicines and multiple first-in-class investigational therapies in clinical and/or preclinical development.

Agios is a corporation organized under the laws of the State of Delaware. Shares of Agios common stock are listed on the Nasdaq Global Select Market (“NASDAQ”) under the symbol “AGIO.”

Our principal executive offices are located at 88 Sidney Street, Cambridge, Massachusetts 02139.

Servier Pharmaceuticals, LLC

Servier Pharmaceuticals, LLC

200 Pier Four Boulevard, 7th Floor

Boston, Massachusetts 02110

(888) 788-1735

Servier Pharmaceuticals, LLC is a commercial-stage pharmaceuticals company wholly-owned by the Servier Group with a passion for innovation and improving the lives of patients, their families and caregivers. It is committed to building a robust portfolio, starting with oncology, with future growth driven by innovation in other areas of unmet medical need, leveraging its and its affiliates global portfolio and seeking acquisitions, licensing deals and partnerships. Servier Pharmaceuticals has more than 125 employees, which operate cross-functionally to deliver current therapies that are now standard of care in the treatment of patients with acute lymphoblastic leukemia (“ALL”), while advancing a diverse pipeline that includes novel modalities addressing multiple tumor targets. Already a robust business, in the past two years, Servier Pharmaceutical’s net revenues increased by 18.5%, and Servier Pharmaceuticals launched a new product, Asparlas, also for ALL.

Servier Pharmaceuticals is a limited liability company organized under the laws of the State of Delaware. Its principal executive offices are located at 200 Pier Four Boulevard, 7th Floor, Boston, Massachusetts 02110.

Servier S.A.S.

Servier S.A.S.

50 rue Carnot

92284 Suresnes Cedex, France

33 1 55 72 60 00

Servier S.A.S. is the parent company of the Servier Group, a global pharmaceutical group governed by a non-profit foundation. With a strong international presence in 150 countries and a total revenue of 4.7 billion euros in the fiscal year ended September 30, 2020, the Servier Group employs 22,000 people worldwide. The Servier Group invests on average 25% of its total revenue (excluding generics) every year in research and development and uses all its profits for its development. Corporate growth is driven by its constant commitment in five areas of excellence: cardiovascular, immune-inflammatory, and neurodegenerative diseases, cancer and diabetes, as well as by its activities in high-quality generic drugs. The Servier Group also offers eHealth solutions beyond drug development.

Servier Parent is a French societe par actions simplifiee. Servier Parent has its principal executive offices located at 50 rue Carnot, 92284 Suresnes Cedex, France.

THE SPECIAL MEETING

This proxy statement is being provided to the stockholders of Agios as part of a solicitation of proxies by the Agios Board for use at the special meeting to be held at the time and place specified below, and at any properly convened meeting following an adjournment or postponement thereof. This proxy statement, including the information incorporate herein by reference and the annexes attached hereto, provides stockholders of Agios with the information they need to know to be able to vote or instruct their vote to be cast at the special meeting.

Date, Time and Place

The Agios special meeting is scheduled to be held on [                ], 2021, at [    ] (Eastern Time). You may attend online via live webcast by registering in advance at [                ] prior to the deadline of [                ] [a.m. / p.m.] (Eastern Time) on [                ], 2021 and following the further instructions provided via email, including your unique links that will allow you access to the special meeting. Please be sure to follow instructions found on your proxy card and/or voting instruction form and subsequent instructions that will be delivered to you via email. As part of our precautions regarding the coronavirus or COVID-19, the special meeting will be held solely by means of remote communication rather than in person.

Attendance at the Agios Special Meeting

Online registration for the special meeting will begin on or around [                ]. In order to attend the special meeting online, you must register in advance at [            ] prior to the deadline of [                ] at [                ] [a.m. / p.m.] (Eastern Time). You should allow ample time for the online registration.

Upon completing your registration, you will receive further instructions via email, including your unique links that will allow you access to the special meeting. Please be sure to follow instructions found on your proxy card and/or voting instruction form and subsequent instructions that will be delivered to you via email.

The webcast of the special meeting will start at [                ] [a.m. / p.m.] (Eastern Time) on [                ]. Instructions on how to attend and participate in the meeting online will be sent to you via email, upon completing your registration.

The online meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Participants should ensure that they have a strong Wi-Fi connection if they intend to participate in the special meeting online. Participants should also give themselves plenty of time to log in and ensure that they can hear streaming audio prior to the start of the special meeting.

We will have technicians standing by and ready to assist you with any technical difficulties you may have accessing the virtual meeting at [                ] [a.m. / p.m.] (Eastern Time) on [                ]. If you encounter any difficulties accessing the virtual meeting during registration or at the time of the virtual meeting, please contact technical support by following the instructions provided to you upon registration for the special meeting.

Purpose of the Special Meeting

At the special meeting, Agios stockholders will be asked to consider and vote on the transaction proposal.

Completion of the transaction under the terms of the purchase agreement is conditioned on approval of the transaction by the holders of a majority of outstanding Agios common stock.

Agios does not expect a vote to be taken on any other matters at the special meeting or any adjournment or postponement thereof.

Recommendation of the Agios Board

After careful consideration, the Agios Board has unanimously determined that the terms of the transactions contemplated by the purchase agreement, including the transaction, are expedient and in the best interests of Agios.

Certain factors considered by the Agios Board in making such unanimous determination and approval are described in the section entitled “The Transaction—Recommendation of the Agios Board and Reasons for the Transaction.” The Agios Board unanimously recommends that stockholders vote “FOR” the transaction proposal.

Record Date; Agios Stockholders Entitled to Vote

Only holders of record of Agios common stock at the close of business on [                ], the record date for the special meeting, will be entitled to notice of, and to vote at, the special meeting or any adjournments or postponements of the special meeting. At the close of business on the record date, [                ] shares of Agios common stock were issued and outstanding.

Holders of record of Agios common stock are entitled to one vote for each share of Agios common stock they own at the close of business on the record date.

Quorum

The presence at the special meeting, virtually or by proxy, of the holders of a majority of the shares of Agios common stock issued and outstanding and entitled to vote on the record date will constitute a quorum. Any shares of Agios common stock held by Agios or by any of its subsidiaries are not considered to be outstanding for purposes of determining a quorum. There must be a quorum for business to be conducted at the special meeting. Failure of a quorum to be represented at the special meeting will necessitate an adjournment or postponement of the special meeting. If you submit a properly executed proxy card, even if you abstain from voting, your shares will be counted for purposes of calculating whether a quorum is present at the special meeting.

Required Vote

The transaction proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Agios common stock entitled to vote to approve the transaction proposal. An abstention will have the same effect as a vote “AGAINST” the transaction proposal.

Voting by Agios’ Directors and Executive Officers

As of the close of business on the record date, the directors and executive officers of Agios were entitled to vote [                ] shares of Agios common stock, or approximately [    ]% of the shares Agios common stock issued and outstanding on that date and entitled to vote at the special meeting.

Abstentions and Broker Non-Votes

An abstention occurs when a stockholder attends a meeting, virtually or by proxy, but abstains from voting. At the special meeting, abstentions will be counted in determining whether a quorum is present. Abstentions and a failure to vote your shares of Agios common stock (including the failure of a record owner to execute and return a proxy card and the failure of a beneficial owner of shares held in “street name” by a broker to give voting instructions to the broker) will have the same effect as a vote “AGAINST” the transaction proposal.

If no instruction as to how to vote is given (including an instruction to abstain) in an executed, duly returned and not revoked proxy, the proxy will be voted “FOR” the transaction proposal.

Brokers, bankers and other nominees who hold shares on behalf of their customers may not give a proxy to Agios to vote those shares with respect to the transaction proposal without specific instructions from their customers, as banks, brokers and other nominees do not have discretionary voting power on “non-routine” matters like the transaction proposal. When a bank, broker or other nominee refrains from voting your shares on a particular proposal because the bank, broker or other nominee has not received your instructions and has discretionary authority to vote on the “routine” matters to be considered, it is called a “broker non-vote.” Because there are no routine matters to be considered at the special meeting, there should be no broker non-votes.

Failure to Vote

If you are a registered stockholder and you do not sign and return your proxy card or vote by telephone, over the internet or virtually, your shares will not be voted at the special meeting and will not be counted for purposes of determining whether a quorum exists. A failure to vote your shares of Agios common stock (including the failure of a record owner to execute and return a proxy card and the failure of a beneficial owner of shares held in “street name” by a broker to give voting instructions to the broker) will have the same effect as a vote “AGAINST” the transaction proposal.

If your shares are held in “street name” and you do not issue instructions to your broker, your broker may vote your shares at its discretion on routine matters, but may not vote your shares on non-routine matters. All of the proposals in this proxy statement are non-routine matters. Accordingly, if your shares are held in street name and you do not issue instructions to your broker, your shares will not be voted at the special meeting and will not be counted for purposes of determining whether a quorum exists. Broker non-votes will have the same effect as a vote “AGAINST” the transaction proposal. For shares of Agios common stock held in “street name,” only shares of common stock affirmatively voted “FOR” the transaction proposal will be counted as a vote in favor of such proposal.

Voting at the Special Meeting

You may authorize the persons named as proxies on the proxy card to vote your shares by returning the proxy card by mail, through the internet, or by telephone. Although Agios offers multiple different voting methods, Agios encourages you to vote over the internet or by phone as Agios believes they are the most cost-effective methods. We also recommend that you vote as soon as possible, even if you are planning to attend the special meeting virtually, so that the vote count will not be delayed. If you choose to vote your shares over the internet or by telephone, there is no need for you to mail back your proxy card.

If you plan to attend the special meeting and wish to vote virtually, you must register in advance at [                ] prior to the deadline of [                ] [a.m./p.m.] (Eastern Time) on [                ], 2021. Upon completing your registration, you will receive further instructions via email, including your unique links that will allow you access to the special meeting. Please be sure to follow instructions found on your proxy card and/or voting instruction form and subsequent instructions that will be delivered to you via email.

To Vote over the Internet:

To vote over the internet, follow the instructions printed on your proxy card. If you vote over the internet, you do not have to mail in a proxy card.

To Vote by Telephone:

To vote by telephone, follow the instructions printed on your proxy card. If you vote by telephone, you do not have to mail in a proxy card.

To Vote by Proxy Card:

To vote by proxy card, complete and sign the proxy card and mail it to the address indicated on the proxy card.

If you sign and return your signed proxy card without indicating how you want your shares of Agios common stock to be voted, your shares of Agios common stock will be voted “FOR” the transaction proposal. Proxy cards that are returned without a signature will not be counted as present at the special meeting and cannot be voted.

If your shares are held by your broker, bank or other nominee, you will receive a form from your broker, bank or other nominee seeking instruction as to how your shares should be voted. You should contact your broker, bank or other nominee with questions about how to provide or revoke your instructions.

Revocation of Proxies

If you are an Agios stockholder of record, you may revoke your proxy and change your vote by following one of the below procedures:

•

Following instructions found on your proxy card and/or voting instruction form and voting over the internet or by telephone. Only your latest internet or telephone vote submitted prior to the special meeting is counted. You may not change your vote prior to the special meeting over the internet or by telephone after [                 ], Eastern Time, on [                ].

•

Sign, date and complete a new proxy card and send it by mail to Inspector of Elections for Agios Pharmaceuticals, Inc., c/o Mediant Communications, P.O. Box 8016, Cary, NC 27512-9903. Mediant must receive the proxy card no later than [                 ]. Only your latest dated and timely received proxy will be counted.

•

Registering for the special meeting and virtually attending the special meeting and voting online during the special meeting. Virtually attending the special meeting alone, without voting online during the special meeting, will not revoke your internet vote, telephone vote or proxy submitted by mail, as the case may be.

If your shares are held in “street name,” you may submit new voting instructions with a later date by contacting your bank, brokerage firm, or other nominee. After registering in advance and following instructions found on your proxy card and/or voting instruction form and subsequent instructions that will be delivered to you via email, you may also vote online during the special meeting, which will have the effect of revoking any previously submitted voting instructions.

Solicitation of Proxies

The Agios Board is soliciting your proxy, and Agios will bear the cost of soliciting proxies. Innisfree has been retained to assist with the solicitation of proxies. Innisfree will be paid a solicitation fee of $30,000 and will be reimbursed for its reasonable out-of-pocket expenses for these and other advisory services in connection with the special meeting. Forms of proxies and proxy materials may also be distributed through brokers, custodians, and other like parties to the beneficial owners of shares of Agios common stock, in which case these parties will be reimbursed for their reasonable out-of-pocket expenses. Proxies may also be solicited in person or by telephone, facsimile, electronic mail or other electronic medium by Innisfree or Agios and its directors and officers.

Assistance

If you encounter any difficulties accessing the meeting online during the check-in or meeting time, please call the technical support number that will be posted online on the special meeting login page.

Tabulation of Votes

Representatives of Mediant Communications Inc. will tabulate the votes and act as inspectors of election.

Adjournment

Whether or not a quorum is present, the chairman of the special meeting may adjourn the special meeting to another place, date or time.

Agios is not required to notify any stockholder of any adjournment of less than 30 days if the time and place of the adjourned meeting, and the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting, are announced at the meeting at which adjournment is taken, unless after the adjournment a new record date is fixed for the adjourned meeting. At the adjourned meeting, Agios may transact any business that might have been transacted at the original special meeting.

Questions and Additional Information

If you have any questions about the special meeting, require assistance with submitting your proxy or otherwise voting your shares of our common stock, or would like copies of any of the documents referred to in this proxy statement, please contact Agios’ proxy solicitor at:

INNISFREE M&A INCORPORATED

501 Madison Avenue, 20th Floor

New York, New York 10022

Stockholders May Call TOLL-FREE: (877) 825-8772

Banks and Brokers May Call Collect: (212) 750-5833

THE TRANSACTION

The following is a discussion of the transaction. The description of the purchase agreement in this section and elsewhere in this proxy statement is qualified in its entirety by reference to the complete text of the purchase agreement, which is attached as Annex A to this proxy statement. This summary does not purport to be complete and may not contain all of the information about the transaction that is important to you. You are encouraged to read the purchase agreement carefully and in its entirety, as it is the legal documents that governs the transaction.

Background of the Transaction

The Agios Board and Company management team regularly evaluate the Company’s performance, risks, strategy and competitive position, as well as potential opportunities for business combinations, acquisitions, divestitures and other financial and strategic alternatives to enhance shareholder value.

As part of that review, the Agios Board held a meeting on September 24 and 25, 2019, where the Agios Board and Company management reviewed the Company’s 2019 long-range plan, including the development pipeline for the Company’s oncology business and its genetically defined disease business. As part of that review, the Agios Board and Company management concluded that mitapivat, which is a product in development in the genetically defined disease business, represented the Company’s most compelling value creation opportunity among its current clinical programs because of mitapivat’s potential as a treatment for PK deficiency, thalassemia and sickle cell disease as well as because of the increasingly competitive and rapidly evolving oncology landscape, particularly with respect to acute myeloid leukemia (“AML”).

On December 8, 2019, Agios publicly announced that, based on a preliminary analysis of a Phase 2 trial, it had established clinical proof-of-concept with respect to mitapivat in patients with non-transfusion dependent thalassemia.

On December 10, 2019, the Agios Board held a meeting. At the meeting, the Agios Board and Company management continued to discuss the Company’s long-range plans for the oncology business and the genetically defined disease business, including mitapivat. On the basis of these discussions and developments, the Agios Board authorized Agios management to engage in a comprehensive strategic review of the Company’s assets, aimed at maximizing the potential of the Company’s PK/cellular metabolism platform, achieving superior outcomes for patients and delivering sustainable, long-term value to shareholders. The Agios Board directed Agios management to consider a variety of strategic alternatives, including, among others, a potential separation or sale of some or all of its oncology business so that the Company could focus on its genetically defined disease business.

During the first half of 2020, Agios management engaged in a comprehensive strategic review of the Company’s assets, taking into consideration, among other things, recent financial and market data, industry trends and conditions, recent Company milestones, clinical trial performance and the competitive landscape across oncology and genetically defined diseases. As part of this strategic review process and at the direction of the Agios Board, during the first half of 2020 members of Agios management held discussions with four biopharmaceutical companies to determine whether they had any interest in acquiring some or all of the oncology business. Following discussions, each of the four biopharmaceutical companies informed Agios that it was not interested in acquiring the oncology business.

On June 12, 2020, Agios announced that, based on a preliminary analysis in a Phase 1 trial, it had established clinical proof of concept with respect to mitapivat for patients with sickle cell disease.

Later in June 2020, members of Agios management presented at an industry conference to discuss trends in the biopharmaceutical industry and recent updates, including clinical developments, with respect to Agios. At the conference, members of Agios management and Servier management discussed potential partnership opportunities between the two companies, including with respect to certain of its product candidates. Members of Agios management and Servier management continued those discussions later in June 2020, and during those discussions it was also mentioned that Agios might consider a separation of the oncology business.

At a meeting of the Agios Board held on July 21, 2020, members of the Agios Board discussed the recent positive developments with respect to mitapivat and the prospects of the Company’s pipeline products. The Agios Board discussed that, if an appropriate price were paid for the oncology business, a sale of the oncology business could enhance shareholder value by (i) allowing management to focus on the genetically defined disease business, including mitapivat, (ii) enabling each business to pursue its own distinctive strategy and goals, as opposed to competing with each other for capital and management attention, and (iii) providing capital to further invest in the genetically defined disease business. On this basis, the Agios Board authorized Agios management to explore whether other parties would potentially be interested in an acquisition of some or all of the oncology business, including by providing them with confidential information and requesting preliminary indications of interest. In connection with that exploration, Agios was assisted by representatives of Goldman Sachs & Co. LLC (“Goldman Sachs”) and Morgan Stanley & Co. LLC (“Morgan Stanley”) as financial advisors and Wachtell, Lipton, Rosen & Katz (“Wachtell Lipton”) as legal advisor.

In July and August 2020, Agios management, with the assistance of representatives of Goldman Sachs and Morgan Stanley, contacted 14 additional companies, including Servier, to determine their interest in a potential acquisition of the oncology business. Of these 14 companies, 12 companies expressed a potential interest in an acquisition and entered into a confidentiality agreement with Agios. Agios offered to provide management presentations about the oncology business to these 12 companies, and 11 companies accepted the offer. After Agios provided management presentations to these 11 companies, 10 of these companies continued to express interest in a potential acquisition of the oncology business.

On August 21, 2020, Agios sent to these 10 companies a letter informing them that, if they were interested in acquiring the oncology business, they should submit a preliminary indication of interest by September 16, 2020. The preliminary indication of interest should include a proposed price and the key assumptions underlying the proposed price. Based on the preliminary indications of interest, Agios would then determine which parties, if any, would be invited to participate in the next phase of the process, which would include additional access to due diligence information and a form of purchase agreement.

By mid-September 2020, four parties had submitted preliminary indications of interest to Agios. Servier submitted a preliminary indication of interest to acquire the oncology business for $2 billion in cash. The indication of interest noted that it was based on its initial review of the due diligence information provided to date, and that its valuation was based on several of its internal assumptions, including estimates of the likelihood of registrations of vorasidenib in key markets and life-cycle management opportunities for TIBSOVO®. Each of the other three preliminary indications of interest included a meaningfully lower purchase price. A biopharmaceutical company (“Party B”) submitted a preliminary indication of interest to acquire the oncology business for cash, with a portion of the purchase price being paid only if certain regulatory milestones were achieved. A financial sponsor (“Party C”) submitted a preliminary indication of interest to acquire the oncology business for a combination of cash and equity in a publicly traded company in Agios’ industry (which publicly traded company was not identified in the preliminary indication of interest), with a portion of the purchase price being paid only if certain regulatory or commercial milestones were achieved. A biopharmaceutical company (“Party D”) submitted a preliminary indication of interest to acquire only TIBSOVO® and certain pipeline programs of the oncology business for cash, with a portion of the purchase price being paid only if certain clinical and regulatory were achieved.

On September 21, 2020, the Company publicly announced the results of the final overall survival analysis from its global Phase 3 ClarIDHy trial of TIBSOVO® in previously treated cholangiocarcinoma patients with an isocitrate dehydrogenase 1 (IDH1) mutation. A consistent trend in improved overall survival was observed in patients treated with TIBSOVO® compared to those randomized to placebo, but was not statistically significant.

Later on September 21, 2020, the Agios Board held a meeting to discuss, among other things, the preliminary indications of interest received by the Company and to review the potential valuation of the oncology business. The Agios Board and Company management also discussed the strategic rationale for a potential sale of the oncology business and timing considerations for any transaction. Company management noted that further discussion on these topics would be held at the next meeting of the Agios Board.

On September 23, 2020, at the direction of Agios management representatives of Goldman Sachs and Morgan Stanley informed representatives of Lazard and Servier that Servier would be invited to the next phase of the process. Representatives of Goldman Sachs and Morgan Stanley indicated that Agios had received multiple proposals for its oncology business, and that it was the Company’s expectation that all parties with whom it was still engaging would materially improve their proposals after conducting further due diligence.

On October 1, 2020, the Agios Board held a meeting to discuss, among other things, the strategic review process and the preliminary indications of interest received by the Company. Members of Agios management and representatives of Goldman Sachs, Morgan Stanley and Wachtell Lipton were in attendance at the meeting for the portion of the meeting relating to the strategic review process. Members of Agios management reviewed with the Agios Board the oncology business and the genetically defined disease business, including respective risks and potential catalysts. Members of Agios management then presented an overview of the preliminary indications of interest received to date in connection with the potential sale of some or all of the oncology business. They also reviewed Agios management’s financial analysis of the Company, the oncology business on a standalone basis and the remaining Company assuming that it divested its oncology business, in each case based on different key assumptions. The Agios Board and Company management then discussed the potential process for the potential transaction. They discussed the expected availability in late November 2020 of Phase 3 data from the Company’s ACTIVATE trial of mitapivat in adult patients with PK deficiency who are not regularly transfused, and that positive Phase 3 data would reduce the risks associated with selling the oncology business in order to focus on the genetically defined disease business. After discussion, the Agios Board authorized management to continue its discussions with Servier and Party B, including to determine whether such discussions could lead them to provide additional value for the oncology business, and determined that revised indications of interest should be requested in late November so that the Company could consider the results of the ACTIVATE trial before making a decision to sell the oncology business.

On October 9, 2020, Dr. Jackie Fouse, the chief executive officer of Agios, held a telephone call with Olivier Laureau, President of Servier. During the call, Dr. Fouse and Mr. Laureau discussed the complementary nature of Agios’ and Servier’s oncology businesses and the compelling strategic rationale for the potential transaction. Dr. Fouse informed Mr. Laureau that Agios had received multiple proposals for its oncology business, and that it was the Company’s expectation that all parties with whom it was still engaging would materially improve their proposals after conducting further due diligence. Mr. Laureau asked whether Agios would be willing to consider royalties and milestone payments as a form of consideration. Dr. Fouse indicated that there are several ways to express value, with upfront cash consideration a clear preference but that the Company would consider whatever Servier proposed as its most compelling offer.

On October 12, 2020, after internal discussion, Agios sent to Servier a process letter inviting it to submit a revised bid for the oncology business. The letter requested that a revised bid be submitted toward the end of November 2020. The process letter indicated that Agios would be loading a form of purchase agreement to the virtual data room, and that Servier should submit a marked copy of the purchase agreement along with the final revised indication of interest. Agios communicated to Party B that Party B needed to improve the purchase price in its preliminary indication of interest in order to be invited to the next phase of the process, and that Agios would be willing to permit Party B to conduct limited additional diligence with the expectation that it would improve such purchase price.

On October 16, 2020, the Company publicly announced the withdrawal of its European Marketing Authorization Application for TIBSOVO® for the treatment of adult patients with relapsed or refractory AML with an IDH1 mutation. The Company’s decision was based on feedback from the European Medicine Agency’s Committee for Medicinal Products for Human Use that the available clinical data from the Company’s single arm, uncontrolled phase 1 study did not sufficiently support a positive benefit-risk balance for the proposed indication.

On October 23, 2020, on behalf of Agios, representatives of Morgan Stanley and Goldman Sachs sent an initial draft of the purchase agreement to Lazard, financial advisor to Servier, via the virtual data room. Throughout October 2020 and early November 2020, representatives of Agios and members of the Agios management continued to provide due diligence materials and hold due diligence sessions with Servier and Party B in anticipation of receiving final indications of interest from each party. Representatives of Agios also had several discussions with Servier and Party B regarding the terms of their respective preliminary indications of interest and areas in which each could be improved to be more valuable to Agios shareholders.

On November 3, 2020, Party B contacted Agios to indicate that, after conducting additional diligence, Party B concluded that its interest was primarily limited to TIBSOVO® rather than the entire oncology business, and, therefore, it was not willing to increase its proposed purchase price from its preliminary indication of interest. Party B further indicated that it would be interested in moving forward to the extent that Agios was willing to consider a transaction primarily limited to TIBSOVO®.

On November 12, 2020, on behalf of Servier, representatives of Lazard sent a revised draft of the purchase agreement to representatives of Goldman Sachs and Morgan Stanley. The revised draft provided, among other things, that (i) Agios would retain all historical liabilities of the oncology business, (ii) Agios would be required to indemnify Servier for breaches of certain representations and warranties contained in the purchase agreement and would be required to indemnify Servier for other specific matters to be identified, (iii) most of the representations and warranties in the purchase agreement would be tested at a materiality standard (instead of a material adverse effect standard) for purposes of determining whether Servier would be obligated to close, (iv) Servier would only commit to divest assets or agree to conduct restrictions to resolve objections by antitrust regulators with respect to TIBSOVO® (as opposed to any oncology asset), (v) Agios would not have a right to terminate the agreement for a superior proposal and instead would be required to submit the transaction to its shareholders, (vi) in the event that Servier terminated the agreement because the Agios Board changed its recommendation and in certain other circumstances, Agios would be required to pay Servier a termination fee equal to 4.0% of the purchase price, and (vii) Agios would be restricted from potential oncological applications of its remaining portfolio for a period of time.

On November 16, 2020, representatives of Goldman Sachs and Morgan Stanley on behalf of Agios sent to Servier a document highlighting key issues in the draft purchase agreement and indicated the ways in which Servier could revise the draft purchase agreement to improve its proposal. The document, among other things, described Agios’ position that (i) the oncology business would be sold as a going concern, and therefore the purchaser would generally assume all pre-closing liabilities related to the oncology business, (ii) the sale would be effected on a “public company”-style basis and, therefore, representations and warranties in the purchase agreement would not survive the closing, (iii) most of the representations and warranties in the purchase agreement would be tested at a material adverse effect standard for purposes of determining whether the purchaser would be obligated to close, (iv) the purchaser would commit to take any and all actions necessary to obtain regulatory approval for the transaction, (v) Agios would have a right to terminate the agreement for a superior proposal, (vi) any termination fee payable by Agios to the purchaser should be lower than 4.0% of the purchase price, and (vii) Agios would not be restricted from potential oncological applications of its remaining portfolio.

On November 21, 2020, Servier submitted its revised indication of interest, along with a further revised draft of the purchase agreement, to Agios. Servier’s revised indication of interest provided for the acquisition of the oncology business for a combination of (i) a $1.7 billion upfront cash payment and (ii) a $150 million sales milestone payment if U.S. net sales of TIBSOVO® reached or exceeded $350 million in any calendar year prior to 2024 (or, in the alternative, a $75 million sales milestone payment if U.S. annual net sales reached or exceeded $350 million only in calendar year 2024), (iii) a royalty payment equal to 10% of U.S. annual net sales of TIBSOVO® for five years following achievement of the $150 million sales milestone for TIBSOVO® described above (or for four years following achievement of the $75 million sales milestone described above) and (iv) a $150 million regulatory milestone payment on the occurrence of both FDA approval of vorasidenib on or before January 1, 2027 and the first commercial sale of vorasidenib in the United States following such FDA approval. Despite the reduction in the upfront cash consideration, Servier’s revised indication of interest continued to provide substantially more consideration than the consideration reflected in the initial indications of interest of Parties B, C and D.

Servier’s revised draft of the purchase agreement continued to contain most of the terms that were raised as concerns by Agios. Servier’s revised draft of the purchase agreement provided that (i) Agios would retain all historical liabilities of the oncology business, (ii) Agios would be required to indemnify Servier for breaches of certain representations and warranties contained in the purchase agreement and would be required to indemnify Servier for other specific matters to be identified, (iii) most of the representations and warranties in the purchase agreement would be tested at a materiality standard (instead of a material adverse effect standard) for purposes of determining whether Servier would be obligated to close, (iv) Servier would only commit to divest assets or agree to conduct restrictions to resolve objections by antitrust regulators with respect to TIBSOVO® and vorasidenib (as opposed to any oncology asset), (v) Agios would not have a right to terminate the agreement for a superior proposal and instead would be required to submit the transaction to its shareholders, (vi) in the event that Servier terminated the agreement because the Agios Board changed its recommendation and in certain other circumstances, Agios would be required to pay Servier a termination fee equal to 4.0% of the purchase price, and (vii) Agios would be restricted from potential oncological applications of its remaining portfolio for a period of time.

On November 23, 2020, the Agios Board held a meeting to discuss Servier’s revised indication of interest. Members of Agios management and representatives of Goldman Sachs, Morgan Stanley and Wachtell Lipton were in attendance. At the meeting, Agios management summarized the terms of Servier’s revised indication of interest and discussed how such terms compared to Servier’s initial indication of interest. Agios management also compared it to the other preliminary indications of interest that the Company had received, noting that Servier’s preliminary indication of interest was the most attractive from a value perspective and, in the view of management, also had the highest likelihood of consummation given the strategic fit and importance of the transaction for Servier. Agios management and representatives of Wachtell Lipton then summarized the status of negotiations of the draft purchase agreement and key open items in the purchase agreement. Representatives of Goldman Sachs and Morgan Stanley reviewed their preliminary financial analyses of the potential transaction with respect to the oncology business on a standalone basis. They also discussed how the terms of Servier’s revised indication of interest compared to these financial analyses. Agios management then reviewed different alternatives of how the Company might respond to the revised proposal, including ways that the proposal could be revised to address the concern that the Agios Board wanted to capture additional upside in the event that vorasidenib was successful. The directors provided their input on the different alternatives, and, after discussion, the Agios Board authorized management to prepare a potential counterproposal to provide to Servier.

On November 24, 2020, the Agios Board held a meeting to review with Agios management potential counterproposals to Servier. Following discussion, the Agios Board authorized management to present a counterproposal containing the following financial terms: (i) an increase in the upfront cash payment from $1.7 billion to $1.85 billion, (ii) the elimination of sales of milestones for TIBSOVO®, (iii) revising the royalty payment for TIBSOVO® so that it would be equal to 5% of all worldwide net sales of TIBSOVO® following the closing through the loss of exclusivity, (iv) keeping the $150 million regulatory milestone payment, but triggered only upon the occurrence of FDA approval of vorasidenib on or before January 1, 2027 and not additionally conditioned upon the first commercial sale of vorasidenib, and (v) adding a royalty payment equal to 15% of worldwide net sales of vorasidenib from FDA approval through the loss of exclusivity.

Also on November 24, 2020, representatives of Goldman Sachs provided a letter to Agios confirming that in the two years preceding the date of the letter, the Investment Banking Division of Goldman Sachs had not been engaged by Servier, its affiliates or certain significant shareholders of Servier to provide financial advisory or underwriting services for which Goldman Sachs had recognized compensation and confirmed that nothing would limit Goldman Sachs’s ability to fulfill its responsibilities as financial advisor to Agios in connection with the engagement of Goldman Sachs as financial advisor in connection with the proposed transaction with Servier.

Also on November 24, 2020, representatives of Morgan Stanley provided a letter to Agios confirming that in the two years preceding November 2, 2020, Morgan Stanley had not been engaged by Servier to provide financial advisory or financing assignments for which Morgan Stanley has recognized compensation and confirmed that Morgan Stanley was not aware of anything that would limit Morgan Stanley’s ability to fulfill its responsibilities as financial advisor to Agios in connection with the engagement of Morgan Stanley as financial advisor to Agios in connection with the proposed transaction with Servier.

On November 25, 2020, at the direction of the Agios Board and Company management, representatives of Goldman Sachs and Morgan Stanley sent the counterproposal discussed at the November 24, 2020 board meeting.

On November 29, 2020, Dr. Fouse and Mr. Laureau spoke by phone. During the call, Dr. Fouse indicated to Mr. Laureau that the Company did not view Servier’s revised indication of interest as sufficient, and that the Company wanted to determine whether there were financial terms that could provide a basis for the parties to continue discussions. Mr. Laureau indicated that Servier was considering Agios’ counterproposal and would provide a response shortly.

On November 30, 2020, on behalf of Servier, representatives of Lazard sent to representatives of Goldman Sachs and Morgan Stanley a revised proposal in response to Agios’ counterproposal. Lazard communicated that this represented Servier’s best and final proposal. The final proposal contemplated that Servier would acquire the oncology business for a combination of: (i) an upfront cash payment of $1.8 billion, (ii) a royalty equal to 5% of U.S. net sales of TIBSOVO® following the closing and until loss of exclusivity, (iii) a regulatory milestone payment of $200 million if Vorasidenib is approved by the FDA on or before January 1, 2027 and (iv) a royalty equal to 15% of U.S. net sales of Vorasidenib following FDA approval of vorasidenib and through loss of exclusivity.

Later that day, Agios management sent to the Agios Board the final proposal provided by Servier.

On December 1, 2020, Agios announced results of its global Phase 3 ACTIVATE trial of mitapivat. Agios announced that treatment with mitapivat demonstrated a statistically significant, sustained increase in hemoglobin compared to placebo, and that the safety profile observed in the study was generally consistent with previously published data.

Later on December 1, 2020, the Agios Board held a meeting. Members of Agios management were in attendance. Agios management reviewed Servier’s final proposal, and how the terms thereof compared to Servier’s prior proposal and the Agios counterproposal. The Agios Board was supportive of continuing discussions with Servier on the basis outlined in the final proposal, but only if the significant issues in the draft purchase agreement could be resolved in a satisfactory manner.

On December 2, 2020, Dr. Fouse and Mr. Laureau spoke by phone. During the call, Dr. Fouse communicated that Agios would be willing to continue discussions on the basis outlined in Servier’s final proposal, but only if the significant issues in the draft purchase agreement could be resolved in a satisfactory manner. She noted that many of the issues previously outlined in the November 16, 2020 high-level feedback document had not been addressed in Servier’s revised draft of the purchase agreement. Dr. Fouse and Mr. Laureau agreed that it was advisable for their respective advisors to engage on the terms of the purchase agreement.

On December 3, 2020, on behalf of Agios, representatives of Wachtell Lipton sent to representatives of Baker McKenzie a revised draft of the purchase agreement. The revised draft purchase agreement provided that (i) Servier would generally assume all pre-closing liabilities related to the oncology business, (ii) representations and warranties in the purchase agreement would not survive the closing, (iii) most of the representations and warranties in the purchase agreement would be tested at a material adverse effect standard for purposes of determining whether Servier would be obligated to close, (iv) Servier would commit to take any and all actions necessary to obtain regulatory approval for the transaction, (v) Agios would have a right to terminate the agreement for a superior proposal, (vi) in the event that Servier terminated the agreement because the Agios Board changed its recommendation and in certain other circumstances, Agios would be required to pay Servier a termination fee equal to 2.5% of the purchase price, and (vii) Agios would not be restricted from potential oncological applications of its remaining portfolio.

On December 5 and 6, 2020, representatives of Agios, Servier, Wachtell Lipton and Baker McKenzie had several teleconference calls to discuss the key issues in the draft purchase agreement.

On December 8, 2020, on behalf of Servier, representatives of Baker McKenzie sent to representatives of Wachtell Lipton a revised draft of the purchase agreement. The revised draft purchase agreement provided that (i) Servier’s position on the scope of any pre-closing liabilities of the oncology business to be assumed by it would be determined at a later point, but prior to signing, following completion of the underwriting process for its representation and warranty insurance policy for the transaction, (ii) Servier’s position on whether any representations would survive closing would be determined at a later point, but prior to signing, following completion of the underwriting process for its representation and warranty insurance policy for the transaction, and (iii) most of the representations and warranties in the purchase agreement would be tested at a material adverse effect standard for purposes of determining whether Servier would be obligated to close, (iv) Servier would commit to take any and all actions necessary to obtain regulatory approval for the transaction, (v) Agios would have a right to terminate the agreement for a superior proposal, (vi) in the event that Servier terminated the purchase agreement because the Agios Board changed its recommendation and in certain other circumstances, Agios would be required to pay Servier a termination fee equal to 2.5% of the purchase price and (vii) Agios would be restricted from potential oncological applications of its remaining portfolio for a period of time.

On December 10, 2020, the Agios Board held a meeting. Members of Agios management were in attendance, and representatives of Goldman Sachs, Morgan Stanley and Wachtell Lipton were in attendance for the portion of the meeting relating to the potential transaction. Representatives of Wachtell Lipton provided the Agios Board with an update on the negotiations between the parties regarding the purchase agreement, highlighting key issues to be resolved with Servier. Representatives of Goldman Sachs and Morgan Stanley then reviewed the financial terms of Servier’s final proposal and their preliminary financial analyses of the oncology business. The Agios Board then discussed the merits of proceeding with the transaction contemplated by Servier’s final proposal relative to other alternatives, including retaining the oncology business. The Agios Board also discussed potential use of the proceeds from the sale of the oncology business if the company were to determine to proceed with the Servier transaction. Finally, the Agios Board discussed different potential timing scenarios for an announcement for a transaction. Following discussion, the Agios Board authorized Agios management to continue to negotiate with Servier to determine whether the remaining open issues in the purchase agreement could be resolved.

Between December 10, 2020 and December 18, 2020, representatives of Agios management and Wachtell Lipton, on the one hand, and representatives of Servier management and Baker McKenzie, on the other hand, continued to negotiate the terms of the purchase agreement. Key issues that were negotiated included (i) the scope of historical liabilities of the oncology business to be retained by Agios, (ii) the scope of any indemnification to be provided by Agios to Servier for breaches of representations and warranties and other specified matters and (iii) whether Agios would be restricted from potential oncological applications of its remaining portfolio for a period of time.

On December 18, 2020, the Agios Board held a meeting. Members of Agios management were in attendance. At the meeting, Dr. Fouse provided the Board with an update on negotiations between the parties regarding the purchase agreement. The Agios Board and Agios management then discussed different potential timing scenarios for an announcement for a transaction. Following discussion, the Agios Board authorized Agios management to continue to negotiate with Servier to determine whether the remaining open issues in the purchase agreement could be resolved, as well as to communicate with Servier to determine the timing of any announcement if those open issues could be resolved.

Between December 18, 2020 and December 20, 2020, representatives of Agios management and Wachtell Lipton, on the one hand, and representatives of Servier management and Baker McKenzie, on the other hand, continued to negotiate and resolved the remaining open points in the purchase agreement.

On December 19, 2020, Agios executed an engagement letter formalizing Goldman Sachs’s engagement to act as financial advisor to the Agios Board in connection with the potential transaction. The Agios Board considered the engagement letter and the disclosure letter provided by Goldman Sachs on November 24, 2020, and subsequently updated and provided to the Agios Board on December 20, 2020, and confirmed that nothing would limit Goldman Sachs’s ability to fulfill its potential responsibilities as a financial advisor to the Agios Board in connection with the potential transaction.

Also on December 19, 2020, Agios executed an engagement letter formalizing Morgan Stanley’s engagement to act as financial advisor to the Agios Board in connection with the potential transaction. The Agios Board considered the engagement letter and the disclosure letter provided by Morgan Stanley on November 24, 2020, and subsequently updated and provided to the Agios Board on December 20, 2020, and confirmed that nothing would limit Morgan Stanley’s ability to fulfill its potential responsibilities as a financial advisor to the Agios Board in connection with the potential transaction.

On December 20, 2020, the Agios Board held a meeting. Members of Agios management and representatives of Goldman Sachs, Morgan Stanley and Wachtell Lipton were in attendance. At the meeting, members of Agios management reviewed with the Agios Board the strategic rationale for the transaction. The Agios Board and management then discussed potential uses of proceeds from the transaction. Representatives of Goldman Sachs and Morgan Stanley reviewed for the Agios Board their firms’ respective financial analyses of the oncology business and the aggregate consideration to be paid in the transaction. At the request of the Agios Board, representatives of each of Goldman Sachs and Morgan Stanley rendered Goldman Sachs’s and Morgan Stanley’s oral opinions, respectively, each of which was subsequently confirmed in writing, that, in the case of Morgan Stanley’s opinion, as of the date of such opinion and based upon and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by Morgan Stanley as set forth in Morgan Stanley’s written opinion, the aggregate consideration to be received by Agios pursuant to the purchase agreement was fair, from a financial point of view, to Agios, and, in the case of Goldman Sachs’s opinion, as of the date of such opinion and based upon and subject to the factors and assumptions set forth therein, the aggregate consideration to be paid to Agios pursuant to the purchase agreement was fair, from a financial point of view, to Agios. Representatives of Wachtell Lipton provided the Agios Board with a summary of the key terms of the proposed final version of the purchase agreement and reviewed with the directors their fiduciary duties under Delaware law generally and with respect to a sale of the oncology business. The Agios Board then unanimously (i) determined that the terms of the transactions contemplated by the purchase agreement, including the transaction, were expedient and in the best interests of Agios, (ii) approved the execution, delivery and performance by Agios of the purchase agreement and the consummation of the transactions contemplated thereby, including the transaction, and (iii) resolved to recommend that the stockholders of Agios approve the transaction and the other transactions contemplated by the purchase agreement.

Later that day, the parties executed the purchase agreement.

On December 21, 2020, Agios and Servier each issued a press release announcing the execution of the purchase agreement.

Recommendation of the Agios Board and Reasons for the Transaction

In evaluating the purchase agreement and the transaction, the Agios Board consulted with Agios management and its financial and legal advisors and unanimously determined the terms of the transaction contemplated by the purchase agreement, including the asset sale, were expedient and in the best interests of Agios and resolved to recommend that stockholders vote to approve the transaction. In reaching this determination, the Agios Board considered a variety of factors, including the following:

•	Strategic Rationale

•

that the transaction enables Agios to focus on its genetically defined disease business, which has several promising pipeline products, including mitapivat, which has demonstrated encouraging results in clinical studies conducted to date in three hemolytic anemias, thereby allowing the Company to further leverage its core expertise in cellular metabolism and drive greater competitive differentiation across multiple genetically defined disease indications;

•

the view of the Agios Board that mitapivat represents the Company’s most compelling value creation opportunity given its potential as a treatment for PK deficiency, thalassemia and sickle cell disease, and given the increasingly competitive and rapidly evolving oncology landscape, particularly with respect to AML;

•

the view of the Agios Board that by separating the oncology business from the genetically defined disease business, the transaction provides each business with the flexibility needed to pursue its own distinctive strategy and goals, as opposed to competing with each other for capital and management attention;

•	the view of the Agios Board that the transaction will create value for stockholders by creating a more focused company;

•

that the transaction provides Agios with proceeds to both return significant value directly to the shareholders and invest in its genetically defined disease business and reduces the Company’s reliance on the capital markets to fund its research and development activities;

•

that by creating a company solely focused on its genetically defined disease business, Agios can use its equity-based compensation more effectively to attract and retain talent and encourage employees to innovate in its genetically defined disease business because equity performance will be more aligned with that business;

•	Transaction Terms

•

that the transaction provides Agios with $1.8 billion in cash at closing, $200 million in cash if a regulatory milestone for vorasidenib is achieved, a 5% royalty on U.S. net sales of TIBSOVO® and 15% of royalty on U.S. net sales of vorasidenib, thereby providing Agios with both certainty of value in the form of a significant upfront cash consideration and potential upside in the form of regulatory milestone payments and royalty payments;

•

the view of the Agios Board that the total consideration, on a risk-adjusted net present value basis, to be paid to Agios in connection with the transaction represented a fair and attractive valuation of the oncology business, including in the context of the recent historical and projected future performance of the oncology business;

•

the written opinion of Goldman Sachs, dated as of December 20, 2020, to the Agios Board that as of such date and subject to the factors and assumptions set forth therein, the aggregate consideration to be paid to Agios pursuant to the purchase agreement was fair, from a financial point of view, to Agios as more fully described under “The Transaction—Opinion of Agios’ Financial Advisors” (the full text of the written opinion of Goldman Sachs, dated December 20, 2020, is attached as Annex B to this proxy statement and is incorporated by reference herein in its entirety);

•

the written opinion of Morgan Stanley, dated as of December 20, 2020, to the Agios Board that, as of the date of such opinion and based upon and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by Morgan Stanley as set forth in Morgan Stanley’s written opinion, the aggregate consideration to be received by Agios pursuant to the purchase agreement was fair, from a financial point of view, to Agios, as more fully described under “The Transaction—Opinion of Agios’ Financial Advisors” (the full text of the written opinion of Morgan Stanley, dated December 20, 2020, is attached as Annex C to this proxy statement and is incorporated by reference herein in its entirety);

•

that the purchase agreement requires that Servier use certain efforts to achieve the regulatory milestone for vorasidenib and commercial sales of vorasidenib and TIBSOVO®, and the view of the Agios Board that Servier would also have an incentive to achieve this milestone and these commercial sales;

•

the view of the Agios Board that the transaction is likely to be consummated because, among other things, the purchase agreement requires Servier to take any and all actions to obtain regulatory approvals for the transaction and the transaction is not subject to a financing condition;

•	that the transaction requires the approval of the Agios stockholders, and the Agios stockholders are free to approve or reject the transaction;

•

that the purchase agreement permits Agios, subject to certain conditions, to respond to and negotiate an unsolicited acquisition proposal for the oncology business or the entire company prior to the time the Agios stockholders approve the transaction;

•

that the purchase agreement permits the Agios Board, subject to certain conditions and in certain circumstances subject to payment of a $45 million termination fee, to (a) make an adverse recommendation change in response to a superior proposal or an intervening event and/or (b) terminate the purchase agreement in order to accept a superior proposal, as more fully described under “The Purchase Agreement—Termination of the Purchase Agreement”;

•	the view of the Agios Board that the $45 million termination fee would not preclude a third party from making an acquisition proposal for or pursuing a transaction with Agios or its oncology business;

•

the representations and warranties in the agreement terminate at closing, with recourse by Servier for breaches of representations generally limited to a representation and warranty insurance policy provided by third-party insurers;

•	Other Factors

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that Agios conducted a thorough and diligent review of its strategic alternatives with significant outreach to potentially interested parties, including communicating with 18 potentially interested parties regarding the potential sale of the oncology business, and the transaction provides the most attractive terms of the submitted indications of interest;

•

that there were extensive negotiations between Agios and Servier regarding the terms of the transaction, as described under “—Background of the Transaction,” and the view of the Agios Board that the transaction presented the best terms available for the oncology business; and

•	trends and competitive developments in the biopharmaceutical industry.

In evaluating the purchase agreement and the transaction, the Agios Board consulted with Agios management and its financial and legal advisors, and also considered a variety of risks and other potentially negative factors relating to the purchase agreement and the transaction, including the following:

•

that a sale of the oncology business would reduce the diversification of risk that comes with having multiple business lines, and would concentrate short-term and medium-term risk on the prospects of its genetically defined disease portfolio, including mitapivat;

•	the risk of adverse clinical, regulatory or other events with respect to the pipeline products in Agios’ remaining portfolio after the sale of its oncology business;

•	that the transaction involves the sale of TIBSOVO®, Agios’ only revenue-producing product as of the date of the merger agreement;

•	that a portion of the potential total consideration under the terms of the purchase agreement is subject to achievement of certain regulatory milestones that may not be achieved;

•

that a portion of the potential total consideration under the terms of the purchase agreement is subject to U.S. net sales by Servier of TIBSOVO® and vorasidenib during their respective exclusivity period, and that such U.S. net sales may be less than expected;

•

that the purchase agreement prohibits Agios from soliciting alternative acquisition proposals, and restricts its ability to encourage or facilitate other alternative acquisition proposals, unless certain conditions are satisfied;

•

that the purchase agreement requires Agios to pay a termination fee of $45 million under certain circumstances, including the potential impact of such termination fee on the willingness of other potential acquirers to propose alternative transactions, although the Agios Board believed that the termination fee was reasonable and customary for a transaction of this size and would not preclude a potential acquirer from submitting a proposal to acquire the oncology business or the Company;

•

that the purchase agreement imposes restrictions on Agios’ operations between the date of the purchase agreement and the completion of the transaction, which could delay or prevent Agios from undertaking business opportunities that may arise, or taking other actions with respect to its operations that the Agios Board or management might believe were appropriate or desirable;

•	the risks relating to the ability of Agios to retain or recruit key management personnel or other key employees during the pendency of the transaction;

•

that Servier’s obligation to consummate the transaction is subject to conditions, and the possibility that such conditions may not be satisfied, including as a result of events outside of Agios’ control, and the fact that, if the transaction is not consummated:

•

Agios’ directors, officers and other employees will have potentially expended significant time and effort preparing for the transaction instead of operating Agios’ businesses during the pendency of the transaction;

•	Agios will have incurred significant transaction costs attempting to consummate the transaction;

•	Agios could experience a potentially significant loss of employees, customers, distributors, collaboration partners and other business partners; and

•	the trading price of Agios common stock could be materially and adversely affected;

•	the risk of litigation, injunctions or other legal proceedings related to the transactions contemplated by the merger agreement;

•	that the transaction will generally be taxable to Agios for U.S. federal income tax purposes; and

•	other factors described in the section of this proxy statement entitled “Risk Factors” and the matters described under “Cautionary Note Regarding Forward-Looking Statements.”

The Agios Board determined that overall these potential risks and uncertainties are outweighed by the benefits that the Agios Board expects to achieve for Agios as a result of the transaction.

The foregoing description of the factors considered by the Agios Board is not intended to be exhaustive, but rather includes material factors considered by the Agios Board. The Agios Board also considered other factors in in reaching its unanimous determination that the terms of the transactions contemplated by the purchase agreement were expedient and in the best interests of Agios, and resolving to recommend that stockholders vote to approve the transaction. In reaching its decision and recommendation, the Agios Board did not quantify or assign any relative weights to the factors considered and individual directors may have given different weights to different factors.

The foregoing discussion of the information and factors considered by the Agios Board is forward-looking in nature. This information should be read in light of the factors set forth in the section entitled “Cautionary Statement Regarding Forward-Looking Statements.”

THE AGIOS BOARD UNANIMOUSLY RECOMMENDS THAT AGIOS STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE TRANSACTIONS CONTEMPLATED BY THE PURCHASE AGREEMENT.

Opinion of Agios’ Financial Advisors

Opinion of Goldman Sachs

At a meeting of the Agios Board held on December 20, 2020, Goldman Sachs rendered to the Agios Board its oral opinion, subsequently confirmed in its written opinion dated December 20, 2020, that, as of the date of the written opinion and based upon and subject to the factors and assumptions set forth therein, the aggregate of (i) $1,800,000,000 in cash upon the completion of the transaction, subject to the adjustments set forth in the purchase agreement, (ii) $200,000,000 in cash if the regulatory approval milestone (as defined in the purchase agreement) with respect to Vorasidenib fully occurs on or before January 1, 2027 and (iii) an earn-out payment (as defined in the purchase agreement) equal to 5% of the net sales (as defined in the purchase agreement) of TIBSOVO® (ivosidenib) during each net sales measurement period (as defined in the purchase agreement) and 15% of the net sales (as defined in the purchase agreement) of Vorasidenib during each net sales measurement period (as defined in the purchase agreement) (collectively, the “aggregate consideration”) to be paid to Agios as consideration for the oncology business pursuant to the purchase agreement was fair from a financial point of view to Agios.

The full text of the written opinion of Goldman Sachs, dated December 20, 2020, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex B. Goldman Sachs provided advisory services and its opinion for the information and assistance of the Agios Board in connection with its consideration of the transaction. The Goldman Sachs opinion does not constitute a recommendation as to how any holder of shares of Agios common stock should vote with respect to the transaction or any other matter.

In connection with rendering the opinion described above and performing its related financial analyses, Goldman Sachs reviewed, among other things:

•	the purchase agreement;

•	the annual reports to stockholders and Annual Reports on Form 10-K of Agios for the five years ended December 31, 2019;

•	certain interim reports to stockholders and Quarterly Reports on Form 10-Q;

•	certain other communications from Agios to its stockholders;

•	certain publicly available research analyst reports for Agios;

•

unaudited financial statements for the oncology business for the year ended December 31, 2019 and unaudited financial statements for the oncology business for the nine-month period ended September 30, 2020; and

•

certain financial projections prepared by the management of Agios for the oncology business, which are referred to in this section as the “oncology business projections”, as further described in the section of this proxy statement captioned “Certain Unaudited Prospective Financial Information”; and certain estimates of the amount of the adjustments, as prepared by the management of Agios and approved for Goldman Sachs’ use by Agios (the “adjustment estimates”).

Goldman Sachs also held discussions with members of senior management of Agios regarding their assessment of the strategic rationale for, and the potential benefits of, the transaction and the past and current business operations, financial condition and future prospects of the oncology business; reviewed the reported price and trading activity for shares of Agios common stock; reviewed the financial terms of certain recent business combinations in the biopharmaceutical industry; and performed such other studies and analyses, and considered such other factors, as it deemed appropriate.

For purposes of rendering its opinion, Goldman Sachs, with the consent of Agios management, relied upon and assumed the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by it, without assuming any responsibility for independent verification thereof. In that regard, Goldman Sachs assumed with the consent of Agios management that the oncology business projections and the adjustment estimates were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of Agios. Goldman Sachs did not make an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or other off-balance-sheet assets and liabilities) of Agios or any of its subsidiaries or the oncology business and it was not furnished with any such evaluation or appraisal. Goldman Sachs assumed that all governmental, regulatory or other consents and approvals necessary for the completion of the transaction will be obtained without any adverse effect on Agios or the oncology business or on the expected benefits of the transaction in any way meaningful to its analysis. Goldman Sachs also assumed that the transaction will be consummated on the terms set forth in the purchase agreement, without the waiver or modification of any term or condition the effect of which would be in any way meaningful to its analysis.

Goldman Sachs’ opinion does not address the underlying business decision of Agios to engage in the transaction or the relative merits of the transaction as compared to any strategic alternatives that may be available to Agios, nor does it address any legal, regulatory, tax or accounting matters. Goldman Sachs’ opinion addresses only the fairness from a financial point of view, as of the date of the opinion, of the aggregate consideration to be paid to Agios for the oncology business pursuant to the purchase agreement. Goldman Sachs’ opinion does not express any view on, and does not address, any other term or aspect of the purchase agreement or the transaction or any term or aspect of any other agreement or instrument contemplated by the purchase agreement or entered into or amended in connection with the transaction, including any ongoing obligations of Agios, any allocation of the aggregate consideration, including among the seller entities, the fairness of the transaction to, or any consideration received in connection therewith, by the holders of any class of securities, creditors or other constituencies of Agios, nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of Agios, or class of such persons, in connection with the transaction, whether relative to the aggregate consideration to be paid to Agios for the oncology business pursuant to the purchase agreement or otherwise. Goldman Sachs did not express any opinion as to the prices at which shares of Agios common stock will trade at any time, as to the potential effects of volatility in the credit, financial and stock markets on Agios, the oncology business, Servier, Servier Parent or the transaction, or as to the impact of the transaction on the solvency or viability of Agios, the oncology business, Servier, Servier Parent or the ability of Agios, the oncology business, Servier, Servier Parent to pay their respective obligations when they come due. Goldman Sachs’ opinion was necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to it as of, the date of its written opinion and Goldman Sachs assumed no responsibility for updating, revising or reaffirming its opinion based on circumstances, developments or events occurring after the date of its written opinion. Goldman Sachs’ advisory services and its opinion were provided for the information and assistance of the Agios Board in connection with its consideration of the transaction and such opinion does not constitute a recommendation as to how any holder of shares of Agios common stock should vote with respect to such transaction or any other matter. Goldman Sachs’ opinion was approved by a fairness committee of Goldman Sachs.

Summary of Financial Analyses

The following is a summary of the material financial analyses presented by Goldman Sachs to the Agios Board in connection with rendering to the Agios Board the opinion described above. The following summary, however, does not purport to be a complete description of the financial analyses performed by Goldman Sachs, nor does the order of analyses described represent relative importance or weight given to those analyses by Goldman Sachs. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before December 18, 2020, the last trading day before the public announcement of the transaction (“last trading date”) and is not necessarily indicative of current market conditions.

Illustrative Sum-of-the-Parts Discounted Cash Flow Analysis

Using the oncology business projections, Goldman Sachs performed an illustrative sum-of-the-parts discounted cash flow (“DCF”) analysis to derive a range of stand-alone illustrative present values for the oncology business. In connection with this analysis, and as set forth below, Goldman Sachs performed separate DCF analyses with respect to each of the following product candidates of the oncology business, as well as the oncology business’s discovery platform and investigational new drugs (“new INDs”), the oncology business’s corporate costs, a tax true-up, the impact of future equity issuances and the benefits of the oncology business’ estimated future net operating losses (“NOLs”):

•	TIBSOVO;

•	Vorasidenib;

•	AG-270; and

•	Milestones related to TIBSOVO from a partnership with CStone Pharmaceuticals Co., Ltd. and a $20 million milestone from an illustrative partner of AG-270 per the management of Agios.

Relying on the oncology business projections and using a mid-year convention and discount rates ranging from 9.0% to 11.0%, reflecting estimates of the oncology business’ weighted average cost of capital, Goldman Sachs discounted to present value as of December 31, 2020, (i) the risk-adjusted estimates of the unlevered free cash flows to be generated from each product candidate described above, in each case for the period from December 31, 2020 to December 31, 2040, (ii) the risk-adjusted estimates of the free cash flows to be generated from the oncology business’s milestones related to TIBSOVO and AG-270 for the period from December 31, 2020 to December 31, 2040, (iii) the risk-adjusted estimates of the free cash flows to be generated from oncology business’s discovery platform and new INDs for the period from December 31, 2020 to December 31, 2042, (iv) the corporate costs of the oncology business, which had not been allocated to specific product candidates or the oncology business’s discovery platform, including capital expenditures and related depreciation and amortization, (v) a tax true-up to adjust for estimated taxes payable for the oncology business as a whole against taxes payable for each individual product candidate, the TIBSOVO and AG-270 milestones and the oncology business’s discovery platform and new INDs, (vi) the benefits to be derived by the oncology business from its utilization of the estimated future NOLs generated by the oncology business and (vii) the impact of two potential future equity issuances by Agios of $350 million in 2021 and $300 million in 2022, including cash raised and the resulting dilution, to derive a range of illustrative present values for each product candidate, for the TIBSOVO and AG-270 milestones, the oncology business’s discovery platform and new INDs, a tax true up, the oncology business’s future NOLs, the oncology business’ corporate costs and the impact of future equity issuances in 2021 and 2022.

Goldman Sachs calculated a terminal value for the oncology business’ discovery platform and new INDs by applying a perpetuity growth rate of 3% to the risk-adjusted estimate of the terminal year unlevered free cash flow to be generated from the oncology business’s discovery platform and new INDs as reflected in the oncology business projections. Goldman Sachs also calculated a terminal value for the product candidates and other value drivers by applying a perpetuity growth rate of negative 10% to the risk-adjusted estimate of the terminal year unlevered free cash flow to be generated from the oncology business’ product candidates and other value drivers as reflected in the oncology business projections. Goldman Sachs derived the discount rates referenced above by application of the capital asset pricing model (“CAPM”), which requires certain business-specific inputs, including the business’s target capital structure, weightings, future applicable marginal cash, tax rate and a beta for the business, as well as certain financial metrics for the United States financial markets generally. The perpetuity growth rates applied to the oncology business’s discovery platform and new INDs, the product candidates and the other value drivers were estimated by Goldman Sachs utilizing its professional judgment and experience, taking into account the oncology business projections and market expectations regarding long term real growth of gross domestic product and inflation. Goldman Sachs then derived a range of illustrative enterprise values for the oncology business by adding (a) the ranges of illustrative present values it derived as described above, and (b) the net cash of $0 for the oncology business as provided by the management of Agios, as reflected in the oncology business, to derive a range of illustrative enterprise values for the oncology business of $1.161 billion to $1.836 billion. Goldman Sachs noted that the net present value of the aggregate consideration to be paid to Agios for the oncology business in the transaction was approximately $2.110 billion.

General

The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Goldman Sachs’ opinion. In arriving at its fairness determination, Goldman Sachs considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis considered by it. Rather, Goldman Sachs made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses. No company or transaction used in the above analyses as a comparison is directly comparable to the oncology business, Agios or Servier or the contemplated transactions.

Goldman Sachs prepared these analyses for purposes of Goldman Sachs’ providing its opinion to the Agios Board as to the fairness from a financial point of view of the aggregate consideration to be paid to Agios for the oncology business pursuant to the transaction. These analyses do not purport to be appraisals nor do they necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of the oncology business, Agios, Servier, Goldman Sachs or any other person assumes responsibility if future results are materially different from those forecast.

The aggregate consideration was determined through arm’s-length negotiations between Agios and Servier and was approved by the Agios Board. Goldman Sachs provided advice to Agios during these negotiations. Goldman Sachs did not, however, recommend any specific consideration to Agios or the Agios Board or that any specific consideration constituted the only appropriate consideration for the transaction.

As described above, Goldman Sachs’ opinion to the Agios Board was one of many factors taken into consideration by the Agios Board in making its determination to approve the transaction. The foregoing summary does not purport to be a complete description of the analyses performed by Goldman Sachs in connection with the fairness opinion and is qualified in its entirety by reference to the written opinion of Goldman Sachs attached as Annex B.

Goldman Sachs and its affiliates are engaged in advisory, underwriting and financing, principal investing, sales and trading, research, investment management and other financial and non-financial activities and services for various persons and entities. Goldman Sachs and its affiliates and employees, and funds or other entities they manage or in which they invest or have other economic interests or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of Agios, Servier, Servier Parent and any of their respective affiliates and third parties, or any currency or commodity that may be involved in the transaction contemplated by the purchase agreement. Goldman Sachs acted as financial advisor to Agios in connection with, and participated in certain of the negotiations leading to, the transaction contemplated by the purchase agreement. Goldman Sachs has provided certain financial advisory and/or underwriting services to Agios and/or its affiliates from time to time for which the Investment Banking Division of Goldman Sachs has received, and may receive, compensation, including having acted as joint bookrunner with respect to the public offering by Agios of 9,487,500 shares of Agios common stock in November 2019. During the two year period ended December 20, 2020, Goldman Sachs has recognized compensation for financial advisory and/or underwriting services provided by its Investment Banking Division to Agios and/or its affiliates of approximately $7.0 million. During the two year period ended December 20, 2020, the Investment Banking Division of Goldman Sachs has not been engaged by Servier or its affiliates to provide financial advisory or underwriting services for which Goldman Sachs has recognized compensation. Goldman Sachs may also in the future provide financial advisory and/or underwriting services to Agios, Servier, Servier Parent and their respective affiliates for which the Investment Banking Division of Goldman Sachs may receive compensation.

The Agios Board selected Goldman Sachs as its financial advisor because it is an internationally recognized investment banking firm that has substantial experience in transactions similar to the transaction. Pursuant to a letter agreement dated December 19, 2020, Agios engaged Goldman Sachs to act as its financial advisor in connection with the transaction. The engagement letter between Agios and Goldman Sachs provides for a transaction fee that is estimated, based on the information available as of the date of the announcement of the transaction, at approximately $22.2 million, $2 million of which became payable upon execution of the purchase agreement, and the remainder of which is contingent upon completion of the transaction. In addition, Agios has agreed to reimburse Goldman Sachs for certain of its expenses, including attorneys’ fees and disbursements, and to indemnify Goldman Sachs and related persons against various liabilities, including certain liabilities under the federal securities laws.

Opinion of Morgan Stanley

The Agios Board retained Morgan Stanley to provide it with financial advisory services and a financial opinion in connection with the transaction. On December 20, 2020, Morgan Stanley rendered its oral opinion, which was subsequently confirmed in writing, to the Agios Board to the effect that, as of that date, and based upon and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by Morgan Stanley as set forth in Morgan Stanley’s written opinion, the aggregate of (i) $1,800,000,000 in cash upon the completion of the transaction, subject to the adjustments set forth in the purchase agreement, (ii) $200,000,000 in cash if the regulatory approval milestone (as defined in the purchase agreement) with respect to Vorasidenib fully occurs on or before January 1, 2027, and (iii) an earn-out payment (as defined in the purchase agreement) equal to 5% of the net sales (as defined in the purchase agreement) of TIBSOVO® (ivosidenib) during each net sales measurement period (as defined in the purchase agreement) and 15% of the net sales (as defined in the purchase agreement) of Vorasidenib during each net sales measurement period (as defined in the purchase agreement) to be received by Agios pursuant to the purchase agreement was fair, from a financial point of view, to Agios.

The full text of the written opinion of Morgan Stanley, dated as of December 20, 2020, is attached as Annex C and is incorporated by reference into this proxy statement in its entirety. You are encouraged to read the opinion in its entirety for a discussion of the various assumptions made, procedures followed, matters considered and qualifications and limitations upon the scope of the review undertaken by Morgan Stanley in rendering its opinion. Morgan Stanley’s opinion was directed to the Agios Board, in its capacity as such, and addressed only the fairness from a financial point of view of the aggregate consideration to be received by Agios pursuant to the purchase agreement, as of the date of such written opinion. It did not address any other aspects or implications of the transaction, and was not intended to and did not express any opinion or recommendation as to how the stockholders of Agios should vote at the special meeting to be held in connection with the transaction. The summary of the opinion of Morgan Stanley set forth below is qualified in its entirety by reference to the full text of the opinion.

In connection with rendering its opinion, Morgan Stanley, among other things:

•	reviewed certain publicly available financial statements and other business and financial information of Agios;

•	reviewed certain internal financial statements and other financial and operating data concerning the oncology business;

•

reviewed certain financial projections prepared by the management of Agios for the oncology business, which are referred to in this section as the “oncology business projections”, as further described in the section of this proxy statement captioned “Certain Unaudited Prospective Financial Information”;

•	discussed the past and current operations and financial condition and the prospects of the oncology business with senior executives of Agios;

•

compared the financial performance of the oncology business as set forth in the oncology business projections with that of certain other publicly-traded companies comparable with the oncology business;

•	reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

•	participated in certain discussions and negotiations among representatives of Agios and Servier and their financial advisors;

•	reviewed the draft, dated December 20, 2020, of the purchase agreement; and

•	performed such other analyses, reviewed such other information and considered such other factors as Morgan Stanley deemed appropriate.

Morgan Stanley assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to Morgan Stanley by Agios and formed a substantial basis for Morgan Stanley’s opinion. With respect to the oncology business projections, Morgan Stanley assumed that they had been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of Agios of the future financial performance of the oncology business. Morgan Stanley assumed no responsibility for and expressed no view as to any such projections or the assumptions on which they were based. Although Morgan Stanley included the earn-out payment and the regulatory approval milestone payment in certain of its analyses, in each instance based on estimates and assumptions that the management of the Company directed it to use, Morgan Stanley expressed no opinion as to the likelihood that the revenue or other milestones upon which the earn-out payment and the regulatory approval milestone payment are conditioned will be achieved or whether the earn-out payment and the regulatory approval milestone payment will be paid. In addition, Morgan Stanley assumed that the transaction will be consummated in accordance with the terms set forth in the purchase agreement without any waiver, amendment or delay of any terms or conditions, including, among other things, that the definitive purchase agreement would not differ in any material respect from the draft thereof furnished to Morgan Stanley. Morgan Stanley did not express any view on, and Morgan Stanley’s opinion did not address, any other term or aspect of the purchase agreement or the transaction contemplated thereby or any term or aspect of any other agreement or instrument contemplated by the purchase agreement or entered into or amended in connection therewith. Morgan Stanley assumed that in connection with the receipt of all the necessary governmental, regulatory or other approvals and consents required for the transaction, no delays, limitations, conditions or restrictions would be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the transaction. Morgan Stanley is not a legal, tax, or regulatory advisor. Morgan Stanley is a financial advisor only and relied upon, without independent verification, the assessment of Agios and its legal, tax and regulatory advisors with respect to legal, tax, and regulatory matters. Morgan Stanley expressed no opinion with respect to the fairness of the amount or nature of the compensation to any of Agios’ officers, directors or employees, or any class of such persons, relative to the aggregate consideration to be received by Agios in the transaction. Morgan Stanley did not make any independent valuation or appraisal of the assets or liabilities of Agios or the oncology business, nor was Morgan Stanley furnished with any such valuations or appraisals. Morgan Stanley’s opinion was necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to Morgan Stanley as of, December 20, 2020. Events occurring after December 20, 2020 may affect Morgan Stanley’s opinion and the assumptions used in preparing it, and Morgan Stanley did not assume any obligation to update, revise or reaffirm its opinion.

Summary of Financial Analyses

The following is a summary of the material financial analyses performed by Morgan Stanley in connection with its preparation of its oral opinion as of December 20, 2020 and its written opinion letter dated December 20, 2020 that were rendered and delivered, respectively, to the Agios Board. The following summary is not a complete description of Morgan Stanley’s opinion or the financial analyses performed and factors considered by Morgan Stanley in connection with its opinion, nor does the order of analyses described represent the relative importance or weight given to those analyses. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before December 18, 2020, the last trading day prior to the date of the meeting of the Agios Board at which Morgan Stanley rendered its oral opinion. Some of these summaries of financial analyses include information presented in tabular format. In order to fully understand the financial analyses used by Morgan Stanley, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. The analyses listed in the tables and described below must be considered as a whole; considering any portion of such analyses and of the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying Morgan Stanley’s opinion. Furthermore, mathematical analysis (such as determining the average or median) is not in itself a meaningful method of using the data referred to below.

In performing the financial analyses summarized below and arriving at its opinion, Morgan Stanley used and relied upon the oncology business projections as provided by the management of Agios, as more fully described in “Certain Unaudited Prospective Financial Information” beginning on page 42, which was approved by the management of Agios for Morgan Stanley’s use in connection with its financial analyses.

Sum-of-the-Parts Discounted Cash Flow Analysis

Morgan Stanley performed a sum-of-the-parts discounted cash flow analysis, which is designed to imply a value of a company in its entirety based on the separate valuation of the company’s business segments. A discounted cash flow analysis is a traditional valuation methodology that is used to derive the implied value of an asset by calculating the present value of the estimated unlevered free cash flows and terminal value of such asset. “Unlevered free cash flows” refers to a calculation of the future cash flows generated by the asset without including in such calculation any debt servicing costs. “Present value” refers to the current value of the future cash flows generated by the asset, and is obtained by discounting those cash flows back to the present using a discount rate that takes into account macro-economic assumptions and estimates of risk, the opportunity cost of capital, expected returns and other appropriate factors. “Terminal value” refers to the present value of all future cash flows generated by the asset for periods beyond the projections period.

Morgan Stanley used the oncology business projections for purposes of its discounted cash flow analysis, as more fully described below. Relying on the oncology business projections, Morgan Stanley first calculated (i) the risk-adjusted estimated unlevered free cash flows to be generated by the oncology business’ product candidates TIBSOVO, Vorasidenib and AG-270, for the period from December 31, 2020 through December 31, 2040, (ii) the risk-adjusted free cash flows to be generated by milestones related to TIBSOVO from a partnership with CStone Pharmaceuticals Co., Ltd and a $20 million milestone from an illustrative partner of AG-270 for the period from December 31, 2020 to December 31, 2040, and (iii) the risk-adjusted free cash flows to be generated by the oncology business’s discovery platform and investigational new drugs (“new INDs”) for the period from December 31, 2020 through December 31, 2042. The risk-adjusted estimated unlevered free cash flows were calculated as revenue, less cost of goods sold, less operating expenses (including stock based compensation expenses), less taxes (without taking into account the benefits estimated by the management of Agios to be derived by the oncology business from its utilization of the oncology business’ estimated net operating loss carryforwards as reflected in the oncology business projections), less capital expenditures, plus depreciation and amortization, less changes in net working capital, to be generated from each asset above, risk-adjusted to reflect the management of Agios’ estimate of the probability of success for each product candidate, in each case, as set forth in the oncology business projections. Morgan Stanley then derived illustrative net present values as of December 31, 2020 using the mid-year discount convention and discount rates ranging between 9.2% and 11.2% of (i) the unlevered free cash flows of the oncology business’s product candidates, milestones and discovery platform and new INDs, as described above, (ii) the corporate costs and expenses as set forth in the oncology business projections that had not been allocated to specific product candidates or the oncology business’s discovery platform, including capital expenditures and related depreciation and amortization, (iii) the impact of a tax true-up to adjust for estimated taxes payable for the oncology business as a whole against taxes payable for each of the oncology business’s product candidates, TIBSOVO and AG-270 milestones, and the oncology business’s discovery platform and new INDs, (iv) the benefits of the utilization of estimated future net operating losses estimated by the management of Agios to be derived by the oncology business as reflected in the oncology business projections, and (v) the impact of two potential future equity issuances by the oncology business of $350 million in 2021 and $300 million in 2022, including cash raised and the resulting dilution.

The range of discount rates was selected, upon the application of Morgan Stanley’s professional judgment and experience, to reflect the oncology business’s estimated weighted average cost of capital and cost of equity, which estimates were derived by application of the capital asset pricing model, which takes into account certain oncology business-specific metrics, including the oncology business’s capital structure, an assumed tax rate and predicted beta (based on a select set of oncology business peers), as well as certain financial metrics for the financial markets generally. Morgan Stanley also calculated a terminal value for the oncology business’ product candidates and other assets by applying a perpetuity growth rate of negative 10% to the risk-adjusted estimated unlevered free cash flows of the oncology business’ product candidates and other assets. Morgan Stanley further calculated a terminal value for the oncology business’ discovery platform and new INDs by applying a perpetuity growth rate of 3% to the risk-adjusted estimated free cash flows to be generated from the oncology business’ discovery platform and new INDs. The perpetuity growth rate applied in each case was selected by the management of Agios. Morgan Stanley calculated a range of enterprise values for the oncology business by adding together the range of illustrative net present values derived above and the net cash of $0 for the oncology business as reflected in the oncology business projections to calculate a range of implied enterprise values for the oncology business of $1.107 billion to $1.746 billion. Morgan Stanley noted that the net present value of the aggregate consideration to be received by Agios for the oncology business in the transaction was approximately $2.110 billion

Precedent Transaction Analysis

For reference only, and not as a component of its fairness analysis, Morgan Stanley performed a precedent transactions analysis with respect to the oncology business, which is designed to imply a value of a company based on publicly available financial information of selected transactions.

Morgan Stanley reviewed publicly available statistics for selected transactions in the oncology-focused biopharmaceutical industry with stock, cash or mixed cash and stock consideration announced between 2016 and December 20, 2020 with transaction values between $1 billion and $6 billion. Morgan Stanley selected such transactions because of certain shared characteristics with the transaction based on Morgan Stanley’s professional judgment and experience. For each transaction in the analysis, Morgan Stanley noted the ratio of the transaction value of the target company to each of the target company’s 5-year forward net sales.

The following is the list of such transactions reviewed:

Target	Acquirer	Announcement	Transaction Value/5-Year Forward Net Sales(1)
Forty Seven, Inc.	Gilead Sciences, Inc.	March 2020	3.9x
ArQule, Inc.	Merck & Co., Inc.	December 2019	10.9x
Synthorx, Inc.	Sanofi SA	December 2019	NM
TESARO, Inc.	GlaxoSmithKline plc	December 2018	3.0x(2)
Endocyte, Inc.	Novartis AG	October 2018	3.0x
ARMO BioSciences, Inc.	Eli Lilly and Company	May 2018	24.4x
Ignyta, Inc.	Roche Holding Ltd.	December 2017	3.5x
Advanced Accelerator Applications S.A.	Novartis AG	October 2017	3.6x
ARIAD Pharmaceuticals, Inc.	Takeda Pharmaceutical Company Ltd.	January 2017	5.5x
Celator Pharmaceuticals, Inc.	Jazz Pharmaceuticals plc	May 2016	4.1x(3)
Median			3.9x
Mean			6.9x
Quartile 1			3.5x
Quartile 3			5.5x

(1)	Reflects risk-adjusted net sales forecasts prepared by the management of target.
(2)	Tesaro net sales estimate based on conservative management case disclosed in filing.
(3)	Celator net sales estimate based on management base case and computed from probability of success implied by stated risk-adjusted and unadjusted cash flows.

Based on its analysis of the relevant metrics for each of the comparable transactions and upon the application of its professional experience and judgment, Morgan Stanley selected a representative range for the ratio of aggregate transaction value to 5-year forward net sales of 3.5x – 5.5x and applied this range to the oncology business’ 2025E net sales, based on the oncology business projections, to derive an implied enterprise value range for the oncology business of $995 million to $1.563 billion.

Morgan Stanley noted that the net present value of the aggregate consideration to be received by Agios for the oncology business in the transaction was approximately $2.110 billion.

No company or transaction used in the precedent transaction analysis is identical to the oncology business or the transaction, or directly comparable in business mix, size or other metrics. Accordingly, an analysis of the results of the foregoing necessarily involves complex considerations and judgments concerning differences between the oncology business, Servier and the transaction and the companies and transactions being compared and other factors that would affect the value of the companies and transactions to which the oncology business and Servier are being compared. In selecting the precedent transactions, Morgan Stanley made numerous judgments and assumptions with respect to size, business mix, industry performance, general business, regulatory, economic, market and financial conditions and other matters, many of which are beyond the control of the oncology business, Agios or Servier. These include, among other things, the impact of competition on the oncology business, Agios’ or Servier’s business and the industry generally, industry growth and the absence of any adverse material change in the financial condition and prospects of the oncology business, Agios, Servier, the industry or the financial markets in general.

Product-Level Sum-of-the-Parts Analysis Based on Street Estimates

For reference only, and not as a component of its fairness analysis, Morgan Stanley reviewed the discounted cash flow valuations for the oncology business’ product candidates, TIBSOVO and Vorasidenib, based on Wall Street research analyst estimates. Morgan Stanley then derived a reference range of implied enterprise values (excluding corporate overhead and other corporate costs) based on the lowest and the highest Wall Street research analyst estimates for each product candidate to derive an implied enterprise value reference range for the oncology business of $745 million to $2.884 billion. Morgan Stanley noted that the net present value of the aggregate consideration to be received by Agios for the Oncology Business in the transaction is approximately $2.110 billion.

General

In connection with the review of the transaction by the Agios Board, Morgan Stanley performed a variety of financial and comparative analyses for purposes of rendering its opinion. The preparation of a financial opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. In arriving at its opinion, Morgan Stanley considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor it considered. Morgan Stanley believes that selecting any portion of its analyses, without considering all analyses as a whole, would create an incomplete view of the process underlying its analyses and opinion. In addition, Morgan Stanley may have given various analyses and factors more or less weight than other analyses and factors, and may have deemed various assumptions more or less probable than other assumptions. As a result, the ranges of valuations resulting from any particular analysis described above should not be taken to be Morgan Stanley’s view of the actual value of the oncology business.

In performing its analyses, Morgan Stanley made numerous assumptions with regard to industry performance, general business, regulatory, economic, market and financial conditions and other matters, which are beyond the control of Agios. These include, among other things, the impact of competition on the oncology business and the industry generally, industry growth and the absence of any adverse material change in the financial condition and prospects of the oncology business and the industry and in the financial markets in general. Any estimates contained in Morgan Stanley’s analyses are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates.

Morgan Stanley conducted the analyses described above solely as part of its analysis of the fairness, from a financial point of view, of the aggregate consideration to be received by Agios pursuant to the purchase agreement and in connection with the delivery of its opinion to the Agios Board.

The aggregate consideration was determined by Agios and Servier through arm’s-length negotiations between Agios and Servier and was approved by the Agios Board. Morgan Stanley provided financial advice to the Agios Board during these negotiations but did not, however, recommend any specific form or amount of consideration to Agios or the Agios Board, nor did Morgan Stanley opine that any specific form or amount of consideration constituted the only appropriate consideration for the transaction. Morgan Stanley’s opinion was not intended to, and does not, constitute advice or a recommendation as to how the stockholders of Agios should vote at the special meeting to be held in connection with the transaction.

Morgan Stanley’s opinion and its presentation to the Agios Board was one of many factors taken into consideration by the Agios Board in deciding to approve the purchase agreement and the transactions contemplated thereby. Consequently, the analyses as described above should not be viewed as determinative of the opinion of the Agios Board with respect to the aggregate consideration or of whether the Agios Board would have been willing to agree to a different aggregate consideration. Morgan Stanley’s opinion was approved by a committee of Morgan Stanley investment banking and other professionals in accordance with Morgan Stanley’s customary practice.

The Agios Board retained Morgan Stanley based upon Morgan Stanley’s qualifications, expertise and reputation, its knowledge of and involvement in recent transactions in the biopharmaceutical industry, and its knowledge and understanding of the business and affairs of the oncology business. Morgan Stanley is a global financial services firm engaged in the securities, investment management and individual wealth management businesses. Its securities business is engaged in securities underwriting, trading and brokerage activities, foreign exchange, commodities and derivatives trading and prime brokerage, as well as providing investment banking, financing and financial advisory services. Morgan Stanley, its affiliates, directors and officers may at any time invest on a principal basis or manage funds that invest, hold long or short positions, finance positions, and may trade or otherwise structure and effect transactions, for their own account or the accounts of their customers, in debt or equity securities or loans of Agios, the oncology business, Servier, or any other company, or any currency or commodity, that may be involved in the transaction, or any related derivative instrument.

Under the terms of its engagement letter, Morgan Stanley provided the Agios Board with financial advisory services and a financial opinion, described in this section and attached to this proxy statement as Annex C, in connection with the transaction, and Agios has agreed to pay Morgan Stanley a fee for its services in an amount estimated, as of the date of Morgan Stanley’s written opinion, to be approximately $22.2 million, $2 million of which became payable upon the execution of the purchase agreement and the remainder of which is contingent upon the completion of the transaction. Agios has also agreed to reimburse Morgan Stanley for its reasonable expenses incurred from time to time in connection with its engagement. In addition, Agios has agreed to indemnify Morgan Stanley and its affiliates, its and their respective directors, officers, employees and agents, and each other person, if any, controlling Morgan Stanley or any of its affiliates, against any losses, claims, damages or liabilities, relating to, arising out of or in connection with Morgan Stanley’s engagement, including certain liabilities under the federal securities laws.

In the two years prior to the date of its opinion, Morgan Stanley has not provided financial advisory or financing services to Agios or Servier or their respective affiliates. Morgan Stanley may seek to provide financial advisory and financing services to Agios and Servier and their respective affiliates in the future and would expect to receive fees for the rendering of these services.

Certain Unaudited Prospective Financial Information

Agios does not, as a matter of course, develop or publicly disclose long-term projections as to future performance, revenues, earnings or other results due to, among other reasons, the unpredictability and uncertainty of the underlying assumptions and estimates. However, in connection with its comprehensive strategic review, Agios management provided certain unaudited prospective financial information for the oncology business (the “oncology business projections”) to (1) the Agios Board in connection with its evaluation of the transaction and to representatives of Goldman Sachs and Morgan Stanley and (2) Servier in its connection with its evaluation of the transaction. The oncology business projections reflect a risk-adjusted outlook and were based on certain assumptions about the probability of technical success and regulatory approval, epidemiology, timing of commercial launch, sales ramp, pricing, reimbursement, market size, market share, competition, contractual relationships, market exclusivity, estimated costs and expenses, effective tax rate and utilization of net operating losses, ability to raise future capital, and other relevant factors relating to the oncology business and its product candidates. The Agios Board directed Goldman Sachs and Morgan Stanley to use the oncology business projections in performing their respective financial analyses in connection with their respective opinions as described in the section “—Opinion of Agios’ Financial Advisors”.

The oncology business projections were not prepared with a view toward public disclosure and the summary thereof is included in this proxy statement only because such information was made available as described above. The oncology business projections were not prepared with a view toward compliance with U.S. Generally Accepted Accounting Principles (“GAAP”), the published guidelines of the SEC regarding projections and forward-looking statements or the guidelines established by the American Institute of Certified Public Accountants for preparation or presentation of prospective financial information. The oncology business projections included in this document has been prepared by, and is the responsibility of, the Company’s management. PricewaterhouseCoopers LLP, our independent registered public accounting firm, has not audited, reviewed, examined, compiled, nor applied agreed-upon procedures with respect to, the accompanying oncology business projections and, accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurance with respect thereto. The PricewaterhouseCoopers LLP report on the financial statements of Agios, incorporated by reference on our Current Report on Form 8-K filed on January 29, 2021, relates to the Company’s previously issued financial statements. It does not extend to the oncology business projections and should not be read to do so. The oncology business projections were prepared solely for internal use of Agios, Goldman Sachs, Morgan Stanley, and Servier and are subjective in many respects.

Although the oncology business projections are presented with numerical specificity, they reflect numerous assumptions and estimates as to future events that our management believed were reasonable at the time the oncology business projections were prepared, taking into account the relevant information available to Agios management at the time. However, this information is not fact and should not be relied upon as being necessarily indicative of actual future results. Important factors that may affect actual results and cause the oncology business projections not to be achieved include general economic conditions, prevailing interest rates, accuracy of certain accounting assumptions, changes in actual or projected cash flows, competitive pressures, changes in tax laws and matters specific to the oncology business. The oncology business projections are forward-looking statements and should be read in conjunction with the section of this proxy statement entitled “Cautionary Statement Regarding Forward-Looking Statements.” In addition, the oncology business projections do not take into account any circumstances or events occurring after the date that they were prepared. As a result, there can be no assurance that the oncology business projections will be realized, and actual results may be materially better or worse than those contemplated in the oncology business projections. The inclusion of this information should not be regarded as an indication that the Agios Board, Agios, Goldman Sachs, Morgan Stanley, Servier or any other recipient of these oncology business projections considered, or now considers, that actual future results will necessarily reflect the oncology business projections. The oncology business projections are not included in this proxy statement in order to induce any Agios stockholder to vote in favor of the transaction proposal or to influence any Agios stockholder to make any investment decision with respect to the transaction.

The oncology business projections should be evaluated, if at all, in conjunction with the financial statements of Agios and the oncology business and other information regarding Agios and the oncology business contained in our public filings with the SEC.

Except to the extent required by applicable federal securities laws, we do not intend, and expressly disclaim any responsibility, to update or otherwise revise the oncology business projections to reflect circumstances existing after the date the oncology business projections were prepared or to reflect the occurrence of future events or changes in general economic or industry conditions, even in the event that any of the assumptions underlying any of the oncology business projections are shown to be in error.

In light of the foregoing factors and the uncertainties inherent in the oncology business projections, Agios stockholders are cautioned not to unduly rely on any of the oncology business projections included in this proxy statement.

Certain of the measures included in the oncology business projections may be considered non-GAAP financial measures. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as used by Agios may not be comparable to similarly titled amounts used by other companies.

The following table summarizes the unaudited prospective financial information for the oncology business provided to the Agios Board in connection with its evaluation of the transaction and to representatives of Goldman Sachs and Morgan Stanley for use in connection with their respective financial analyses and their respective written opinions as described in the section “—Opinion of Agios’ Financial Advisors”:

Oncology Business

($ in millions USD)

	Fiscal Year
	2021	2022	2023	2024	2025	2026	2027	2028
Net Sales	$169	$176	$183	$237	$284	$358	$525	$678
Free Cash Flow	$(122)	$(132)	$(127)	$(97)	$(66)	$33	$181	$304

	Fiscal Year
	2029	2030	2031	2032	2033	2034	2035	2036
Net Sales	$786	$867	$934	$991	$933	$869	$901	$965
Free Cash Flow	$324	$356	$393	$420	$392	$342	$354	$400

	Fiscal Year
	2037	2038	2039	2040
Net Sales	$968	$1,000	$1,069	$704
Free Cash Flow	$401	$410	$445	$215

“Net Sales” represents the sum of (i) estimated sales of TIBSOVO®, vorasidenib, AG-270 and other products that are currently or will be investigational new drugs of the oncology business, each as adjusted for, among other things, chargebacks, rebates, distributor fees, GPO administrative fees, prompt pay discounts, patient assistance programs and returns, plus (ii) estimated milestones payable pursuant to contracts of the oncology business existing as of the date of the purchase agreement, and, in the cases of foregoing clauses (i) and (ii), as further adjusted by Agios management to reflect, among other things, the risk of adverse developments with respect to the Company’s clinical and commercial advancement of its products and product candidates, competition, and changes in law or regulation.

“Free Cash Flow” represents Net Sales of the oncology business as adjusted for, among other things, (i) costs of goods sold, research and development expenses, sales, general and administrative expenses, taxes (as adjusted for net operating losses), changes in net working capital, capital expenditures and depreciation and amortization with respect to new investigational new drugs and (ii) the risk of adverse developments with respect to the Company’s clinical and commercial advancement of its products and product candidates, competition, and changes in law or regulation.

The following table summarizes the unaudited prospective financial information for TIBSOVO® provided to Servier in connection with its evaluation of the transaction:

TIBSOVO

($ in millions USD)

	Fiscal Year
	2020	2021
Net Product Revenue	$116	$170

“Net Product Revenue” represents estimated revenue from the sale of TIBSOVO® as adjusted for, among other things, chargebacks, rebates, distributor fees, GPO administrative fees, prompt pay discounts, patient assistance programs and returns.

Interests of Agios’ Directors and Executive Officers in the Transaction

After the transaction, it is expected that all of the directors and executive officers of Agios will continue to provide services as directors and executive officers, respectively, of Agios. Agios will continue to provide indemnification and insurance coverage to the directors and executive officers of Agios.

None of Agios’ directors or executive officers is a party to, or participates in, any plan, program, or arrangement of Agios that provides such director or executive officer with any kind of compensation that is enhanced by or otherwise triggered by the completion of the transaction.

Regulatory Clearances and Approvals Required for the Transaction

HSR Act. The transaction is subject to the requirements of the HSR Act, which prohibits Agios and Servier from completing the transaction until required information and materials are furnished to the DOJ and the FTC and the HSR Act waiting period under the HSR Act is terminated or expires. Servier and Agios submitted the requisite notification and report forms under the HSR Act on January 19 and 20, 2021, respectively.

Antitrust Laws of Germany. The transaction is subject to the approval of appropriate regulators in Germany under the antitrust and competition laws of Germany. The requisite report forms were submitted under such antitrust and competition laws on January 26, 2021.

In addition, antitrust, competition and investment authorities, including authorities outside of the United States and Germany, may take action under the laws of their jurisdictions, which could include seeking to enjoin the completion of the transaction. For more information about regulatory approvals relating to the transaction, see the section entitled “The Purchase Agreement—Conditions to the Completion of the Transaction.”

There can be no assurance that all of the regulatory approvals that might be required to consummate the transaction will be sought or obtained and, if obtained, there can be no assurance as to the timing of any such approvals, the parties’ ability to obtain the approvals on satisfactory terms, or that such regulatory bodies or private parties will not seek to take legal action to enjoin the completion of the transaction.

Accounting Treatment

Under generally accepted accounting principles, upon completion of the transaction, we will remove the net assets and liabilities related to the oncology business from our consolidated balance sheet. The results of operations of the oncology business will be treated as discontinued operations.

Appraisal Rights

No appraisal rights or dissenters’ rights are available to our stockholders under Delaware law or our certificate of incorporation or bylaws in connection with the transaction.

Effects on Agios if the Transaction Is Completed and the Nature of Agios’ Business Following the Transaction

If the transaction is completed, we will no longer operate the oncology business and the Agios Board expects to use the proceeds from the completion of the transaction to focus on advancing our genetically defined disease business and returning valuing to Agios stockholders. Notwithstanding this present expectation, the Agios Board may use the proceeds of the transaction for other purposes for the benefit of Agios and its stockholders, and in connection therewith may find it necessary or advisable to use portions of the proceeds from the transaction for different or presently non-contemplated purposes.

The transaction will not alter the rights, privileges or nature of the Agios common stock. A stockholder who owns shares of our common stock immediately prior to the completion of the transaction will continue to hold the same number of shares immediately following the completion of the transaction.

THE PURCHASE AGREEMENT

The following is a summary of the material terms and conditions of the purchase agreement. This summary does not purport to be complete and may not contain all of the information about the purchase agreement that is important to you. This summary is qualified in its entirety by reference to the complete text of the purchase agreement, a copy of which is attached to this proxy statement as Annex A. We encourage you to read the purchase agreement carefully and in its entirety because it is the legal document that governs the transaction.

Purchase and Sale of Assets

Purchased Assets

Upon the terms and subject to the conditions of the purchase agreement, Agios is required to, and will cause its subsidiaries to, sell, assign, transfer and convey to Servier (or its designated entities) all of its and its subsidiaries’ right, title and interest as of the completion of the transaction in the following (the “purchased assets”):

•

(i) each contract to Agios or any subsidiary of Agios is a party that is exclusively related to the oncology business (other than specified excluded contracts) or set forth in the Agios disclosure letter to the purchase agreement, and (ii) those portions of any shared contract to which Agios or any subsidiary of Agios is a party that relates to both the oncology business and the genetically defined diseases business to the extent related to the oncology business;

•

any and all intellectual property (i) primarily used, or held primarily for use, in the operation of the oncology business or (ii) set forth in the Agios disclosure letter to the purchase agreement, in each case other specified names and marks related to Agios;

•	any and all tangible personal property primarily used, or held primarily for use, in the operation of the oncology business;

•

any and all accounts receivable and other current assets (including prepaid expenses) of the oncology business as of immediately prior to the completion of the transaction, other than cash and cash equivalents;

•

any and all raw materials (including all bulk active pharmaceutical ingredients, constituent substances, materials, biomaterials (including study tissues, plasma, serum, and slides, drug substance and drug product, chemical compounds synthetized in relevant medicinal chemistry series and related records, reagents, cell lines, and standards), stores and supplies, as well as any trade and sample inventory), works-in-process, finished products and other finished goods, supplies, packaging materials, operating supplies and inventory on consignment, in transit or deposited in a warehouse, and other inventories, in each case primarily used, or held primarily for use, by the oncology business;

•

any and all permits, including product registrations, primarily related to or used for the oncology business or otherwise primarily related to research or development of certain products related to the oncology business;

•

certain data and information related to the purchased assets, including data to the extent related to any product registrations included in the purchased assets and all pre-clinical data and information, completed clinical and nonclinical reports (together with raw data sets associated with such reports) to the extent related to clinical trials of the oncology business of which Agios or its subsidiaries is a sponsor;

•

any and all promotional materials primarily related to, primarily used in or primarily held for use in the oncology business, including certain materials set forth in the Agios disclosure letter to the purchase agreement, and any and all medical affairs, education or other similar non-promotional materials primarily related to, primarily used in or primarily held for use in the oncology business;

•	all data and databases of personal data related to the oncology business, subject to specified exceptions with respect to the conveyance of such purchased assets;

•	all rights under all confidentiality agreements with prospective purchasers of the oncology business to the extent related to the oncology business;

•

any and all claims, warranty rights, deposit rights, prepaid expense rights, claims for refunds, indemnity rights, defenses, causes of actions (including rights to remedies and damages) and rights of set-off against third parties to the extent relating to or arising out of the purchased assets or the assumed liabilities (defined below) (other than any retained claim and any claims or defenses to the extent relating to any excluded assets (defined below)), including with respect to past, present and future violation, misappropriation or infringement of the intellectual property of the oncology business and rights to damages and other remedies therefor;

•	any and all rights under insurance programs and policies maintained by third party providers with respect to clinical trials and related services primarily related to the oncology business;

•	any and all documents, instruments, papers, books and records to the extent related to the oncology business and in the possession or control of Agios or its subsidiaries;

•	all attorney work-product protections, attorney-client privileges and other legal protections related to the oncology business, the purchased assets or the assumed liabilities;

•	all goodwill of the oncology business as a going concern; and

•	any other assets exclusively used, or held exclusively for use, in the operation of the oncology business (other than any assets identified as excluded assets).

Excluded Assets

Upon the terms and subject to the conditions of the purchase agreement, the following assets (the “excluded assets”) will not be transferred to Servier and will be retained by Agios following the closing:

•	any and all legal and beneficial interest in the share capital or equity interest of any person;

•	any and all contracts and portions of contracts, including contracts set forth in the Agios disclosure letter, other than the contracts that are purchased assets;

•	any and all owned and leased real property and other interests in real property;

•	any and all intellectual property, other than intellectual property of the oncology business that is a purchased asset;

•	any and all tangible personal property, other than tangible personal property that is a purchased asset;

•	any and all raw materials, work-in-process, finished goods, supplies and other inventories, other than the inventory that is a purchased asset;

•	any and all accounts receivable and other current assets (including prepaid expenses), other than the current assets of the oncology business that are purchased assets;

•	any and all cash and cash equivalents;

•	any and all permits, other than those specifically identified as purchased assets;

•	any and all claims and defenses (including any retained claims), other than the claims and defenses specifically identified as purchased assets;

•	any and all documents, instruments, papers, books and records not specifically identified as purchased assets;

•	any and all loans and advances, if any, by Agios or its subsidiaries to any of their affiliates or otherwise to the oncology business;

•	any and all refunds or credits of or against certain excluded business taxes;

•

any and all tax returns and other books and records related to taxes of, paid or payable by Agios, its subsidiaries or any of their respective affiliates, other than those exclusively related to the purchased assets, the assumed liabilities or the oncology business;

•

any and all insurance policies and binders and interests in insurance pools and programs and self-insurance arrangements whether or not related to the oncology business, for all periods before, through and after the completion of the transaction, including any and all refunds and credits due or to become due thereunder and any and all claims, rights to make claims and rights to proceeds on any such insurance policies, binders and interests for all periods before, through and after the completion of the transaction;

•

except for the purchased assets, any and all assets, business lines, properties, rights, contracts and claims of Agios or any of its subsidiaries not exclusively used, or held exclusively for use, in the operation of the oncology business (including all assets, business lines, properties, rights, contracts and claims constituting ownership interests in, or that are exclusively used or exclusively held for use in or exclusively related to, the genetically defined disease business);

•

all insurance policies of Agios and its affiliates relating to product liability, product defects, product recalls and personal injury as of the date of the purchase agreement, including policies providing excess coverage thereto; and

•	certain assets set forth on the Agios disclosure letter.

Assumption and Transfer of Liabilities

Assumed Liabilities

Subject to the terms and subject to the conditions of the purchase agreement, at the completion of the transaction, Servier and its designees are required to assume and agree to pay, satisfy, discharge and perform all of the liabilities of Agios and its subsidiaries related to or arising out of the purchased assets or the oncology business (the “assumed liabilities”), other than the liabilities identified as retained liabilities (defined below), in each case whether accruing or arising prior to, on or after the completion of the transaction, including the following:

•

any and all liabilities relating to or arising out of the ownership, use or conduct of the oncology business or the purchased assets, whether accruing or arising before, on or after the closing date, whether known or unknown, fixed or contingent, asserted or unasserted, and not satisfied or extinguished as of the closing date, including any and all liabilities in respect of any proceedings related thereto, other than the retained liabilities;

•	any and all liabilities relating to or arising out of the contracts (or portions thereof) that are purchased assets;

•	any and all liabilities relating to or arising out of the design, manufacture, testing, marketing, distribution, use or sale of products;

•

except for certain liabilities that are expressly retained by Agios, any and all liabilities for product liability, product warranty, product recall, product defect and personal injury from Products or clinical trials related to the oncology business;

•

any and all liabilities with respect to any return, repair, warranty or similar liabilities relating to products, projects and services of the oncology business that were designed, planned, managed, constructed, supervised, manufactured or sold on, prior to or after the closing date;

•

any and all liabilities for (i) taxes for which Servier is responsible under the terms of the purchase agreement and (ii) taxes of, relating to or imposed with respect to the purchased assets, the assumed liabilities or the oncology business, in each case, other than certain excluded taxes of the oncology business;

•

any and all liabilities in respect of or relating to transferred employees, other than (i) with respect to workers compensation claims being paid as of the closing date, (ii) claims for unpaid wages by Agios or its affiliates to transferred employees prior to the closing date, and (iii) certain expressly contemplated retained liabilities;

•

any and all liabilities for which Servier or its affiliates expressly has responsibility pursuant to the purchase agreement, including with respect to substituted guarantees relating to the oncology business; and

•	any and all accounts payable and other current liabilities included in the calculation of the closing working capital for purposes of the working capital adjustment to the purchase price.

Retained Liabilities

Upon the terms and subject to the conditions of the purchase agreement, Agios and its affiliates will retain and be responsible for, and Servier will not assume, the following liabilities of Agios and its subsidiaries (the “retained liabilities”):

•	any indebtedness of Agios or its subsidiaries as of the completion of the transaction;

•	any liabilities for which Agios or any of its subsidiaries expressly has responsibility pursuant to the purchase agreement;

•

all liabilities to the extent arising out of or related to the excluded assets (other than any liabilities for which Servier or any of its affiliates expressly has responsibility pursuant to the terms of the purchase agreement or any other transaction document, and other than liabilities that are separately allocated pursuant to any other agreement or transaction related to such excluded assets between Agios or any of its affiliates, on the one hand, and Servier or any of its affiliates, on the other hand, including any commercial or other agreements unrelated to the purchase agreement, as applicable);

•

except as otherwise contemplated by the purchase agreement, all liabilities relating to or arising out of any Agios benefit plan and all liabilities arising under or in connection with an employee benefit plan, program, policy or arrangement sponsored, maintained or contributed to by any ERISA affiliates;

•

all liabilities related to (i) any former employees of the oncology business or (ii) any employee of the oncology business (other than those liabilities with respect to transferred employees expressly assumed by Servier);

•	all liabilities for certain excluded taxes not assumed by Servier, including with respect to the oncology business to the extent allocable to pre-closing tax periods;

•	all liabilities for transfer taxes for which Agios is responsible under the purchase agreement;

•	all financial obligations of Agios under the Royalty Purchase Agreement, dated June 11, 2020, by and between Agios and RPI 2019 Intermediate Finance Trust;

•

all liabilities for claims made prior to the completion of the transaction for product liability, product warranty, product recall, product defect and personal injury from products or clinical trials related to the oncology business, to the extent constituting covered losses or coverable losses under specified insurance policies retained by Agios (regardless of whether actually paid by the insurer and regardless of whether included in any deductible) and not in excess of the aggregate limit of such policies;

•

all criminal liabilities and obligations and all civil penalties of Agios and its affiliates arising from criminal proceedings or breaches by Agios or its affiliates of criminal laws, but solely to the extent such liabilities and obligations are excluded from coverage under the terms of the representation and warranty insurance policy; and

•

fees and expenses of brokers, finders, outside counsel, financial advisors, accountants, consultants and other professional advisors incurred by Agios or any of its affiliates specifically in connection with the sale process and the negotiation, execution and performance of the purchase agreement and the other transaction documents and the transactions contemplated thereby and any other similar processes which occurred with any other person.

Consideration for the Transaction

As consideration for the transaction, Servier has agreed to pay to Agios consideration as described below.

Upfront Cash Consideration

At the completion of the transaction, Servier will pay to Agios 1,800,000,000 in cash, subject to (i) an increase (or decrease) based on the working capital of the oncology business at the completion of the transaction in excess of (or less than) a target working capital amount of $15,800,000 and (ii) a decrease of $3,561,652, which represents a reimbursement to Servier for a portion of the costs and expenses, including premium, payable to obtain the representation and warranty insurance policy.

Vorasidenib Regulatory Milestone Payment

If the completion of the transaction occurs, Servier will pay to Agios $200,000,000 in cash if the regulatory approval milestone (as defined below) occurs on or before January 1, 2027.

The “regulatory approval milestone” is:

•

Vorasidenib being granted approval for a new drug application from the FDA for the United States with an approved label that specifically permits vorasidenib’s use as a single agent for the adjuvant treatment of patients with Grade 2 glioma that have an IDH1 or IDH2 mutation; and

•

if, and only if, such approval for a new drug application requires the approval of a vorasidenib companion diagnostic test, the vorasidenib companion diagnostic test being granted a premarket approval from the FDA for the United States (provided that any accelerated approval by the FDA of vorasidenib or the vorasidenib companion diagnostic test will not be deemed to satisfy this bullet point or the preceding bullet point).

Following the closing date, Servier will use, and will cause its affiliates to use, specified efforts in the purchase agreement to achieve the regulatory approval milestone.

Royalty Payments

Servier has also agreed to pay to Agios the following royalties:

•

a royalty payment of 5% of the net sales (as defined in the purchase agreement) of TIBSOVO® (ivosidenib) in the United States, to be paid from the completion of the transaction through its loss of exclusivity; and

•

a royalty payment of 15% of the net sales (as defined in the purchase agreement) of vorasidenib in the United States, to be paid from the first commercial sale of vorasidenib through its loss of exclusivity.

A loss of exclusivity for both TIBSOVO® and vorasidenib will be the later of (i) the last to expire of the U.S. composition of matter patents for such product and (ii) the expiration of any regulatory exclusivity granted by a U.S. governmental entity that confers an exclusive commercialization period for such product.

The purchase agreement defines net sales in respect of TIBSOVO® and vorasidenib to be the gross amount invoiced by the entities selling such products for the sale or other commercial disposition of such products anywhere within the U.S. minus certain permitted deductions, which include, among others:

•	price reductions or deductions, retroactive or otherwise, imposed by, negotiated with or otherwise incurred with respect to governmental entities or other payees;

•	chargebacks, rebates and other amounts paid or incurred on sale of the applicable product;

•

rebates and administrative fees paid or incurred to wholesalers, specialty distributors, distributors, medical healthcare organizations, group purchasing organizations, specialty pharmacies, pharmaceutical benefit managers, Medicare Prescription Drug Plans or trade customers;

•	transportation, freight, postage, importation, shipping insurance and other handling expenses; and

•

to the extent agreed by the parties in writing acting in good faith, any other specifically identifiable appropriate allowances or deductions that were actually credited and that are similar to the deductions set forth in the purchase agreement.

In addition, subject to certain exceptions, if at any time between the closing date and the end of a loss of exclusivity of TIBSOVO® or vorasidenib, Servier makes third party license payments with respect to such product, Servier may credit the amount equal to 50% of such payments against the amounts payable to Agios under the royalty with respect to such product.

In the event that TIBSOVO® and vorasidenib is sold in the U.S. in the form of a combination product, the net sales of such combination product will include only the net sales attributable to TIBSOVO® and vorasidenib, as applicable, pursuant to a formula set forth in the purchase agreement.

During the applicable royalty period for each such product, Servier will, will cause its affiliates to and will instruct any other entity selling such products to, use specified efforts to commercialize, sell and market TIBSOVO® and vorasidenib in the U.S., except that Servier will not be required to set the prices prior to any loss of exclusivity in a manner that is inconsistent with its long-term business plan and objectives for each such product, and neither Servier, nor any of its affiliates, will be prohibited from researching, developing, or commercializing any product that competes with TIBSOVO® and vorasidenib.

The purchase agreement defines the efforts required to be made by Servier with respect to the commercialization, sale and marketing of TIBSOVO® and vorasidenib to be the efforts of a person to carry out its obligations in a diligent manner using such effort and employing such resources normally used by Servier and its affiliates (taken together) relating to the research, development or commercialization of a product, that is of similar market potential at a similar stage in its development or product life, taking into account all scientific, commercial and other actors that Servier or its affiliates would normally take into account, including issues of market exclusivity (including patent coverage, regulatory and other exclusivity), safety and efficacy, product profile, expected cost and time of development, the competitiveness of alternate products in the marketplace or under development, the launch or sales of a generic or biosimilar product, the regulatory structure involved (including likelihood of regulatory approval), and the profitability of the applicable product (including pricing and reimbursement status achieved), including efforts by Servier and its affiliates to apply for and secure any eligible extensions for the patent rights with respect to TIBSOVO® and vorasidenib, including patent term extensions, but excluding the initiation of any clinical trials for TIBSOVO® or vorasidenib that are not ongoing as of December 20, 2020 or any development activities with respect to TIBSOVO® outside of continuation of clinical trials ongoing as of December 20, 2020.

Closing Date of the Transaction

Unless otherwise mutually agreed in writing by Agios and Servier, the closing of the transaction will occur on the third business day following the satisfaction or waiver of the conditions set forth in the purchase agreement and described in the section entitled “—Conditions to the Completion of the Transaction” (other than those conditions that by their nature are to be satisfied at the completion of the transaction). Servier and Agios further agree to discuss in good faith completing the transaction on the last business day of the calendar month in which the last of the closing conditions have been satisfied (other than those conditions that by their nature are to be satisfied at the completion of the transaction).

As of the date of this proxy statement, we expect to complete the transaction in the second quarter of 2021. The transaction is subject to certain conditions, and it is possible that factors outside the control of Agios or Servier could result in the transaction being completed at a later time, or not at all. There may be a substantial amount of time between the special meeting and the completion of the transaction. We expect to complete the transaction promptly following the satisfaction, or waiver, of all required conditions set forth in the purchase agreement.

Representations and Warranties

Agios’ representations and warranties to Servier in the purchase agreement relate to, among other things:

•	the organization, good standing and qualification of each of Agios and its subsidiaries;

•	the corporate power and authority;

•	the absence of conflicts;

•	approvals and filings in connection with the transaction;

•	the absence of proceedings and judgments;

•	certain financial information relating to the oncology business;

•	the absence of certain changes or events;

•	the sufficiency of the purchased assets;

•	the intellectual property of the oncology business;

•	material contracts;

•	product registrations, product regulatory compliance, product liability and recalls;

•	compliance with laws and permits;

•	environmental matters;

•	taxes;

•	employee benefit plans;

•	labor matters;

•	inventories of the oncology business;

•	material customers and suppliers;

•	notes and accounts receivable;

•	data privacy;

•	brokers;

•	the accuracy of information included in this proxy statement; and

•	the absence of representations made by Agios other than those set forth in the purchase agreement.

Servier’s representations and warranties to Agios in the purchase agreement relate to, among other things:

•	the organization, valid existence and good standing;

•	the corporate power and authority;

•	the absence of conflicts;

•	approvals and filings in connection with the transaction;

•	the financial ability of Servier to perform its obligations under the purchase agreement;

•	the absence of proceedings and judgments;

•	compliance with laws and permits;

•	brokers;

•	the solvency of Servier and its affiliates;

•	the accuracy of information supplied by Servier and included in this proxy statement; and

•	acknowledgment that Agios and its subsidiaries, and any affiliates, representatives and other persons, make no representations or warranties other than those included in the purchase agreement.

None of the representations and warranties in the purchase agreement survive completion of the transaction.

Definition of “Business Material Adverse Effect”

Many of the representations and warranties in the purchase agreement made by Agios to Servier are qualified by a “business material adverse effect” standard for purposes of determining whether the relevant condition to closing, described in greater detail under “—Conditions to the Completion of the Transaction”, is satisfied (that is, they will not be deemed to be untrue or incorrect as of the closing date, as if such representations and warranties were made as of the closing date, unless their failure to be true or correct has had or would reasonably be expected to have a business material adverse effect).

For purposes of the purchase agreement, a “business material adverse effect” means any event, change, occurrence, development or effect that, individually or in the aggregate, (x) has a material adverse effect on the business, assets, financial condition or results of operations of the oncology business or condition of TIBSOVO®’s performance, taken as a whole, and (y) prohibits or prevents Agios or its affiliates from performing their obligations required to be performed by them at or prior to the completion of the transaction under the purchase agreement by the outside date, provided, however, that with respect to clause (x), any of the following will not be deemed, either alone or in combination, to constitute or contribute to, or be taken into account in determining the occurrence or existence of, such a business material adverse effect:

•

general changes, developments or conditions in the industries in which the oncology business operates, including competition in any of the geographic areas or product or services areas in which the oncology business operates;

•

general political, economic, business, monetary, financial or capital or credit market conditions or trends (including interest rates or the price of commodities or raw materials), including with respect to government spending, budgets and related matters;

•

changes in global, national or regional political conditions or trends, including the imposition of trade tariffs or other protective trade practices or any shutdown of any governmental entity, including the United States federal government, or any elections for office in any country or area (including the United States) (or the results thereof);

•

any act of civil unrest, riots, civil disobedience, war (whether or not declared) or terrorism (including by cyberattack or otherwise), including an outbreak or escalation of hostilities involving the United

States or any other country or the declaration by the United States or any other country or jurisdiction of a national emergency, authorization to use military force or war (or the escalation or worsening of any such conditions or occurrences);

•

earthquakes, hurricanes, tsunamis, typhoons, lightning, hail storms, blizzards, tornadoes, droughts, floods, cyclones, arctic frosts, mudslides and wildfires, pandemics (including SARS-CoV-2 or COVID-19, and any evolutions or mutations thereof or related or associated epidemics, pandemics or disease outbreaks), epidemics or other outbreaks of diseases, weather developments or other natural or manmade disasters, or acts of God (or the escalation or worsening of any such events or occurrences);

•

any decline in the stock price of the shares of Agios common stock, or the failure of the financial or operating performance of Agios, its subsidiaries or the oncology business to meet internal, Servier or analyst projections, forecasts or budgets for any period (provided that the underlying facts causing such failure may be taken into account in determining whether a business material adverse effect has occurred);

•	any action taken at the written request of Servier;

•

the execution, announcement, pendency, performance or consummation of the purchase agreement, the transaction or the other transactions contemplated thereby, or the identity of Servier (including the impact on or any loss of employees of the oncology business, customers, suppliers, partners or collaborators, relationships with governmental entities or other business relationships resulting from any of the foregoing, and including, for the avoidance of doubt, any event, change or effect resulting or arising from or in connection with any actions required to be taken to obtained required regulatory approvals);

•

changes in any law (including any proposed law) or GAAP or other applicable accounting principles or standard or any interpretations of any of the foregoing, including any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester, safety or similar law, directive, guidelines or recommendations promulgated by any governmental entity, including the Centers for Disease Control and Prevention and the World Health Organization, in each case, in connection with or in response to COVID-19; and

•

any regulatory or clinical events, changes, occurrences, developments or effects relating to any product other than TIBSOVO® (including (A) any suspension, rejection, refusal of, request to refile or any delay in obtaining or making any regulatory application or filing relating to any product, (B) any negative regulatory actions, requests, recommendations or decisions of any governmental entity relating to any product, (C) any clinical studies, tests or results or announcements thereof with respect to any product, and (D) any delay, hold or termination of any clinical trial or any delay, hold or termination of any planned application for marketing approval with respect to any product, in each case other than with respect to TIBSOVO®);

provided that any adverse events, changes, occurrences, developments or effects resulting from the matters described in the first bullet, second bullet, third bullet, fourth bullet, fifth bullet and the ninth bullet above may be taken into account in determining whether there has been a business material adverse effect to the extent that they have a materially disproportionate effect on the oncology business relative to similarly situated businesses in the industries in which the oncology business operates (in which case only such incremental materially disproportionate effect may be taken into account in determining whether there has been a business material adverse effect).

Conduct of the Business Pending the Transaction

Agios has agreed to certain covenants in the purchase agreement restricting the conduct of its business between the date of the purchase agreement and the completion of the transaction (or any earlier termination of the purchase agreement).

As a general matter, between the date of the purchase agreement and the completion of the transaction, except (i) as set forth in the Agios disclosure letter, (ii) as required by applicable law or as otherwise expressly contemplated by the terms of the purchase agreement, (iii) to the extent related to the excluded assets, the retained liabilities or the genetically defined disease business, (iv) as required or reasonably necessary to respond to COVID-19 (including the measured adopted with respect thereto), but excluding voluntary participation in any loans, bail-outs or government funding programs, or (v) as Servier may otherwise consent to (such consent not to be unreasonably withheld, conditioned or delayed), Agios will, and will cause its subsidiaries to, use commercially reasonable efforts to: (A) conduct the oncology business in the ordinary course, (B) preserve intact its current business organization and goodwill associated with the oncology business, (C) use commercially reasonable efforts to preserve the present relationships of Agios and its subsidiaries with employees of the oncology business, consultants, customers, suppliers, other business relations of the oncology business and governmental entities, and (D) dedicate efforts and resources to the development and registration of the products consistent with past practice of the oncology business (including dedicating such efforts with respect to existing submissions to regulatory authorities).

In addition, between the date of the purchase agreement and the completion of the transaction, except (i) as set forth in the Agios disclosure letter, (ii) as required by applicable law or as otherwise expressly contemplated by the terms of the purchase agreement, (iii) to the extent related to the excluded assets, the retained liabilities or the genetically defined disease business, (iv) as required or reasonably necessary to respond to COVID-19 (including the measured adopted with respect thereto), but excluding voluntary participation in any loans, bail-outs or government funding programs, or (v) as Servier may otherwise consent to (such consent not to be unreasonably withheld, conditioned or delayed), Agios will not, and will cause each of its subsidiaries not to, in each case solely with respect to the oncology business, take any of the following specified actions:

•

incur, create or assume any lien, other than specified permitted liens, with respect to any material asset of the oncology business, including any material purchased assets, other than (A) those that may be discharged at or prior to the completion of the transaction or (B) in the ordinary course of business;

•

acquire any assets or dispose, lease, license or transfer of any assets of the oncology business (other than intellectual property of the oncology business), including the purchased assets (other than intellectual property of the oncology business), in each case, other than (A) purchases and sales of inventory in the ordinary course of business, (B) transactions where the amount of upfront consideration paid or transferred in connection with such transactions would not exceed $2,000,000 in the aggregate or (C) intercompany acquisitions or dispositions;

•	acquire any corporation, partnership, limited liability company, other business organization or division thereof to be included in the purchased assets or the oncology business;

•

settle, or offer or propose to settle, any proceeding involving the oncology business or the purchased assets, except where such settlement would not impose any material equitable relief or other restriction on the oncology business and would not involve an admission of wrongdoing by Agios or any of its affiliates with respect to the oncology business or the purchased assets;

•

(A) amend any material term of, waive any material right under or voluntarily terminate (other than upon expiration in accordance with its terms), any material contract (as defined in the purchase agreement), or (B) enter into any contract that, if in effect on the date hereof, would be a material contract, other than, in each case of clauses (A) and (B), in the ordinary course of business;

•

make any material change in any method of financial accounting or financial accounting practice or policy applicable to the oncology business, other than such changes as are required by GAAP or applicable Law or are consistent with GAAP or otherwise apply generally to Agios;

•	terminate or fail to renew any existing permit or product registration that is material to the oncology business taken as a whole and included in the purchased assets;

•	make any commitments for capital expenditures in excess of $2,000,000 in the aggregate;

•	make any material change to its policies or practices regarding collection of accounts receivable or payment of accounts payable;

•

materially increase the annual rate of total target direct compensation of any employee of the oncology business, except as required by law or the terms of any Agios benefit plan existing prior to the date of the purchase agreement;

•

(A) except for one currently open senior director position previously disclosed to Servier, hire any person who would be an employee of the oncology business holding a title of senior director or above, or promote any employee of the oncology business at or to the level of senior director or above, (B) except for cause, dismiss or give notice to terminate any employee of the oncology business (or person who, absent such dismissal or termination, would be an employee of the oncology business) holding a title of senior director or above, or (C) change the roles and responsibilities of any person that would be an employee of the oncology business if such determination were to occur as of signing in a manner that would cause such person to cease to be an employee of the oncology business as of the completion of the transaction;

•

sell, assign, transfer, license, terminate, cancel or abandon (without filing a continuation application, divisional application or request for continued examination) any material right in any intellectual property of the oncology business that Agios or any of its subsidiaries controls the prosecution of, or grant a sublicense under any material license agreement, in each case other than the grant of nonexclusive licenses and sublicenses in the ordinary course of business;

•

(A) transfer any asset of the oncology business to any affiliate of Agios that is not a subsidiary of Agios or (B) transfer the equity of any subsidiary of Agios that holds assets of the oncology business in a manner that such subsidiary ceases to be a subsidiary of Agios; and

•	engaging in research and development activities with respect to specified oncology programs.

Obligation to Call a Stockholders’ Meeting

Agios has agreed in the purchase agreement to take all actions necessary in accordance with applicable law and its certificate of incorporation and bylaws to duly call and give notice of, convene and hold a meeting of its stockholders for the purpose of obtaining stockholder approval of the transaction as soon as reasonably practicable following the resolution of any comments of the SEC or the staff of the SEC with respect to the preliminary proxy statement. Unless Agios shall has made an adverse recommendation change (defined below) in accordance with the purchase agreement, Agios is required to include its recommendation in favor of the transaction in the definitive proxy statement with respect thereto, and will solicit, and use its reasonable best efforts to obtain, the approval of the Agios stockholders for the transaction.

No Solicitation Covenant

Subject to certain exceptions, Agios has agreed that it will not, and will cause its subsidiaries and its and their respective officers and directors, not to, and will use reasonable best efforts to cause each of its and their respective employees and other representatives not to, directly or indirectly:

•

solicit, initiate, or knowingly encourage or knowingly facilitate (including by way of furnishing information which has not been previously publicly disseminated) any proposal or offer or any inquiries regarding the making of any proposal or offer, including any proposal or offer to its stockholders, that constitutes, or would reasonably be expected to lead to, an acquisition proposal;

•

engage in, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any other person any information in connection with or for the purpose of encouraging or facilitating, any inquiry, proposal or offer that constitutes, or would reasonably be expected to lead to, an acquisition proposal (other than, in response to an unsolicited inquiry, to ascertain facts from the person making such acquisition proposal for the sole purpose of the Agios Board informing itself about such acquisition proposal and the person that made it and to refer the inquiring person to the non-solicitation obligations in the purchase agreement and to limit its conversation or other communication exclusively to such referral and such ascertaining of facts);

•

subject to the other provisions of the non-solicitation provisions set forth in the purchase agreement, (i) approve, recommend or enter into, or propose to approve, recommend or enter into, any competing acquisition agreement or (ii) approve, recommend or enter into, or propose to approve, recommend or enter into, any acquisition proposal; or

•	agree to do any of the foregoing.

Agios also will, and will cause its subsidiaries and its and their respective officers and directors to, use reasonable best efforts to cause each of its and their respective employees and other representatives to (i) immediately cease and cause to be terminated any discussions or negotiations with any persons (other than Servier and its affiliates and their respective representatives) that may be ongoing with respect to an acquisition proposal and (ii) terminate access to any physical or electronic data rooms relating to any acquisition proposal. As soon as reasonably practicable after the date of the purchase agreement, Agios will request that each counterparty (other than Servier or any of its affiliates) to a confidentiality agreement to which Agios is a party with a potential purchaser of the oncology business (or a material portion thereof) in connection with the sale process and to whom confidential information about the oncology business was furnished within the year prior to the date of the purchase agreement by or on behalf of Agios in connection with any actual or potential proposal by such person to acquire the oncology business (or any material portion thereof), to, and to cause such person’s applicable representatives to, promptly return or destroy all such confidential information to the extent required by such confidentiality agreements.

Notwithstanding anything to the contrary contained in the purchase agreement, if after the date of purchase agreement and prior to obtaining the required approval of Agios stockholders for the transaction, Agios receives a bona fide written acquisition proposal from any person that did not result from a breach of the non-solicitation obligations of the purchase agreement, that the Agios Board determines in good faith, after consultation with its outside financial advisors and outside legal counsel, constitutes or could reasonably be expected to lead to a superior proposal (as defined below), then Agios and its representatives may, in response to such acquisition proposal, and subject to certain conditions:

•	furnish, pursuant to an acceptable confidentiality agreement (as defined in the purchase agreement), information to the person that has made such acquisition proposal and its representatives; and

•	engage in or otherwise participate in discussions or negotiations with the person making such acquisition proposal and its representatives;

provided, (x) that prior to furnishing or causing to be furnished, any nonpublic information related to Agios, its subsidiaries or the oncology business to such person, Agios will, to the extent it has not already done so, enter into an acceptable confidentiality agreement with such person and (y) promptly (and in any event within 24 hours) following furnishing any such nonpublic information to any third party, furnish or make available such nonpublic information to Servier (to the extent such nonpublic information has not been previously so furnished or made available to Servier or its representatives).

Agios is required to promptly (and in any event within 24 hours after receipt by Agios) notify Servier in writing in the event that Agios or any of its subsidiaries or any of their respective representatives receives an acquisition proposal, including the identity of the person or group of persons making such acquisition proposal and the material terms and conditions of such acquisition proposal (including an unredacted copy of any written materials). Agios is required to keep Servier reasonably informed, on a prompt basis (and in any event within 48 hours after knowledge of the applicable developments by an officer or director of Agios), of any material amendments or material developments with respect to any such acquisition proposal (including any change to the economic terms thereof or other material changes thereto, and including by providing copies of any revised or new documents evidencing or delivered in connection therewith).

Any violation of the non-solicitation obligations set forth in the purchase agreement by any officer or director or, to the extent acting at the direction of Agios, employee or other representative of Agios or any of its subsidiaries shall be deemed to be a breach of the non-solicitation obligations set forth in the purchase agreement.

For the purposes of the purchase agreement, an “acquisition proposal” is any proposal, indication of interest or offer from any person or group of persons, other than Servier or any of its affiliates, relating to:

•

any direct or indirect acquisition or purchase (whether in a single transaction or a series of related transactions) of assets of the oncology business constituting 15% or more of the consolidated assets of the oncology business (excluding cash), or to which 15% or more of the net income, revenues or earnings of the oncology business on a consolidated basis are attributable for the most recent fiscal year in which audited financial statements are then available; and

•

any direct or indirect acquisition or issuance (whether in a single transaction or a series of related transactions) of 15% or more of any class of equity or voting securities of Agios (including by tender offer, exchange offer, merger, amalgamation, consolidation, share exchange, business combination, joint venture, reorganization, recapitalization, liquidation, dissolution or similar transaction or series of related transactions); provided that such proposal, indication of interest or offer will not be an acquisition proposal if either (i) the consummation of such acquisition or issuance is conditioned on the required approval by Agios stockholders of the transactions contemplated by the purchase agreement having been obtained or (ii) if such person or group of persons would acquire such equity or voting securities of Agios prior to the time of the Agios stockholders’ meeting, such person or group of persons agrees to vote such equity or voting securities in favor of the transactions contemplated by the purchase agreement.

For purposes of the purchase agreement, a “superior proposal” is any bona fide, written acquisition proposal made after the date of the purchase agreement (with all references to “15%” in the definition of acquisition proposal being references to “75%”), other than the purchase agreement and the transactions contemplated thereby, on terms that the Agios Board determines in good faith, after consultation with Agios’ outside financial advisors and outside legal counsel, taking into account the timing, likelihood of consummation, legal, financial, regulatory and other aspects of such proposal or offer, including the financing terms thereof, and such other factors as the Agios Board considers to be appropriate, to be more favorable to Agios or Agios’ stockholders from a financial point of view than the transactions contemplated by the purchase agreement (taking into account any revisions to the purchase agreement made by Servier pursuant to its matching rights under the purchase agreement).

Changes in Board Recommendation

Adverse Recommendation Change

Subject to specified exceptions (described below) the Agios Board may not (i) (A) change or withdraw (or modify or qualify) or authorize or resolve to or publicly propose or announce its intention to change, withhold or withdraw (or modify or qualify), in each case in any manner adverse to Servier, the Agios board recommendation in favor of the transaction, (B) approve, endorse, adopt, declare advisable, authorize or recommend to the stockholders of Agios, or resolve to or publicly propose or announce its intention to approve, endorse, adopt, declare advisable, authorize or recommend to the stockholders of Agios, any acquisition proposal, or (C) fail to recommend against any acquisition proposal that is a tender or exchange offer subject to Regulation 14D under the Exchange Act in a solicitation/recommendation statement on Schedule 14D-9 within ten business days of the commencement thereof pursuant to Rule 14d-2 of the Exchange Act (any action described in this clause (i), an

“adverse recommendation change”) or (ii) authorize, cause or permit Agios or any of its subsidiaries to enter into any letter of intent, memorandum of understanding, agreement, commitment or agreement in principle with a counterparty making an acquisition proposal (other than an acceptable confidentiality agreement entered into in accordance with the terms of the purchase agreement) (a “competing acquisition agreement”) or resolve, agree or publicly propose to do any of the foregoing.

Superior Proposal

Prior to approval by the Agios stockholders of the transaction, and subject to certain additional conditions set forth in the purchase agreement, the Agios Board may (x) make an adverse recommendation change in response to a superior proposal or (y) cause Agios to terminate the purchase agreement to enter into a definitive agreement relating to such superior proposal, if (and only if) prior to taking such action, the Agios Board has determined in good faith, after consultation with its outside financial advisors and outside legal counsel, that an acquisition proposal made after the date of the purchase agreement in circumstances not involving a material breach of the non-solicitation obligations set forth in the purchase agreement constitutes a superior proposal and that a failure to take action could reasonably be expected to be inconsistent with the fiduciary duties of the Agios Board under applicable law; provided that, prior to taking such actions:

•

Agios has given Servier at least four business days’ prior written notice of its intention to take such action specifying, in reasonable detail, the reasons, and providing, to the extent not already provided to Servier, a copy of the superior proposal and a copy of any proposed competing acquisition agreements;

•	during such notice period, Agios agrees to negotiate in good faith with Servier, to the extent Servier wishes to negotiate, any revisions to the terms of the transaction proposed by Servier;

•

at the end of such notice period, the Agios Board will have considered any revisions to the terms of the purchase agreement proposed in writing by, and that are legally binding on, Servier, and will have determined in good faith, after consultation with its independent financial advisors and outside legal counsel, that the superior proposal would nevertheless continue to constitute a superior proposal and that the failure to make such an adverse recommendation change could reasonably be expected to be inconsistent with the Agios board’s fiduciary duties under applicable law; and

•

in the event of any change to any of the financial terms or any other material terms of such superior proposal, Agios will, in each case, have delivered to Servier an additional notice consistent with that described in the first bullet point above and a new notice period of two business days will commence, during which time Agios will be required to comply with the requirements described in this section anew with respect to such additional notice.

Whether or not there is an adverse recommendation change in connection with a superior proposal, unless the purchase agreement has otherwise been terminated in accordance with its terms, the Agios Board will submit the transaction for approval by the Agios stockholders.

Intervening Event

Prior to approval by the Agios stockholders of the transaction, and subject to certain additional conditions set forth in the purchase agreement, the Agios Board may make an adverse recommendation change in response to an intervening event if (and only if), prior to taking such action, the Agios Board has determined in good faith, after consultation with its outside financial advisors and outside legal counsel, that the failure to take such action would reasonably be expected to be inconsistent with the Agios Board’ fiduciary duties under applicable law; provided, that prior to making such an adverse recommendation change:

•

Agios has given Servier at least four business days prior written notice of its intention to take such action specifying, in reasonable detail, the reasons therefor, including a description of the intervening event;

•

during such notice period, Agios agrees to negotiate in good faith with Servier, to the extent Servier wishes to negotiate, any revisions to the terms of the transactions contemplated hereby proposed by Servier in response to the underlying relevant facts and circumstances with respect to the intervening event;

•

after the notice period, the Agios Board will have considered any revisions to the terms of the purchase agreement proposed in writing by, and that are legally binding on, Servier, and will have determined in good faith, after consultation with outside legal counsel, that the failure to make an adverse recommendation change would reasonably be expected to be inconsistent with the Agios Board’ fiduciary duties under applicable law; and

•

in the event of any material change to the underlying relevant facts and circumstances with respect to the intervening event, Agios will have delivered to Servier an additional notice consistent with that described in the first bullet point above and a new notice period of two business days will commence, during which time Agios will be required to comply with the requirements described in this section anew with respect to such additional notice.

Whether or not there is an adverse recommendation change in connection with an intervening event, unless the purchase agreement has otherwise been terminated in accordance with its terms, the Agios Board will submit the transaction for approval by the Agios stockholders.

Required Efforts to Consummate the Transaction

Agios and Servier will, and will cause their respective affiliates to, use their respective reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under any applicable law to consummate and make effective in the most expeditious manner possible the transaction and the other transactions contemplated by the purchase agreement, including (i) the preparation and filing of all forms, registrations, filings and notices required to be filed to satisfy the conditions precedent to the purchase agreement and to consummate the transaction and the other transactions contemplated by the purchase agreement as soon as practicable and (ii) the execution and delivery of any additional instruments necessary to consummate the transaction and the other transactions contemplated by the purchase agreement and to fully carry out the purposes of the purchase agreement. Without limiting the foregoing, Servier and Agios will, and will cause their respective affiliates to, take all actions necessary to obtain (and will cooperate with each other in obtaining) any required regulatory approvals in connection with the transaction or the other transactions contemplated by the purchase agreement.

In addition, Servier and Agios will not, and will cause their respective affiliates not to, take any action that would reasonably be expected to impair or materially delay the obtaining of, or result in not obtaining, any regulatory approval necessary to be obtained prior to the completion of the transaction. Without limiting the foregoing, Servier will not, and will cause its affiliates not to, acquire or agree to acquire any business or corporation, partnership or other business organization or division thereof, or merge or consolidate with any other person, if such transaction would reasonably be expected to impair or materially delay the obtaining of, or result in not obtaining, any regulatory approval required to be obtained prior to the completion of the transaction.

Prior to the completion of the transaction, Servier and Agios will each keep the other apprised of the status of matters relating to the completion of the transaction and the other transactions contemplated by the purchase agreement and work cooperatively in connection with obtaining all required regulatory approvals. Each party will:

•

promptly consult with the other to provide any necessary information with respect to all filings made by such party or any of its affiliates with any governmental entity or any other information supplied by such party or any of its affiliates to, or correspondence with, a governmental entity in connection with the purchase agreement, the transaction and the other transactions contemplated thereby;

•

subject to applicable confidentiality obligations, promptly inform the other party, and if in writing, furnish the other party with copies of (or, in the case of oral communications, advise the other party orally of) any communication received by such party or any of its affiliates or representatives from any governmental entity regarding the transaction and the other transactions contemplated by the purchase agreement, and permit the other party to review and discuss in advance, and consider in good faith the views of the other party in connection with, any proposed communication with any such governmental entity;

•

if such party or any affiliate or representative of such party receives a request for additional information or documentary material from any governmental entity with respect to the transaction or the other transactions contemplated by the purchase agreement, make, or cause to be made, promptly and after consultation with the other party, an appropriate response in compliance with such request; and

•

subject to applicable confidentiality obligations, will furnish the other party with copies of all correspondence and filings (and memoranda setting forth the substance thereof) between it or any of its affiliates or representatives, on the one hand, and any governmental entity, on the other hand, with respect to the purchase agreement and the transaction or the other transactions contemplated thereby, and furnish the other party with such necessary information and reasonable assistance as the other party may reasonably request in connection with its preparation of filings to any such governmental entity.

In addition, neither party nor its respective affiliates or its representatives will participate in any meeting with any governmental entity in connection with the purchase agreement and the transaction or the other transactions contemplated thereby (or make oral submissions at meetings or in telephone or other conversations) unless it consults with the other party in advance and, to the extent not prohibited by such governmental entity, gives the other party the opportunity to attend and participate thereat.

Servier has further agreed to, and to cause its affiliates to, take all such action as may be necessary to avoid or eliminate each and every impediment under any applicable law with respect to the contemplated transactions and to resolve such objections, if any, as any governmental entity or any other person may assert under any applicable law with respect to the transactions contemplated by the purchase agreement, so as to enable the closing to occur as soon as reasonably possible (and in any event prior to the outside date). In furtherance of the foregoing, Servier will:

•

proffer to and agree to sell, divest, lease, license, transfer, dispose of or otherwise encumber or hold separate, before or after the closing, any assets, licenses, regulatory applications, operations, rights, product lines, businesses or interests therein of the oncology business or of Servier or its affiliates (and consent to any sale, divestiture, lease, license, transfer, disposition or other encumbering by Agios or its subsidiaries of any assets of the oncology business or to any agreement by any of Agios or its subsidiaries to take any of the foregoing actions); and

•

agree to make any changes (including through a licensing arrangement) or restriction on, or other impairment of Servier’s ability to own, retain or operate, any such assets, licenses, regulatory applications, operations, rights, product lines, businesses or interests therein or Servier’s ability to vote, transfer, receive dividends, or otherwise exercise full ownership rights with respect to ownership interests in the oncology business or of Servier or its affiliates, including any actions that may be required to be taken to neutralize, mitigate or resolve any organizational conflict of interest.

Notwithstanding the obligations described in the above two bullet points, (i) Servier and its affiliates will not be obligated to take or agree to take any action unless the effectiveness of such agreement or action is conditioned upon the completion of the transaction and (ii) without prejudice to the foregoing, Agios and its affiliates will not take or agree or commit to take any action to sell, divest, lease, license, transfer, dispose of or otherwise encumber or hold separate any purchased assets or otherwise with respect to the oncology business related to any regulatory approval without Servier’s written consent. In addition, Agios and its affiliates will not be obligated to take or agree or commit to take any action (x) that is not conditioned on the completion of the transaction or (y) that relates to any excluded assets or the genetically defined diseases business, and in no event will Agios or any of its affiliates be required to be the licensing, selling, divesting, leasing, transferring, disposing or encumbering party under any such agreements unless required by the relevant governmental entity or applicable law, and, in any case, Agios and its affiliates will have no direct or indirect obligation or liability in respect of any such agreements, transactions or relationships, including any indemnification obligations, for which Agios and its affiliates are not fully indemnified by Servier.

Servier has further agreed to provide such security and assurances as to financial capability, resources and creditworthiness as may be reasonably requested by any governmental entity or other third party whose approval is sought in connection with the transaction and the other transactions contemplated by the purchase agreement. Whether or not the transaction is completed, Servier will be responsible for all fees and payments to any third party or any governmental entity in order to obtain any approvals pursuant to the purchase agreement, other than the fees of and payments to Agios’ legal and professional advisors.

None of Agios, its subsidiaries or any of their respective affiliates will be required to pay or commit to pay any amount or incur any obligation in favor of or offer or grant any accommodation to any person to obtain any approval. None of Agios, its subsidiaries, or any of their respective affiliates will have any liability to Servier or any of its affiliates arising out of or relating to the failure to obtain any approvals that may be required in connection with the transaction and the other transactions contemplated by the purchase agreement or because of the termination of any contract or any default under, or acceleration or termination of or loss of any benefit under, any contract or other purchased asset as a result thereof.

Employee Benefits Matters

Within sixty days after the date of the purchase agreement, Servier has agreed to, or to cause one of its affiliates or designees to, offer employment to all oncology business employees listed on a schedule to the purchase agreement, with such employment to commence immediately upon the closing. Agios and its affiliates will consult with Servier on communications, cooperate with and use commercially reasonable efforts to assist Servier and its affiliates, and, subject to restrictions, provide all relevant information necessary for Servier to offer such employment. Oncology business employees who accept offers of employment from Servier or an affiliate of Servier are referred to as “transferred employees.” Any oncology business employee who is on disability or other leave as of the closing and who presents themselves for work within six months following the closing will be offered employment with Servier or any affiliate thereof in accordance with this paragraph upon his or her presentment for work and will become a transferred employee as the date of acceptance of the offer.

For a period of twelve months following the closing (the “protected period”), Servier will, or will cause its affiliates to, provide to each transferred employee: (i) hourly wages and annual base salaries which are no less favorable than those the transferred employees received immediately prior to the closing; (ii) with respect to any bonus performance cycle that begins during the protected period, annual cash bonus and cash incentive opportunities which are no less favorable with respect to target bonus as a percentage of salary than the potential target amount provided to the transferred employees immediately prior to the closing date; (iii) annual long-term incentive opportunities set forth in a schedule to the purchase agreement; (iv) a primary work location that is not greater than 30 miles from the employee’s primary work location as of immediately prior to the closing; and (v) employee benefits that are substantially comparable, in the aggregate, to those provided to such transferred employees immediately prior to the closing.

In addition, if, during the protected period, a transferred employee’s employment is terminated under circumstances which would have entitled such employee to severance benefits under the Agios’ severance policy, Servier will provide to such transferred employee severance benefits that are no less favorable than the greater of the severance benefits that would have been payable under the Agios severance policy and the severance benefits applicable to similarly situated employees of Servier or its affiliates. The employment compensation, benefits and terms required to be provided by Servier or one of its affiliates in their totality constitute a “comparable offer.” The offers of employment from Servier will maintain the oncology business employee’s then-current titles. In addition, during the protected period, Servier will maintain the title and substantially similar scope of responsibilities of each transferred employee, in each case to the extent specified in such transferred employee’s offer, at the same or higher levels.

Agios and its affiliates: (i) will, within 30 calendar days after the closing, terminate the employment of any oncology business employee who rejects a comparable offer, (ii) will not, during the period of 18 months after the closing, without the prior written consent of Servier, re-employ any such employee and (iii) will be solely responsible for any severance or other similar termination payments or benefits payable to any such employee. Servier and its affiliates will be solely responsible for any severance or other similar termination payments or benefits payable to any oncology business employee who does not become an employee of Servier or its affiliates because such employee rejects or does not accept an offer that is not a comparable offer.

Agios and its affiliates will (i) retain all obligations to provide coverage required under the U.S. Consolidated Omnibus Budget Reconciliation Act of 1985, as codified at Section 601 et seq. of ERISA and at Section 4980B of the Code (“COBRA”) with respect to each “M&A qualified beneficiary” as that term is defined under COBRA and (ii) retain all obligations for health insurance claims incurred under the applicable Agios benefit plan(s) prior to the closing.

With respect to any cash incentive compensation payable under each incentive compensation plan or arrangement in which any transferred employee participates in the calendar year in which the closing occurs in connection with the employee’s services to the oncology business, Agios:

•	will pay a cash bonus based on calendar year 2021 performance to each transferred employee through closing, prorated amount equal to the amount they would have earned under the Annual Bonus Plan;

•	Servier will provide each transferred employee with a bonus opportunity for the period between closing and September 30, 2021; and

•

Servier will: (i) be responsible for the payment of any sales incentive bonus payable to any transferred employee under the Agios benefit plan that provides for a quarterly cash bonus (the “Agios sales plan”) for the calendar quarter that includes the closing; and (ii) for each calendar quarter beginning during the protected period, Servier will, or will cause its affiliates to, continue to provide each transferred employee who, as of immediately prior to the closing, participated in the Agios sales plan, with the opportunity to earn the same amount of cash bonuses that they would have been entitled to earn under the Agios sales plan during such period.

Financing

The consummation of the transaction is not subject to any financing conditions. Servier represents that it has sufficient cash on hand and short-term investments to pay the purchase price and commits to take or cause to be taken all actions necessary, proper or advisable to obtain sufficient funds for the transactions contemplated by the purchase agreement.

Representation and Warranty Insurance Policy

Concurrently with the execution of the purchase agreement, Servier conditionally bound a buyer-side representation and warranty insurance policy to be issued to Servier providing coverage for breaches or inaccuracies of the representations and warranties in the purchase agreement (the “representation and warranty insurance policy”). Servier is required to bear all costs and expenses related to the representation and warranty insurance policy, including the premium, retention, deductible, broker fee, underwriting fee, due diligence fee, carrier commissions, underwriting costs, and surplus lines taxes and fees (except that Agios, through an adjustment to the purchase price, reimburses Servier for 50% of such costs).

Other Covenants

The purchase agreement contains other covenants relating to confidentiality, access to information, publicity, intercompany accounts and intercompany agreements, know-how transfer, financial obligations, intellectual property, insurance, litigation support, misdirected invoices and payments, non-solicitation of employees, misallocated assets, registrations, mail and other communications, bulk transfer laws, notifications and consents, pharmacovigilance matters, transfer of clinical studies, financial information, asset information and the representation and warranty insurance policy.

Conditions to the Completion of the Transaction

Each party’s obligation to complete the transaction is subject to the satisfaction, or (to the extent permitted by law) waiver, of certain conditions, including:

•

the waiting period required under the HSR Act for the consummation of the transaction having expired or been terminated, and the approval by regulatory authorities in Germany under the antitrust laws of Germany having been received and obtained;

•

the absence of any judgment or law issued or enacted by any governmental entity of competent jurisdiction, in each case that has been entered and remains and effect that prevents, enjoins, renders illegal or prohibits the consummation of the transaction; and

•	approval by the Agios stockholders of the transaction proposal.

The obligations of Agios to complete the transaction are also subject to the satisfaction, or waiver, of the following conditions:

•

(i) the representations of Servier set forth in the purchase agreement (other than with respect to authority to enter into the purchase agreement) being true and correct on and as of the date of the completion of the transaction (the “closing date”) as if made on and as of the closing date (or, in the case of representations and warranties that are made as of a specific date, as of such date), except where the failure of such representations and warranties to be true and correct would not, individually or in the aggregate, materially impair, hinder or delay the ability of Servier or its affiliates to perform their obligations under purchase agreement and the other transaction documents or to consummate the transactions contemplated thereby (a “purchaser material adverse effect”), and (ii) the representations of Servier set forth in the purchase agreement with respect to authority to enter into the purchase agreement being true and correct in all material respects on and as of the closing date as if made on and as of the closing date (or, in the case of representations and warranties that are made as of a specific date, as of such date);

•	the performance in all material respects by Servier on or before the closing date of its covenants and agreements in the purchase agreement; and

•

the receipt by Agios of an officer’s certificate, signed on behalf of Servier by an executive officer of Servier, dated as of the closing date, stating that the two conditions above have been satisfied.

The obligations of Servier to complete the transaction are also subject to the satisfaction, or waiver, of the following conditions:

•

(i) the representations and warranties of Agios set forth in the purchase agreement (other than the fundamental representations (defined below)) having been true and correct as of the date of the purchase agreement and the closing date as if made on and as of the closing date (or, in the case of representations and warranties that are made as of a specific date, as of such date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any materiality or “business material adverse effect” qualifications set forth therein) would not have, individually or in the aggregate, a business material adverse effect, (ii) the representations of Agios in the purchase agreement in respect of organization and standing, authority, the absence of conflicts with governing documents, sufficiency of assets and certain retained oncology programs (collectively, the “fundamental representations”) having been true and correct in all material respects as of the date of the purchase agreement and as of the closing date as if made on and as of the closing date (or, in the case of representations and warranties that are made as of a specific date, as of such date), and (iii) the representation and warranty of Agios in respect of the absence of a business material adverse effect having been true and correct in all respects as of the date of the purchase agreement and as of the closing date as if made on and as of the closing date;

•	the performance in all material respects by Agios on or before the closing date of its covenants and agreements in the purchase agreement; and

•	the receipt by Servier of an officer’s certificate, signed on behalf of Agios by an executive officer of Agios, dated as of the closing date, stating that the two conditions above have been satisfied.

Termination of the Purchase Agreement

The purchase agreement may be terminated at any time prior to the completion of the transaction:

•	by mutual written consent of Agios and Servier;

•	by either Agios or Servier if:

•

the other party materially breached any of its representations, warranties, covenants or agreements contained in the purchase agreement, and such breach would give rise to the failure of certain closing conditions of that party, and has not been cured by the earlier of (i) the date that is 60 days after the date the non-breaching party has notified the breaching party in writing of such breach stating the non-breaching party’s intention to terminate the purchase agreement in connection therewith and the basis for such termination and (ii) the outside date; provided that a party may not terminate in this manner if that party has materially breached any of its representations, warranties, covenants or agreements contained in the purchase agreement;

•

the closing has not occurred on or prior to September 20, 2021 (the “outside date”); provided that if, on the outside date, the condition to closing related to antitrust approvals has not been satisfied or waived, then the outside date will automatically be extended to December 20, 2021; provided, further that this termination right will not be available to (i) any party whose failure to perform any covenant or agreement or whose breach or representation or warranty under the purchase agreement has been the cause of, or resulted in, the failure of the closing to occur on or before such date or (ii) any party during the pendency of any proceeding brought by the other party for specific performance of the purchase agreement;

•

a judgment issued by a governmental entity of competent jurisdiction permanently prevents the consummation of the transaction, and such judgment becomes final and nonappealable; provided that this termination right will not be available to any party whose failure to perform any covenant or agreement or whose breach or representation or warranty under the purchase agreement has been the cause of, or resulted in, the issuance of such judgment;

•	the meeting of Agios stockholders (as it may be adjourned or postponed) at which a vote on the transaction proposal was taken has concluded and such approval has not been obtained;

•	by Servier, prior to the approval of the transaction proposal, in the event that Agios makes an adverse recommendation change (defined below); or

•	by Agios, prior to the approval of the transaction proposal, in order to enter into definitive agreements with respect to a superior proposal.

Termination Fee Payable by Agios

Agios has agreed to pay to Servier the termination fee of $45 million in cash in the following circumstances:

•	Agios terminates the purchase agreement prior to the approval of the transaction proposal in order to enter into definitive agreements with respect to a superior proposal;

•	Servier terminates the purchase agreement prior to the approval of the transaction proposal, in the event that Agios makes an adverse recommendation change; or

•

If (i) after the date of the purchase agreement, an acquisition proposal (disregarding the proviso in the definition of thereof in the purchase agreement) has been publicly announced or made known and not withdrawn (or, in the case of a termination pursuant in connection with reaching the outside date, shall have become known to the Agios Board), (ii) thereafter the purchase agreement is terminated by Servier or Agios due to failure to obtain Agios stockholder approval of the transaction proposal or by Servier pursuant as a result of a breach of Agios’ covenants occurring after the earlier of announcement or knowledge of the acquisition proposal and (iii) and at any time on or prior to the one-year anniversary of such termination, Agios or any of its subsidiaries completes or enters a definitive agreement providing for, or consummates, a transaction that constitutes an acquisition proposal (with all references to “fifteen percent” in the definition of acquisition proposal being deemed to be references to “fifty percent ” and disregarding the proviso in the definition of acquisition proposal).

The purchase agreement provides that, if the termination fee becomes due and payable, following such termination and payment of the termination fee in full together with certain collection fees and expenses, if any, neither Agios nor any of its affiliates or representatives will have any further liability in connection with purchase agreement or the termination thereof, other than with respect to claims for fraud.

In no event will Agios be obligated to pay the termination fee on more than one occasion.

Survival

The representations and warranties of the parties in the purchase agreement and in any certificate delivered pursuant to the purchase agreement will not survive the closing. The covenants and agreements contained in the purchase agreement that (i) require performance prior to the closing (and any rights arising out of any breach of such covenants and agreements) will survive until the three-month anniversary of the closing, and (ii) are to be performed, in whole or in part, at or after the closing will survive the closing for the period provided in such covenants and agreements, if any, or until fully performed (provided that Servier’s covenants and agreements with respect to the payment of the purchase price and the royalties will survive indefinitely).

Agios’ obligation to retain, and indemnify and hold harmless Servier, its affiliates and their successors (the “purchaser indemnified parties”) for, any retained liabilities, and Servier’s obligation to assume, and indemnify and hold harmless Agios, its affiliates and their successors (the “seller indemnified parties”) for any assumed liabilities, as well as any covenants and agreements of the parties that by their terms provide for indemnification or reimbursement or allocate fees, payments, costs or expenses as between the parties, will survive indefinitely.

Agios’ indemnification obligations related to any non-compliance with good clinical practices found from audits of certain clinical studies to the extent conducted by Servier (the “GCP indemnity”), will survive until the first anniversary of the closing date.

The purchase agreement does not limit any party’s ability to bring a proceeding against the other party in the event of fraud (as defined in the purchase agreement).

Indemnification

From and after the closing, Agios is required to indemnify the purchaser indemnified parties for certain losses actually incurred or suffered by any of the purchaser indemnified parties, to the extent resulting from or arising out of:

•	any breach of any covenant or agreement of Agios in the purchase agreement that survives the closing, for the period it survives, not to exceed the final purchase price;

•	any retained liability; and

•

the GCP indemnity, excluding specified covered losses unless and until the aggregate amount of specified covered losses with respect thereto exceeds $13,500,000, and then only to the extent of such excess (and in no event will Agios be liable for an aggregate amount of specified covered losses in excess of $200,000,000).

Agios will not be required to indemnify or hold harmless any purchaser indemnified party against, or reimburse any purchaser indemnified party for, any covered losses to the extent such losses or the related liabilities are actually reflected, reserved, accrued, recorded or included in the business financial information, the closing working capital or the adjustment amount as finally determined pursuant to the purchase agreement.

From and after the closing, Servier is required to indemnify the seller indemnified parties from certain losses actually incurred or suffered by any of the seller indemnified parties, to the extent resulting from or arising out of:

•

any breach of any covenant or agreement of Servier in the purchase agreement that survives the closing, for the period it survives, not to exceed the final purchase price (other than any obligation of Servier for a breach of its obligations with respect to the royalties on TIBSOVO® and vorasidenib); and

•	any assumed liability.

Fees and Expenses

Except as otherwise provided in the purchase agreement, whether or not the completion of the transaction takes place, all costs and expenses incurred in connection with the purchase agreement, the transaction and the other transactions contemplated thereby will be paid by the party incurring such expense.

Amendments, Waivers

The purchase agreement may not be amended except by an instrument in writing signed on behalf of each of the parties. By an instrument in writing, Servier, on the one hand, or Agios, on the other hand, may waive compliance by the other with any term or provision of the purchase agreement that the other party was or is obligated to comply with or perform. Such waiver or failure to insist on strict compliance with such term or provision will not operate as a waiver of, or estoppel with respect to, any subsequent or other failure of compliance.

Governing Law and Venue, Waiver of Jury Trial

The parties agreed that the purchase agreement will be governed by, and construed and enforced in accordance with Delaware law, without any regard to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. In addition, each of the parties (i) in the event that any dispute arises out of the purchase agreement or the transaction or the other transactions contemplated thereby, submits to the exclusive personal jurisdiction of the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware, or in the event (but only in the event) that such court does not have subject matter jurisdiction over the applicable proceeding, any state or federal court within the State of Delaware; (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (iii) agrees that it will not bring any proceeding relating to the purchase agreement, the transaction or the other transactions contemplated thereby in any court other than the above-named courts; and (iv) agrees that it will not seek to assert by way of motion, as a defense or otherwise, that any such proceeding (A) is brought in an inconvenient forum, (B) should be transferred or removed to any court other than the above-named courts, (C) should be stayed by reason of the pendency of some other proceeding in any court other than the above-named courts or (D) that the purchase agreement or the subject matter hereof may not be enforced in or by the above-named courts.

Each party agreed to waive any right such party may have to trial by jury in any action, proceeding or counterclaim brought by either of them against the other arising out of or in any way connected with the purchase agreement, any executed agreements in connection therewith, the administration therefore, the asset sale or any of the other transactions contemplated therein.

Other Transaction Documents

At the completion of the transaction, Agios and Servier expect to enter into the additional transaction documents described below.

Transition Services Agreement and Transition Distribution Services Agreement

No later than 60 days following the execution of the purchase agreement, the parties will negotiate in good faith (i) the exhibits to a transition services agreement (which exhibits will include the services and pricing for services to be provided pursuant to the transition services agreement) and (ii) an agreement with respect to distribution and administration services for the products for a transitional period from the completion of the transaction until the transfer of the applicable product registration or such other date as agreed in such agreement (the “transition distribution services agreement”).

From and after the completion of the transaction, and until the expiration or termination of the transition services agreement or transition distribution services agreement, as applicable, in the event that Agios or any its affiliates sell, transfer or convey their respective rights in and to any material portion of the assets of the genetically defined disease business required for performance of Agios’ or its affiliates’ obligations under the transition services agreement or the transition distribution services agreement, Agios will either (i) require as a condition of such sale, transfer or conveyance that the applicable purchaser of such assets assume all relevant obligations of Agios or its affiliates under the applicable agreement, or (ii) implement alternative arrangements for the performance of its obligations under the applicable agreement in a manner reasonably acceptable to Servier.

Pharmacovigilance Agreement

Unless the parties agree that the applicable services will be provided and any other applicable matters will be addressed solely pursuant to the transition services agreement, no later than February 3, 2021, the parties will negotiate in good faith an agreement to formalize their respective responsibilities with regard to the safety data exchange and pharmacovigilance for the products on commercially reasonable terms.

Clinical Study Transfer Agreement

Unless the parties agree that the applicable services will be provided and any other applicable matters will be addressed solely pursuant to the transition services agreement, no later than February 3, 2021, the parties will negotiate in good faith an agreement detailing the transfer of sponsorship of ongoing clinical studies, including the preparation of technical documentation allowing change of sponsorship to be sent to governmental entities, ethics committee and institutional review boards.

FINANCIAL INFORMATION

Financial Statements of Agios and the Oncology Business

See the section of this proxy statement entitled “Unaudited Combined Financial Statements of the Oncology Business” for the unaudited financial statements of the oncology business for the years ended December 31, 2019 and December 31, 2018, as well as the unaudited interim financial statements of oncology business for the nine-month period ended September 30, 2020.

The audited historical financial statements of Agios and its subsidiaries for the years ended December 31, 2019 and December 31, 2018 contained in Agios’ Current Report on Form 8-K filed on January 29, 2021 are incorporated by reference into this proxy statement. The unaudited historical financial statements of Agios and its subsidiaries for the nine months ended September 30, 2020 are contained in Agios’ Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, and are incorporated by reference into this proxy statement.

Unaudited Pro Forma Financial Information

The following unaudited pro forma condensed combined financial statements are intended to show how the transaction might have affected the historical financial statements of Agios if the transaction had been completed at an earlier time as indicated therein, and such unaudited pro forma condensed combined financial statements are derived from, and should be read in conjunction with our historical financial statements and notes thereto, as presented in our Current Report on Form 8-K filed with the SEC on January 29, 2021 (which Current Report includes a consolidated balance sheet and statements of operations of Agios for the periods indicated therein) and Quarterly Report on Form 10-Q filed for the nine months ended September 30, 2020 with the SEC on November 5, 2020, each of which are incorporated herein by reference and the historical unaudited combined financial statements of the oncology business included elsewhere in this proxy statement. The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses”. The unaudited pro forma condensed combined balance sheet as of September 30, 2020 assumes the transaction had occurred on September 30, 2020. The unaudited pro forma condensed combined statements of operations for the nine-months ended September 30, 2020 and years ended December 31, 2019 and December 31, 2018 give effect to the transaction as if it had occurred as of January 1, 2018.

Article 11 of Regulation S-X requires that pro forma financial information include the following pro forma adjustments to the historical financial of the registrant as follows:

•	Transaction Accounting Adjustments – Adjustments that reflect only the application of required accounting to the acquisition, disposition, or other transaction.

•

Autonomous Entity Adjustments – Adjustments that are necessary to reflect the operations and financial position of the registrant as an autonomous entity when the registrant was previously part of another entity.

There are no autonomous entity adjustments included in the unaudited pro forma condensed combined financial statements because Agios currently operates, and after the completion of the transaction will continue to operate, as an independent, standalone entity.

The transaction accounting adjustments to reflect the transaction in the unaudited pro forma condensed combined financial statements include:

•	the sale of the operations, assets and liabilities of the oncology business pursuant to the purchase agreement;

•	adjustments required to reclassify the oncology business as discontinued operations; and

•

adjustments required to record the estimated impact of the cash proceeds received in connection with the transaction, net of transaction costs, income taxes paid, and warranty insurance policy reimbursement.

In addition, Regulation S-X permits registrants to reflect adjustments that depict synergies and dis-synergies of the acquisitions and dispositions for which pro forma effect is being given. We have determined not to reflect such adjustments because we do not believe to present such adjustments would enhance an understanding of the pro forma effects of the transaction.

The effects of recording certain adjustments associated with contingent consideration and royalty revenue related to vorasidenib and TIBSOVO® have been excluded as these amounts have been accounted for as a gain contingency in accordance with ASC 450, Contingencies, as the contingent receivable will be recognized in earnings after the contingency is resolved. Additionally, the potential effects of the Company’s present expectation to return value to Agios stockholders after the completion of the transaction have been excluded as management and the board of directors have not yet voted or determined a formal plan on how to achieve this return to value and this type of projection of management’s actions is excluded from Article 11 of Regulation S-X. Lastly, the estimated pre-tax gain of $1.98 billion on the sale of the oncology business has been excluded as this amount pertains to discontinued operations and does not reflect the impact on income from continuing operations.

The unaudited pro forma condensed combined financial statement information is presented for informational purposes only and is based upon estimates by Agios’ management, which are based upon available information and certain assumptions that Agios’ management believes are reasonable as of the date of this proxy statement. The unaudited pro forma condensed combined financial statements are not intended to be indicative of the actual financial position or results of operations that would have been achieved had the transaction been consummated as of the periods indicated above, nor does it purport to indicate results which may be attained in the future. Actual amounts could differ materially from these estimates.

The unaudited pro forma condensed combined balance sheet as at September 30, 2020 and the unaudited pro forma condensed combined statement of operations for the nine-months ended September 30, 2020 and years ended December 31, 2019 and December 31, 2018 should be read in conjunction with the notes thereto.

Agios Pharmaceuticals, Inc.

Pro Forma Condensed Combined Balance Sheet

As of September 30, 2020

(Unaudited)

(In thousands, except share and per share data)	Historical Agios (A)	Transaction Accounting Adjustments (Sale of Oncology Business) (B)	Transaction Accounting Adjustments (Discontinued Operations) (C)	Notes	Additional Transaction Accounting Adjustments (D)	Notes		Pro Forma Agios
Assets
Current assets:
Cash and cash equivalents	$104,855	$—	$—		$1,696,438	(i	)	$1,801,293
Marketable securities	500,684	—	—		—			500,684
Accounts receivable, net	18,989	(18,989)	—		—			—
Collaboration receivable – related party	2,334	(2,334)	—		—			—
Collaboration receivable – other	1,992	(1,992)	—		—			—
Inventory	11,371	(11,371)	—		—			—
Prepaid expenses and other current assets	28,861	(11,743)	—		—			17,118

Total current assets	669,086	(46,429)	—		1,696,438			2,319,095
Marketable securities	116,889	—	—		—			116,889
Operating lease assets	86,952	—	—		—			86,952
Property and equipment, net	33,495	(171)	—		171	(ii	)	33,495
Financing lease assets	677	—	—		—			677
Other assets	1,350	(1,350)	—		—			—

Total assets	$908,449	$(47,950)	$—		$1,696,609			$2,557,108

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$12,853	$(6,077)	$—		$—			$6,776
Accrued expenses	49,724	(26,823)	—		—			22,901
Operating lease liabilities	6,881	—	—		—			6,881
Financing lease liabilities	313	—	—		—			313

Total current liabilities	69,771	(32,900)	—		—			36,871
Operating lease liabilities, net of current portion	99,693	—	—		—			99,693
Financing lease liabilities, net of current portion	412	—	—		—			412
Liability related to the sale of future revenue, net of debt issuance costs	258,121	(258,121)	—		—			—

Total liabilities	427,997	(291,021)	—		—			136,976
Commitments and contingent liabilities
Stockholders’ equity:
Preferred stock, $0.001 par value; 25,000,000 shares authorized; no shares issued or outstanding at September 30, 2020	—	—	—		—			—
Common stock, $0.001 par value; 125,000,000 shares authorized; 69,198,063 shares issued and outstanding at September 30, 2020	69	—	—		—			69
Additional paid-in capital	2,225,538	—	—		—			2,225,538
Accumulated other comprehensive income	663	—	—		—			663
(Accumulated deficit) Retained earnings	(1,745,818)	243,071	—		1,696,609			193,862

Total stockholders’ equity	480,452	243,071	—		1,696,609			2,420,132

Total liabilities and stockholders’ equity	$908,449	$(47,950)	$—		$1,696,609			$2,557,108

See accompanying Notes to Pro Forma Condensed Combined Financial Statements.

Agios Pharmaceuticals, Inc.

Pro Forma Condensed Combined Statement of Operations

For the Nine Months ended September 30, 2020

(Unaudited)

(In thousands, except share and per share data)	Historical Agios (A)	Transaction Accounting Adjustments (Sale of Oncology Business) (B)	Transaction Accounting Adjustments (Discontinued Operations) (C)	Notes		Additional Transaction Accounting Adjustments (D)	Notes	Pro Forma Agios
Revenues:
Product revenue, net	$81,971	$(81,971)	$—			$—		$—
Collaboration revenue – related party	67,038	(67,038)	—			—		—
Collaboration revenue – other	2,786	(2,786)	—			—		—
Royalty revenue – related party	7,356	(7,356)	—			—		—

Total revenue	159,151	(159,151)	—			—		—

Cost and expenses:
Cost of sales	1,846	(1,846)	—			—		—
Research and development	271,728	(167,315)	62,101	(i	)	—		166,514
Selling, general and administrative	109,292	(77,097)	56,997	(ii	)	—		89,192

Total cost and expenses	382,866	(246,258)	119,098			—		255,706

Loss from operations	(223,715)	87,107	(119,098)			—		(255,706)
Interest income, net	5,820	—	—			—		5,820
Non-cash interest expense for the sale of future revenue	(11,818)	11,818	—			—		—

Net loss	$(229,713)	$98,925	$(119,098)			$—		$(249,886)

Net loss per share – basic and diluted	$(3.33)							$(3.63)

Weighted-average number of common shares used in computing net loss per share – basic and diluted	68,905,853							68,905,853

See accompanying Notes to Pro Forma Condensed Combined Financial Statements.

Agios Pharmaceuticals, Inc.

Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2019

(Unaudited)

(In thousands, except share and per share data)	Historical Agios (A)	Transaction Accounting Adjustments (Sale of Oncology Business) (B)	Transaction Accounting Adjustments (Discontinued Operations) (C)	Notes		Additional Transaction Accounting Adjustments (D)	Notes	Pro Forma Agios
Revenues:
Product revenue, net	$59,851	$(59,851)	$—			$—		$—
Collaboration revenue – related party	39,257	(39,257)	—			—		—
Collaboration revenue – other	8,262	(8,262)	—			—		—
Royalty revenue – related party	10,542	(10,542)	—			—		—

Total revenue	117,912	(117,912)	—			—		—

Cost and expenses:
Cost of sales	1,317	(1,317)	—			—		—
Research and development	410,894	(282,028)	91,942	(i	)	—		220,808
Selling, general and administrative	132,034	(99,847)	69,820	(ii	)	—		102,007

Total cost and expenses	544,245	(383,192)	161,762			—		322,815

Loss from operations	(426,333)	265,280	(161,762)			—		(322,815)
Interest income, net	14,861	—	—			—		14,861

Net loss	$(411,472)	$265,280	$(161,762)			$—		$(307,954)

Net loss per share – basic and diluted	$(6.86)							$(5.13)

Weighted-average number of common shares used in computing net loss per share – basic and diluted	59,994,539							59,994,539

See accompanying Notes to Pro Forma Condensed Combined Financial Statements.

Agios Pharmaceuticals, Inc.

Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2018

(Unaudited)

(In thousands, except share and per share data)	Historical Agios (A)	Transaction Accounting Adjustments (Sale of Oncology Business) (B)	Transaction Accounting Adjustments (Discontinued Operations) (C)	Notes		Additional Transaction Accounting Adjustments (D)	Notes	Pro Forma Agios
Revenues:
Product revenue, net	$13,841	$(13,841)	$—			$—		$—
Collaboration revenue – related party	60,661	(60,661)	—			—		—
Collaboration revenue – other	12,670	(12,670)	—			—		—
Royalty revenue – related party	7,215	(7,215)	—			—		—

Total revenue	94,387	(94,387)	—			—		—

Cost and expenses:
Cost of sales	1,397	(1,397)	—			—		—
Research and development	341,324	(224,978)	68,658	(i	)	—		185,004
Selling, general and administrative	114,145	(89,423)	58,191	(ii	)	—		82,913

Total cost and expenses	456,866	(315,798)	126,849			—		267,917

Loss from operations	(362,479)	221,411	(126,849)					(267,917)
Interest income, net	16,451	—	—			—		16,451

Net loss	$(346,028)	$221,411	$(126,849)			$—		$(251,466)

Net loss per share – basic and diluted	$(6.03)							$(4.38)

Weighted-average number of common shares used in computing net loss per share – basic and diluted	57,418,300							57,418,300

See accompanying Notes to Pro Forma Condensed Combined Financial Statements.

Agios Pharmaceuticals, Inc.

Notes to Pro Forma Condensed Combined Financial Statements

(Unaudited)

On December 20, 2020, Agios entered into the purchase agreement to sell its oncology business to Servier. Pursuant to the terms of the purchase agreement, Servier has agreed to pay to Agios (i) $1,800,000,000 in cash payable upon completion of the transaction, subject to adjustments based on closing levels of working capital of the oncology business and amounts payable in respect of a representation and warranty insurance policy, (ii) $200,000,000 in cash if a regulatory milestone for vorasidenib is achieved, (iii) a royalty of 5% of U.S. net sales of TIBSOVO® from the completion of the transaction through its loss of exclusivity and (iv) a royalty of 15% of U.S. net sales of vorasidenib from the first commercial sale of vorasidenib through its loss of exclusivity.

The unaudited pro forma combined financial statements reflect the following notes and adjustments:

(A)

Reflects the condensed consolidated balance sheet as of September 30, 2020 and consolidated statement of operations for the nine months ended September 30, 2020 and consolidated statement of operations for the years ended December 31, 2019 and 2018, reported in our Form 10-Q filed on November 5, 2020 and our Current Report on Form 8-K filed on January 29, 2021 (which Current Report includes a consolidated balance sheet and statements of operations of Agios for the periods indicated therein), respectively.

(B)

Reflects the unaudited condensed combined balance sheet of the oncology business as of September 30, 2020 and unaudited condensed combined statements of operations of the oncology business for the nine months ended September 30, 2020 and years ended December 31, 2019 and 2018 as disclosed in the condensed combined financial statements of the oncology business included elsewhere within this proxy statement.

(C)

Reflects the adjustments required to reclassify the unaudited condensed combined financial statements presentation of the oncology business to a presentation in accordance with ASC 205-20, Presentation of Financial Statements – Discontinued Operations. Specific adjustments related to this presentation include the following:

i.

Adjustments have been made to research and development expenses to reflect the differences in presentation between the amounts in the combined financial statements of the oncology business, which includes costs that were directly attributable and indirect expenses that were reasonably allocable to the oncology business, and the amounts required to be included in discontinued operations, which excludes indirect costs and costs that will continue to be recognized by Agios on an ongoing basis. The adjustments were determined by reviewing the expense types and descriptions, along with the purchase and sale agreement, in order to remove any indirect costs allocated to the oncology business and costs that will have a continuing impact on Agios after the transaction.

ii.

Adjustments have been made to selling, general and administrative expenses to reflect the oncology business, which includes costs that were directly attributable and indirect expenses that were reasonably allocable to the oncology business, and the amounts required to be included in discontinued operations, which excludes indirect costs and costs that will continue to be recognized by Agios on an ongoing basis. The adjustments were determined by reviewing the expense types and descriptions, along with the purchase and sale agreement, in order to remove any indirect costs allocated to the oncology business and costs that will have a continuing impact on Agios after the transaction.

(D)

Reflects the additional transaction accounting adjustments which show how the Transaction might have affected Agios’ historical financial statements if the transaction had been completed at an earlier time.

i.

To record the estimated net cash proceeds from the transaction of $1,800,000,000, subject to certain adjustments for the working capital of the oncology business at the completion of the transaction, less (a) estimated transaction costs of $60,000,000 that are likely to be incurred as part of the consummation of the transaction in 2021, (b) the expected tax effects of the estimated federal and state income taxes paid of $40,000,000 related to the gain on the transaction, and (c) $3,561,652 related to a reimbursement to Servier for a portion of the costs and expenses, including premium, payable to obtain the representation and warranty insurance policy. The expected tax effects are calculated based on the amount of taxable gain considering the use of historical net operating losses in place to reduce taxable income, using the applicable statutory income tax rates in the respective jurisdictions, except in jurisdictions for where there was a valuation allowance in place, which resulted in the use of a 0% tax rate. The estimated gain on sale has been excluded from the pro forma information as this amount pertains to discontinued operations and does not reflect the impact on income from continuing operations.

ii.	To record the effects of certain property and equipment that is used by the oncology business, but is not part of the Transaction and is anticipated to be retained by Agios.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

This table shows as of January 20, 2021: (i) the beneficial owners of more than five percent of Agios common stock and the number of shares they beneficially owned based on information provided in their most recent filings with the SEC; and (ii) the number of shares each director and each named executive officer and all directors and executive officers as a group beneficially owned, as reported by each person. The percentage of shares beneficially owned is computed on the basis of 69,303,863 shares of our common stock outstanding as of January 20, 2021. Unless otherwise indicated, the address of all listed stockholders is c/o Agios Pharmaceuticals, Inc., 88 Sidney Street, Cambridge, MA 02139. Each of the stockholders listed has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.

	Shares of Common Stock Owned	+	Common Stock Underlying Options and Other Rights Acquirable Within 60 Days	=	Total Beneficial Ownership
Name of Beneficial Owner					Number	Percentage
5% Stockholders
Wellington Management Group LLP(1)	7,975,823		—		7,975,823	11.51%
Entities affiliated with Celgene Corporation(2)	7,121,658		—		7,121,658	10.28%
The Vanguard Group(3)	5,606,855		—		5,606,855	8.09%
Entities affiliated with Fidelity Management & Research Company(4)	4,542,806		—		4,542,806	6.55%
BB Biotech AG(5)	3,896,954		—		3,896,954	5.67%
BlackRock, Inc.(6)	3,893,394		—		3,893,394	5.66%

Named Executive Officers and Directors
Jonathan Biller	10,293		24,632		34,955	*
Scott Biller, Ph.D.(7)	84,914		218,114		303,028	*
Christopher Bowden, M.D.	8,381		193,242		201,623	*
Jacqualyn A. Fouse, Ph.D.	50,428		249,600		300,028	*
Andrew Hirsch	—		207,288		207,288	*
David P. Schenkein, M.D.(8)	454,907		763,636		1,218,543	1.74%
Paul J. Clancy	3,278		82,019		85,297	*
Ian T. Clark	3,278		38,619		41,897	*
Kaye Foster	5,478		51,518		56,966	*
Maykin Ho, Ph.D.	3,278		51,869		55,147	*
John M. Maraganore, Ph.D.	30,172		63,744		93,916	*
David Scadden, M.D.	3,849		37,617		41,466	*
All executive officers and directors as a group (12 persons)	658,256		1,981,898		2,640,154	3.70%

*	Less than 1%.
(1)

Based solely on a Schedule 13G/A filed with the SEC on January 8, 2020. Wellington Management Group LLP (“Wellington”), Wellington Group Holdings LLP and Wellington Investment Advisors Holdings LLP are each deemed to be the beneficial owner of 7,975,823 shares of common stock, with respect to which each entity reported shared voting power over 7,896,557 shares and shared dispositive power over 7,975,823 shares. Wellington Management Company LLP is deemed to be the beneficial owner of 7,889,788 shares of common stock, with respect to which it reported shared voting power over 7,883,937 shares and shared dispositive power over 7,889,788 shares. The shares are owned of record by clients of the following investment advisers (the “Wellington Investment Advisers”): Wellington Management Company LLP, Wellington Management Canada LLC, Wellington Management Singapore Pte Ltd., Wellington

Management Hong Kong Ltd, Wellington Management International Ltd, Wellington Management Japan Pte Ltd and Wellington Management Australia Pty Ltd. Wellington Investment Advisors Holdings LLP controls directly, or indirectly through Wellington Management Global Holdings, Ltd., the Wellington Investment Advisers. Wellington Investment Advisors Holdings LLP is owned by Wellington Group Holdings LLP. Wellington Group Holdings LLP is owned by Wellington. The address of Wellington is 280 Congress Street, Boston, MA 02210.
(2)

Based solely on a Schedule 13D/A filed with the SEC on November 14, 2019. Consists of 4,010,926 shares of common stock held by Celgene European Investment Company LLC (“Celgene LLC”), 708,333 shares of common stock held by Celgene Alpine Investment Co., LLC (“Celgene Alpine LLC”), 624,575 shares of common stock held by Celgene Switzerland LLC and 1,777,824 shares of common stock held by Celgene Corporation (“Celgene”). Celgene LLC, Celgene Alpine LLC and Celgene Switzerland LLC are wholly-owned subsidiaries of Celgene. Celgene LLC has shared voting and dispositive power over 4,010,926 shares of common stock, Celgene Alpine LLC has shared voting and dispositive power over 708,333 shares of common stock, Celgene Switzerland LLC has shares voting and dispositive power over 624,575 shares of common stock and Celgene has sole voting and dispositive power over 1,777,824 shares of common stock and shared voting and dispositive power over 5,343,834 shares of common stock. The address of Celgene Corporation is 86 Morris Avenue, Summit, NJ 07901.

(3)

Based solely on a Schedule 13G/A filed with the SEC on February 12, 2020. The Vanguard Group (“Vanguard”) is deemed to be the beneficial owner of 5,606,855 shares of common stock, with respect to which it reported sole voting power over 31,554 shares, shared voting power over 14,769 shares, sole dispositive power over 5,568,635 shares and shared dispositive power over 38,220 shares. Includes 23,451 shares beneficially owned by Vanguard Fiduciary Trust Company, a wholly owned subsidiary of The Vanguard Group, Inc. as a result of Vanguard Fiduciary Trust Company serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd., a wholly owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 22,872 shares as a result of Vanguard Investments Australia, Ltd. serving as investment manager of Australian investment offerings. The address of Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.

(4)

Based solely on a Schedule 13G/A filed with the SEC on August 10, 2020. FMR LLC and Abigail P. Johnson are each the beneficial owners of 4,542,806 shares of common stock. FMR LLC has sole voting power over 806,633 shares of common stock and sole dispositive power over 4,452,806 shares of common stock. The address of FMR LLC is 245 Summer Street, Boston, MA 02210.

(5)

Based solely on a Schedule 13G/A filed with the SEC on February 14, 2020. BB Biotech AG (“BB Biotech”) and its wholly-owned subsidiary Biotech Target N.V. (“Biotech Target”) share voting and dispositive power over 3,896,954 shares of common stock. The address of BB Biotech is Schwertstrasse 6, CH-8200 Schaffhausen, Switzerland and the address of Biotech Target is Ara Hill Top Building, Unit A-5, Pletterijweg Oost 1, Curacao.

(6)

Based solely on a Schedule 13G filed with the SEC on February 7, 2020 by BlackRock, Inc. (“BlackRock”) and certain of its subsidiaries. BlackRock is deemed to be the beneficial owner of 3,893,394 shares of common stock, with respect to which it reported sole voting power over 3,654,890 shares and sole dispositive power over 3,893,394 shares. The address of BlackRock 55 East 52nd Street, New York, NY 10055.

(7)	Includes shares of common stock held by a trust of which the reporting person is trustee and beneficiary.
(8)	Includes shares of common stock held by the David P. Schenkein 2004 Revocable Trust and shares of common stock held by the Amy P. Schenkein 2004 Revocable Trust.

MULTIPLE STOCKHOLDERS SHARING ONE ADDRESS

The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single annual report or proxy statement, as applicable, addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies.

Agios and some brokers may be householding our proxy materials by delivering a single set of proxy materials to multiple stockholders who request a copy and share an address, unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If at any time you no longer wish to participate in householding and would prefer to receive a separate proxy statement, please notify your broker if your shares are held in a brokerage account or Agios if you are a stockholder of record. You can notify us by sending a written request to our Secretary at 88 Sidney Street, Cambridge, Massachusetts 02139, or calling (617) 649-8600. Stockholders who share a single address, but receive multiple copies of the proxy statement, may request that in the future they receive a single copy by notifying Agios at the telephone and address set forth in the prior sentence. In addition, Agios will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the proxy statement to a stockholder at a shared address to which a single copy of the documents was delivered pursuant to a prior request.

STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING

To be included in the proxy statement for the 2021 annual meeting, Agios must receive proposals no later than December 17, 2020. Proposals for inclusion in the proxy statement must comply with the Exchange Act, including Rule 14a-8, as well as with Agios’ bylaws.

Pursuant to Agios’ bylaws, stockholders may present director nominations or other proposals that are proper subjects for consideration at an annual meeting. Agios’ bylaws require that, to be timely, a stockholder’s notice must be received in writing by the Secretary at the principal executive office of the corporation not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 20 days, or delayed by more than 60 days, from the first anniversary of the preceding year’s annual meeting, or if no annual meeting was held in the preceding year, a stockholder’s notice must be so received not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (x) the 90th day prior to such annual meeting and (y) the tenth day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs. In no event will the adjournment or postponement of an annual meeting (or the public disclosure thereof) commence a new time period (or extend any time period) for the giving of a stockholder’s notice.

These provisions are intended to allow all stockholders to have an opportunity to consider business expected to be raised at the annual meeting.

WHERE YOU CAN FIND MORE INFORMATION

Agios is subject to the reporting requirements of the Exchange Act. Accordingly, Agios files annual, quarterly and current reports, proxy statements and other information with the SEC. Agios’ SEC filings are available to the public at the internet website maintained by the SEC at www.sec.gov. Agios also makes available free of charge through its website its periodic reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, its definitive proxy statements and Section 16 reports on Forms 3, 4 and 5, as soon as reasonably practicable after it electronically files such reports or amendments with, or furnishes them to, the SEC. Agios’ internet website address is www.agios.com. The information located on, or hyperlinked or otherwise connected to, Agios’ website is not, and will not be deemed to be, a part of this proxy statement or incorporated into any other filings that we make with the SEC.

The SEC allows Agios to “incorporate by reference” the information we file with the SEC into this proxy statement, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except that information that we file later with the SEC will automatically update and supersede this information. This proxy statement incorporates by reference the documents listed below that have been previously filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•

Agios’ Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed February 19, 2020 (excluding the audited historical financial statements of Agios and its subsidiaries contained therein);

•	Agios’ Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2020, filed April 30, 2020, June 30, 2020, filed July 30, 2020, and September 30, 2020, filed November 5, 2020; and

•

Agios’ Current Reports on Form 8-K filed with the SEC on May 29, 2020, June 12, 2020, September 8, 2020, September 21, 2020, December 1, 2020, December 7, 2020, December 21, 2020, December 22, 2020, January 11, 2021, January 26, 2021 and January 29, 2021.

We also incorporate by reference into this proxy statement additional documents that Agios may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, from the date of this proxy statement until the date of the special meeting; provided, however, that we are not incorporating by reference any additional documents or information furnished and not filed with the SEC.

You may request a copy of documents incorporated by reference at no cost, by writing or telephoning the office of the Secretary at Agios Pharmaceuticals, Inc., 88 Sidney Street, Cambridge, Massachusetts 02139, or calling (617) 649-8600.

THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE INTO THIS PROXY STATEMENT TO VOTE YOUR SHARES AT THE SPECIAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED [    ], 2021. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

UNAUDITED COMBINED FINANCIAL STATEMENTS OF

THE ONCOLOGY BUSINESS

The accompanying unaudited combined financial statements of the oncology business represent a portion of certain operations of Agios Pharmaceuticals, Inc. and its consolidated subsidiaries (“Agios”, “we”, “our” or the “Company”). These financial statements have been prepared using information from Agios’ historical accounting records and do not purport to reflect the financial position and results of operations that would have resulted if the oncology business had been a separate, standalone business during the periods presented. Although management has estimated allocations to reflect all historical results of operations for the oncology business, including certain corporate administrative and shared costs incurred on its behalf, such allocations are not necessarily indicative of the actual costs that the oncology business would have incurred had it been a standalone entity.

The Oncology Business

(A Portion of Certain Operations of Agios Pharmaceuticals, Inc.)

Combined Balance Sheets

(Unaudited)

(in thousands)	September 30, 2020	December 31, 2019	December 31, 2018
Assets
Current assets:
Accounts receivable, net	$18,989	$8,952	$5,076
Collaboration receivable—related party	2,334	1,539	2,462
Collaboration receivable—other	1,992	1,928	670
Royalty receivable—related party	—	2,900	2,234
Inventory	11,371	7,331	869
Prepaid expenses and other current assets	11,743	8,290	4,060

Total current assets	46,429	30,940	15,371

Property and equipment, net	171	—	—
Other non-current assets	1,350	—	238

Total assets	$47,950	$30,940	$15,609

Liabilities and equity
Current liabilities:
Accounts payable	6,077	10,661	11,107
Accrued expenses	26,823	25,344	17,286
Deferred revenue—related party	—	10,933	32,710

Total current liabilities	32,900	46,938	61,103
Deferred revenue, net of current portion—related party	—	50,580	59,809
Liability related to the sale of future revenue, net of debt issuance costs	258,121	—	—
Total liabilities	291,021	97,518	120,912
Commitments and contingent liabilities (Note 5)
Parent equity:
Net parent investment	(243,071)	(66,578)	(105,303)

Total parent equity	(243,071)	(66,578)	(105,303)

Total liabilities and parent equity	$47,950	$30,940	$15,609

See accompanying Notes to Combined Financial Statements.

The Oncology Business

(A Portion of Certain Operations of Agios Pharmaceuticals, Inc.)

Combined Statements of Operations

(Unaudited)

	For the Nine Months Ended September 30,		For the Year Ended December 31,
(In thousands)	2020	2019	2019	2018
Revenues:
Product revenue, net	$81,971	$40,287	$59,851	$13,841
Collaboration revenue—related party	67,038	32,414	39,257	60,661
Collaboration revenue—other	2,786	2,202	8,262	12,670
Royalty revenue—related party	7,356	7,569	10,542	7,215

Total revenue	159,151	82,472	117,912	94,387

Cost and expenses:
Cost of sales	1,846	1,030	1,317	1,397
Research and development	167,315	211,092	282,028	224,978
Selling, general and administrative	77,097	73,993	99,847	89,423

Total cost and expenses	246,258	286,115	383,192	315,798

Loss from operations	(87,107)	(203,643)	(265,280)	(221,411)
Non-cash interest expense for the sale of future revenue	(11,818)	—	—	—

Net loss	$(98,925)	$(203,643)	$(265,280)	$(221,411)

See accompanying Notes to Combined Financial Statements.

The Oncology Business

(A Portion of Certain Operations of Agios Pharmaceuticals, Inc.)

Combined Statements of Cash Flows

(Unaudited)

	For the Nine Months Ended September 30,		For the Year Ended December 31,
(in thousands)	2020	2019	2019	2018
Operating activities
Net loss	$(98,925)	$(203,643)	$(265,280)	$(221,411)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	4,378	4,138	5,424	4,441
Stock-based compensation expense	38,071	38,770	50,803	47,623
Non-cash interest expense associated with the sale of future revenue	11,818	—	—	—
Non-cash royalty revenue	(4,341)	—	—	—
Changes in operating assets and liabilities:
Accounts receivable, net	(10,037)	(2,030)	(3,876)	(5,076)
Collaboration receivable—related party	(795)	624	923	(15)
Collaboration receivable—other	(64)	(199)	(1,258)	(670)
Royalty receivable—related party	2,900	(366)	(666)	(1,012)
Inventory	(4,040)	(4,980)	(6,462)	(869)
Prepaid expenses and other current and non-current assets	(4,803)	(3,640)	(3,992)	4,985
Accounts payable	(4,584)	578	(446)	(1,581)
Accrued expenses	1,479	7,292	8,058	3,068
Deferred revenue—related party	(61,513)	(25,849)	(31,006)	(31,665)

Net cash used in operating activities	(130,456)	(189,305)	(247,778)	(202,182)

Investing activities
Purchase of property and equipment	(171)	—	—	—

Net cash used in investing activities	(171)	—	—	—

Financing activities
Proceeds from the sale of future revenue to RPI	255,000	—	—	—
Payment of issuance costs for the sale of future revenue	(4,463)	—	—	—
Net transfers (to)/from Parent	(119,910)	189,305	247,778	202,182

Net cash provided by financing activities	130,627	189,305	247,778	202,182

Net change in cash and cash equivalents	—	—	—	—

See accompanying Notes to Combined Financial Statements.

The Oncology Business

(A Portion of Certain Operations of Agios Pharmaceuticals, Inc.)

Combined Statements of Changes in Parent Equity

(Unaudited)

(in thousands)	Parent Equity
Balance at January 1, 2018	$(138,138)
Net loss	(221,411)
Investment from Parent	254,246

Balance at December 31, 2018	$(105,303)

Net loss	(265,280)
Investment from Parent	304,005

Balance at December 31, 2019	$(66,578)

Net loss	(98,925)
Transfer to Parent	(77,568)

Balance at September 30, 2020	$(243,071)

See accompanying Notes to Combined Financial Statements.

The Oncology Business

Notes to Combined Financial Statements

(Unaudited)

Note 1. Nature of Business

Agios is focused on discovering and developing novel investigational medicines to treat malignant hematology, solid tumors and genetically defined diseases through scientific leadership in the field of cellular metabolism. In addition to an active research and discovery pipeline across these three therapeutic areas, Agios has two approved oncology precision medicines and multiple first-in-class investigational therapies in clinical and/or preclinical development. Agios is a corporation organized under the laws of the State of Delaware. Shares of Agios common stock are listed on the NASDAQ Select Global Market under the symbol “AGIO.” Our principal executive offices are located at 88 Sidney Street, Cambridge, Massachusetts 02139.

Description of Transaction

On December 20, 2020, Agios entered into the purchase agreement to sell its commercial, clinical and research-stage oncology portfolio (the “oncology business”) to Servier. As consideration for the sale of the oncology business, Servier has agreed to pay Agios (i) $1,800,000,000 in cash payable upon completion of the transaction, subject to adjustments based on closing levels of working capital of the oncology business and amounts payable in respect of a representation and warranty insurance policy, (ii) $200,000,000 in cash if a regulatory milestone for vorasidenib is achieved, (iii) a royalty of 5% of U.S. net sales of TIBSOVO® from the completion of the transaction through its loss of exclusivity and (iv) a royalty of 15% of U.S. net sales of vorasidenib from the first commercial sale of vorasidenib through its loss of exclusivity.

Overview

The oncology business is engaged in the operations, activities and programs with respect to the discovery, research, development, manufacture, registration, commercialization, importation, distribution, sale and marketing of chemical or biological entities, pharmaceutical products, medicines, therapies, compounds, programs, or in vitro diagnostic or other devices, in each case, for patients in the areas of hematologic malignancies, solid tumors and other malignant diseases, including all activities related to the products ivosidenib (TIBSOVO®), enasidenib (IDHIFA®), vorasidenib, AG-270 and AG-636 and any and all applications of such products in any field.

Our wholly-owned product, TIBSOVO® (ivosidenib) is an oral targeted inhibitor of the mutated isocitrate dehydrogenase 1, or IDH1 enzyme. TIBSOVO® is the first and only FDA-approved therapy for the treatment of adult patients with (i) relapsed or refractory acute myeloid leukemia, or R/R AML, with a susceptible IDH1 mutation as detected by an FDA-approved test (approved by the FDA in July 2018) and (ii) newly diagnosed AML with a susceptible IDH1 mutation as detected by an FDA-approved test who are at least 75 years old or who have comorbidities that preclude use of intensive induction chemotherapy (approved by the FDA in May 2019). In December 2018, the Company submitted a Marketing Authorization Application, or MAA, to the European Medicines Agency, or EMA, for TIBSOVO® for the treatment of adult patients with R/R AML with an IDH1 mutation, which we subsequently withdrew in October 2020. We plan to submit an sNDA for TIBSOVO® for previously treated IDH1 mutant-positive cholangiocarcinoma to the FDA in the first quarter of 2021.

Our other marketed product is IDHIFA® (enasidenib), an oral targeted inhibitor of the mutated isocitrate dehydrogenase 2, or IDH2 enzyme and the first and only FDA-approved therapy for patients with R/R AML and an IDH2 mutation. In August 2017, the FDA granted our collaboration partner, Celgene, approval of IDHIFA® for the treatment of adult patients with R/R AML and an IDH2, mutation as detected by an FDA-approved test. The Company was eligible to receive royalties at tiered low-double digit to mid-teen percentage rates on any net sales of IDHIFA® and have exercised its rights to provide up to one-third of the field-based commercialization efforts in the United States.

The accompanying combined financial statements (the “combined financial statements of the oncology business”) present the assets, liabilities, revenues, and expenses directly attributable to the oncology business, as well as certain allocations by Agios as the oncology business does not operate as a separate, standalone entity and is consolidated into the Company’s financial reporting.

Note 2. Summary of Significant Accounting Policies

Basis of Presentation

Throughout the periods covered by the Combined Financial Statements of the Oncology Business, the oncology business operated as part of the consolidated operations of Agios and standalone financial statements have not been historically prepared for the oncology business. The accompanying Combined Financial Statements of the Oncology Business have been prepared from Agios’ historical accounting records in conformity with accounting principles generally accepted in the United States (“U.S. GAAP”) and are presented on a standalone basis, including expenses directly attributable to the business, shared costs between Agios and the oncology business, and allocations of corporate costs, as if the operations of the oncology business had been conducted independently from Agios. As the oncology business has not operated as a separate legal or standalone entity, and there is no direct ownership of the oncology business by any shareholder or legal entity of Agios other than at the consolidated level, a net parent investment is shown in lieu of stockholders’ equity in the Combined Balance Sheets of the Oncology Business to reflect the residual of the total assets and total liabilities derived in accordance with the carve-out principles reflecting the shareholders’ interest in the oncology business. This information is further reflected in the Combined Statements of Changes in Agios Equity to show the changes in these balances within the periods presented. Further, earnings per share data has not been presented in the Combined Financial Statements of the Oncology Business as it does not operate as a separate legal entity with its own capital structure. As a result, the Combined Financial Statements of Oncology Business may not be indicative of the financial position, results of operations and cash flows of the oncology business in the future or if it had operated independently of Agios.

The Combined Financial Statements of the Oncology Business Financial Statements for the interim periods included herein have been prepared on the same basis as the annual financial statements and, in the opinion of our management, reflect all adjustments, which include only normal recurring adjustments, necessary to fairly state our financial position and changes in parent equity as of September 30, 2020 and our results of operations and cash flows for the nine months ended September 30, 2020 and 2019.

The Combined Statements of Operations of the Oncology Business include all revenues and costs directly attributable to the oncology business as well as an allocation of shared and corporate costs from Agios. These shared and corporate costs have been allocated to the oncology business based on direct usage or benefit where specifically identifiable, with the remainder allocated on a headcount basis. Such amounts are not necessarily representative of costs that would have been incurred if oncology business had operated independently of Agios. The Combined Balance Sheets of the Oncology Business include the attribution of certain assets and liabilities that have been historically held at the corporate level by Agios, but are specifically identifiable or allocable to oncology business.

The oncology business participates in Agios’ centralized treasury management function and generally all cash is transferred from and to Agios. As the oncology business has historically generated negative operating cash flows and is expected to do so in the future, the excess cash needed for operations is generally funded by Agios’ centralized accounts, which are commingled with the cash of Agios. Accordingly, the oncology business did not record any cash and cash equivalents held by Agios on the oncology business’s behalf for any period presented in the Combined Statements of Operations of the Oncology Business. Transfers of cash between the oncology business and Agios are included within “Net transfers (to)/from parent” in the Combined Statement of Cash Flows.

The oncology business utilizes Agios’ treasury management function to fund its operations and meet its obligations. The oncology business has received a commitment from Agios to provide financial support to the oncology business to enable it to continue its operations and fulfill all of its financial obligations through the close of the transaction.

The Combined Financial Statements of the Oncology Business should be read in conjunction with the audited consolidated financial statements and notes thereto included in our Current Report on Form 8-K filed with the SEC on January 29, 2021 and the unaudited condensed consolidated financial statements and notes thereto included in our Quarterly Report on Form 10-Q for the nine months ended September 30, 2020 filed with the SEC on November 5, 2020.

Use of estimates

The preparation of the Combined Financial Statements of the Oncology Business requires us to make estimates, judgments and assumptions that may affect the reported amount of assets, liabilities, equity, revenue and expenses and related disclosure of contingent assets and liabilities, including allocations of costs as discussed above. On an ongoing basis we evaluate our estimates, judgments and methodologies. We base our estimates on historical experience and on various other assumptions that we believe are reasonable, the results of which form the basis for making judgments about the carrying value of assets, liabilities and equity and the amount of revenue and expenses. The full extent to which the COVID-19 pandemic will directly or indirectly impact the oncology business, results of operations and financial condition, including sales, expenses, reserves and allowances, clinical trials, research and development costs and employee-related amounts, will depend on future developments that are highly uncertain, including as a result of new information that may emerge concerning COVID-19 and the actions taken to contain the pandemic or treat COVID-19, as well as the economic impact on local, regional, national and international customers and markets. We have considered the impact of COVID-19 within the Combined Financial Statements of the Oncology Business and determined there has been no impact to date, there may be changes to that conclusion in future periods which would require additional estimates. Actual results may differ from these estimates.

Fair value measurements

ASC 820, Fair Value Measurements and Disclosures, establishes a fair value hierarchy for those instruments measured at fair value that distinguishes between assumptions based on market data (observable inputs) and our own assumptions (unobservable inputs). The hierarchy consists of three levels:

Level 1—Unadjusted quoted prices in active markets for identical assets or liabilities.

Level 2—Quoted prices for similar assets and liabilities in active markets, quoted prices in markets that are not active, or inputs which are observable, either directly or indirectly, for substantially the full term of the asset or liability.

Level 3—Unobservable inputs that reflect our own assumptions about the assumptions market participants would use in pricing the asset or liability in which there is little, if any, market activity for the asset or liability at the measurement date.

The carrying amounts of collaboration receivable—related party, collaboration receivable—other, royalty receivable—related party, accounts receivable, prepaid expenses and other current assets, accounts payable, and accrued expenses approximate their fair values due to their short-term maturities. The fair value for the liability related to the sale of future revenue at the time of the transaction was based on our current estimates of future royalties expected to be paid to Royalty Pharma (“RPI”), over the remaining patent life of the product, which are considered level 3 inputs.

Accounts receivable, net

Our trade accounts receivable arise from product sales and represent amounts due from specialty distributors and specialty pharmacy providers in the U.S. We monitor the financial performance and creditworthiness of our customers so that we can properly assess and respond to changes in their credit profile. We reserve against these receivables for estimated losses that may arise from a customer’s inability to pay. Amounts determined to be uncollectible are charged or written-off against the reserve.

Concentrations of credit risk

The oncology business is subject to credit risk on our receivables, including trade receivables from our customers and collaboration and royalty receivables. Concentrations of credit risk with respect to receivables, which are typically unsecured, are mitigated in part due to the number of customers using our products. Trade receivables of the oncology business arise from product sales and have standard payment terms that generally require payment within 30 to 60 days. We have evaluated the creditworthiness of the customers of the oncology business and determined them to be creditworthy. To date, the oncology business has not experienced any losses with respect to its receivables.

Inventory

Inventory is stated at the lower of cost or estimated net realizable value on a first-in, first-out basis. Prior to the regulatory approval of our product candidates, we incur expenses for the manufacture of drug products that could potentially be available to support the commercial launch of those products. Until the date at which regulatory approval was been received or is otherwise considered probable, we record all such costs as research and development expenses. Upon approval of our wholly owned product, TIBSOVO®, by the FDA on July 20, 2018 for the treatment of adult patients with R/R AML with susceptible IDH1 mutation as detected by an FDA-approved test, we began to capitalize inventories of TIBSOVO®.

We perform an assessment of the recoverability of capitalized inventory during each reporting period and write down any excess and obsolete inventory to its estimated net realizable value in the period in which the impairment is first identified. Such impairment charges, should they occur, are recorded as a component of cost of sales in the Combined Statements of Operations. The determination of whether inventory costs will be realizable requires the use of estimates by management. If actual market conditions are less favorable than projected by management, additional write-downs of inventory may be required.

Liability related to sale of future revenue

We treat the sale of future revenue to RPI as a debt financing, as it has significant continuing involvement in the generation of the cash flows. As result, we recorded the proceeds from this transaction as a liability related to the sale of future revenue to be amortized to interest expense using the effective interest rate method over the life of the arrangement.

The liability related to sale of future revenue and the related interest expense are based on the current estimates of future royalties expected to be paid over the life of the arrangement. We will periodically assess the expected royalty payments using a combination of internal projections and forecasts from external sources. To the extent our future estimates of royalty payments are greater or less than previous estimates or the estimated timing of such payments is materially different than its previous estimates, we will prospectively recognize related non-cash interest expenses.

For further discussion of the sale of future revenue, refer to Note 8, Sale of Future Revenue.

Amortization of issuance costs

We treated the liability related to sale of future revenue as a debt financing. As such, the long-term liability is initially recorded at its proceeds, net of deferred costs. Issuance costs, fees directly related to the sale of future revenue, are offset against initial carrying value of the long-term liability and are amortized on a straight-line basis over the remaining patent life of the product to an operating expense.

Revenue from contracts with customers

Revenue is recognized when the customer obtains control of promised goods or services, in an amount that reflects the consideration that we expect to receive in exchange for those goods or services. To determine revenue recognition for arrangements that we determined to be within the scope of ASC 606, we perform the following five steps: (i) identify the contract(s) with a customer; (ii) identify the performance obligations in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligations in the contract; and (v) recognize revenue when (or as) we satisfy a performance obligation. We only apply the five-step model to contracts when it is probable that we will collect the consideration we are entitled to in exchange for the goods or services we transfer to the customer. At contract inception, once the contract is determined to be within the scope of ASC 606, we assess the goods or services promised within each contract and determine those that are performance obligations, and assess whether each promised good or service is distinct. We will then recognize as revenue the amount of the transaction price that is allocated to the respective performance obligation when (or as) the performance obligation is satisfied.

Product revenue

We generate product revenue from sales of TIBSOVO® to a limited number of specialty distributors and specialty pharmacy providers of the oncology business (collectively, the “Customers”). The Customers subsequently resell TIBSOVO® to pharmacies or dispense directly to patients. In addition to distribution agreements with Customers, the oncology business enters into arrangements with healthcare providers and payors that provide for government-mandated and/or privately-negotiated rebates, chargebacks and discounts with respect to the purchase of TIBSOVO®.

The performance obligation related to the sale of TIBSOVO® is satisfied and revenue is recognized when the Customer obtains control of the product, which occurs at a point in time, typically upon delivery to the Customer.

Revenues from product sales are recorded at the net sales price, or transaction price, which includes estimates of variable consideration for which reserves are established and result from contractual adjustments, government rebates, returns and other allowances that are offered within the contracts with the Customers, healthcare providers, payors and other indirect customers relating to the sale of the products.

Contractual adjustments. The oncology business generally provides Customers with discounts, including prompt pay discounts, and allowances that are explicitly stated in the contracts and are recorded as a reduction of revenue in the period the related product revenue is recognized.

Chargebacks and discounts represent the estimated obligations resulting from contractual commitments to sell products to qualified healthcare providers at prices lower than the list prices charged to Customers who directly purchase the product from us. Customers charge us for the difference between what they pay for the product and the ultimate selling price to the qualified healthcare providers. These reserves are estimated using the expected value method, based upon a range of possible outcomes that are probability-weighted for the estimated channel mix and are established in the same period that the related revenue is recognized, resulting in a reduction of product revenue.

Government rebates. Government rebates include Medicare, TriCare, and Medicaid rebates, which we estimate using the expected value method, based upon a range of possible outcomes that are probability-weighted for the estimated payor mix. These reserves are recorded in the same period the related revenue is recognized, resulting in a reduction of product revenue. For Medicare, we also estimate the number of patients in the prescription drug coverage gap for whom we will owe an additional liability under the Medicare Part D program.

Returns. We estimate the amount of product sales that may be returned by Customers and record this estimate as a reduction of revenue in the period the related product revenue is recognized. Currently, we estimate product return liabilities using the expected value method, based on available industry data, including our visibility into the inventory remaining in the distribution channel.

Collaboration revenue

We apply the provisions of ASC 808, Collaborative Arrangements when accounting for collaboration agreements relating to the oncology business. We evaluate the presentation of amounts due from our collaborative partners associated with activities in the collaborative arrangement based on the nature of each activity. For transactions with customers, we have reported revenues and costs in accordance with ASC 606, Revenue from Contracts with Customers, ASC 606-10-55-36 through 55-40, Principal versus Agent Considerations. We recognize revenue when the customer obtains control of promised goods or services, in an amount that reflects the consideration that we expect to receive in exchange for those goods or services. To determine revenue recognition for arrangements that have been determined to be within the scope of ASC 606, we perform the following five steps: (i) identify the contract(s) with a customer; (ii) identify the performance obligations in the contract based on the relative standalone selling prices of the goods or services provided; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligations in the contract; and (v) recognize revenue when (or as) we satisfy a performance obligation. We only apply the five-step model to contracts when it is probable that we will collect the consideration we are entitled to in exchange for the goods or services we transfer to the customer.

Once the contract is determined to be within the scope of ASC 606, we assess the goods or services promised within each contract and determine those that are performance obligations, and assess whether each promised good or service is distinct. We will then recognize as revenue the amount of the transaction price that is allocated to the respective performance obligation when (or as) the performance obligation is satisfied.

The transaction price for each collaboration agreement is determined based on the amount of consideration we expect to be entitled to for satisfying all performance obligations within the agreement. Significant judgment may be required in determining the amount of variable consideration to be included in the transaction price. We use the expected value methods to determine variable consideration and will re-evaluate the transaction price in each reporting period and as uncertain events are resolved or other changes in circumstances occur.

As part of the initial accounting for these arrangements, we must develop assumptions that require judgment to determine the standalone selling price (the “SSP”), for each performance obligation identified in the contract. We use these key assumptions to determine the SSP, which include forecast of revenues, development timelines, reimbursement rates for personnel costs, discount rates and probabilities of technical and regulatory success.

We recognize the transaction price allocated to upfront license payments as revenue upon delivery of the license to the customer and resulting ability of the customer to use and benefit from the license, if the license is determined to be distinct from the other performance obligations identified in the contract. If the license is considered to not be distinct from other performance obligations, we exercise judgment to assess the nature of the combined performance obligation to determine whether the combined performance obligation is satisfied (i) at a point in time, but only for licenses determined to be distinct from other performance obligations in the contract, or (ii) over time; and, if over time, the appropriate method of measuring progress each reporting period and, if necessary, adjust the measure of performance and related revenue recognition.

A significant portion of revenue generated from our collaboration agreements with Celgene relates to the provision of research and development services whereby revenue is recognized under an input method using the ratio of effort incurred to date compared to the total estimated effort required to complete the performance obligation. The calculation of the total estimated effort includes the total amount of forecasted costs associated with the completion of discovery, pre-clinical or clinical trials, as well as the assumed timing of these activities and estimated patient populations. Such cost estimates include forecasted direct labor and material costs, subcontractor costs, and external contract research organization costs.

Milestone revenue

Many of the collaboration agreements that relate to the oncology business also entitle the oncology business to additional payments upon the achievement of performance-based milestones. These milestones are generally categorized into three types: development milestones, which are generally based on the initiation of clinical trials; regulatory milestones, which are generally based on the submission, filing or approval of regulatory applications such as a new drug application (“NDA”) in the U.S.; and sales-based milestones, which are generally based on meeting specific thresholds of sales in certain geographic areas during a specified period. Upfront and ongoing development milestones per our collaboration agreements are not subject to refund if the development activities are not successful.

For each collaboration that includes development milestone payments, we evaluate whether it is probable that the consideration associated with each milestone will not be subject to a significant reversal in the cumulative amount of revenue recognized. Amounts that meet this threshold are included in the transaction price using the most likely amount method, whereas amounts that do not meet this threshold are considered constrained and excluded from the transaction price until they meet this threshold. Milestones tied to regulatory approval, and therefore not within our control, are considered constrained until such approval is received. At the end of each subsequent reporting period, we re-evaluate the probability of a significant reversal of the cumulative revenue recognized for our milestones, and, if necessary, adjust our estimate of the overall transaction price. Any such adjustments are recorded on a cumulative catch-up basis, which would affect revenues from collaborators and loss in the period of adjustment. For arrangements that include sales-based milestone or royalty payments based on the level of sales, and in which the license is deemed to be the predominant item to which the sales-based milestone or royalties relate to, we recognize revenue in the period in which the sales-based milestone is achieved and in the period in which the sales associated with the royalty occur.

Cost of sales

Cost of sales consists primarily of manufacturing costs of TIBSOVO®. Based on our policy to expense costs associated with the manufacturing of our products prior to regulatory approval, certain of the manufacturing costs associated with product shipments of TIBSOVO® recorded during the nine months ended September 30, 2020 and September 30, 2019 and years ended December 31, 2019 and December 31, 2018 were expensed prior to July 20, 2018 and, therefore, are not included in costs of sales during the nine months ended September 30, 2020 or 2019 or years ended December 31, 2019 or 2018.

Research and development costs

Research and development costs, including those accrued as of each balance sheet date, are expensed as incurred. These costs include salaries and personnel-related costs, consulting fees, fees paid for contract research services, fees paid to contract CROs, and other third parties in connection with clinical trials and preclinical development activities, fees paid to investigative sites in connection with clinical studies, the costs associated with the product manufacturing, development, and distribution of clinical supplies, the costs of laboratory equipment and facilities, and other external costs.

Nonrefundable advance payments for goods or services to be received in the future for use in research and development activities are deferred and capitalized. Additionally, there may be instances in which payments made to our vendors will exceed the level of services provided, and result in a prepayment of the research and development expense. The capitalized amounts are expensed as the related goods are delivered or the services are performed. We estimate the time period over which services will be performed and the level of effort to be expended in each period. If the actual timing of the performance of services or the level of effort varies from our estimate, we adjust the accrual or prepaid accordingly.

Stock-based compensation

Agios accounts for stock-based compensation awards in accordance with ASC 718, Compensation –Stock Compensation, or ASC 718. For stock-based awards granted to employees and to members of the board of directors for their services and for participation in our employee stock purchase plan, Agios primarily estimates the grant date fair value of each option award using the Black-Scholes option-pricing model. The use of the Black-Scholes option-pricing model requires us to make assumptions with respect to the expected term of the option, the expected volatility of the common stock consistent with the expected life of the option, risk-free interest rates and expected dividend yields of the common stock. For awards subject to service-based vesting conditions, we recognize stock-based compensation expenses equal to the grant date fair value of stock options on a straight-line basis over the requisite service period. For awards subject to both performance and service-based vesting conditions, Agios recognizes stock-based compensation expenses over the remaining service period if the performance condition is considered probable of achievement using management’s best estimates. Stock-based compensation issued by Agios to employees of the oncology business is allocated to the oncology business based on headcount associated with oncology business.

Income taxes

Income taxes are recorded in accordance with ASC 740, Accounting for Income Taxes, or ASC 740, which provides for deferred taxes using an asset and liability approach. Agios recognizes deferred tax assets and liabilities for the expected future tax consequences of events that have been included in our financial statements or tax returns. Agios determines its deferred tax assets and liabilities based on differences between the financial reporting and tax bases of assets and liabilities, which are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Valuation allowances are provided, if based upon the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

Agios also accounts for uncertain tax positions in accordance with the provisions of ASC 740. When uncertain tax positions exist, Agios recognizes the tax benefit of tax positions to the extent that the benefit will more likely than not be realized. The determination as to whether the tax benefit will more likely than not be realized is based upon the technical merits of the tax position as well as consideration of the available facts and circumstances.

Although Agios files a consolidated federal income tax return, which includes the oncology business, the tax provision for the oncology business has been prepared assuming separate returns assuming the oncology business has not been included in the consolidated income tax return with Agios. The net operating loss carryforward was computed on an allocation methodology that estimates the loss that would be generated if the carved-out entities filed a separate tax return since inception. The current and deferred tax provision was computed under the premise that the oncology business was a standalone taxpayer. Current income tax liabilities are presented based on current amounts owed for the reported year and assume that prior and current year balances owed have been paid to Agios and offset through invested capital.

Recent accounting pronouncements

Financial Instruments—Credit Losses

In June 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2016-13, Financial Instruments—Credit Losses (Topic 326), which introduces new guidance for the accounting for credit losses on instruments within its scope. The new guidance introduces an approach based on expected losses to estimate credit losses on certain types of financial instruments. Credit losses relating to available-for-sale debt securities will also be recorded through an allowance for credit losses rather than as a reduction in the amortized cost basis of the securities. The guidance is effective for fiscal years beginning after December 31, 2019, including interim periods within those years.

In the quarter ended March 31, 2020, we adopted ASU 2016-13, which eliminated the concept of other-than-temporary impairments and required credit losses on debt securities to be recorded through an allowance for credit losses instead of as a reduction in the amortized cost basis of the securities. Application of the amendments is through a cumulative-effect adjustment to retained earnings as of the effective date. Based upon our analysis, the adoption of this final rule did not have a material impact on the Combined Financial Statements of the Oncology Business.

Note 3. Inventory

Inventory consisted of the following:

(In thousands)	September 30, 2020	December 31, 2019	December 31, 2018
Raw materials	$1,406	$180	$—
Work-in-process	9,166	6,808	788
Finished goods	799	343	81

Total inventory	$11,371	$7,331	$869

Inventory is related to TIBSOVO®. There were no write downs for excess and obsolete inventory during the nine months ended September 30, 2020 and during years ended December 31, 2019 or 2018.

Note 4. Accrued Expenses

Accrued expenses and other current liabilities consisted of the following:

(In thousands)	September 30, 2020	December 31, 2019	December 31, 2018
Accrued compensation	$4,406	$4,040	$3,761
Accrued research and development costs	10,643	16,754	10,682
Accrued professional fees	767	1,294	1,918
Accrued revenue-related to reserves and other	11,007	3,256	925

Total accrued expenses	$26,823	$25,344	$17,286

Note 5. Commitments and Contingent Liabilities

Manufacturing Commitments

We are party to various agreements with contract manufacturing organizations relating to the oncology business that we are not able to terminate for convenience without future liability or obligations to third parties. Under such agreements, the oncology business is obligated to make certain minimum payments, with the exact amounts in the event of termination to be based on the timing of the termination and the exact terms of the agreement.

Legal Contingencies

From time to time, we may be involved in disputes and legal proceedings in the ordinary course of business. These proceedings may include allegations of infringement of intellectual property, employment or other matters. We do not have any ongoing legal proceedings that, based on our estimates, could have a material effect on the combined financial statements of the oncology business.

Note 6. Product Revenue

Our wholly owned product, TIBSOVO®, received approval from the FDA on July 20, 2018 for the treatment of adult patients with R/R AML with a susceptible IDH1 mutation. We sell TIBSOVO® to a limited number of specialty distributors and specialty pharmacy providers, or collectively, the Customers. The Customers subsequently resell TIBSOVO® to pharmacies or dispense directly to patients. In addition to distribution agreements with Customers, we enter into arrangements with healthcare providers and payors that provide for government-mandated and/or privately-negotiated rebates, chargebacks and discounts with respect to the purchase of TIBSOVO®.

The performance obligation related to the sale of TIBSOVO® is satisfied and revenue is recognized when the Customer obtains control of the product, which occurs at a point in time, typically upon delivery to the Customer.

	For the Nine Months Ended September 30,		For the Year Ended December 31,
(In thousands)	2020	2019	2019	2018
Product revenue, net	$81,971	$40,287	$59,851	$13,841

Reserves for Variable Consideration

Revenues from product sales are recorded at the net sales price, or transaction price, which includes estimates of variable consideration for which reserves are established and result from contractual adjustments, government rebates, returns and other allowances that are offered within the contracts with our Customers, healthcare providers, payors and other indirect customers relating to the sale of our products.

Contractual Adjustments

We generally provide Customers with discounts, including prompt pay discounts, and allowances that are explicitly stated in the contracts and are recorded as a reduction of revenue in the period the related product revenue is recognized. In addition, we receive sales order management, data and distribution services from certain Customers.

Chargebacks for fees and discounts represent the estimated obligations resulting from contractual commitments to sell products to qualified healthcare providers at prices lower than the list prices charged to Customers who directly purchase the product from us. Customers charge us for the difference between what they pay for the product and the ultimate selling price to the qualified healthcare providers. These reserves are estimated using the expected value method, based upon a range of possible outcomes that are probability-weighted for the estimated channel mix and are established in the same period that the related revenue is recognized, resulting in a reduction of product revenue.

Government Rebates

Government rebates include Medicare, TriCare, and Medicaid rebates, which we estimate using the expected value method, based upon a range of possible outcomes that are probability-weighted for the estimated payor mix. These reserves are recorded in the same period the related revenue is recognized, resulting in a reduction of product revenue. For Medicare, we also estimate the number of patients in the prescription drug coverage gap for whom we will owe an additional liability under the Medicare Part D program.

Returns

We estimate the amount of product sales that may be returned by Customers and record this estimate as a reduction of revenue in the period the related product revenue is recognized. We currently estimate product return liabilities using the expected value method, based on available industry data, including our visibility into the inventory remaining in the distribution channel.

The following table summarizes balances and activity in each of the product revenue allowance and reserve categories for the nine months ended September 30, 2020:

(In thousands)	Contractual Adjustments	Government Rebates	Returns	Total
Balance at December 31, 2019	$874	$1,124	$1,798	$3,796
Current provisions relating to sales in the current year	10,261	9,299	1,296	20,856
Adjustments relating to prior years	(3)	122	(476)	(357)
Payments/returns relating to sales in the current year	(8,966)	(2,260)	—	(11,226)
Payments/returns relating to sales in the prior years	(653)	(677)	—	(1,330)

Balance at September 30, 2020	$1,513	$7,608	$2,618	$11,739

The following table summarizes balances and activity in each of the product revenue allowance and reserve categories for the year ended December 31, 2019:

(In thousands)	Contractual Adjustments	Government Rebates	Returns	Total
Balance at December 31, 2018	$592	$325	$334	$1,251
Current provisions relating to sales in the current year	7,899	2,387	1,464	11,750
Adjustments relating to prior years	8	(41)	—	(33)
Payments/returns relating to sales in the current year	(7,027)	(1,286)	—	(8,313)
Payments/returns relating to sales in the prior years	(598)	(261)	—	(859)

Balance at December 31, 2019	$874	$1,124	$1,798	$3,796

The following table summarizes balances and activity in each of the product revenue allowance and reserve categories for the year ended December 31, 2018:

(In thousands)	Contractual Adjustments	Government Rebates	Returns	Total
Balance at December 31, 2017	$—	$—	$—	$—
Current provisions relating to sales in the current year	1,777	422	334	2,533
Adjustments relating to prior years	—	—	—	—
Payments/returns relating to sales in the current year	(1,185)	(97)	—	(1,282)
Payments/returns relating to sales in the prior years	—	—	—	—

Balance at December 31, 2018	$592	$325	$334	$1,251

Total revenue-related reserves for the nine months ended September 30, 2020 and years ended December 31, 2019 and 2018 above, included our Combined Balance Sheets, are summarized as follows:

(In thousands)	September 30, 2020	December 31, 2019	December 31, 2018
Reduction of accounts receivable	$732	$540	$326
Component of accrued expenses	11,007	3,256	925

Total revenue-related reserves	$11,739	$3,796	$1,251

The following table presents changes in the Company’s contract assets during the nine months ended September 30, 2020:

(In thousands)	December 31, 2019	Additions	Deductions	September 30, 2020
Contract assets
Accounts receivable, net (1)	$8,952	$102,504	$(92,467)	$18,989

(1)	Additions to contract assets relate to amounts billed to Customers for product sales and deductions to contract assets primarily relate to collection of receivables during the reporting period.

The following table presents changes in the Company’s contract assets during the year ended December 31, 2019:

(In thousands)	December 31, 2018	Additions	Deductions	December 31, 2019
Contract assets
Accounts receivable, net (1)	$5,076	$71,542	$(67,666)	$8,952

(1)	Additions to accounts receivable, net relate to amounts billed to Customers for product sales and deductions primarily relate to collection of receivables during the reporting period.

The following table presents changes in the Company’s contract assets during the year ended December 31, 2018:

(In thousands)	December 31, 2017	Additions	Deductions	December 31, 2018
Contract assets
Accounts receivable, net (1)	$—	$16,374	$(11,298)	$5,076

(1)	Additions to accounts receivable, net relate to amounts billed to Customers for product sales and deductions primarily relate to collection of receivables during the reporting period.

Note 7. Collaboration and License Agreements

Celgene Corporation

To date, our revenue has primarily been generated from our collaboration agreements with Celgene, or collectively, the Collaboration Agreements. Celgene is a related party through ownership of Agios’ common stock. In April 2010, we entered into a discovery and development collaboration and license agreement focused on cancer metabolism, or the 2010 Agreement. The 2010 Agreement was amended in October 2011 and July 2014. In April 2015, we entered into a joint worldwide development and profit share collaboration and license agreement with Celgene, and our wholly owned subsidiary, Agios International Sarl, entered into a collaboration and license agreement with Celgene International II Sarl, or collectively, the AG-881 Agreements, to establish a worldwide collaboration focused on the development and commercialization of vorasidenib products. The AG-881 Agreements were terminated effective September 4, 2018.

2016 Agreement

In May 2016, we entered into a master research and collaboration agreement with Celgene, or the 2016 Agreement, focused on metabolic immuno-oncology, or MIO, a developing field which aims to modulate the activity of relevant immune cells by targeting critical metabolic nodes, thereby enhancing the immune mediated anti-tumor response. In addition to new programs identified under the 2016 Agreement, both parties also agreed that all future development and commercialization of two remaining cancer metabolism programs discovered under the 2010 Agreement, including AG-270, would be governed by the 2016 Agreement.

The initial four-year research term ended May 2020. On March 25, 2020 Celgene declined the option to extend the research agreement for up to two, or in specified cases, up to four additional one-year terms which would have required the payment of a $40.0 million extension fee. Further, on April 10, 2020 Celgene notified us that they will be declining to elect any program as a continuation program under the 2016 agreement. Celgene had designated AG-270, our inhibitor of methionine adenosyltransferase 2a, or MAT2A, as a development candidate under the 2016 Agreement. On March 25, 2020, Celgene notified us of their decision to decline their option to enter into a Development & Commercialization Agreement with respect to the MAT2A program under the 2016 Agreement which would have required the payment of a $30.0 million fee. As a result of the decisions, the research services were fully satisfied as of May 17, 2020, no additional performance obligations remain under the 2016 Agreement and we are no longer eligible for any milestone payments for the 2016 Agreement.

During the research term of the 2016 Agreement, we conducted research programs focused on discovering compounds that are active against metabolic targets in the immuno-oncology, or IO, field. For each program under the 2016 Agreement, we may nominate compounds that meet specified criteria as development candidates and, in limited circumstances, Celgene may also nominate compounds as development candidates for each such program. Celgene may designate the applicable program for further development following any such nomination, after which we may conduct, at our expense, additional preclinical and clinical development for such program through the completion of an initial phase 1 dose escalation study.

At the end of the research term, Celgene may designate for continued development up to three research programs for which development candidates have yet to be nominated, which are referred to as continuation programs. We may conduct further research and preclinical and clinical development activities on any continuation program, at our expense, through the completion of an initial phase 1 dose escalation study.

We granted Celgene the right to obtain exclusive options for development and commercialization rights for each program that Celgene has designated for further development, and for each continuation program. Celgene may exercise each such option beginning on the designation of a development candidate for such program (or on the designation of such program as a continuation program) and ending on the earlier of: (i) the end of a specified period after we have furnished Celgene with specified information about the initial phase 1 dose escalation study for such program, or (ii) January 1, 2030. Research programs that have applications in the inflammation or autoimmune, or I&I, field that may result from the 2016 Agreement will also be subject to the exclusive options described above.

We will retain rights to any program that Celgene does not designate for further development or as to which it does not exercise its option.

Under the terms of the 2016 Agreement, following Celgene’s exercise of its option with respect to a program, the parties will enter into either a co-development and co-commercialization agreement if such program is in the IO field, or a license agreement if such program is in the I&I field. Under each co-development and co-commercialization agreement, the two parties will co-develop and co-commercialize licensed products worldwide. Either we or Celgene will lead development and commercialization of licensed products for the United States, and Celgene will lead development and commercialization of licensed products outside of the United States. Depending on the country, the parties will each have the right to provide a portion of field-based marketing activities. Under each license agreement, Celgene will have the sole right to develop and commercialize licensed products worldwide.

Co-development and co-commercialization agreements

Under each co-development and co-commercialization agreement entered into under the 2016 Agreement, the parties will split all post-option exercise worldwide development costs, subject to specified exceptions, as well as any profits from any net sales of, or commercialization losses related to, licensed products in the IO field. Celgene has the option to designate one program in the IO field as the 65/35 program, for which Celgene will be the lead party for the United States and will have a 65% profit or loss share. For programs in the IO field other than the 65/35 program, we and Celgene will alternate, on a program-by-program basis, being the lead party for the United States, with us having the right to be the lead party for the first such program, and each party will have a 50% profit or loss share. The lead party for the United States will book commercial sales of licensed products, if any, in the United States, and Celgene will book commercial sales of licensed products, if any, outside of the United States.

License agreements

Under each license agreement under the 2016 Agreement, Celgene will be responsible for all post-option exercise worldwide development and associated costs, subject to specified exceptions, as well as worldwide commercialization and associated costs, for licensed products in the I&I field.

Financial terms

Under the terms of the 2016 Agreement, we received an initial upfront payment in the amount of $200.0 million. The 2016 Agreement provides specified rights to extend the research term for up to two, or in specified cases, up to four, additional years by paying a $40.0 million per-year extension fee. Celgene will pay an $8.0 million designation fee for each program that Celgene designates for further development and for each continuation program. During the year ended December 31, 2017, we received $8.0 million from Celgene upon the designation of AG-270 as a development candidate. For each program as to which Celgene exercises its option to develop and commercialize, subject to antitrust clearance, Celgene will pay an option exercise fee of at least $30.0 million for any designated development program and at least $35.0 million for any continuation programs. In certain cases, Celgene may exercise its option to develop and commercialize two early-stage I&I programs, prior to Celgene designating the program for further development, by paying an option exercise fee of $10.0 million.

We are eligible to receive the following milestone-based payments associated with the 2016 Agreement:

Program	Milestone	Amount
65/35 program in IO field	Specified clinical development event	$25.0 million
65/35 program in IO field	Specified regulatory milestone events	Up to $183.8 million
50/50 program in IO field	Specified clinical development event	$20.0 million
50/50 program in IO field	Specified regulatory milestone events	Up to $148.8 million
I&I field	Specified clinical development event	$25.0 million
I&I field	Specified regulatory milestone events	Up to $236.3 million
I&I field	Specified commercial milestone events	Up to $125.0 million

Additionally, for each licensed program in the I&I field, we are eligible to receive royalties at tiered, low double-digit percentage rates on Celgene’s net sales, if any, of the applicable licensed products.

Opt-out right

Under the 2016 Agreement, we may elect to opt out of the cost and profit share under any co-development and co-commercialization agreement, subject to specified exceptions. Upon opting out, Celgene will have the sole right to develop, manufacture and commercialize the applicable licensed products throughout the world, at its cost, and we will undertake transitional activities reasonably necessary to transfer the development, manufacture and commercialization of such licensed products to Celgene, at our expense. Further, in lieu of the profit or loss sharing described above, we would be eligible to receive royalties at tiered, low double-digit percentage rates on Celgene’s net sales, if any, of the applicable licensed products. However, we would continue to be eligible to receive the developmental and regulatory milestone-based payments described above.

Term

The term of the 2016 Agreement commenced on May 17, 2016 and, if not terminated earlier, will expire upon the later of the last-to-expire of the research term and all option exercise periods, or, if an option is exercised by Celgene for one or more programs in the collaboration, upon the termination or expiration of the last-to-exist co-development and co-commercialization agreement or license agreement, as applicable, for any such program.

Termination

Subject to specified exceptions, Celgene may terminate the 2016 Agreement in its entirety for any reason by providing us with prior written notice if there are no active co-development and co-commercialization agreements or license agreements in place or on a program-by-program basis if there are no active co-development and co-commercialization agreements or license agreements in place for the terminated program(s). Either party may terminate the 2016 Agreement for the insolvency of the other party. On a program-by-program basis, prior to the exercise of an option, either party may terminate the 2016 Agreement either in its entirety or with respect to one or more programs on prior written notice to the other party in the case of an uncured material breach by the other party that frustrates the fundamental purpose of the 2016 Agreement. Following the exercise of an option for a program, either party may terminate the 2016 Agreement with respect to such program if such party terminates the co-development and co-commercialization agreement or license agreement for such program for an uncured material breach by the other party that frustrates the fundamental purpose of such agreement. Either party may terminate a co-development and co-commercialization agreement or a license agreement upon the bankruptcy or insolvency of the other party. Either party also has the right to terminate the co-development and co-commercialization agreement or license agreement if the other party or any of its affiliates challenges the validity, scope or enforceability of or otherwise opposes, any patent included within the intellectual property rights licensed to the other party under such agreement.

Exclusivity

While any of Celgene’s options remain available under the 2016 Agreement, subject to specified exceptions, we may not directly or indirectly develop, manufacture or commercialize, outside of the 2016 Agreement, any therapeutic modality in the IO or I&I field with specified activity against a metabolic target.

During the term of each co-development and co-commercialization agreement and license agreement, subject to specified exceptions, neither we nor Celgene may directly or indirectly develop, manufacture or commercialize outside of such agreement any therapeutic modality in any field with specified activity against the metabolic target that is the focus of the program licensed under such agreement.

Ivosidenib Letter Agreement

On May 17, 2016, we entered into a letter agreement with Celgene regarding ivosidenib, or the Ivosidenib Letter Agreement. Under the Ivosidenib Letter Agreement, the parties agreed to terminate the 2010 Agreement, effective as of August 15, 2016, as to the program directed to the IDH1 target, for which ivosidenib is the lead development candidate. Under the 2010 Agreement, Celgene had held development and commercialization rights to the IDH1 program outside of the United States, and we held such rights inside the United States. As a result of the Ivosidenib Letter Agreement, we obtained global rights to ivosidenib and the IDH1 program. Neither party will have any further financial obligation, including royalties or milestone payments, to the other concerning ivosidenib or the IDH1 program. Under the terms of the Ivosidenib Letter Agreement, the parties also agreed to conduct specified transitional activities in connection with the termination. In addition, pursuant to the Ivosidenib Letter Agreement, the parties are released from their exclusivity obligations under the 2010 Agreement with respect to the IDH1 program. The Ivosidenib Letter Agreement does not affect the AG-881 Agreements, which were directed to both the IDH1 target and the IDH2 target, and were subsequently terminated in September 2018 as discussed below.

Termination of AG-881 Agreements

We and Celgene terminated the AG-881 Agreements, effective as of September 4, 2018. From and after September 4, 2018, we obtained sole global rights to vorasidenib. Neither we nor Celgene will have any further financial obligation under the AG-881 Agreements, including milestones, royalties or other payments, except that (a) Celgene is eligible to receive royalties from us at a low single-digit percentage rate on worldwide net sales of products containing vorasidenib and (b) we and Celgene agreed to split certain agreed-upon worldwide development costs for vorasidenib until December 31, 2018. In addition, for a specified period and subject to specified exceptions, Celgene and its affiliates are prohibited from developing, manufacturing or commercializing any product that inhibits IDH1 at specified levels of binding for any indication and we are prohibited from developing, manufacturing or commercializing vorasidenib in hematologic indications.

2010 Agreement

The 2010 Agreement, which was entered into in April 2010, was amended in October 2011 and July 2014. The goal of the collaboration was to discover, develop and commercialize disease-altering therapies in oncology based on our cancer metabolism research platform. We initially led discovery, preclinical and early clinical development for all cancer metabolism programs under the collaboration. The discovery phase of the 2010 Agreement expired in April 2016.

Upon agreement to terminate the 2010 Agreement, effective as of August 15, 2016, as to the program directed to the IDH1 target, for which ivosidenib is the lead development candidate, the sole program remaining under the 2010 Agreement is IDHIFA®, a co-commercialized licensed program for which Celgene leads and funds global development and commercialization activities. We have exercised our right to participate in a portion of commercialization activities in the United States for IDHIFA® in accordance with the applicable commercialization plan. On August 1, 2017, the FDA granted Celgene approval of IDHIFA® for the treatment of adult patients with R/R AML with an IDH2 mutation as detected by an FDA-approved test.

Under the remaining terms of the 2010 Agreement, we are eligible to receive up to $80.0 million in potential milestone payments for the IDHIFA® program. The potential milestone payments are comprised of: (i) up to $55.0 million in milestone payments upon achievement of specified ex-U.S. regulatory milestone events, of which $35.0 million relates to the first regulatory approval in any of China, Japan or a major European country, and (ii) a $25.0 million milestone payment upon achievement of a specified commercial milestone event.

Under the 2010 Agreement, we receive royalties at tiered, low-double digit to mid-teen percentage rates on net sales of IDHIFA®.

Unless terminated earlier by either party, the term of the 2010 Agreement will continue until the expiration of all royalty terms with respect to IDHIFA®. Celgene may terminate this agreement for convenience in its entirety upon ninety days written notice to us. If either party is in material breach and fails to cure such breach within the specified cure period, the other party may terminate the 2010 Agreement in its entirety. Either party may terminate the agreement in the event of specified insolvency events involving the other party.

On June 11, 2020, we sold our tiered, sales-based royalty rights on worldwide net sales of IDHIFA® (enasidenib), as well as our rights to receive up to $55.0 million in outstanding regulatory milestone payments from BMS, to RPI for $255.0 million. Under the 2010 Agreement, we remain eligible to receive a $25.0 million potential milestone payment for the enasidenib program upon achievement of a specified ex-U.S. commercial milestone event, as well as reimbursement for costs incurred for our co-commercialization efforts and development activities.

Collaboration revenue

Performance obligations identified

In determining the appropriate amount of revenue to be recognized under ASC 606, we performed the following steps: (i) identified the promised goods or services in the contract; (ii) determined whether the promised goods or services are performance obligations including whether they are distinct in the context of the contract; (iii) measured the transaction price, including the constraint on variable consideration; (iv) allocated the transaction price to the performance obligations; and (v) recognized revenue when (or as) we satisfied each performance obligation.

The transaction price is calculated as the total amount of consideration to which the Company expects to be entitled to in exchange of transferring the promised goods and services to Celgene, and excludes any amounts of variable consideration that have been constrained (being contingency based development, regulatory and sales based milestones for which the Company cannot assert it is probable that a significant reversal of cumulative revenue recognized will not occur when the uncertainty associated with the milestone is subsequently resolved). The transaction price upon the adoption of ASC 606 was comprised of all consideration received to date under the agreements, as well as the estimated amount of research and development cost reimbursements that will be received under the agreement.

The transaction price was subsequently allocated to the individual performance obligations based on their relative standalone selling prices. We developed assumptions that require judgment to determine the standalone selling price, or SSP, for each performance obligation identified in the contract. We use key assumptions to determine the SSP, which include forecast of revenues, development timelines, reimbursement rates for personnel costs, discount rates and probabilities of technical and regulatory success.

The satisfied and unsatisfied performance obligations at the time of the adoption of ASC 606, each of which are considered by us to be distinct within the context of the contract, their SSP, the method of recognizing the allocated consideration, and the period through which they are expected to be recognized were as follows:

Performance Obligations	SSP	No. of Performance Obligations	Recognition Method
Fully satisfied at time of adoption Licenses(1)	$86.7 million	4	Fully satisfied; recognized upon adoption of ASC 606

Research and development services(2)	$350.7 million	10	Fully satisfied; recognized upon adoption of ASC 606

Partially satisfied at time of adoption Research and development services(2)	$266.6 million	6	Proportionally as services are delivered over the performance period, expected to be through September 2023 (3)

(1)

The SSP was developed by probability weighting multiple cash flow scenarios using the income approach. Our management estimates within the models include the expected, probability-weighted net profits from estimated future sales, an estimate of the direct cost incurred to generate future cash flows, a discount rate and other business forecast factors. There are significant judgments and estimates inherent in the determination of the SSP of these performance obligations. These judgments and estimates include assumptions regarding future operating performance, the timelines of the clinical trials and regulatory approvals, and other factors. If different reasonable assumptions are utilized, the SSP and revenue recognized would vary.

(2)

The SSP was developed using our management’s best estimate of the cost of obtaining these services at arm’s length from a third-party provider and using internal full time equivalent costs to support the development services.

(3)

We determined that recognizing revenue on a proportional basis using the ratio of effort incurred to date compared to the total estimated effort required to complete the performance obligation best depicts the satisfaction of our obligations under the Collaboration Agreements.

Remaining performance obligations

As of December 31, 2019, the remaining performance obligations under the Celgene agreements, their SSP, the method of recognizing the allocated consideration, and the period through which they are expected to be recognized are as follows:

Performance Obligations	SSP	No. of Remaining Performance Obligations	Recognition Method
Research and development services	$175.4 million	2	Proportionally as services are delivered over the performance period

A significant portion of revenue generated from our collaboration agreements with Celgene relates to the provision of research and development services whereby revenue is recognized under an input method using the ratio of effort incurred to date compared to the total estimated effort required to complete the performance obligation. The calculation of the total estimated effort includes the total amount of forecasted costs associated with the completion of discovery, pre-clinical or clinical trials, as well as the assumed timing of these activities and estimated patient populations. Such cost estimates include forecasted direct labor and material costs, subcontractor costs, and external contract research organization costs.

As of December 31, 2019, the aggregate amount of the transaction price allocated to performance obligations that are partially unsatisfied was $70.0 million. This amount is expected to be recognized as performance obligations are satisfied through September 2023.

As of September 30, 2020, there is no remaining performance obligation under the 2016 Agreement with Celgene. On March 25, 2020, Celgene declined the option to extend the research agreement for up to two, or in specified cases, up to four additional one-year terms, which would have required the payment of a $40.0 million extension fee. Further, on April 10, 2020, Celgene notified us that they will be declining to elect any program as a continuation program under the 2016 agreement. Celgene had designated AG-270, our inhibitor of methionine adenosyltransferase 2a, or MAT2A, as a development candidate under the 2016 Agreement. On March 25, 2020, Celgene notified us of their decision to decline their option to enter into a Development & Commercialization Agreement with respect to the MAT2a program under the 2016 Agreement, which would have required the payment of a $30.0 million fee. As a result of the decisions, the research services were fully satisfied as of May 17, 2020, no additional performance obligations remain under the 2016 Agreement and we are no longer eligible for any milestone payments for the 2016 Agreement.

Revenue Recognition

During the nine months ended September 30, 2020 and 2019, we recognized the following collaboration revenue:

	Nine Months Ended September 30,
(In thousands)	2020	2019
Services performed that were considered performance obligations as of the modification dates
On-going research and development services	$64,133	$29,915
Services performed that were not considered performance obligations as of the modification dates
Commercialization activities	2,905	2,499

Total collaboration revenue—related party	$67,038	$32,414

During the years ended December 31, 2019 and 2018, we recognized the following collaboration revenue:

	Year Ended December 31,
(In thousands)	2019	2018
Services performed that were considered performance obligations upon the adoption of ASC 606
Licenses	$—	$15,000
On-going research and development services	35,954	40,575
Services performed that were not considered performance obligations as of the adoption of ASC 606
Development activities	—	1,342
Commercialization activities	3,303	3,744

Total collaboration revenue—related party	$39,257	$60,661

The following table presents changes in our contract assets and liabilities during the nine months ended September 30, 2020:

(In thousands)	December 31, 2019	Additions	Deductions	September 30, 2020
Contract assets
Collaboration receivable—related party(1)	$1,539	$4,228	$(4,693)	$1,074
Unbilled receivable—related party(2)	—	1,606	(346)	1,260
Royalty receivable—related party(3)	2,900	5,015	(7,915)	—
Contract liabilities
Deferred revenue—related party, current and net of current portions(4)	61,513	2,421	(63,934)	—

(1)

Additions to collaboration receivables—related party relate to amounts billed to Celgene for reimbursable costs incurred by us during the reporting period. Deductions to receivables relate to collection of receivables during the reporting period.

(2)	Unbilled receivables—related party amounts relate to future reimbursable costs to Celgene.
(3)

Additions to royalty receivables—related party relate to amounts billed to Celgene during the reporting period. Deductions to receivables relate to collection of receivables during the reporting period.

(4)	Additions to deferred revenue—related party relate to consideration from Celgene during the reporting period. Deductions relate to deferred revenue recognized as revenue during the reporting period.

The change in collaboration revenue from on-going research and development services during the nine months ended September 30, 2020 is primarily due to the updated estimate of the future costs that would be incurred from on-going research and development services to complete one of the performance obligations under the 2016 Agreement that is recognized over time using an input method, due to Celgene’s decision to decline extending the research term in the first quarter of 2020.

The following table presents changes in our contract assets and liabilities during the year ended December 31, 2019:

(In thousands)	December 31, 2018	Additions	Deductions	December 31, 2019
Contract assets
Collaboration receivable—related party (1)	$2,462	$8,253	$(9,176)	$1,539
Royalty receivable—related party(2)	2,234	10,542	(9,876)	2,900
Contract liabilities
Deferred revenue—related party, current and non-current portions(3)	92,519	4,948	(35,954)	61,513

(1)

Additions to collaboration receivables—related party relate to amounts billed to Celgene for reimbursable costs incurred by us during the reporting period. Deductions to receivables relate to collection of receivables during the reporting period.

(2)	Additions to receivables relate to amounts billed to Celgene during the reporting period. Deductions to receivables relate to collection of receivables during the reporting period.
(3)	Additions to deferred revenue relate to consideration from Celgene during the reporting period. Deductions relate to deferred revenue recognized as revenue during the reporting period.

The following table presents changes in our contract assets and liabilities during the year ended December 31, 2018:

(In thousands)	December 31, 2017	Additions	Deductions	December 31, 2018
Contract assets
Collaboration receivable—related party(1)	$2,448	$28,695	$(28,681)	$2,462
Royalty receivable—related party(2)	1,222	7,087	(6,075)	2,234
Contract liabilities
Deferred revenue—related party, current and non-current portions(3)	163,640	9,237	(80,358)	92,519

(1)

Additions to collaboration receivables—related party relate to amounts billed to Celgene for reimbursable costs incurred by us during the reporting period. Deductions to receivables relate to collection of receivables during the reporting period.

(2)	Additions to receivables relate to amounts billed to Celgene during the reporting period. Deductions to receivables relate to collection of receivables during the reporting period.
(3)

Additions to deferred revenue relate to consideration from Celgene during the reporting period. Deductions relate to deferred revenue recognized as revenue during the reporting period and the cumulative catch-up adjustment recognized upon adoption of ASC 606 on January 1, 2018.

During the nine months ended September 30, 2020 and 2019 and the years ended December 31, 2019 and 2020, the Company recognized the following as revenue due to changes in the contract liability balances:

	Nine Months Ended September 30,		Year Ended December 31,
(In thousands)	2020	2019	2019	2018
Amounts included in the contract liability at the beginning of the period	$61,513	$28,823	$31,605	$37,590
Performance obligations satisfied in previous periods	—	—	—	469

As of September 30, 2020, the aggregate amount of the transaction price allocated to performance obligations that are partially unsatisfied was $4.5 million. This amount is expected to be recognized as performance obligations are satisfied through September 2023.

Royalty revenue

As the underlying performance obligation, or delivery of the enasidenib license, had been satisfied as of June 2014, royalty revenue is recognized as the related sales occur. During the nine months ended September 30, 2020 and 2019 and the years ended December 31, 2019 and 2020, we recognized the following as royalty revenue:

	Nine Months Ended September 30,		Year Ended December 31,
(In thousands)	2020	2019	2019	2018
Royalty revenue—related party	$7,356	$7,569	$10,542	$7,215

On June 11, 2020, we sold our tiered, sales-based royalty rights on worldwide net sales of IDHIFA® (enasidenib), as well as the Company’s rights to receive up to $55.0 million in outstanding regulatory milestone payments from BMS, to RPI for $255.0 million. For further discussion of the sale of future revenue, refer to Note 8, Sale of Future Revenue.

Milestone revenue

At each reporting period we evaluate whether milestones are considered probable of being reached and, to the extent that a significant reversal would not occur in future periods, estimate the amount to be included in the transaction price using the most likely amount method. Milestone payments that are not within our control, such as regulatory approvals, are not considered probable of being achieved and are excluded from the transaction price until those approvals are received.

During the nine months ended September 30, 2020 and 2019 and year ended December 31, 2019, we did not receive any milestone payments related to our Celgene Agreements, and all variable consideration relating to the remaining development, regulatory and sales-based milestones that can be earned under the terms of the agreement remain fully constrained.

During the year ended December 31, 2018, Celgene submitted an MAA to the EMA for IDHIFA® for IDH2 mutant-positive R/R AML. As a result of the filing, we determined that a $15.0 million milestone payment for the filing of a first new drug application equivalent in an ex-U.S. country was considered probable of being reached and that a significant reversal of revenue would not occur in future periods. As the underlying performance obligation, or delivery of the license to IDHIFA®, had been satisfied as of June 2014, the milestone payment was recognized in full as collaboration revenue.

The next potential milestone expected to be achieved under our collaboration agreements with Celgene is the first regulatory approval in any of China, Japan or a major European country. Achievement of this event will result in a milestone payment of $35.0 million under the 2010 Agreement.

CStone Pharmaceuticals

In June 2018, we entered into an exclusive license agreement with CStone, or the CStone Agreement, to grant CStone specified intellectual property licenses to enable CStone to develop and commercialize certain products containing ivosidenib in mainland China, Hong Kong, Macau, and Taiwan. We retain development and commercialization rights for the rest of the world. Pursuant to the CStone Agreement, CStone will initially be responsible for the development and commercialization of ivosidenib in AML, cholangiocarcinoma, and, at our discretion, brain cancer indications.

Under the terms of the CStone Agreement, we received an initial upfront payment in the amount of $12.0 million and are entitled to receive up to an additional $407.0 million in milestone payments upon the achievement of certain development, regulatory and sales milestone events. Approximately one third of the milestone payments are related to development and regulatory milestones, half of which are related to ivosidenib in AML and cholangiocarcinoma and the other half are related to brain cancer indications, including glioma. We will also be entitled to receive tiered royalties, ranging from 15% to 19% percent, on annual net sales, if any, of ivosidenib.

CStone is responsible for all costs it incurs in developing, obtaining regulatory approval of, and commercializing ivosidenib in mainland China, Hong Kong, Macau, and Taiwan, as well as certain costs incurred by us.

During the term of the CStone Agreement, each party and its affiliates are prohibited from developing or commercializing any other compound or product that inhibits IDH1 mutations at specified levels of binding, in the case of CStone, anywhere in the world, and in our case, in mainland China, Hong Kong, Macau, and Taiwan.

Termination

Unless earlier terminated, the CStone Agreement will expire upon the expiration of the last royalty term for the last licensed product within the scope of the CStone Agreement. At any time after CStone has obtained regulatory approval in mainland China in R/R AML and the last patient has been enrolled in a specified clinical trial (or, if earlier, at any time that CStone acquires or is acquired by an entity with a competing or restricted product), CStone may terminate the CStone Agreement in its entirety by providing us with prior written notice. Either party may, subject to specified cure periods, terminate the CStone Agreement in the event of the other party’s uncured material breach. Either party may terminate the CStone Agreement under specified circumstances relating to the other party’s insolvency. We have the right to terminate the CStone Agreement immediately if CStone or its affiliates or sublicensees or subcontractors challenges the validity, patentability, or enforceability of certain patent rights that relate to ivosidenib and are owned by or licensed to us or our affiliates.

Collaboration revenue

Performance obligations identified

We developed assumptions that require judgment to determine the SSP for each performance obligation identified in the contract. We use key assumptions to determine the SSP, which include forecast of revenues, development timelines, reimbursement rates, discount rates and probabilities of technical and regulatory success.

The satisfied and unsatisfied performance obligations, each of which are considered by us to be distinct within the context of the contract, their SSP, the method of recognizing the allocated consideration, and the period through which they are expected to be recognized are as follows:

Performance Obligations	SSP	No. of Performance Obligation(s)	Recognition Method
Licenses(1)	$16.4million	1	Fully satisfied; recognized upon delivery of license
Other services(2)	$1.7million	1	As services are delivered, expected to be through September 2021

(1)

The SSP was developed by probability weighting multiple cash flow scenarios using the income approach. Our management estimates within the models include the expected, probability-weighted net profits from estimated future sales, an estimate of the direct costs incurred to generate future cash flows, a discount rate and other business forecast factors. There are significant judgments and estimates inherent in the determination of the SSP of this performance obligation. These judgments and estimates include assumptions regarding future operating performance, the timelines of the clinical trials and regulatory approvals, and other factors. If different reasonable assumptions are utilized, the SSP and revenue recognized would vary.

(2)	The SSP was developed using our management’s best estimate of the cost of obtaining these services at arm’s length from a third-party provider.

As of December 31, 2019, the aggregate amount of the transaction price allocated to performance obligations that are partially unsatisfied was $0.4 million. This amount is expected to be recognized as performance obligations are satisfied through September 2021.

Revenue recognition

During the nine months ended September 30, 2020 and 2019 and the years ended December 31, 2019 and 2020, we recognized the following collaboration revenue -other:

	Nine Months Ended September 30,		Year Ended December 31,
(In thousands)	2020	2019	2019	2018
Services performed that were considered performance obligations as of the inception date
License and other services	$192	$(103)	$5,235	$12,440
Services performed that were not considered performance obligations as of the inception date
Other services	2,594	2,305	3,027	230

Total collaboration revenue—other	$2,786	$2,202	$8,262	$12,670

The following table presents changes in our contract assets during the nine months ended September 30, 2020:

(In thousands)	December 31, 2019	Additions	Deductions	September 30, 2020
Contract assets(1)
Collaboration receivable—other	$1,928	$2,786	$(2,722)	$1,992

(1)	Additions to contract assets relate to amounts receivable from CStone. Deductions to contract assets relate to collection of receivables during the reporting period.

As of September 30, 2020, the aggregate amount of the transaction price allocated to performance obligations that are partially unsatisfied was $0.5 million.

The following table presents changes in our contract assets during the year ended December 31, 2019:

(In thousands)	December 31, 2018	Additions	Deductions	December 31 2019
Contract assets
Collaboration receivable—other (1)	$670	$8,262	$(7,004)	$1,928

(1)	Additions to contract assets relate to receivables from CStone and deductions to contract assets relate to collection of receivables during the reporting period.

The following table presents changes in our contract assets during the year ended December 31, 2018:

(In thousands)	December 31, 2017	Additions	Deductions	December 31 2018
Contract assets
Collaboration receivable—other (1)	$—	$12,670	$(12,000)	$670

(1)	Additions to contract assets relate to receivables from CStone and deductions to contract assets relate to collection of receivables during the reporting period.

Royalty revenue

The license was determined to be the predominant item to which sales-based royalties and sales-based milestones relate. As the license was delivered in June 2018, we will recognize royalty revenue when the related sales occur. To date, no royalties have been received under the CStone Agreement.

Milestone revenue

No milestones were earned during the nine months ended September 30, 2020 and 2019. The next potential milestone expected to be achieved under the CStone Agreement is the dosing of the first patient in a local study in a solid tumor indication in mainland China. Achievement of this event will result in a milestone payment of $5.0 million.

During the year ended December 31, 2019, upon the dosing of the first patient in a local study in a hematological indication in mainland China, we earned and received a milestone payment of $5.0 million, which was recognized as collaboration revenue.

Aurigene Discovery Technologies Limited

In April 2017, we entered into a global license agreement with Aurigene Discovery Technologies Limited, or Aurigene, to research, develop and commercialize small molecule inhibitors for DHODH, or the Aurigene Agreement.

Under the terms of the Aurigene Agreement, Aurigene will provide us exclusive rights to its portfolio of novel small molecules for DHODH. Financial terms of the Aurigene Agreement include a $3.0 million upfront payment and potential future milestone payments of up to $15.0 million if we achieve certain development and regulatory milestones.

Aurigene is also eligible to receive low single-digit royalties on net product sales, if any. We will conduct preclinical studies and, if successful, fund further global research and development, as well as regulatory and commercial activities.

The term of the Aurigene Agreement will continue until the earlier of: (a) termination for convenience at our sole discretion upon 90 days prior written notice, (b) termination by either party for material breach, or (c) the expiration of the last-to-expire of all payment obligations hereunder with respect to all licensed products under the Aurigene Agreement.

Initial payment

The $3.0 million upfront payment was incurred in the year ended December 31, 2017 and recorded as research and development expense. Costs incurred and milestone payments due to Aurigene prior to regulatory approval are recognized as expenses in the period incurred. Payments due to Aurigene upon or subsequent to regulatory approval will be capitalized and amortized over the shorter of the remaining license or product patent life.

Milestone payments

During the year ended December 31, 2019, we achieved the milestone relating to the initiation of the first phase 1 clinical trial for DHODH, and we made a payment of $2.0 million.

Note 8. Sale of Future Revenue

On June 11, 2020, we sold our tiered, sales-based royalty rights on worldwide net sales of IDHIFA® (enasidenib), as well as our rights to receive up to $55.0 million in outstanding regulatory milestone payments from affiliates of Bristol Myers Squibb Company (“BMS”), to RPI for $255.0 million. The gross proceeds of $255.0 million approximate the fair value of the liability related to the sale of future revenue based on a discounted cash flow model. The fair value for the liability related to the sale of future revenue at the time of the transaction was based on our current estimates of future royalties expected to be paid to RPI over the remaining patent life of the product, which are considered level 3 inputs.

Under the terms of the definitive agreements, although we sold all of our rights to receive royalties on worldwide net sales of IDHIFA® and future regulatory milestone payments, we continue to co-promote IDHIFA® and are therefore involved in the generation of these royalties. Due to our continuing involvement, we will continue to account for any royalties earned as revenue. We recorded the net proceeds from this transaction as a liability related to sale of future revenue, or Royalty Obligation, that will be amortized using the effective interest method over the remaining patent life.

As royalties are remitted to RPI from BMS, the balance of the Royalty Obligation will be effectively repaid over the life of the BMS license agreement. In order to determine the amortization of the Royalty Obligation, we are required to estimate the total amount of future royalty payments to RPI over the life of the BMS license agreement. The $255.0 million recorded will be accreted to the total of these royalty payments as interest expense over the life of the Royalty Obligation. At execution, our estimate of this total interest expense resulted in an effective annual interest rate of approximately 16.4%. This estimate contains significant assumptions that impact both the amount recorded at execution and the interest expense that will be recognized over the royalty period. We will periodically assess the estimated royalty payments to RPI from BMS and to the extent the amount or timing of such payments is materially different than the original estimates, an adjustment will be recorded prospectively to increase or decrease interest expense. There are a number of factors that could materially affect the amount and timing of royalty payments to RPI from BMS, and correspondingly, the amount of interest expense recorded by us, most of which are not within our control. Such factors include, but are not limited to, delays or discontinuation of development of enasidenib, regulatory approval, changing standards of care, the introduction of competing products, manufacturing or other delays, generic competition, intellectual property matters, adverse events that result in governmental health authority imposed restrictions on the use of the drug products, significant changes in foreign exchange rates as the royalties remitted to RPI are made in U.S. dollars (USD) while the underlying sales of enasidenib will be made in currencies other than USD, and other events or circumstances that are not currently foreseen. Changes to any of these factors could result in increases or decreases to both royalty revenues and interest expense.

The following table shows the activity of the Royalty Obligation since the transaction inception through September 30, 2020:

(in thousands)	September 30, 2020
Proceeds from the sale of future revenue	$255,000
Issuance costs	(4,463)
Non-cash royalty related to the sale of future revenue	(4,341)
Non-cash interest expense associated with the sale of future revenue	11,818
Amortization of issuance costs	107

Liability related to the sale of future revenue	$258,121

During the nine months ended September 30, 2020, $4.3 million of non-cash royalty revenue from net sales of IDHIFA® were recognized.

Note 9. Share-Based Payments

Stock incentive plans

In June 2013, Agios’ Board of Directors adopted and, in July 2013, the Agios stockholders approved, the 2013 Stock Incentive Plan (the “2013 Plan”). The 2013 Plan became effective upon the closing of Agios’ initial public offering and provides for the grant of incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock awards, restricted stock units, or RSUs, performance-based stock units, or PSUs, and other stock-based awards to employees, non-employees and non-employee directors. Following the adoption of the 2013 Plan, Agios granted no further stock options or other awards under the 2007 Stock Incentive Plan, or the 2007 Plan. Any options or awards outstanding under the 2007 Plan at the time of adoption of the 2013 Plan remain outstanding and effective. As of September 30, 2020 and December 31, 2019, the total number of shares reserved under the 2007 Plan and the 2013 Plan are 10,680,089 and 9,356,754, respectively, and Agios had 2,919,442 and 2,127,478 shares available for future issuance under the 2013 Plan, respectively.

The 2013 Plan provides for an annual increase, to be added on the first day of each fiscal year, beginning with the fiscal year ending December 31, 2014 and continuing until the expiration of the 2013 Plan, equal to the lesser of (i) 2,000,000 shares of common stock, (ii) 4% of the outstanding shares of common stock on such date or (iii) an amount determined by Agios’ Board of Directors. On January 1, 2020, the annual increase for the 2013 Plan resulted in an additional 2,000,000 shares authorized for issuance.

2013 Employee Stock Purchase Plan

In June 2013, Agios’ Board of Directors adopted, and in July 2013 Agios’ stockholders approved, the 2013 Employee Stock Purchase Plan, or the 2013 ESPP. Agios issued and sold 120,293 and 77,981 shares of common stock during the nine months ended September 30, 2020 and 2019, respectively, and issued 77,981 shares and 53,255 shares during the years ended December 31, 2019 and 2018, respectively, under the 2013 ESPP. The 2013 ESPP provides participating employees with the opportunity to purchase up to an aggregate of 836,363 and 327,272 shares of Agios’ common stock at September 30, 2020 and December 31, 2019, respectively. As of September 30, 2020 and December 31, 2019, Agios had 471,353 and 82,555 shares available for future issuance under the 2013 ESPP, respectively. On January 1, 2020, the annual increase for the 2013 ESPP resulted in an additional 509,091 shares authorized for issuance.

Stock-based compensation expense

During the nine months ended September 30, 2020 and 2019 and the years ended December 31, 2019 and 2020, the Company recognized the following expenses related to equity-based awards:

	Nine Months Ended September 30,		Year Ended December 31,
(In thousands)	2020	2019	2019	2018
Research and development expense	$17,647	$20,379	$26,540	$25,609
Selling, general and administrative expense	20,424	18,391	24,263	22,014

Total stock-based compensation expense	$38,071	$38,770	$50,803	$47,623

No related tax benefits were recognized for the nine months ended September 30, 2020 and 2019 and years ended December 31, 2019 and 2018. The weighted average grant-date fair value of options, restricted stock units, and performance-based stock units, granted during the nine-months ended September 30, 2020 was $32.38, $50.33, and $48.49, respectively.

The fair value of each stock option granted to employees and nonemployees is estimated on the date of grant using the Black-Scholes option-pricing model. The following table summarizes the weighted average assumptions used in calculating the grant date fair value of the awards:

	Nine Months Ended September 30,	Year Ended December 31,
	2020	2019	2018
Risk-free interest rate	1.28%	2.32%	2.71%
Expected dividend yield	—	—	—
Expected term (in years)	6.05	6.06	6.06
Expected volatility	73.80%	76.19%	76.62%

Expected term

We use the “simplified method” as prescribed by the Securities and Exchange Commission Staff Accounting Bulletin No. 107, Share Based Payments, to estimate the expected term of stock option grants. Under this approach, the weighted-average expected life is presumed to be the average of the contractual term of ten years and the weighted-average vesting term of the stock options, taking into consideration multiple vesting tranches. We utilize this method due to lack of historical data and the plain-vanilla nature of our share-based awards.

Volatility

We use a weighted-average of expected volatility based on the volatilities of a representative group of publicly traded biopharmaceutical companies, including ourselves. The expected volatility has been determined using a weighted-average of the historical volatilities of the representative group of companies for a period equal to the expected term of the option grant.

Risk-free rate

The risk-free rate is based on the yield curve of U.S. Treasury securities with periods commensurate with the expected term of the options being valued.

Dividends

We have never paid, and do not anticipate paying, any cash dividends in the foreseeable future, and, therefore, use an expected dividend yield of zero in the option-pricing model.

Forfeitures

We account for forfeitures as they occur and, therefore, do not estimate forfeitures.

Note 10. Income Taxes

The domestic and foreign components of loss before income taxes are as follows:

(In thousands)	2019	2018
Domestic	$(265,280)	$(221,411)
Foreign	—	—

Total	$(265,280)	$(211,411)

We did not have any provision for income taxes for the nine months ended September 30, 2020 and 2019 and years ended December 31, 2019 and 2018.

A reconciliation of the expected income tax benefit (expense) computed using the federal statutory income tax rate to our effective income tax rate is as follows for the years ended December 31, 2019 and 2018:

	2019	2018
Income tax benefit computed at federal statutory tax rate	21.0%	21.0%
State taxes, net of federal benefit	2.7%	0.9%
Change in valuation allowance	(27.3)%	(28.7)%
General business credits and other credits	5.3%	5.5%
Permanent differences and other adjustments	(1.0)%	(0.8)%
Incentive stock options	(0.7)%	2.1%
Foreign rate differential	—%	—%

Total	—%	—%

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of our deferred tax assets and liabilities for the years ended December 31, 2019 and 2018 are as follows:

(In thousands)	2019	2018
Deferred tax assets:
Net operating loss carryforwards	$180,691	$150,541
Tax credit carryforwards	86,474	72,591
Deferred revenue	14,372	21,956
Purchased intangible assets	2,047	—
Stock-based compensation	20,936	17,224
Non-deductible accruals and reserves, including inventory	1,482	1,131

Total deferred tax assets	306,002	263,443
Less: valuation allowance	(306,002)	(263,443)

Net deferred taxes	$—	$—

As of December 31, 2019, we had net operating loss carryforwards, or NOLs, available to reduce federal and state income taxes of approximately $694.9 million and $538.4 million, respectively. If not utilized, these NOLs begin to expire in 2033 (for pre-2018 NOLs) and 2032, respectively. Approximately $410.7 million of federal NOLs can be carried forward indefinitely. At December 31, 2019, we also had available research and development tax credits for federal and state income tax purposes of approximately $18.1 million and $8.7 million, respectively. If not utilized, the credits begin to expire in 2027 and 2020 for federal and state income tax purposes, respectively. We engaged in clinical testing activities and incurred expenses that qualify for the federal orphan drug tax credit. At December 31, 2019, we had available orphan drug tax credits for federal purposes only of approximately $61.4 million. If not utilized, the orphan drug credits begin to expire in 2035.

As provided by Section 382 of the Internal Revenue Code of 1986, or Section 382, and similar state provisions, utilization of NOLs and tax credit carryforwards may be subject to substantial annual limitations due to ownership change limitations that have previously occurred or that could occur in the future. Ownership changes may limit the amount of NOLs and tax credit carryforwards that can be utilized annually to offset future taxable income and tax, respectively. In general, an ownership change, as defined by Section 382, results from transactions that increase the ownership of five percent stockholders in the stock of a corporation by more than 50 percent in the aggregate over a three-year period. We completed a review of our changes in ownership through December 31, 2019 and determined that transactions have resulted in no ownership changes during the year ended December 31, 2019, as defined by Section 382. The impact of the historical ownership changes has been reflected in our deferred tax assets in the table above. There could be additional ownership changes after December 31, 2019 that could further limit the amount of NOLs and tax credit carryforwards that we can utilize.

As required by ASC 740, we have evaluated the positive and negative evidence bearing upon the realizability of our deferred tax assets. Based on the weight of available evidence, both positive and negative, we recorded a valuation allowance of $306.0 million and $263.4 million as of December 31, 2019 and December 31, 2018, respectively, because we have determined that it is more likely than not that these assets will not be fully realized.

In December 2019, the FASB issued Accounting Standards Update No. 2019-12—Income Taxes (Topic 740) Simplifying the Accounting for Income Taxes, as part of its initiative to reduce complexity in the accounting standards. The amendments in ASU 2019-12 eliminate certain exceptions related to the approach for intraperiod tax allocation, the methodology for calculating income taxes in an interim period and the recognition of deferred tax liabilities for outside basis differences. ASU 2019-12 also clarifies and simplifies other aspects of the accounting for income taxes. The amendments in ASU 2019-12 are effective for the fiscal years beginning after December 15, 2020. Early adoption is permitted, including adoption in any interim period. The Company has early adopted this amendment as of January 1, 2019. There was no material impact to the Company’s consolidated financial position, results of operation, or cash flows.

We apply the accounting guidance in ASC 740 related to accounting for uncertainty in income taxes. Our reserves related to taxes are based on a determination of whether, and how much of, a tax benefit taken by us in our tax filings or positions is more likely than not to be realized following resolution of any potential contingencies present related to the tax benefit.

The following table presents our unrecognized tax benefits activity for the years ended December 31, 2019 and 2018:

(In thousands)	2019	2018
Unrecognized tax benefits at the beginning of the year	$8,716	$6,871
Gross increases—current period tax positions	2,147	1,845

Unrecognized tax benefits at the end of the year	$10,683	$8,716

The uncertain tax position does not impact our effective income tax rate due to the full valuation allowance.

We are subject to taxation in the United States and Switzerland. The statute of limitations for assessment by the IRS and state tax authorities is open for tax years ending December 31, 2019, 2018, 2017, and 2016, although carryforward attributes that were generated for tax years prior to 2016 may still be adjusted upon examination by the IRS or state tax authorities if they either have been, or will be, used in a future period. The statute of limitations for assessment in Switzerland remains open for tax year ending December 31, 2019, 2018, 2017, and 2016. There are currently no federal, state or foreign audits in progress.

Note 11. Defined Contribution Benefit Plan

Agios sponsors a 401(k) retirement plan, in which substantially all of its full-time employees are eligible to participate. Participants may contribute a percentage of their annual compensation to this plan, subject to statutory limitations. Agios will make matching contributions equal to 100% of the employee’s contributions, subject to a maximum of 4% of eligible compensation. Costs associated with the 401(k) retirement plan have been allocated from Agios to the oncology business based on headcount, which total $2.0 million and $1.8 million for the nine months ended September 30, 2020 and 2019 and $2.2 million and $1.8 million for the years ended December 31, 2019 and 2018.

Note 12. Relationship between the Oncology Business and Agios

Historically, the oncology business has been managed and operated in the normal course of business as part of Agios. Accordingly, certain shared costs have been allocated to the oncology business and reflected as expenses in the Combined Statements of Operations of the Oncology Business. Agios management considers the allocation methodologies used to be reasonable and appropriate reflections of the historical Agios expenses attributable to the oncology business for purposes of the Combined Financial Statements of the Oncology Business. However, the expenses reflected in the Combined Statements of Operations may not be indicative of the actual expenses that would have been incurred during the periods presented if the oncology business historically operated as a separate, standalone entity. In addition, the expenses reflected in the Combined Statements of Operations of the Oncology Business may not be indicative of related expenses that will be incurred in the future by the oncology business.

Corporate Overhead and Shared Cost Allocation

Agios provides facilities, information services and certain corporate and administrative services to the oncology business, and also shares research and development costs across employees who have historically worked on the oncology business and other elements of Agios operations. Expenses related to these services have been allocated from Agios to the oncology business and are reflected in the totals of the balances included in the Combined Statements of Operations of the Oncology Business. Where direct assignment was not possible or practical, these costs were allocated based on headcount. The following table summarizes the components of shared research and developments expenses and selling, general and administrative expenses at Agios that were allocated to the oncology business for the nine months ended September 30, 2020 and 2019, and years ended December 31, 2019 and 2018, respectively.

	Nine Months Ended September 30,		Year Ended December 31,
(In thousands)	2020	2019	2019	2018
Research and development expense	$62,101	$68,778	$91,942	$68,658
Selling, general and administrative expense	56,997	51,046	69,820	58,191

Total corporate overhead and shared cost allocation expense	$119,098	$119,824	$161,762	$126,849

Net Parent Investment

As the oncology business has not operated as a separate legal or standalone entity, and there is no direct ownership of the oncology business by any shareholder or legal entity of Agios other than at the consolidated level, a net parent investment is shown in lieu of stockholders’ equity in the Combined Balance Sheets of the oncology business to reflect the residual of the total assets and total liabilities derived in accordance with the carve-out principles reflecting the shareholders’ interest in the oncology business. This information is further reflected in the Combined Statements of Changes in Parent Equity to show the changes in these balances within the periods presented. The following table summarizes the components of the Investment from Parent in the Combined Statements of Changes in Parent Equity:

(In thousands)	September 30, 2020	December 31, 2019	December 31, 2018
Accounts receivable, net	$10,037	$3,876	$5,076
Collaboration receivable—related party	795	(923)	15
Collaboration receivable—other	64	1,258	670
Royalty receivable—related party	(2,900)	666	1,012
Inventory	4,040	6,462	869
Prepaid expenses and other current and non-current assets	4,803	3,992	(4,985)
Property and equipment	171	—	—
Accounts payable	4,584	446	1,581
Accrued expenses	(1,479)	(8,058)	(3,068)
Deferred revenue—related party	61,513	31,006	31,665
Liability related to the sale of future revenue, net of debt issuance costs	(258,121)	—	—
Net Loss	98,925	265,280	221,411

(Transfer to) / Investment from Parent	$(77,568)	$304,005	$254,246

Note 13. Subsequent events

We considered events or transactions occurring after the September 30, 2020 balance sheet date, but prior to the issuance of the Combined Financial Statements on January 29, 2021, for potential recognition or disclosure in our Combined Financial Statements. All significant subsequent events have been properly disclosed in the Combined Financial Statements.

Annex A

EXECUTED VERSION

PURCHASE AND SALE AGREEMENT

BY AND AMONG

AGIOS PHARMACEUTICALS, INC.,

SERVIER PHARMACEUTICALS, LLC,

AND,

SOLELY FOR PURPOSES OF SECTION 11.15,

SERVIER S.A.S.

Dated as of December 20, 2020

A-i

A-ii

EXHIBITS

Exhibit A	Form of Transition Services Agreement

A-iii

PURCHASE AND SALE AGREEMENT

This PURCHASE AND SALE AGREEMENT, dated as of December 20, 2020 (this “Agreement”), is by and among Agios Pharmaceuticals, Inc., a Delaware corporation (“Seller”), Servier Pharmaceuticals, LLC, a Delaware limited liability company (“Purchaser”), and solely for purposes of Section 11.15, Servier S.A.S., a French societe par actions simplifiee (“Purchaser Guarantor”). Purchaser, and solely for purposes of Section 11.15, Purchaser Guarantor, on the one hand, and Seller, on the other hand, are each referred to herein individually as a “Party” and collectively as the “Parties”.

WHEREAS, Seller and certain of its Subsidiaries are engaged in, among other things, the Business;

WHEREAS, on the terms and subject to the conditions set forth herein, the Seller Entities shall sell, assign, transfer and convey to the Designated Purchasers, and the Designated Purchasers shall purchase and acquire from the Seller Entities, all of their right, title and interest in and to the Purchased Assets, and the Designated Purchasers shall assume the Assumed Liabilities (the “Transaction”); and

WHEREAS, the Board of Directors of Seller (the “Seller Board”) has (a) determined that the transactions contemplated by this Agreement, including the Transaction, are fair to and in the best interests of Seller and its stockholders, (b) approved the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including the Transaction, (c) resolved to recommend that the holders of Seller Common Stock adopt this Agreement and (d) directed that the approval of the Transaction be submitted for consideration by Seller’s stockholders at a meeting thereof.

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, on the terms and subject to the conditions of this Agreement, the Parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. As used herein, the following terms have the meanings set forth below:

“Acquisition Proposal” means any proposal, indication of interest or offer from any Person or group of Persons, other than Purchaser or any of its Affiliates, relating to (a) any direct or indirect acquisition or purchase (whether in a single transaction or a series of related transactions) of assets of the Business constituting fifteen percent (15%) or more of the consolidated assets of the Business (excluding cash), or to which fifteen percent (15%) or more of the net income, revenues or earnings of the Business on a consolidated basis are attributable for the most recent fiscal year in which audited financial statements are then available; and (b) direct or indirect acquisition or issuance (whether in a single transaction or a series of related transactions) of fifteen percent (15%) or more of any class of equity or voting securities of Seller (including by tender offer, exchange offer, merger, amalgamation, consolidation, share exchange, business combination, joint venture, reorganization, recapitalization, liquidation, dissolution or similar transaction or series of related transactions); provided that, in the case of clause (b), such proposal, indication of interest or offer shall not be an Acquisition Proposal if either (i) the consummation of such acquisition or issuance is conditioned on the Seller Stockholder Approval having been obtained or (ii) if such Person or group of Persons would acquire such equity or voting securities of Seller prior to the time of the Seller Stockholders’ Meeting, such Person or group of Persons agrees to vote such equity or voting securities in favor of the transactions contemplated by this Agreement.

“Adjustment Amount” means (a) the Closing Working Capital minus (b) the Target Working Capital.

“Adverse Experience” means, with respect to a Product, (a) any report, including from any individual case safety reports from clinical trials/studies (including interventional investigator initiated trials), of a suspected adverse drug reaction which may arise from the use within the terms of the marketing authorisation or outside the terms of the marketing authorisation, including overdose, off-label use, misuse, abuse and medication errors, occupational exposure or complaints regarding Product quality or falsified Product, (b) any report of the following events or patterns of use, even those which do not result in an adverse drug reaction: intentional or accidental overdose, misuse, abuse, off-label use, medication errors, occupational exposure, failure of expected pharmacological action (lack of therapeutic efficacy), exposure during pregnancy or breast feeding, suspected transmission via a medicinal product of an infectious agent, or unintended therapeutic benefit, or (c) any information which does not fall within the definition of an individual case safety report but may, however, need to be collected for the interpretation of safety data or for the benefit risk evaluation of the Products.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by Contract or otherwise. For purposes of this Agreement, Seller and the other Seller Entities and their respective Affiliates shall be deemed not to be Affiliates of Purchaser or, from and after the Closing, of the Business.

“Agios Name and Agios Marks” means the names or Marks of Seller or any of its Affiliates at any time prior to the Closing, or any variations or derivatives thereof, either alone or in combination with other words, including the names or Marks set forth in Section 1.1(a)(i) of the Seller Disclosure Schedules, but excluding in each case those names or Marks set forth in Section 1.1(a)(ii) of the Seller Disclosure Schedules.

“Antitrust Laws” means statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other Laws of any jurisdiction that are designed or intended to prohibit, restrict or regulate actions that may have the purpose or effect of creating a monopoly, lessening competition or restraining trade.

“Balance Sheet Date” means September 30, 2020.

“Business” means, subject to the following sentence, the worldwide oncology business, operations, activities and programs of Seller and its Subsidiaries as of immediately prior to the Closing with respect to the discovery, research, development, manufacture, registration, commercialization, importation, distribution, sale and marketing of chemical or biological entities, pharmaceutical products, medicines, therapies, compounds, programs, or in vitro diagnostic or other devices, in each case, for patients in the areas of hematologic malignancies, solid tumors and other malignant diseases (collectively, the “Business Field”), including (a) all activities of Seller and its Subsidiaries as of immediately prior to the Closing related to ivosidenib (TIBSOVO®), enasidenib (IDHIFA®), vorasidenib, AG-270 and AG-636 and the products listed in Section 1.1(b) of the Seller Disclosure Schedules (including as conducted through joint ventures, collaborations or similar arrangements) as of immediately prior to the Closing, and (b) any and all applications of such chemical or biological entities, pharmaceutical products, medicines, therapies, compounds, programs or in vitro diagnostic or other devices in any field, including any Retained Businesses Field. Seller and Purchaser acknowledge and agree that the “Business” shall include only the business described in the immediately prior sentence and not any other businesses, operations, activities, compounds or programs of Seller or any of its Subsidiaries (such other businesses, operations or activities, the “Retained Businesses”), it being understood, notwithstanding anything to the contrary in the first sentence of this definition of “Business”, the Retained Businesses shall include the businesses, operations and activities of Seller and its Subsidiaries with respect to the discovery, research, development, manufacture, registration, commercialization, importation, distribution, sale and marketing of chemical or biological entities, pharmaceutical products, medicines, therapies, compounds, programs, or in vitro diagnostic or other devices, in each case for patients with rare genetic diseases and any other non-malignant diseases (collectively, the “Retained Businesses Field”), including any chemical or biological entities, pharmaceutical products, medicines, therapies, compounds, programs or in vitro diagnostic or other devices in Seller’s rare genetic disease portfolio, including the products mitapivat and AG-946 and other PKR and PKM2 activators and inhibitors, together with (i) any other chemical or biological entities, pharmaceutical products, medicines, therapies, compounds, programs or in vitro diagnostic or other devices the medicines, therapies and programs relating to the Retained Businesses Field in pre-clinical development by Seller and its Subsidiaries and (ii) any and all applications of such items in any field, including the Business Field.

“Business Day” means any day, other than a Saturday, Sunday, or day on which commercial banks are required or authorized to be closed in Boston, Massachusetts or Paris, France.

“Business Employee” means any individual who is an employee of Seller or any of its Subsidiaries (a) who primarily provides services to the Business immediately prior to the Closing, including any such employee who is on an approved leave of absence, as set forth as of the date of this Agreement in Section 3.16(a) of the Seller Disclosure Schedules, or (b) who is otherwise mutually agreed by Seller and Purchaser after the date hereof to be included in the updated Section 3.16(a) of the Seller Disclosure Schedules described in clause (a), provided, however, that no employee who performs services outside of the United States or who primarily provides general and administrative services shall be a Business Employee unless mutually agreed by the Parties. Seller shall notify Purchaser as soon as reasonably practicable of any employee hired to fill a Business Employee vacancy between the date of this Agreement and the Closing Date, provided, however, any addition or subtraction of a role as a Business Employee role (whether vacant or occupied) shall be subject to the mutual agreement of the Parties no later than twenty (20) Business Days prior to the Closing Date.

“Business Material Adverse Effect” means any event, change, occurrence, development or effect that, individually or in the aggregate, (x) has a material adverse effect on the business, assets, financial condition or results of operations of the Business or condition of TIBSOVO’s performance, taken as a whole; provided, however, that no such event, change, occurrence, development or effect relating to, resulting or arising from or in connection with any of the following matters shall be deemed, either alone or in combination, to constitute or contribute to, or be taken into account in determining the occurrence or existence of, such a Business Material Adverse Effect: (a) general changes, developments or conditions in the industries in which the Business operates, including competition in any of the geographic areas or product or services areas in which the Business operates; (b) general political, economic, business, monetary, financial or capital or credit market conditions or trends (including interest rates or the price of commodities or raw materials), including with respect to government spending, budgets and related matters; (c) changes in global, national or regional political conditions or trends, including the imposition of trade tariffs or other protective trade practices or any shutdown of any Governmental Entity, including the United States federal government, or any elections for office in any country or area (including the United States) (or the results thereof); (d) any act of civil unrest, riots, civil disobedience, war (whether or not declared) or terrorism (including by cyberattack or otherwise), including an outbreak or escalation of hostilities involving the United States or any other country or the declaration by the United States or any other country or jurisdiction of a national emergency, authorization to use military force or war (or the escalation or worsening of any such conditions or occurrences); (e) earthquakes, hurricanes, tsunamis, typhoons, lightning, hail storms, blizzards, tornadoes, droughts, floods, cyclones, arctic frosts, mudslides and wildfires, pandemics (including SARS-CoV-2 or COVID-19, and any evolutions or mutations thereof or related or associated epidemics, pandemics or disease outbreaks (“COVID-19”)), epidemics or other outbreaks of diseases, weather developments or other natural or manmade disasters, or acts of God (or the escalation or worsening of any such events or occurrences); (f) any decline in the stock price of the shares of the Seller Common Stock, or the failure of the financial or operating performance of Seller, the Seller Entities or the Business to meet internal, Purchaser or analyst projections, forecasts or budgets for any period (provided that (i) the underlying facts causing such failure, to the extent not otherwise excluded by this definition, may be taken into account in determining whether a Business Material Adverse Effect has occurred and (ii) this clause (f) shall not be construed as implying that Seller is making any representation or warranty herein with respect to any internal, Purchaser or analyst projections, forecasts or budgets and no such representations or warranties are being made);

(g) any action taken at the written request of Purchaser; (h) the execution, announcement, pendency, performance or consummation of this Agreement, the Transaction or the other transactions contemplated hereby, or the identity of Purchaser (including the impact on or any loss of Business Employees, customers, suppliers, partners or collaborators, relationships with Governmental Entities or other business relationships resulting from any of the foregoing, and including, for the avoidance of doubt, any event, change or effect resulting or arising from or in connection with any actions required to be taken pursuant to Section 5.1); (i) changes in any Law (including any proposed Law) or GAAP or other applicable accounting principles or standard or any interpretations of any of the foregoing, including any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester, safety or similar Law, directive, guidelines or recommendations promulgated by any Governmental Entity, including the Centers for Disease Control and Prevention and the World Health Organization, in each case, in connection with or in response to COVID-19 (any such items in connection with or in response to COVID-19, “COVID-19 Measures”); and (j) any regulatory or clinical events, changes, occurrences, developments or effects relating to any Product other than TIBSOVO (including (A) any suspension, rejection, refusal of, request to refile or any delay in obtaining or making any regulatory application or filing relating to any Product, (B) any negative regulatory actions, requests, recommendations or decisions of any Governmental Entity relating to any Product, (C) any clinical studies, tests or results or announcements thereof with respect to any Product, and (D) any delay, hold or termination of any clinical trial or any delay, hold or termination of any planned application for marketing approval with respect to any Product, in each case other than with respect to TIBSOVO); provided that any adverse events, changes, occurrences, developments or effects resulting from the matters described in clauses (a), (b), (c), (d), (e) and (i) may be taken into account in determining whether there has been a Business Material Adverse Effect to the extent that they have a materially disproportionate effect on the Business relative to similarly situated businesses in the industries in which the Business operates (in which case only such incremental materially disproportionate effect may be taken into account in determining whether there has been a Business Material Adverse Effect), and (y) prohibits or prevents Seller or its Affiliates from performing their obligations required to be performed by them at or prior to the Closing under this Agreement by the Outside Date.

“Business Pipeline Product” means any product related to the Business that, as of the date of this Agreement, is not being sold or distributed by or on behalf of the Seller Entities, including those set forth in Section 1.1(b) of the Seller Disclosure Schedules.

“Cash Amounts” means, of any Person and as of any time, all cash and cash equivalents, bank and other depositary accounts and safe deposit boxes, demand accounts, certificates of deposit, time deposits, checks, negotiable instruments, marketable securities and securities and brokerage accounts, in each case of such Person as of such time.

“Closing Purchase Price” means (a) the Base Purchase Price, plus (b) the Estimated Adjustment Amount (which may be zero, or a positive or negative number), minus (c) an amount equal to 50% of the RWI Premium Amount.

“Closing Working Capital” means the Working Capital as of immediately prior to 9:00 a.m. Eastern Time on the Closing Date.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Combination Product” means an Earn-Out Product that is comprised of or contains TIBSOVO or Vorasidenib together with one or more other active ingredients (other than TIBSOVO or Vorasidenib), whether in the same or different formulations, and is sold either as a fixed dose or as separate doses as one product.

“Commercially Reasonable Efforts” means, with respect to any Earn-Out Product, efforts of a Person to carry out its obligations in a diligent manner using such effort and employing such resources normally used by Purchaser and its Affiliates (taken together) relating to the research, development or commercialization of a product, that is of similar market potential at a similar stage in its development or product life, taking into account all scientific, commercial and other factors that Purchaser or its Affiliates would normally take into account, including issues of market exclusivity (including patent coverage, regulatory and other exclusivity), safety and efficacy, product profile, expected cost and time of development, the competitiveness of alternate products in the marketplace or under development, the launch or sales of a generic or biosimilar product, the regulatory structure involved (including likelihood of regulatory approval), and the profitability of the applicable product (including pricing and reimbursement status achieved). Subject to the foregoing, “Commercially Reasonable Efforts” shall not include the initiation of any clinical trials for Vorasidenib or TIBSOVO that are not ongoing as of the date of this Agreement or any development activities with respect to TIBSOVO outside of continuation of clinical trials ongoing as of the date of this Agreement. “Commercially Reasonable Efforts” shall include efforts by Purchaser and its Affiliates to apply for and secure any eligible extensions for the Earn-Out Patent Right, including patent term extensions.

“Contamination” means the emission, discharge or release of any Hazardous Material to, on, onto or into the environment.

“Contract” means any contract, agreement, lease, license, commitment, warranty, guaranty, loan or credit agreement or indenture or other similar instrument or obligation.

“Controlled” means, with respect to any Person and a Patent Right, the possession (whether by license or ownership) by such Person of the ability to grant to any other Person access and/or a license to such Patent Right.

“Covered Losses” means losses, Liabilities, claims, fines, deficiencies, assessments, damages, payments (including those arising out of any settlement or Judgment relating to any Proceeding), penalties and reasonable attorneys’ and accountants’ fees and disbursements, in each case that are due and payable; provided that Covered Losses shall not include any special, incidental, indirect, punitive or similar damages (including lost revenue or profits, diminution of value or damages calculation on multiple of revenue, earnings or other metrics) or other damages that are not a reasonably foreseeable consequence of the applicable breach, except to the extent such damages are awarded by a Judgment against, and paid by, an Indemnified Party pursuant to a Third Party Claim.

“Data” means all information or documentation contained in any Product Registration, including communications and memoranda with any Governmental Entity that is held by Seller or any of its Subsidiaries, including clinical data (including trial master files), case report forms, raw data (whether manufacturing, pre-clinical, clinical or nonclinical) and pharmacovigilance and quality information.

“Designated Purchaser” means Purchaser or any of the direct or indirect wholly owned Subsidiaries of Purchaser Guarantor listed on Section 1.1(a) of the Purchaser Disclosure Schedules, provided that Purchaser may amend Section 1.1(a) of the Purchaser Disclosure Schedules by giving written notice to Seller at any time prior to ten (10) Business Days prior to the Closing, so long as any such amendment does not adversely modify the obligation of Seller and its Subsidiaries to transfer and convey the Purchased Assets under the terms of this Agreement.

“Earn-Out Patent Right” means (a) in the case of TIBSOVO, the Patent Rights listed in Section 1.1(c)(i) of the Seller Disclosure Schedules, and (b) in the case of Vorasidenib, the Patent Rights listed in Section 1.1(c)(ii) of the Seller Disclosure Schedules.

“Earn-Out Product” means TIBSOVO or Vorasidenib, as applicable.

“Earn-Out Product Selling Entity” means Purchaser and its Affiliates, licensees and sublicensees with respect to rights to manufacture, develop, sell or commercialize an Earn-Out Product, and any direct or indirect transferee, successor or assignee (including through any change of control) of the rights to manufacture, develop, sell or commercialize such Earn-Out Product of any of the foregoing.

“Encumbrance” means any mortgage, lien, pledge, security interest or easement, other than any Permitted Lien.

“Environmental Laws” means, collectively, any and all Laws and Judgments relating to (a) protection of the environment, natural resources or public and worker health and safety, (b) exposure to, or the generation, management, manufacture, processing, use, registration, distribution, transportation, treatment, storage, recycling, reuse or disposal of, Hazardous Materials, or (c) Contamination.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means any other Person that, together with Seller, would be treated as a single employer under Section 414 of the Code.

“Excluded Business Taxes” means, without duplication, any (a) Taxes imposed on Seller or any of its Affiliates for any taxable period, (b) Taxes imposed with respect to the Excluded Assets or the Retained Liabilities for any taxable period, and (c) Taxes of, related to or imposed with respect to the Purchased Assets, the Assumed Liabilities, or the Business to the extent allocable to a Pre-Closing Tax Period, in each case excluding Transfer Taxes.

“Exploit” means (a) with respect to any product, apparatus, device, composition, method, process, or service, to research, develop, design, test, modify, make, use, sell, have made, used and sold, import, reproduce, market, distribute, commercialize, support, maintain, correct and create derivative works and (b) to authorize, license, sublicense, contract, direct, instruct, or otherwise permit another Person to perform any of the acts in clause (a).

“FDA” means the U.S. Food and Drug Administration.

“FDCA” means the United States Federal Food, Drug, and Cosmetic Act, and the regulations promulgated thereunder, each as amended from time to time.

“Filings” means any registrations, applications, declarations, reports, submissions or other filings with, or any notices to, any Person (including any third party or Governmental Entity).

“First Commercial Sale” means, with respect to Vorasidenib, the first sale of Vorasidenib by any Earn-Out Product Selling Entity in the US Territory after receipt of any approval or approval for a New Drug Application (NDA) from the FDA (whichever occurs sooner), provided that the following shall not constitute a First Commercial Sale: (a) any sale of Vorasidenib to any Earn-Out Product Selling Entity, (b) any use of Vorasidenib in clinical trials (including investigator initiated trials), pre-clinical studies or other research or development activities, or (c) the disposal, donation or transfer of Vorasidenib as samples or for a charitable purpose, including for any compassionate use or as “named patient sales”.

“Fiscal Year” means each period of twelve (12) consecutive months ending on September 30.

“Former Business Employee” means each individual who was an employee of Seller or its Subsidiaries who terminated employment prior to the Closing and who Seller identifies as primarily providing services to the Business as of immediately prior to such individual’s last day of employment.

“Fraud” means actual fraud that is committed by making an intentionally or willfully deceptive misrepresentation of a material fact in respect of the representations and warranties set forth in this Agreement or any certificate delivered in connection herewith, as applicable, and upon which the Party claiming fraud has reasonably relied.

“Fundamental Representations” means the Seller Fundamental Representations and the Purchaser Fundamental Representations.

“GAAP” means U.S. generally accepted accounting principles, consistently applied.

“GCP” means the current good clinical practices regulations applicable to the design, conduct, performance, monitoring, auditing, recording, analysis, and reporting of clinical trials as promulgated by the FDA, published at 21 C.F.R. Part 11, 50, 54, 56, 312, and 314, including applicability to foreign Data and access to original subject files and raw data by Governmental Entities and any applicable guidance, or other applicable Laws, including Guidelines of the International Council on Harmonization (the “ICH”) (and Guideline E6(R2) thereof, as at Commission Directive 2005/28/EC, 2001/20/EC (insofar as currently effective)), 536/2014/EU, as stated in the World Medical Association Declaration of Helsinki Ethical Principles for Medical Research (Seoul) and all other applicable rules, regulations, orders, guidance, guidelines or standards (including those issued by the ICH or other Governmental Entities), as may be amended from time to time.

“GDP” means the current good distribution practice regulatory standards as may be applicable to manufacturers, distributors, repackagers, pharmacists or other retail purveyors of medicinal products or drug products intended for use in the United States, Great Britain or the European Union, and the current principles and guidelines relating to the labeling, product identification, verification, tracking, tracing, inspection, recordkeeping, reporting, data management, recall, warehousing, storage, transportation, security, physical distribution or other conditions of distribution, repackaging, relabeling, or sale of medicinal products or drugs as specified in the FDCA, enacted as part of the Drug Supply Chain and Security Act of 2013, in implementing regulations or guidance issued by FDA, Articles 76 to 85 of Directive 2001/83/EC of the European Parliament and of the Council of 6 November 2001, the guidelines for good distribution practice as promulgated in “Guidelines of 5 November 2013 on Good Distribution Practice of medicinal products for human use” (2013/C 343/01), all other applicable rules, regulations, orders, guidance, guidelines (including those issued by the ICH or other Governmental Entities), as may be amended from time to time.

“GLP” means the current good laboratory practice regulations applicable to nonclinical studies to assure the quality and integrity of data and the safety and treatment of animals as promulgated by the FDA, published at 21 C.F.R. § 58, rules issued by the United States Department of Agriculture or the European Medicines Agency (the “EMA”) the governing the use of animals and the quality and integrity of nonclinical data, all other applicable rules, regulations, orders, guidance, guidelines (including those issued by the ICH or other Governmental Entities), as may be amended from time to time.

“GMP” means current standards for the manufacture of pharmaceutical products, pursuant to (a) the FDCA, (b) relevant United States regulations in Title 21 of the United States Code of Federal Regulations (including Parts 11, 210, 211 and 600), (c) European Community Directives 2003/94 and 91/356/EC, (d) the European Community Guide to Good Manufacturing Practice for Medicinal Intermediate Products, (e) ICH Q7A Good Manufacturing Practice Guidance for Active Pharmaceutical Ingredients and all other quality guidelines issued by the ICH, (f) analogous applicable Laws of an applicable Governmental Entity at the time of manufacture of Products for nonclinical, clinical investigational or clinical trials, or marketing, and (g) all additional Governmental Entity documents or regulations that replace, amend, modify, supplant or complement any of the foregoing from time to time.

“Government Bid” means any bid, offer, proposal or response to solicitation which, if accepted or awarded, would result in the establishment of a Government Contract.

“Government Contract” means any Contract, including any subcontract, teaming agreement or arrangement, joint venture, basic ordering agreement, blanket purchase agreement, letter agreement, purchase order, delivery order, task order, grant, cooperative agreement, change order or other commitment with any Governmental Entity.

“Governmental Entity” means (a) any national, state, local, regional, provincial, supranational, international, multinational or foreign government, (b) any governmental or quasi-governmental authority or any nature (including any court of competent jurisdiction), or (c) any entity, agency, authority, commission or other body of any national, state, local, regional, provincial, supranational, international, multinational or foreign governmental authority or instrumentality.

“GVP” means the current good pharmacovigilance practices applicable to the conduct of pharmacovigilance in the European Union based upon Article 108a of Directive 2001/83/EC (until repealed in its entirety), 536/2014/EU, issued by the EMA, and all other applicable rules, regulations, orders, guidance, guidelines (including those issued by the ICH or other Governmental Entities) in the United States pursuant to the FDCA, and its implementing regulations, including such extraterritorial jurisdiction as may be applicable to adverse events or experience or medical device reports required to be reported to the FDA, the reporting and data management and storage requirements of the World Health Organization and the World Health Organization Collaborating Centre for International Drug Monitoring Centre located in Uppsala Sweden, as may be amended from time to time.

“Hazardous Material” means any substance, pollutant, contaminant, material or waste that is classified in any applicable Environmental Law as “hazardous,” “toxic,” “dangerous,” a “pollutant,” a “contaminant” or words of similar meaning, including asbestos, asbestos-containing materials, polychlorinated biphenyls, petroleum or petroleum products, radioactive materials and radon gas.

“HIPAA” means the Health Insurance Portability and Accountability Act of 1996.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.

“IND” means Investigational New Drug Application.

“Indebtedness” means, with respect to any Person and as of any time, any of the following obligations of such Person as of such time: (a) the outstanding principal amount of any indebtedness for borrowed money; (b) the outstanding principal amount of all other obligations evidenced by bonds, debentures, notes or similar instruments of indebtedness, including all accrued but unpaid interest thereon; (c) all letters of credit, banker’s acceptances or performance bonds issued for the account of such Person; (d) amounts owing as deferred purchase price for property or services, including all seller notes and “earn-out” payments, whether or not matured, but excluding any milestone payments, royalty payments or similar payment arising under any Specified Business Contracts; (e) commitments or obligations by which such Person assures a creditor against loss (including contingent reimbursement obligations with respect to letters of credit); (f) indebtedness for borrowed money secured by a Lien on assets or properties of such Person; (g) obligations or commitments to repay deposits or other amounts advanced as of the Closing by and owing to third parties; (h) obligations under any interest rate, currency or other hedging agreement; (i) all obligations of such Person as lessee under leases that have been or should be, in accordance with GAAP, recorded as capital leases; (j) all accrued and unpaid interest, premiums, penalties, breakage costs, unwind costs, fees, termination costs, redemption costs, expenses and other charges with respect to any indebtedness, obligation, claim or liability of a type described in clauses (a) through (i); and (k) all guarantees issued by such Person with respect to the obligations described in clauses (a) through (j) of another Person.

“Information Technology” means any tangible or digital computer systems (including computers, screens, servers, workstations, routers, hubs, switches, networks, data communications lines and hardware) and telecommunications systems.

“Intellectual Property” means all intellectual property and other similar proprietary rights in any jurisdiction in the world, including such rights in and to: (a) Patent Rights, (b) Marks, (c) copyrightable works, copyrights, moral rights, mask work rights and design rights, in each case, other than software, whether or not Registered, and registrations and applications for registration thereof, (d) intellectual property rights arising from or in respect of Know-How, and (e) analogous rights to those set forth above.

“Interest Rate” means a rate per annum equal to the prime rate as published in The Wall Street Journal on the date the applicable payment was required to be made (or if no quotation for such prime rate is available for such date, on the next preceding date for which such quotation is available) plus 100 basis points.

“Intervening Event” means any material circumstance, event, change or occurrence (other than an Acquisition Proposal) that (a) was not known on the date of this Agreement (or if known, the consequences of which were not known or the magnitude of which was not known to the Seller Board on the date of this Agreement), which material circumstance, event, change or occurrence becomes known to the Seller Board prior to the receipt of the Seller Stockholder Approval, and (b) does not relate to an Acquisition Proposal.

“Judgment” means any judgment, injunction, writ, order, decree, ruling or arbitration award of any Governmental Entity or arbitrator.

“Know-How” means all inventions and invention disclosures, discoveries, processes or procedures, results (including physical, chemical, biological, toxicological, pharmacological, safety, and pre-clinical and clinical data, dosage regimens, control assays, and product specifications), methods, designs, formulae, technical information, data, specifications, know-how, drawings, blueprints, designs, quality assurance and control procedures, design tools, simulation capability, manuals, technical information provided to employees, customers, suppliers, agents or licensees, financial, marketing and business data, pricing and cost information, business and marketing plans, customer and supplier lists and information, non-public and proprietary information, including trade secrets (including those trade secrets defined in the Uniform Trade Secrets Act and under corresponding foreign statutory and common Law), and other know-how, whether or not protected or protectable by patent or copyright Law.

“Knowledge” means, (a) with respect to Seller, the knowledge of any Person listed in Section 1.1(d) of the Seller Disclosure Schedules after reasonable inquiry of his or her direct reports, and (b) with respect to Purchaser, the knowledge of any Person listed in Section 1.1(d) of the Purchaser Disclosure Schedules after reasonable inquiry of his or her direct reports.

“Law” means any federal, national, state, local, supranational, international, multinational or foreign law (including common law), statute, code, Judgment, ordinance, rule, regulation, constitution, binding case law or treaty (including any Tax treaty), in each case promulgated by a Governmental Entity, as well as any industry standard, including GMPs, GLPs, GCPs, GDPs, GVPs and good drug development practices (as such may be understood as binding), third party certification, technical or scientific standard, in each case to which adherence is required by any Governmental Entity, rules or policies of non-governmental accreditation, standards, certification, or oversight bodies and rules, regulations or policies applicable to holders of Product Registrations, including pharmacovigilance and required annual or expedited reporting needed to maintain such Product Registrations.

“Liabilities” means all debts, liabilities, Taxes, guarantees, assurances, commitments and obligations of any kind, whether fixed, contingent or absolute, matured or unmatured, liquidated or unliquidated, accrued or not accrued, known or unknown, due or to become due, whenever or however arising (including whether arising out of any Contract or tort based on negligence or strict liability).

“Licensed Business Intellectual Property” means all Business Intellectual Property licensed to the Seller Entities under the Specified Business Contracts.

“Lien” means any mortgage, lien, pledge, security interest, charge, easement, claim, covenant, equitable interest, license or other encumbrance or restriction of any kind.

“Loss of Exclusivity” means, with respect to any Earn-Out Product, the later of (a) the last to expire of any Valid Claim of any Earn-Out Patent Right covering such Earn-Out Product (as such Earn-Out Patent Right may be extended by any eligible extension, including a patent term extension) and (b) expiration of Regulatory Exclusivity of such Earn-Out Product (in each case, excluding any pediatric extension).

“Marks” means any trademark, service mark, design, composite mark, certification mark, trade dress, trade name, corporate name, business name, brand name, slogan, logo, domain name or online or other electronic identifier, social media name, tag or handle, service name, or other similar designation of source of origin, whether or not Registered, together with all common law rights in any of the foregoing, all registrations and applications for registration of any of the foregoing, all reissues, extensions and renewals of any of the foregoing and all goodwill associated with the use of and symbolized by any of the foregoing.

“NASDAQ” means the Nasdaq Global Select Market.

“Net Sales” means, with respect to an Earn-Out Product and a Net Sales Measurement Period for such Earn-Out Product, (a) the gross amount invoiced by the Earn-Out Product Selling Entities for the sale or other commercial disposition of such Earn-Out Product anywhere within the US Territory during such Net Sales Measurement Period (which shall be in accordance with GAAP) minus (b) Permitted Deductions with respect to such sales, in each case as determined in accordance with the applicable Earn-Out Product Selling Entity’s usual and customary accounting methods consistent with the treatment of other branded prescription products commercialized by such Earn-Out Product Selling Entity; provided, that (i) in the case of any sale of such Earn-Out Product between or among Earn-Out Product Selling Entities for resale, Net Sales shall be calculated only on the value charged or invoiced on the first arm’s length sale thereafter to a third party and (ii) if such Earn-Out Product is sold or otherwise commercially disposed of for consideration other than cash or in a transaction that is not at arm’s length between the buyer of such Earn-Out Product and the applicable Earn-Out Product Selling Entity for such Earn-Out Product, then the gross amount to be included in the calculation of Net Sales shall be the amount that would have been received had the transaction been conducted at arm’s length and for cash (where such amount shall be determined, wherever possible, by reference to the average selling price of such Earn-Out Product in arm’s length transactions in the US Territory). Net Sales shall not include transfers or dispositions for charitable, promotional or sampling, pre-clinical, clinical, regulatory, or governmental purposes. If an Earn-Out Product is sold in the US Territory in the form of a Combination Product, then the Net Sales for such Combination Product in the US Territory shall be calculated as follows:

(1) If the Earn-Out Product Selling Entity separately sells in the US Territory, (A) TIBSOVO or Vorasidenib (the “Mono Product”) and (B) products containing as their sole active ingredients the other active ingredients in such Combination Product, the Net Sales attributable to such Combination Product shall be calculated by multiplying actual Net Sales of such Combination Product by the fraction A/(A+B) where: “A” is the Earn-Out Product Selling Entity’s average Net Sales price during the period to which the Net Sales calculation applies for the Mono Product in the US Territory and “B” is the Earn-Out Product Selling Entity’s average Net Sales price during the period to which the Net Sales calculation applies in the US Territory, for products that contain as their sole active ingredients the other active ingredients in such Combination Product.

(2) If the Earn-Out Product Selling Entity separately sells in the US Territory the Mono Product but does not separately sell in the US Territory products containing as their sole active ingredients the other active ingredients in such Combination Product, the Net Sales attributable to such Combination Product shall be calculated by multiplying the Net Sales of such Combination Product by the fraction A/C where: “A” is the Earn-Out Product Selling Entity’s average Net Sales price during the period to which the Net Sales calculation applies for the Mono Product in the US Territory, and “C” is Earn-Out Product Selling Entity’s average Net Sales price in the US Territory during the period to which the Net Sales calculation applies for such Combination Product.

(3) If the Earn-Out Product Selling Entity does not separately sell in the US Territory the Mono Product but does separately sell products containing as their sole active ingredients the other active ingredients contained in such Combination Product, the Net Sales attributable to such Combination Product shall be calculated by multiplying the Net Sales of such Combination Product by the fraction (D-E)/D where: “D” is the average Net Sales price during the period to which the Net Sales calculation applies for such Combination Product in the US Territory and “E” is the average Net Sales price during the period to which the Net Sales calculation applies for products that contain as their sole active ingredients the other active ingredients in such Combination Product.

(4) If the Earn-Out Product Selling Entity does not separately sell in the US Territory both the Mono Product and the other active ingredient or ingredients in such Combination Product, the Net Sales attributable to such Combination Product shall be mutually agreed by the Parties acting in good faith based on the relative fair market value of such Mono Product and such other active ingredient or ingredients.

“Net Sales Measurement Period” means, with respect to an Earn-Out Product, each three (3) -month period beginning on January 1st, April 1st, July 1st and October 1st of each year during the Net Sales Term of such Earn-Out Product; provided that (a) first Net Sales Measurement Period shall begin on the Closing Date (in the case of TIBSOVO) or upon the First Commercial Sale (in the case of Vorasidenib) and shall end on the earliest to occur of March 30, June 30, September 30 or December 31 of the year in which the Closing Date or the First Commercial Sale, as the case may be, occurs.

“Net Sales Statement” means, with respect to an Earn-Out Product and a Net Sales Measurement Period or Fiscal Year (as applicable) for such Earn-Out Product, a written statement of Purchaser setting forth in reasonable detail (a) the Net Sales for each Earn-Out Product during such Net Sales Measurement Period or Fiscal Year (as applicable), (b) the number of units of each Earn-Out Product sold during such Net Sales Measurement Period or Fiscal Year (as applicable), (c) the calculation of the Earn-Out Payment with respect to such Earn-Out Product in such Net Sales Measurement Period or Fiscal Year (as applicable), and (d) Permitted Deductions for each Earn-Out Product during such Net Sales Measurement Period or Fiscal Year (as applicable) summarized in reasonable detail as aggregate distribution channel costs and aggregate patient access costs.

“Net Sales Term” means, with respect to any Earn-Out Product, the period commencing on the Closing Date (in the case of TIBSOVO) or upon the First Commercial Sale (in the case of Vorasidenib) and ending on the date of Loss of Exclusivity of such Earn-Out Product.

“ODD” means Orphan Drug Designation.

“Overhead and Shared Services” means any ancillary or corporate shared services that are furnished by or on behalf of Seller or any of its Subsidiaries to both the Business and the Retained Business, including financial reporting, tax, treasury, insurance, accounts payable, patient support services, medical information services, corporate development and investor relations, internal audit, travel, human resources, ethics, payroll, global mobility, executive compensation, benefits, information technology and application support services.

“Owned Business Intellectual Property” means all Business Intellectual Property owned by one or more of the Seller Entities.

“Packaging Materials” means any information (including prescription information such as labeling and package inserts, indications and safety instructions), packaging (including any boxes or other containers) and similar materials in each case relating to the packaging of the Products and including any material that is printed and employed in the packaging of the Products.

“Patent Rights” means (a) patents and patent applications anywhere in the world, (b) all divisionals, continuations, continuations in-part thereof or any other patent application claiming priority, or entitled to claim priority, directly or indirectly to (i) any such patents or patent applications or (ii) any patent or patent application from which such patents or patent applications claim, or is entitled to claim, direct or indirect priority (including expired and abandoned applications), and (c) all patents issuing on any of the foregoing anywhere in the world, together with all registrations, reissues, re-examinations, patents of addition, renewals, supplemental protection certificates, or extensions of any of the foregoing anywhere in the world.

“Permits” means Product Registrations, regulatory filings, clearances (including regulatory clearances), permits, approvals (including pricing and reimbursement approvals), authorizations (including marketing authorizations), consents, regulatory applications, licenses (including biologics license applications), listings, certificates, exemptions or registrations issued by or made to or with any Governmental Entity.

“Permitted Deductions” means, without duplication and to the extent not already deducted from Net Sales:

(a)	trade, cash, quantity, prompt settlement and other discounts incurred;

(b)

amounts repaid or credited by reasons of defects, rejections, recalls, returns, rebates or allowances of goods or because of retroactive price reductions or billing corrections, including rebates or wholesaler charge backs;

(c)	price reductions or deductions, retroactive or otherwise, imposed by, negotiated with or otherwise incurred with respect to Governmental Entities or other payees;

(d)	chargebacks, rebates and other amounts paid or incurred on sale of the applicable Earn-Out Product, including such payments mandated by programs of any Governmental Entity;

(e)

rebates and administrative fees paid or incurred to wholesalers, specialty distributors, distributors, medical healthcare organizations, group purchasing organizations, specialty pharmacies, pharmaceutical benefit managers, Medicare Prescription Drug Plans or trade customers;

(f)	tariffs, customs, duties, withholding, excise, sales, value-added and other Taxes (other than Taxes based on net income and franchises Taxes of any kind) and charges of any Governmental Entity;

(g)

deductions for uncollectible amounts on previously sold products (which adjustment shall be based on actual bad debts incurred and written off as uncollectible by the applicable Earn-Out Product Selling Entity in a fiscal period);

(h)	discounts pursuant to indigent patient programs and patient discount programs and coupon discounts;

(i)

that portion of the annual fee on prescription drug manufacturers imposed by the Patient Protection and Affordable Care Act, Pub. L. No. 111-148 (as amended) and reasonably allocable to sales of such Earn-Out Product;

(j)	transportation, freight, postage, importation, shipping insurance and other handling expenses;

(k)	distribution commissions and fees payable to any third party providing distribution services to the applicable Earn-Out Product Selling Entity; and

(l)

to the extent agreed by the Parties in writing acting in good faith, any other specifically identifiable appropriate allowances or deductions that were actually credited and that are similar to those deductions listed in clauses (a) through (k) above.

“Permitted Liens” means any of the following Liens: (a) Liens for Taxes, assessments or other governmental charges or levies that are not yet due or payable or that are being contested by appropriate Proceedings, that may thereafter be paid without penalty or for which an adequate reserve has been established and reflected in the Business Financial Information; (b) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen, workmen, repairmen and other Liens imposed by Law in the ordinary course of business; (c) Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance or other types of social security; and (d) Liens set forth in the governing documents of any Person.

“Person” means any individual, firm, corporation, partnership, limited liability company, trust, joint venture, Governmental Entity or other entity.

“Personal Data” mean (a) any information that identifies, or could reasonably be used to identify, any particular individual and (b) any other information, including genetic material, that is protected by Privacy Obligations.

“Pre-Closing Tax Period” means (a) any taxable period ending on or before the Closing Date, and (b) with respect to a Straddle Tax Period, the portion of such taxable period ending on (and including) the Closing Date.

“Privacy Obligations” means, as to any Person, all applicable Laws (including HIPAA), publicly-facing statements or privacy policies of such Person, self-regulatory bodies to which such Person submits, industry codes of conduct, or contractual and fiduciary obligations of such Person to third parties (including such Person’s employees), access, rectification, portability, deletion, restriction, automated decision making or objection of any Person regarding Personal Data and all other valid and lawful requests related to data subject rights, in each case, concerning the privacy, integrity, accuracy, protection, management, sharing, exchange or other Handling of Personal Data.

“Proceeding” means any judicial, administrative or arbitral action, suit, litigation, arbitration, claim, dispute, appeal, bid protest, examination, investigation, or other proceeding by or before any Governmental Entity or arbitrator.

“Product Registrations” means, with respect to the Products anywhere in the world, (a) any approvals, clearances, registrations, licenses, biologics license applications, listings, permits, investigational new drug exemptions, INDs, new drug applications, ODDs, breakthrough therapy designations, fast track designations, clinical trial authorizations or marketing authorizations, including FDA drug listings, marketing authorization approvals and other national or regional marketing authorizations or permits and CE marks, together with any supplements or amendments thereto (collectively, “Registration Approvals”), whether pending or issued, to Seller or any of its Subsidiaries by the relevant Governmental Entity solely related to the research, development, manufacture, importation, distribution, marketing or sale of the Products over which such Governmental Entity has authority, (b) any rights that Seller or an Affiliate of Seller has in any Registration Approval under any agreement pursuant to which any such Registration Approval is held in the name of a third party and (c) pricing and reimbursement approval (if applicable or available) and all national drug code numbers (if any) assigned to the Products.

“Products” means the Business Pipeline Products and the products related to the Business which have been researched, developed, manufactured, registered, marketed, commercialized, distributed and/or sold by Seller and its Subsidiaries and set forth on Section 1.1(e) of the Seller Disclosure Schedule.

“Promotional Materials” means, collectively, any materials, including any sales, promotional and marketing materials or aids, advertising and display materials (including journal and broadcast advertisements), websites and other social media and internet platforms, Product literature, stationary, training materials and similar materials (including leave behind items, reprints, direct mailings, internet postings and sites), in each case, in whatever medium (other than Packaging Materials) relating to the marketing, promotion and commercialization of the Products.

“Property Taxes” means real, personal, and intangible ad valorem property Taxes.

“Purchaser Accounting Standards” means International Financial Reporting Standards (IFRS) as issued by the International Accounting Standards Board (IASB).

“Purchaser Audited Financial Statements” means the audited financial statements of Purchaser, prepared by Purchaser’s independent auditor in accordance with the Purchaser Accounting Standards.

“Purchaser Disclosure Schedules” means those certain Purchaser Disclosure Schedules dated as of the date of this Agreement, provided by Purchaser to Seller.

“Purchaser Fundamental Representations” means the representations and warranties contained in Section 4.1 (Organization and Standing), Section 4.2 (Authority; Enforceability), Section 4.3(a) (No Conflict) and Section 4.8 (Brokers).

“Purchaser Material Adverse Effect” means any event, change or effect that, individually or in the aggregate, materially impairs, hinders or delays the ability of Purchaser or its Affiliates to perform their obligations under this Agreement and the other Transaction Documents or to consummate the transactions contemplated hereby and thereby.

“Purchaser Regulatory Letters” means the letters from Purchaser to be delivered by Purchaser or certain of its Affiliates, as identified therein, to the applicable Governmental Entities assuming responsibility for the Product Registrations included in the Purchased Assets, in a form reasonably satisfactory to Seller and Purchaser and in accordance with applicable Law.

“Registered” means, with respect to Intellectual Property, that such Intellectual Property is the subject of registrations or applications for registration with any official entity responsible for accepting or examining applications for Intellectual Property protection and/or granting or maintaining issued Intellectual Property rights in any jurisdiction in the world.

“Regulatory Approvals” means the expiration or termination of any waiting period applicable to the Transaction under the HSR Act and all Approvals from Governmental Entities that are required under applicable Law (including pursuant to any Antitrust Law) to permit the consummation of the Transaction and the other transactions contemplated by this Agreement.

“Regulatory Approval Milestone” means the occurrence of both of the following (a) Vorasidenib being granted approval for a New Drug Application (NDA) from the FDA for the United States and with an approved label that specifically permits Vorasidenib’s use as a single agent for the adjuvant treatment of patients with Grade 2 glioma that have an IDH1 or IDH2 mutation; and (b) if, and only if, the approval for a New Drug Application (NDA) referred to in clause (a) requires the approval of a Vorasidenib Companion Diagnostic Test, then the Vorasidenib Companion Diagnostic Test being granted a Premarket Approval from the FDA for the United States; provided that any accelerated approval by the FDA of Vorasidenib or the Vorasidenib Companion Diagnostic Test shall not be deemed to satisfy clause (a) or (b), as applicable.

“Regulatory Documentation” means all (a) applications (including all INDs and Drug Approval Applications and other major regulatory flings), registrations, licenses, authorizations, and approvals, (b) correspondence and reports submitted to or received from Governmental Entities (including minutes and official contact reports relating to any communications with any Governmental Entity) and all supporting documents with respect thereto, including all regulatory drug lists, advertising and promotion documents, adverse event files, and complaint files, and (c) clinical data and data contained or relied upon in any of the foregoing, in each case ((a), (b), and (c)) relating to an Earn-Out Product.

“Regulatory Exclusivity” means, with respect to an Earn-Out Product in the US Territory, an additional market protection, other than patent protection or patent-related exclusivity, granted by a Governmental Entity in the US Territory which confers an exclusive commercialization period either (a) during which any Earn-Out Product Selling Entity has the exclusive right to market and sell such Earn-Out Product, or (b) that prevents a third party from referencing the Regulatory Documentation for or relying on Product Registration of such Earn-Out Product for the benefit of any Product Registration for a Generic Product without the prior written consent of the holder of the Product Registration for such Earn-Out Product, such that in each case ((a) and (b)), any unauthorized third party is prevented from marketing or selling a Generic Product of such Earn-Out Product during such period in the US Territory.

“Representatives” of a Person means such Person’s Affiliates and any officer, director or employee of such Person or its Affiliates or any investment banker, attorney, accountant or other advisor, agent or representative of such Person or its Affiliates.

“Retained Claim” means any claim, cause of action, defense, right of offset or counterclaim, or settlement agreement (in any manner arising or existing, whether choate or inchoate, known or unknown, contingent or non-contingent) to the extent related to the Excluded Assets, the Retained Liabilities or the Retained Businesses.

“RWI Policy” means, collectively, the representation and warranty insurance policy to be issued by BlueChip Underwriting Services LLC and all excess coverage policies to be issued by any other insurers to Purchaser in connection with the transactions contemplated by this Agreement, the form of which policies, in binder format, have been provided by Purchaser to Seller prior to the execution of this Agreement.

“RWI Premium Amount” means an amount set forth in Section 1.1(f) of the Seller Disclosure Schedules.

“Sale Process” means all matters relating to the sale or separation of the Business and the review of strategic alternatives with respect to the Business, and all activities in connection therewith, including matters relating to (a) the solicitation of proposals from and negotiations with third parties in connection with the sale of the Business or Excluded Assets or (b) the drafting, negotiation or interpretation of any of the provisions of this Agreement or the other Transaction Documents, or the determination of the allocation of any assets or Liabilities pursuant to the foregoing agreements or the transactions contemplated thereby.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Seller Benefit Plan” means any employee benefit plan (within the meaning of Section 3(3) of ERISA, whether or not subject to ERISA) and any employee compensation, bonus, stock incentive, stock purchase, incentive, deferred compensation, retiree health or life insurance, supplemental retirement, superannuation, gratuity, jubilee, provident fund, employment, severance, retention, termination, change in control, welfare, post-employment, profit-sharing, disability, health, vacation, sick leave benefits, fringe benefits or other benefit plan, program or arrangement, that is sponsored, maintained, contributed to or required to be maintained or contributed to by Seller or any of its Affiliates, in each case providing benefits to any Business Employee or Former Business Employee regardless of whether it is mandated under local Law, voluntary, private, funded, unfunded, financed by the purchase of insurance, contributory or noncontributory; provided that any governmental plan or program, and any other arrangement maintained by a Governmental Entity, requiring the mandatory payment of social insurance taxes or similar contributions with respect to a Business Employee or Former Business Employee will not be considered a “Seller Benefit Plan” for these purposes.

“Seller Common Stock” means common stock, par value $0.001 per share, of Seller.

“Seller Disclosure Schedules” means those certain Seller Disclosure Schedules dated as of the date of this Agreement, provided by Seller to Purchaser.

“Seller Entities” means Seller and all of its direct or indirect Subsidiaries that transfer Purchased Assets and/or Assumed Liabilities pursuant to this Agreement.

“Seller Fundamental Representations” means the representations and warranties contained in the first sentence of each of Section 3.1(a) and Section 3.1(b) (Organization and Standing) and contained in Section 3.2 (Authority; Enforceability), Section 3.3(a) (No Conflict), Section 3.8(a) (Sufficiency of Assets), and Section 3.8(b) (Retained Oncology Programs).

“Seller Regulatory Letters” means the letters to be delivered by Seller or certain of its Affiliates, as identified therein, to the applicable Governmental Entities transferring to Purchaser the rights to the Product

Registrations included in the Purchased Assets, in a form reasonably satisfactory to Purchaser and Seller and in accordance with applicable Law.

“Special Covered Losses” means losses, Liabilities, claims, fines, deficiencies, assessments, damages, payments (including those arising out of any settlement or Judgment relating to any Proceeding), penalties and reasonable attorneys’ and accountants’ fees and disbursements, in each case that are due and payable; provided that Special Covered Losses shall not include any punitive or similar damages, except to the extent such damages are awarded by a Judgment against, and paid by, an Indemnified Party pursuant to a Third Party Claim.

“Specified Insurance Policies” means all insurance policies of Seller and its Affiliates relating to product liability, product defects, product recalls and personal injury as of the date of this Agreement, including policies providing excess coverage thereto.

“Straddle Tax Period” means any taxable period that begins on or before the Closing Date and ends after the Closing Date.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company or other entity, whether incorporated or unincorporated, of which such first Person directly or indirectly owns or controls a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions.

“Superior Proposal” means any bona fide, written Acquisition Proposal made after the date of this Agreement (with all references to “fifteen percent (15%)” in the definition of Acquisition Proposal being deemed to be references to “seventy-five percent (75%)”), other than this Agreement and the transactions contemplated by this Agreement, on terms that the Seller Board determines in good faith, after consultation with Seller’s outside financial advisors and outside legal counsel, taking into account the timing, likelihood of consummation, legal, financial, regulatory and other aspects of such proposal or offer, including the financing terms thereof, and such other factors as the Seller Board considers to be appropriate, to be more favorable to Seller or the Seller’s stockholders from a financial point of view than the transactions contemplated by this Agreement (taking into account any revisions pursuant to Section 5.3(f)).

“Tangible Personal Property” means machinery, equipment, hardware, furniture, fixtures, tools, Information Technology and all other tangible personal property, it being understood that Tangible Personal Property shall not include any Intellectual Property.

“Target Working Capital” means $15,800,000.

“Tax” means any and all federal, state, local or foreign taxes imposed by any Taxing Authority, including all net income, franchise, gross receipts, capital, sales, use, ad valorem, value added, goods and services, profits, license, withholding, payroll, employment, unemployment, excise, premium, property, net worth, capital gains, transfer, stamp, documentary, social security, environmental, alternative or add-on minimum, and occupation, taxes, together with all interest, penalties and additions to tax imposed by any Governmental Entity with respect to such amounts.

“Tax Proceeding” means any audit, examination, contest, litigation or other Proceeding with or against any Taxing Authority.

“Tax Return” means any return, declaration, report, claim for refund or information return or statement required to be filed with any Taxing Authority with respect to Taxes, including any amendment thereof.

“Taxing Authority” means any Governmental Entity responsible for the administration or the imposition of any Tax.

“Third Party License Payments” means, with respect to any Earn-Out Product, an amount equal to: (a) any upfront, milestone, royalty and other amounts payable by Purchaser or its Affiliates to any third party pursuant to any license agreement entered into after the Closing in order to obtain Patent Rights for such Earn-Out Product that are necessary for the manufacture, distribution, sale, marketing or other commercialization of such Earn-Out Product in the US Territory (it being understood that Third Party License Payments shall not include any amounts payable pursuant to any agreement in effect as of the Closing), minus (b) any amount that would be a covered loss or coverable loss under the RWI Policy (it being agreed that any loss below the deductible and above the aggregate limit will not be deemed covered loss or coverable loss) as a result of the failure to have such Patent Rights for such Earn-Out Product (including any breach of Section 3.9 of this Agreement).

“TIBSOVO” means any product containing or comprising ivosidenib, NDC 71334-100.

“Transaction Documents” means this Agreement, the Transition Services Agreement, the Transition Distribution Services Agreement, the Assignment Agreement and Bill of Sale, the IP Assignments, the PV Agreement (if applicable) and the Clinical Study Transfer Agreement (if applicable).

“US Territory” means the United States of America, including its territories, possessions and Puerto Rico.

“Valid Claim” means (a) a claim of any issued, unexpired patent that has not been revoked or held unenforceable or invalid by a decision of a court or Governmental Entity of competent jurisdiction from which no appeal can be taken, or with respect to which an appeal is not taken within the time allowed for appeal, and that has not been disclaimed or admitted to be invalid or unenforceable through reissue, disclaimer or otherwise, or (b) a patent application or subject matter of a claim thereof filed by a Person in good faith that has not been cancelled, withdrawn, abandoned or finally rejected, nor been pending for more than six (6) years from the earliest filing date to which such patent application or claim is entitled.

“Vorasidenib” means an isocitrate dehydrogenase-1 & 2 (IDH1 & 2) inhibitor that has the compound AG-881 as its active ingredient.

“Vorasidenib Companion Diagnostic Test” means the companion diagnostic test used in connection with Vorasidenib that identifies IDH1 and IDH2 mutations in glioma patient samples.

“WARN” means the Worker Adjustment and Retraining Notification Act of 1988, as amended or any similar Law in the United States or other applicable jurisdiction.

“Working Capital” means, as of any time, to the extent included in the Purchased Assets or Assumed Liabilities, (a) all current assets of the Business included in the Business Financial Information and listed in the Working Capital Determination Schedule minus (b) all current liabilities of the Business included in the Business Financial Information and listed in the Working Capital Determination Schedule, in each case calculated in a manner consistent with GAAP; for the avoidance of doubt, any new current assets that constitute Purchased Assets or liabilities that constitute Assumed Liabilities that will arise between September 30, 2020 and Closing Date will be considered in the Working Capital calculation, in a manner consistent with GAAP; provided, however, that in no event shall Working Capital include (i) any Excluded Assets or Retained Liabilities, (ii) any Liabilities to be repaid by Seller or its Subsidiaries or extinguished pursuant to this Agreement in connection with the Closing, or (iii) any deferred asset or deferred liability in respect of Taxes. For the avoidance of doubt, no asset that is not a Purchased Asset, and no liability that is not an Assumed Liability, shall be included in the calculation of Working Capital.

Section 1.2 Other Defined Terms. In addition, the following terms shall have the meanings ascribed to them in the corresponding section of this Agreement:

Term	Section
Acceptable Confidentiality Agreement	5.3	(c)
Agreement	Preamble
Allocation Dispute Resolution Period	2.10	(b)
Annual Net Sales Statement	2.13	(a)(iv)
Anti-Corruption Laws	3.12	(b)
Applicable Earn-Out Payment Date	2.13	(j)
Approvals	2.11	(a)
Assignment Agreement and Bill of Sale	2.8	(a)(iv)
Assumed Liabilities	2.6
Base Purchase Price	2.2
Business Current Assets	2.4	(d)
Business Field	1.1
Business Financial Information	3.6	(a)
Business Intellectual Property	2.4	(b)
Business Permits	3.13	(d)
Clearance Date	5.4	(a)
Clinical Study Transfer Agreement	5.23
Closing	2.3
Closing Date	2.3
Closing Statement	2.9	(b)
COBRA	6.2	(d)(i)
Competing Acquisition Agreement	5.3	(e)
Confidential Business Information	5.3	(b)
Confidentiality Agreement	5.5	(a)
Contributor	3.9	(f)
Controlling Party	10.4	(d)
COVID-19	1.1
COVID-19 Measures	1.1
Current Representation	11.14	(a)
Data Room	11.13
Designated Person	11.14	(a)
Dispute Notice	2.9	(d)
Dispute Resolution Period	2.9	(d)
Disputed Amount	2.13	(j)
Earn-Out Payment	2.13	(a)(i)
Earn-Out Product Transaction	2.13	(g)
EMA	1.1
Equity Plan	6.4
Estimated Adjustment Amount	2.9	(b)
Exchange Act	3.4
Excluded Assets	2.5
FCPA	3.12	(b)
Final Allocation	2.10	(b)
Final Purchase Price	2.9	(f)
Guaranteed Obligations	11.15	(a)
Guarantees	5.11
Handling	3.20
ICH	1.1

Indemnified Party	10.4	(a)
Indemnifying Party	10.4	(a)
Independent Accounting Firm	2.9	(d)
INDs	5.18	(b)
IP Assignments	2.8	(b)(vi)
Material Contracts	3.10	(a)
Material Customers	3.10	(a)(i)
Material Supplier	3.10	(a)(ii)
Mono Product	1.1
New Plans	6.2	(c)
Non-Controlling Party	10.4	(d)
ODD	5.18	(b)
OFAC	3.12	(l)
Old Plans	6.2	(c)
Outside Date	9.1	(d)
Parties	Preamble
Post-Closing Representation	11.15	(a)
Post-Closing Statement	2.9	(c)
Preliminary Jurisdictional Allocation	2.10	(a)
Privileged Communications	11.14	(b)
Protected Period	6.2	(a)
Proxy Statement	3.22
Purchased Assets	2.4
Purchaser	Preamble
Purchaser Covered Person	5.16	(b)
Purchaser DC Plans	6.3	(a)
Purchaser FSA Plan	6.2	(e)
Purchaser Guarantor	Preamble
Purchaser Indemnified Parties	10.2	(a)
Purchaser Taxes	10.4	(d)
Quarterly Net Sales Statement	2.13	(a)(iii)
Registration Approvals	1.1
Released Earn-Out Amount	2.13	(j)
Restricted Parties	3.12	(l)
Retained Businesses	1.1
Retained Businesses Field	1.1
Retained Business Intellectual Property	5.29
Retained IP License	2.11	(e)
Retained Liabilities	2.7
Sale Process NDA	5.3	(b)
Sanctioned Countries	3.12	(l)
Security Breach	3.20
Seller	Preamble
Seller Adverse Recommendation Change	5.3	(e)
Seller Board	Recitals
Seller Collection Fees and Expenses	9.4	(c)
Seller Covered Person	5.16	(a)
Seller DC Plans	6.3	(a)
Seller FSA Plan	6.2	(e)
Seller Indemnified Parties	10.3	(a)
Seller Recommendation	3.2	(a)
Seller Severance Policy	6.2	(a)

Seller Stockholder Approval	3.2	(a)
Seller Stockholders’ Meeting	5.4	(b)
Seller Taxes	10.4	(d)
Shared Contract	2.11	(c)
Specified Business Contracts	2.4	(a)(ii)
Specified Indemnity Claim	2.13	(j)
Tax Claim	10.4	(d)
Termination Fee	9.4	(a)
Third Party Claim	10.4	(a)
Transaction	Recitals
Transaction Accounting Principles	2.9	(a)
Transfer Taxes	7.3
Transferred FSA Balances	6.2	(e)
Transferred Inventory	2.4	(e)
Transferred Tangible Personal Property	2.4	(c)
Transition Distribution Services Agreement	5.26
Transition Services Agreement	2.8	(a)(iii)
Working Capital Determination Schedule	2.9	(a)

ARTICLE II

PURCHASE AND SALE; CLOSING

Section 2.1 Purchase and Sale. Subject to the terms and conditions of this Agreement, at the Closing, Seller shall, and shall cause the other Seller Entities to, sell, assign, transfer and convey to the Designated Purchasers, and the Designated Purchasers shall purchase and acquire from Seller and the other Seller Entities, all of Seller’s and the other Seller Entities’ right, title and interest as of the Closing in and to the Purchased Assets.

Section 2.2 Purchase Price. In consideration for the Purchased Assets and the other obligations of Seller pursuant to this Agreement, Purchaser shall (a) pay to Seller the Final Purchase Price, comprised of One Billion and Eight Hundred Million Dollars ($1,800,000,000) in cash (the “Base Purchase Price”), as adjusted in accordance with Section 2.9 and paid in the manner set forth in Section 2.8 and Section 2.9; (b) pay to Seller the amounts contemplated by Section 2.13, if and when payable; and (c) assume the Assumed Liabilities.

Section 2.3 Closing Date. The closing of the Transaction (the “Closing”) shall take place at the offices of Wachtell, Lipton, Rosen & Katz located at 51 West 52nd Street, New York, New York 10019 at 9:00 a.m. New York City time on the third (3rd) Business Day following the date on which the last of the conditions set forth in Article VIII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permitted, waiver of such conditions at the Closing) have been satisfied (or, to the extent permitted, waived by the Party entitled to the benefits thereof) or at such other place, time and date as may be agreed in writing between Seller and Purchaser. The date on which the Closing occurs is referred to in this Agreement as the “Closing Date”. The Parties further agree to discuss in good faith holding the Closing on the last Business Day of the calendar month in which the last of the conditions set forth in Article VIII have been satisfied (other than those conditions that by their nature are to be satisfied at the Closing).

Section 2.4 Purchased Assets. Subject to the terms and conditions of this Agreement, on the Closing Date and at the Closing, Seller shall, and shall cause the other Seller Entities to, sell, assign, transfer and convey to the Designated Purchasers, and the Designated Purchasers shall purchase, acquire and accept from the Seller Entities, free and clear of all Encumbrances, all of the Seller Entities’ right, title and interest as of the Closing in the following (the “Purchased Assets”):

(a) (i) Each Contract to which Seller or any other Seller Entity is a party that is exclusively related to the Business (other than the Contracts set forth on Section 2.5(b) of the Seller Disclosure Schedules) or set

forth on Section 2.4(a)(i) of the Seller Disclosure Schedules and (ii) subject to Section 2.11, those portions, and only those portions (and preserving the meaning thereof), of any Shared Contract to which Seller or any other Seller Entity is a party to the extent related to the Business (collectively, such Contracts or portion of such Contracts, as the case may be, the “Specified Business Contracts”);

(b) Any and all Intellectual Property (i) primarily used, or held primarily for use, in the operation of the Business or (ii) set forth on Section 2.4(b)(ii) of the Seller Disclosure Schedules (the “Business Intellectual Property”), in each case other than the names and Marks identified on Section 1.1(a)(i) and Section 2.5(d) of the Seller Disclosure Schedules;

(c) Any and all Tangible Personal Property primarily used, or held primarily for use, in the operation of the Business (the “Transferred Tangible Personal Property”);

(d) Any and all accounts receivable and other current assets (including prepaid expenses) of the Business as of immediately prior to the Closing, other than Cash Amounts (the “Business Current Assets”);

(e) Any and all raw materials (including all bulk active pharmaceutical ingredients, constituent substances, materials, biomaterials (including study tissues, plasma, serum, and slides, drug substance and drug product, chemical compounds synthetized in relevant medicinal chemistry series and related records, reagents, cell lines, and standards), stores and supplies, as well as any trade and sample inventory), works-in-process, finished Products and other finished goods, supplies, Packaging Materials, operating supplies and inventory on consignment, in transit or deposited in a warehouse, and other inventories in each case primarily used, or held primarily for use, by the Business (collectively, the “Transferred Inventory”);

(f) Any and all Permits, including Product Registrations, primarily related to or used for the Business or otherwise primarily related to research or development of the Products;

(g) (i) All Data to the extent related to any Product Registrations included in the Purchased Assets, (ii) all pre-clinical data and information, completed clinical and nonclinical reports (together with raw data sets associated with such reports) to the extent related to clinical trials of the Business of which Seller or its Subsidiaries is a sponsor, (iii) all trial master files from sponsors and contract research organizations to the extent related to clinical trials of the Business which Seller or its Subsidiaries is a sponsor, (iv) the clinical database and associated protocol of transfer for each clinical trial of the Business which Seller or its Subsidiaries is a sponsor, including statistical database, biobanking database and any samplings database from vendors, (v) copies of the approved label components with respect to the Products, (vi) all labeling decision documents with respect to the Products, (vii) the safety database for each Product, (viii) all reports and raw data pertaining to any Adverse Experience, (ix) any other written notices, communications or other correspondence between Seller or any of its Affiliates, on the one hand, and any Governmental Entity, on the other hand, to the extent relating to the Products, (x) all dossiers submitted by any Seller Entity to any Governmental Entities relating to in vitro diagnostics or other devices, including Premarket Approval (PMA) Breakthrough Device Programs and Investigational Device Exemptions, to the extent related to the Products, and (xi) all Data, dossiers, and approvals to the extent relating to pediatric development submitted to any Governmental Entities for the Products, including Pediatric Investigation Plans (PIP), Pediatric Study Plans (PSP) and Proposed Pediatric Study Requests (PPSR); in the case of clauses (i) through (xi), in the format submitted to the applicable Governmental Entity (if applicable) or any other format agreed upon by the Parties in the Transition Services Agreement, in each case that would not pose undue burden or expense for Purchaser to access and transfer to Purchaser’s systems; provided, however, with respect to any such Data, information or other materials that are Purchased Assets pursuant to this clause (g) (A) the Seller Entities shall be permitted to keep (1) copies of Data, information or other materials to the extent required to demonstrate compliance with applicable Law or pursuant to internal compliance procedures, (2) copies of such Data, information or other materials to the extent they are relevant to any Excluded Assets, Retained Liabilities or the Retained Businesses and (3) such Data, information or other materials in the form of back-up or archival copies in the ordinary course of business; (B) the Seller Entities shall be permitted to redact those portions of such Data, information or other materials that pertain to Excluded Assets, Retained Liabilities or Retained Businesses, or, at Seller’s election, deliver copies of such Data, information or other materials unredacted; and (C) notwithstanding anything in this Agreement to the contrary, the Seller Entities shall not be required to deliver to Purchaser any of the foregoing Data, information or other materials to the extent such items cannot be accessed or retrieved by the Seller or its Subsidiaries, or separated from other Data, information or materials of Seller and its Subsidiaries that do not constitute Purchased Assets, in each case without considerable or undue burden, expense or effort (and, in such case, as promptly as reasonably practicable after the Closing (but subject to Section 5.18), Seller and Purchaser shall cooperate in good faith to implement an alternative arrangement to provide the Designated Purchasers access to such Data, information or materials, in a format and through a mechanism reasonably acceptable to the Parties, without charging any amount to any Designated Purchaser for such access);

(h) Any and all Promotional Materials that are primarily related to, primarily used in or primarily held for use in the Business, including those set forth in Section 2.4(h) of the Seller Disclosure Schedule, and any and all medical affairs, education or other similar non-promotional materials primarily related to, primarily used in or primarily held for use in the Business;

(i) All data and databases of Personal Data related to the Business; provided, however, the Seller Entities shall (A) not be required to assign, convey or otherwise transfer any such data and databases of Personal Data if such assignment, conveyance or transfer is not permitted by applicable Law and (B) be permitted to keep copies of any such data and databases of Personal Data to the extent required to demonstrate compliance with applicable Law or pursuant to internal compliance procedures;

(j) All rights under all confidentiality agreements with prospective purchasers of the Business or any portion thereof, in each case to the extent related to the Business;

(k) Any and all claims, warranty rights, deposit rights, prepaid expense rights, claims for refunds, indemnity rights, defenses, causes of actions (including rights to remedies and damages) and rights of set-off against third parties to the extent relating to or arising out of the Purchased Assets or the Assumed Liabilities (other than any Retained Claim and any claims or defenses to the extent relating to any assets identified as Excluded Assets in Section 2.5), including with respect to past, present and future violation, misappropriation or infringement of the Business Intellectual Property and rights to damages and other remedies therefor;

(l) Any rights under insurance programs and policies maintained by third party providers with respect to clinical trials and related services primarily related to the Business;

(m) Any and all documents, instruments, papers, books, records (including Tax Returns and other books and records exclusively related to Taxes of the Purchased Assets, the Assumed Liabilities or the Business, but excluding any and all Tax Returns and other books and records relating to Taxes of Seller, the Seller Entities or any of their respective Affiliates), books of account, financial and accounting records, personnel and employee benefits records (subject to clause (ii) below), research and development files, laboratory books, Intellectual Property disclosures and records, operating guides and manuals, product specifications, litigation files, product warranty records, customer and supplier lists, repair and performance records, purchase orders and invoices, production data, manufacturing records and quality control records, CMC records (including the information set forth in Section 2.4(m) of the Seller Disclosure Schedules), and files and data relating to marketing, sales, operations, commercial analytics, medical affairs, market access, early access programs, pricing (including government pricing data), Information Technology, catalogs, brochures, sales literature, Specified Business Contracts, and other documents, in each case, to the extent related to the Business and in the possession or control of the Seller Entities or any of their Subsidiaries, other than (i) any books, records or other materials that the Seller Entities are required by Law to retain (copies of which, to the extent permitted by Law, will be provided to Purchaser at or promptly following the Closing) and (ii) personnel and employment records for employees and former employees who are not Transferred Employees and for Transferred Employees if prohibited by Law; provided that, with respect to any such books, records or other materials that are Purchased Assets pursuant to this clause (m), (A) the Seller Entities shall be permitted to keep (1) copies of such books, records or other materials to the extent required to demonstrate compliance with applicable Law or pursuant to internal compliance procedures,

(2) copies of such books, records or other materials to the extent they are relevant to any Excluded Assets or the Retained Businesses and (3) such books, records or other materials in the form of back-up or archival copies in the ordinary course of business; (B) the Seller Entities shall be permitted to redact those portions of such books, records or other materials that pertain to Excluded Assets, Retained Liabilities or Retained Businesses, or, at Seller’s election, deliver copies of such books, records and other materials unredacted; and (C) notwithstanding anything in this Agreement to the contrary, the Seller Entities shall not be required to deliver or convey to Purchaser any such books, records or other materials to the extent such books records and other materials cannot be accessed or retrieved by the Seller Entities without considerable or undue burden, expense or effort (and, in such case, as promptly as reasonably practicable after the Closing (but subject to Section 5.18), Seller and Purchaser shall cooperate in good faith to implement an alternative arrangement to provide to the Designated Purchasers access to such books, records or other materials, in a format and through a mechanism reasonably acceptable to the Parties, without charging any amount to any Designated Purchaser for such access);

(n) All attorney work-product protections, attorney-client privileges and other legal protections related to the Business, the Purchased Assets or the Assumed Liabilities; provided, however, the Seller Entities shall not be required to assign, convey or otherwise transfer any such protections or privileges if such assignment, conveyance or transfer would materially impair or prejudice any such material protections or privileges with respect to the Retained Businesses, the Excluded Assets or the Retained Liabilities;

(o) All goodwill of the Business as a going concern; and

(p) Any other assets exclusively used, or held exclusively for use, in the operation of the Business (other than any assets identified as Excluded Assets in Section 2.5).

The Parties acknowledge and agree that a single asset may fall within more than one of the subsections of this Section 2.4; such fact does not imply that (i) such asset shall be transferred more than once or (ii) any duplication of such asset is required.

Section 2.5 Excluded Assets. Notwithstanding anything in this Agreement to the contrary, Purchaser expressly understands and agrees that the following assets and properties of the Seller Entities (the “Excluded Assets”) shall be retained by the Seller Entities and their Affiliates, and shall be excluded from the Purchased Assets:

(a) Any and all legal and beneficial interest in the share capital or equity interest of any Person;

(b) Any and all Contracts and portions of Contracts, including the Contracts set forth on Section 2.5(b) of the Seller Disclosure Schedules, other than the Specified Business Contracts;

(c) Any and all owned and leased real property and other interests in real property;

(d) Any and all Intellectual Property, other than the Business Intellectual Property;

(e) Any and all Tangible Personal Property, other than the Transferred Tangible Personal Property;

(f) Any and all raw materials, work-in-process, finished goods, supplies and other inventories, other than the Transferred Inventory;

(g) Any and all accounts receivable and other current assets (including prepaid expenses), other than the Business Current Assets;

(h) Any and all Cash Amounts;

(i) Any and all Permits, other than those specifically identified as Purchased Assets in Section 2.4;

(j) Any and all claims and defenses (including any Retained Claim), other than the claims and defenses specifically identified as Purchased Assets in Section 2.4;

(k) Any and all documents, instruments, papers, books, records, books of account, files and data, catalogs, brochures, sales literature, promotional materials, certificates and other documents not specifically identified as Purchased Assets in Section 2.4;

(l) Any and all loans and advances, if any, by the Seller Entities to any of their Affiliates or otherwise to the Business;

(m) Any and all refunds or credits of or against Excluded Business Taxes, including any such refund or credit of or against Excluded Business Taxes that is attributable to any net operating loss or Tax credit;

(n) Any and all Tax Returns and other books and records related to Taxes of, paid or payable by Seller, the Seller Entities or any of their respective Affiliates, other than any such Tax Returns and books and records that are exclusively related to the Purchased Assets, the Assumed Liabilities, or the Business;

(o) Any and all insurance policies and binders and interests in insurance pools and programs and self-insurance arrangements whether or not related to the Business, for all periods before, through and after the Closing, including any and all refunds and credits due or to become due thereunder and any and all claims, rights to make claims and rights to proceeds on any such insurance policies, binders and interests for all periods before, through and after the Closing;

(p) Except for those assets expressly identified as Purchased Assets in the subsections of Section 2.4, any and all assets, business lines, properties, rights, Contracts and claims of Seller or any of its Subsidiaries not exclusively used, or held exclusively for use, in the operation of the Business (including all assets, business lines, properties, rights, Contracts and claims constituting ownership interests in, or that are exclusively used or exclusively held for use in or exclusively related to, the Retained Businesses), wherever located, whether tangible or intangible, real, personal or mixed;

(q) The Specified Insurance Policies; and

(r) The assets set forth on Section 2.5(r) of the Seller Disclosure Schedules.

The Parties acknowledge and agree that neither Purchaser nor any of its Subsidiaries will acquire any direct or indirect right, title and interest in any Excluded Assets.

Section 2.6 Assumed Liabilities. Subject to the terms and conditions of this Agreement, at the Closing, the Designated Purchasers shall assume and agree to pay, satisfy, discharge and perform all of the Liabilities of the Seller Entities and their Affiliates related to or arising out of the Purchased Assets or the Business, other than the Liabilities identified as Retained Liabilities in clauses (a) through (k) of Section 2.7 (the “Assumed Liabilities”), in each case, whether accruing or arising prior to, on or after Closing, including the following:

(a) Any and all Liabilities relating to or arising out of the ownership, use or conduct of the Business or the Purchased Assets, whether accruing or arising before, on or after the Closing Date, whether known or unknown, fixed or contingent, asserted or unasserted, and not satisfied or extinguished as of the Closing Date, including any and all Liabilities in respect of any Proceedings related thereto, other than the Liabilities identified as Retained Liabilities in Section 2.7;

(b) Any and all Liabilities relating to or arising out of the Specified Business Contracts;

(c) Any and all Liabilities relating to or arising out of the design, manufacture, testing, marketing, distribution, use or sale of Products;

(d) Except for the Liabilities set forth in Section 2.7(i), any and all Liabilities for product liability, product warranty, product recall, product defect and personal injury from Products or clinical trials related to the Business;

(e) Any and all Liabilities with respect to any return, repair, warranty or similar Liabilities relating to products, projects and services of the Business that were designed, planned, managed, constructed, supervised, manufactured or sold on, prior to or after the Closing Date;

(f) Any and all Liabilities for (i) Taxes for which Purchaser is responsible pursuant to Section 7.3 and (ii) Taxes of, relating to or imposed with respect to the Purchased Assets, the Assumed Liabilities or the Business, in each case, other than Excluded Business Taxes;

(g) Any and all Liabilities in respect of or relating to Transferred Employees, other than (i) with respect to workers compensation claims being paid as of the Closing Date, (ii) claims for unpaid wages by Seller or its Affiliates to Transferred Employees prior to the Closing Date, and (iii) as set forth in Section 2.7(d);

(h) Any and all Liabilities for which Purchaser or its Affiliates expressly has responsibility pursuant to this Agreement, including pursuant to Section 5.11; and

(i) Any and all accounts payable and other current Liabilities included in the calculation of the Closing Working Capital. The Parties acknowledge and agree that a single Liability may fall within more than one subsection in this Section 2.6; such fact does not imply that (A) such Liability shall be transferred more than once or (B) any duplication of such Liability is required.

Section 2.7 Retained Liabilities. The Seller Entities or their Affiliates shall retain and be responsible for, and Purchaser shall not assume, the following Liabilities of the Seller Entities or their Affiliates (the “Retained Liabilities”):

(a) Any Indebtedness of the Seller Entities or their respective Subsidiaries as of the Closing;

(b) Any Liabilities for which any Seller Entity expressly has responsibility pursuant to this Agreement;

(c) All Liabilities to the extent arising out of or related to the Excluded Assets (other than any Liabilities for which Purchaser or any of its Affiliates expressly has responsibility pursuant to the terms of this Agreement or any Transaction Document, and other than Liabilities that are separately allocated pursuant to any other agreement or transaction related to such Excluded Assets between Seller or any of its Affiliates, on the one hand, and Purchaser or any of its Affiliates, on the other hand, including any commercial or other agreements unrelated to this Agreement, as applicable);

(d) Except as set forth in Section 6.2(b) and Section 6.2(e), all Liabilities relating to or arising out of any Seller Benefit Plan and all Liabilities arising under or in connection with an employee benefit plan, program, policy or arrangement sponsored, maintained or contributed to by any ERISA Affiliates;

(e) All Liabilities related to (i) any Former Business Employee or (ii) any Business Employee not assumed by Purchaser pursuant to Section 2.6(g);

(f) All Liabilities for Excluded Business Taxes;

(g) All Liabilities for Transfer Taxes for which Seller is responsible pursuant to Section 7.3;

(h) All financial obligations of Seller under the Royalty Purchase Agreement, dated June 11, 2020, by and between Seller and RPI 2019 Intermediate Finance Trust;

(i) All Liabilities for claims made prior to the Closing for product liability, product warranty, product recall, product defect and personal injury from Products or clinical trials related to the Business, to the extent constituting covered losses or coverable losses under the Specified Insurance Policies (regardless of whether actually paid by the insurer and regardless of whether included in any deductible) and not in excess of the aggregate limit of such Specified Insurance Policies;

(j) All criminal Liabilities and obligations and all civil penalties of Seller and its Affiliates arising from criminal Proceedings or breaches by Seller or its Affiliates of criminal Laws, but solely to the extent such Liabilities and obligations are excluded from coverage under the terms of the RWI Policy; and

(k) Fees and expenses of brokers, finders, outside counsel, financial advisors, accountants, consultants and other professional advisors incurred by Seller or any of its Affiliates specifically in connection with the Sale Process and the negotiation, execution and performance of this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby and any other similar processes which occurred with any other Person.

Section 2.8 Closing Deliveries and Actions.

(a) At the Closing, Purchaser shall deliver, or cause to be delivered, to Seller (or one or more other Seller Entities designated by Seller) the following:

(i) an amount in immediately available funds equal to the Closing Purchase Price, by one or more wire transfer(s) to one or more bank accounts designated in writing by Seller (such designation to be made by Seller at least five (5) Business Days prior to the Closing Date); provided that if any portion of the Closing Purchase Price is required under applicable Law to be paid to a specific Seller Entity, then the applicable amount (as determined pursuant to Section 2.10(a)) shall be paid by the applicable Designated Purchaser to the applicable Seller Entity in lieu of the payment of such portion of the Closing Purchase Price to Seller;

(ii) the certificate to be delivered pursuant to Section 8.3(c);

(iii) a counterpart of the Transition Services Agreement, in substantially the form attached as Exhibit A hereto (the “Transition Services Agreement”), and with the services and pricing schedules to be agreed pursuant to Section 5.26, duly executed by Purchaser;

(iv) a counterpart of the Transition Distribution Services Agreement, to be agreed pursuant to Section 5.26, duly executed by Purchaser;

(v) a counterpart of one (or, to the extent reasonably necessary with respect to any transfer of Purchased Assets or Assumed Liabilities outside of the United States, more than one) Assignment and Assumption Agreement and Bill of Sale providing for the transfer of the Seller Entities’ right, title and interest as of the Closing in and to the Purchased Assets and the assumption by the applicable Designated Purchasers of the Assumed Liabilities in accordance with and subject to this Agreement, by and between the applicable Seller Entities and the applicable Designated Purchasers, in customary form (each, an “Assignment Agreement and Bill of Sale”), duly executed by the applicable Designated Purchasers;

(vi) a counterpart of one (or, to the extent reasonably necessary with respect to any transfer of Purchased Assets or Assumed Liabilities outside of the United States, more than one) assignment agreement in respect of any Business Intellectual Property providing for the transfer of the Seller Entities’ right, title and interest as of the Closing in and to any Business Intellectual Property and the assumption by the applicable Designated Purchasers of the Assumed Liabilities relating thereto in accordance with and subject to this Agreement, by and between the applicable Seller Entities and the applicable Designated Purchasers, in customary form (each, an “IP Assignment”), duly executed by the applicable Designated Purchasers;

(vii) any other instruments necessary and appropriate to evidence Purchaser’s assumption of the Assumed Liabilities pursuant to and in accordance with this Agreement, in each case duly executed by Purchaser, to the extent applicable.

(b) At the Closing, Seller shall deliver, or cause to be delivered, to Purchaser the following:

(i) the certificate to be delivered pursuant to Section 8.2(c);

(ii) a counterpart of the Transition Services Agreement, duly executed by the Seller Entity named as a party thereto;

(iii) a counterpart of the Transition Distribution Services Agreement, duly executed by the Seller Entity named as a party thereto;

(iv) a completed certification of non-foreign status, in form and substance prescribed by Treasury Regulations Section 1.1445-2(b)(2)(iv), duly executed by each Seller Entity (other than a Seller Entity that is a foreign person within the meaning of Section 1445 of the Code), except that in the case of such a Seller Entity that is a disregarded entity for U.S. federal income tax purposes, such certification shall be completed with respect to and duly executed by the regarded owner of such Seller Entity;

(v) a counterpart of one (or, to the extent reasonably necessary with respect to any transfer of Purchased Assets or Assumed Liabilities outside of the United States, more than one) Assignment Agreement and Bill of Sale, duly executed by each Seller Entity named as a party thereto;

(vi) a counterpart of one (or, to the extent reasonably necessary with respect to any transfer of Purchased Assets or Assumed Liabilities outside of the United States, more than one) IP Assignment, duly executed by the applicable Seller Entities; and

(vii) any other instruments of transfer necessary and appropriate to evidence the transfer of the Seller Entities’ right, title and interest in the Purchased Assets pursuant to and in accordance with this Agreement duly executed by each Seller Entity named as a party thereto, to the extent applicable.

(c) At the written request of the Purchaser delivered no later than twenty (20) Business Days prior to the Closing Date, Seller shall, and shall cause its Subsidiaries to, conduct a physical count of the inventory of finished product of the Seller Entities, as of a date that is within ten (10) Business Days prior to the Closing Date. Such inventory count shall be observed by Representatives of Purchaser and Seller (subject to Section 5.6) and conducted in a manner reasonably acceptable to the Purchaser and Seller; provided that in no event will Purchaser have any right to terminate this Agreement or delay or prevent the Closing based on the results of, or any failure to complete, such inventory count. The Parties acknowledge and agree that the results of such inventory count shall be taken into account in the calculation of Closing Working Capital in accordance with GAAP.

Section 2.9 Adjustment to Base Purchase Price.

(a) Section 2.9(a) of the Seller Disclosure Schedules sets forth a calculation of the Working Capital of the Business as of September 30, 2020 (the “Working Capital Determination Schedule”), including the asset and liability line items included in the calculation thereof. The Working Capital Determination Schedule was prepared in accordance with GAAP.

(b) At least five (5) Business Days prior to the Closing Date, Seller shall cause to be prepared and delivered to Purchaser a closing statement (the “Closing Statement”) setting forth a good-faith estimate of the Adjustment Amount (such estimate, the “Estimated Adjustment Amount”). The Closing Statement shall set forth the calculations of the Adjustment Amount and shall be prepared in accordance with GAAP, including, to the extent applicable, the use of the same line items and line item entries set forth on and used in the preparation of the Working Capital Determination Schedule. The Estimated Adjustment Amount shall be used to calculate the Closing Purchase Price to be paid by Purchaser to Seller at the Closing. If Purchaser raises any reasonable objections to the Closing Statement, Seller will consider in good faith such objections prior to the Closing and make such revisions to such disputed items as may be mutually agreed between the Parties; provided that in no event will Purchaser have any right to delay or prevent the Closing based on objections raised to the Closing Statement (or Seller’s failure to make any revisions in respect of any disputed items). Purchaser raising or not raising any objection or dispute pursuant to this Section 2.9(a) shall not in any way prejudice Purchaser’s right to raise any matter after the Closing pursuant to the other provisions of this Section 2.9.

(c) As promptly as reasonably possible and in any event within ninety (90) days after the Closing Date, Purchaser shall prepare or cause to be prepared, and will provide to Seller, a written statement (the “Post-Closing Statement”) setting forth a good-faith calculation of the Adjustment Amount. The Post-Closing Statement shall set forth in reasonable detail Purchaser’s calculations of the Adjustment Amount and shall be prepared in accordance with GAAP, including, to the extent applicable, the use of the same line items and line item entries set forth on and used in the preparation of the Working Capital Determination Schedule. If Purchaser fails to timely deliver the Post-Closing Statement in accordance with this Section 2.9(c) (provided that if Seller has not provided all information, records, data and working papers pursuant to Section 2.9(e) at least twenty (20) days prior to the end of such ninety (90)-day period (to the extent requested pursuant to Section 2.9(e) at least thirty (30) days prior to such date), then the ninety (90)-day period for preparation of the Post-Closing Statement shall be extended by an additional twenty (20) days), then, at the election of Seller in its sole discretion and without prejudice to any and all other rights and remedies available to Seller, either (x) the Adjustment Amount shall be deemed to equal the Estimated Adjustment Amount or (y) Seller shall retain the Independent Accounting Firm (the fees and expenses of which shall be borne equally by Seller and Purchaser) to provide an audit or other review of Seller’s and its Subsidiaries’ books and records, perform the calculation of the Post-Closing Statement consistent with the provisions of this Section 2.9, and the determination of such accounting firm shall be conclusive and binding on the Parties absent manifest error.

(d) Within forty-five (45) days following receipt by Seller of the Post-Closing Statement, Seller shall deliver written notice to Purchaser of any dispute Seller has with respect to the calculation, preparation or content of the Post-Closing Statement (the “Dispute Notice”); provided, however, that if Seller does not deliver any Dispute Notice to Purchaser within such forty-five (45)-day period, the Post-Closing Statement will be final, conclusive and binding on the Parties. For purposes of this Section 2.9(d), Seller may only deliver a Dispute Notice on the basis that Purchaser’s calculation, preparation or content of the Adjustment Amount was not in accordance with the terms of this Agreement or contains mathematical errors on its face. The Dispute Notice, if any, shall set forth in reasonable detail (i) any item on the Post-Closing Statement that Seller disputes, (ii) the rationale for such dispute, and (iii) the proposed correct amount of such item and the proposed calculation thereof. Upon receipt by Purchaser of a Dispute Notice, Purchaser and Seller shall negotiate in good faith to resolve any dispute set forth therein. If Purchaser and Seller fail to resolve any such dispute within thirty (30) days after delivery of the Dispute Notice (the “Dispute Resolution Period”), then Purchaser and Seller jointly shall engage, within ten (10) Business Days following the expiration of the Dispute Resolution Period, Grant Thornton LLP or, if Grant Thornton LLP is unavailable or conflicted, another internationally recognized independent accounting firm selected jointly by Seller and Purchaser (the “Independent Accounting Firm”) to resolve any such dispute; provided that, if Seller and Purchaser are unable to agree on the Independent Accounting Firm, then each of Seller and Purchaser shall select an internationally recognized independent accounting firm, and the two (2) firms will mutually select a third (3rd) internationally recognized independent accounting firm to serve as the Independent Accounting Firm, provided, further, that if either Purchaser, on the one hand, or Seller, on the other hand, fails to so select such independent accounting firm within ten (10) days following notice of a Party that it is unable to agree with the other Party on a substitute Independent Accounting Firm, then the Parties agree that the independent accounting firm selected by the other Party shall be deemed to be the Independent Accounting Firm. As promptly as practicable, and in any event not more than fifteen (15) days following the engagement of the Independent Accounting Firm, Purchaser and Seller shall each prepare and submit a presentation detailing such Party’s complete statement of proposed resolution of each issue still in dispute to the Independent Accounting Firm (and such presentation, and all other communications with the Independent Accounting Firm, will be simultaneously made or delivered to the other Party). Purchaser and Seller shall instruct the Independent Accounting Firm to, as soon as practicable after the submission of the presentations described in the immediately preceding sentence and in any event not more than twenty (20) days following such presentations, make a final determination of the appropriate amount of each of the items that remain in dispute as indicated in the Dispute Notice (and that have not been thereafter resolved by written agreement of the Parties); provided that the failure of the Independent Accounting Firm to strictly conform to or comply with any deadlines or time periods specified in this Section 2.9(d) shall not render the determination of the Independent Accounting Firm invalid or form the basis for which any Party may dispute or otherwise reject any final determination made by the Independent Accounting Firm hereunder. With respect to each disputed item, such determination, if not in accordance with the position of either Seller or Purchaser, shall not be in excess of the higher, nor less than the lower, of the amounts advocated by Seller or Purchaser, as applicable, in the Dispute Notice and the Post-Closing Statement, respectively. Notwithstanding the foregoing, the scope of the disputes to be resolved by the Independent Accounting Firm shall be limited to those items that remain in dispute as indicated in the Dispute Notice (and that have not been thereafter resolved by written agreement of the Parties) and whether any disputed determination of the Adjustment Amount was properly calculated in accordance with GAAP and this Agreement. All fees and expenses relating to the work, if any, to be performed by the Independent Accounting Firm pursuant to this Section 2.9(d) shall be allocated between the Seller and Purchaser in the same proportion that the aggregate dollar amount of items unsuccessfully disputed or defended, as the case may be, by each such Party (as finally determined by the Independent Accounting Firm) bears to the total dollar amount of disputed items presented by both Parties. All determinations made by the Independent Accounting Firm, and the Post-Closing Statement, as modified by the Independent Accounting Firm and to reflect any items resolved by written agreement of the Parties, will be final, conclusive and binding on the Parties absent manifest error.

(e) For purposes of complying with the terms set forth in this Section 2.9, each of Seller and Purchaser shall reasonably cooperate with and make available to each other, the Independent Accounting Firm and each of their respective Representatives all information, records, data and working papers, in each case to the extent related to the Purchased Assets, Assumed Liabilities or Business, and shall permit access to its and their facilities and personnel, as may be reasonably required in connection with the preparation, analysis and review of the Post-Closing Statement and the resolution of any disputes thereunder.

(f) The “Final Purchase Price” means the Base Purchase Price, plus the Adjustment Amount (which may be zero, or a positive or negative number), as finally determined pursuant to Section 2.9(d), minus (c) fifty percent (50%) of the RWI Premium Amount.

(g) If the Closing Purchase Price shall exceed the Final Purchase Price, then Seller shall pay or cause to be paid an amount in cash equal to such excess to Purchaser by wire transfer of immediately available funds to an account or accounts designated in writing by Purchaser to Seller; or if the Final Purchase Price shall exceed the Closing Purchase Price, then Purchaser shall pay or cause to be paid an amount in cash equal to such excess to Seller by wire transfer of immediately available funds to an account or accounts designated in writing by Seller to Purchaser. Any such payment is to be made within five (5) Business Days of the date on which the Adjustment Amount is finally determined pursuant to this Section 2.9.

(h) The process set forth in this Section 2.9 (and Section 2.10) shall be the sole and exclusive remedy of any of the Parties and their respective Affiliates for any disputes related to the Closing Working Capital, the Adjustment Amount, the Closing Purchase Price, the Final Purchase Price and the calculations and amounts on which they are based or set forth in the related statements and notices delivered in connection therewith.

Section 2.10 Purchase Price Allocation.

(a) To the extent necessary to prepare bills of sale, transfer agreements, or otherwise to timely comply with the requirements of applicable Law in respect of the sale of any of the Purchased Assets, at least twenty (20) days prior to the Closing Date, Purchaser shall deliver to Seller an allocation statement (the “Preliminary Jurisdictional Allocation”), which sets forth the amount of the Base Purchase Price (and any other items that are reasonably anticipated to be treated as additional consideration for Tax purposes) allocable to each of the Seller Entities. If Seller disagrees with the Preliminary Jurisdictional Allocation, Seller may, within ten (10) days after delivery of such Preliminary Jurisdictional Allocation, deliver a notice to Purchaser to such effect, specifying those items as to which Seller disagrees. Seller and Purchaser shall, during the ten (10) days following such delivery, cooperate in good faith to resolve such dispute prior to the Closing. In the event Seller and Purchaser are unable to agree on a Preliminary Jurisdictional Allocation prior to the Closing, Purchaser’s proposed Preliminary Jurisdictional Allocation shall be used to prepare bills of sale, transfer agreements, and other documents that are required under applicable Law to effect the Transaction at Closing.

(b) Within ninety (90) days following the determination of the Final Purchase Price, Purchaser shall prepare and deliver to the Seller for its prompt review and comment, an allocation statement (the “Final Allocation”), which sets forth (i) the amount of the Final Purchase Price (and any additional amounts treated as consideration for applicable Tax purposes) allocable to each Seller Entity, (ii) the amount of the Final Purchase Price (and any additional amounts treated as consideration for applicable Tax purposes) allocable among the Purchased Assets in respect of any transfer that is an “applicable asset acquisition” within the meaning of Section 1060 of the Code, and (iii) the identity of any Seller Entities to which the payments contemplated by Section 2.13 are allocable. The Final Allocation shall be prepared in accordance with Section 1060 of the Code and, to the extent Seller and Purchaser agreed to a Preliminary Jurisdictional Allocation prior to Closing, in a manner consistent with such Preliminary Jurisdictional Allocation. Seller shall notify Purchaser in writing of any objections to the Final Allocation within fifteen (15) days after Seller receives the Final Allocation. If Seller does not notify Purchaser of any objections to the Final Allocation, within that fifteen (15)-day period, the Final Allocation shall be construed as final. If Seller notifies Purchaser of an objection to the Final Allocation by the end of the fifteen (15)-day period, Purchaser and Seller shall attempt in good faith to resolve the dispute, and if Purchaser and Seller are unable to resolve their differences within fifteen (15) days thereafter (“Allocation

Dispute Resolution Period”), then the disputed items on the Final Allocation shall be submitted to the Independent Accounting Firm within five (5) days after the end of the Allocation Dispute Resolution Period for resolution with the costs paid 50% by Seller and 50% by Purchaser, and the Independent Accounting Firm shall be instructed to deliver a finalized Final Allocation as soon as possible.

(c) Except as otherwise required by applicable Law or as specifically required pursuant to a “determination” (within the meaning of Section 1313(a) of the Code or any similar provision of state, local or foreign Law), the Parties and their Affiliates shall report and file Tax Returns (including IRS Forms 8594) in all respects and for all purposes in a manner consistent with the Final Allocation, and shall not take any position before any Taxing Authority that is in any way inconsistent with the Final Allocation. Any adjustments made to the Final Purchase Price shall be allocated among the Purchased Assets in a manner consistent with the Final Allocation. Each of Purchaser and Seller shall notify the other Party to the extent a Taxing Authority makes a claim with respect to such Party that is inconsistent with the Final Allocation.

Section 2.11 Non-Assignment; Consents.

(a) Notwithstanding anything in this Agreement to the contrary, this Agreement shall not constitute an agreement to sell, assign, transfer or convey any Purchased Asset or any assumption of Assumed Liabilities relating to such Purchased Asset if an attempted sale, assignment, transfer, conveyance or assumption thereof in connection with the Transaction or the other transactions contemplated by this Agreement would be prohibited by Law or would, without the approval, authorization or consent of, Filing with, or granting or issuance of any license, order, waiver or permit by, any third party or Governmental Entity (collectively, “Approvals”), (i) constitute a breach or other contravention in respect thereof, (ii) be ineffective, void or voidable, or (iii) adversely affect the rights thereunder of Purchaser or any of its officers, directors, agents or Affiliates (unless waived by Purchaser), unless and until such Approval is obtained, it being understood that the Parties’ obligations to effect the Transaction and the other transactions contemplated by this Agreement, including Purchaser’s obligation to pay the Closing Purchase Price (and any adjustments thereto in accordance with this Agreement) are not conditioned upon the receipt of such Approvals, other than the Regulatory Approvals that are conditions to the Closing pursuant to Section 8.1(a).

(b) Seller and Purchaser shall, and shall cause their respective Affiliates to, use commercially reasonable efforts to obtain, or cause to be obtained, prior to the Closing or as promptly as practicable thereafter and at no cost to Seller or Purchaser or any of their Affiliates, any Approval (other than Regulatory Approvals, which shall be governed by Section 5.1) required to sell, assign or transfer any Specified Business Contract or other material Purchased Asset (including to assign or transfer any Shared Contract pursuant to Section 2.11(c)) and obtain the unconditional release of Seller and its Affiliates so that Purchaser and its Affiliates shall be solely responsible for the Assumed Liabilities. If any such Approval is not obtained prior to Closing (or if such Approval is denied by the applicable third party or Governmental Entity prior to or after the Closing), from the Closing until the earliest of (i) such time as such Approval is obtained, (ii) twenty-four (24) months following the Closing Date and (iii) with respect to a Specified Business Contract, the earlier of the expiration of the term of such Specified Business Contract or the execution of a replacement Contract by Purchaser or its Affiliate, the Parties will cooperate and use commercially reasonable efforts to implement, at no cost to Seller or Purchaser or any of their Affiliates, any arrangement reasonably acceptable to Purchaser and Seller intended to both (A) provide Purchaser, to the fullest extent practicable, the claims, rights and benefits of the applicable Purchased Asset and (B) cause Purchaser to bear, from and after the Closing, all costs and burdens of such Purchased Asset to the extent constituting Assumed Liabilities (including by means of any subcontracting, sublicensing or subleasing arrangement). When the requisite Approval is obtained, the applicable Purchased Asset will be deemed to have been automatically assigned and transferred to Purchaser on the terms set forth in this Agreement for no additional consideration and without the requirement of any further action by any Person, as of the Closing, except to the extent that the date of such Approval is deemed by applicable Law to have occurred on another date, in which case, as of such date.

(c) Any Contract entered into prior to the Closing with a third party to which Seller or any of its Subsidiaries is a party that does not exclusively relate to the Business (and is not otherwise set forth on

Section 2.4(a)(i) of the Seller Disclosure Schedules) but relates to both the Business and the Retained Businesses, other than any enterprise-wide Contracts, Contracts with respect to off-the-shelf software and Contracts with any Taxing Authority (each, a “Shared Contract”) shall constitute a Purchased Asset and be assigned, transferred and conveyed subject to the terms and conditions of this Agreement (including the other provisions of this Section 2.11) only with respect to (and preserving the meaning of) those parts that relate to the Business, to either Purchaser or its applicable Affiliate, if so assignable, transferrable or conveyable, or appropriately amended prior to, on or after the Closing, so that Purchaser shall be entitled to the rights and benefits of those parts of the Shared Contract that relate to the Business and shall assume the related portion of any Assumed Liabilities; provided, however, that (i) in no event shall any Person be required to assign (in whole or in part) or amend any Shared Contract that is not so assignable (or cannot be amended) by its terms without obtaining one or more Approvals, (ii) if any Shared Contract cannot be so partially assigned by its terms or otherwise, or cannot be amended, without such Approval or Approvals, until the earlier of (A) such time as such Approval or Approvals are obtained, (B) twenty-four (24) months following the Closing Date or (C) the earlier of the expiration of the term of such Shared Contract or the execution of a replacement Contract by Purchaser or its Affiliate, the Parties will cooperate and use commercially reasonable efforts to implement, at no cost to Seller or Purchaser or any of their Affiliates, any arrangement reasonably acceptable to Seller and Purchaser intended to both (1) provide Purchaser, to the fullest extent practicable, the claims, rights and benefits of those parts of the applicable Shared Contract that relate to the Business and (2) cause Purchaser to bear, from and after the Closing, all costs and burdens of such Shared Contract to the extent constituting Assumed Liabilities (including by means of any subcontracting, sublicensing or subleasing arrangement).

(d) Notwithstanding anything in this Agreement to the contrary, any transfer or assignment to Purchaser of any Purchased Asset or any part of a Shared Contract that shall require an Approval as described above in this Section 2.11 shall be made subject to such Approval being obtained, and neither Seller, Purchaser nor any of their Affiliates shall be required to agree to any arrangement or take any action in connection with the matters contemplated by this Section 2.11 that would (w) constitute a breach or other contravention in respect of any Purchased Assets or Shared Contract, (x) be ineffective, void or voidable, (y) adversely affect the rights thereunder of Purchaser, Seller, the Seller Entities or any of their respective officers, directors, agents or Affiliates, or (z) require Purchaser, Seller or any of their respective Affiliates to pay or commit to pay any amount or incur any obligation in favor of or offer or grant any accommodation (financial or otherwise, regardless of any provision to the contrary in the underlying Contract, including any requirements for the securing or posting of any bonds, letters of credit or similar instruments, or the furnishing of any guarantees).

(e) If any Specified Business Contract, including any Shared Contract, contains a license or sublicense of Licensed Business Intellectual Property and is not assigned to Purchaser or one of its Affiliates effective as of the Closing (each such Specified Business Contract, a “Retained IP License”) due to the absence of any required Approval, Seller and its Affiliates shall grant, as promptly as practicable following the Closing, and to the extent permissible under (and subject to the terms and conditions of) the applicable Retained IP License, to Purchaser and its Affiliates, a perpetual, irrevocable, fully paid-up, assignable, worldwide, non-exclusive right and sublicense to the Business Intellectual Property that is the subject of such Retained IP License.

Section 2.12 Withholding. Purchaser, Seller and their respective Affiliates acknowledge and expressly agree that under applicable Law as of the date hereof, if Seller (and each other Seller Entity that is a United States person as determined for U.S. federal income tax purposes) delivers at Closing the certificate required by Section 2.8(b)(iii), Purchaser will not withhold or deduct any amounts in respect of U.S. federal Tax in connection with or as a result of any payment to be made pursuant to this Agreement that is allocable to Seller (or any Seller Entity that is a United States person as determined for U.S. federal income tax purposes) under the Preliminary Jurisdictional Allocation (in the case of any such payment to be made prior to the existence of a Final Allocation) or under the Final Allocation (in the case of any such payment to be made after the existence of a Final Allocation). Purchaser, Seller, and their respective Affiliates shall be entitled to deduct and withhold from amounts otherwise payable in connection with this Agreement, such amounts as it is required to deduct and withhold under any provision of applicable Tax Law; provided, however, that if Purchaser determines that any amount is required by Law to be deducted or withheld from a payment to be made pursuant to this Agreement, or that any Tax forms are necessary to establish that no such deduction or withholding is required, Purchaser shall notify Seller of this determination no fewer than ten (10) days prior to the Closing Date. To the extent amounts are so withheld, such withheld amounts will be treated for all purposes as having been paid to the Person in respect of whom such deduction and withholding was made.

Section 2.13 Earnout Payments.

(a) Net Sales Payments.

(i) As further consideration under this Agreement, Purchaser shall pay to Seller contingent consideration based on Net Sales (as adjusted pursuant to Section 2.13(a)(ii), the “Earn-Out Payment”) equal to (A) five percent (5%) of the Net Sales of TIBSOVO during each Net Sales Measurement Period and (B) fifteen percent (15%) of Net Sales of Vorasidenib during each Net Sales Measurement Period. For clarity, the Earn-Out Payments shall be payable with respect to each Earn-Out Product solely during the applicable Net Sales Term.

(ii) If at any time between the Closing Date and the end of the Net Sales Term, Purchaser makes Third Party License Payments with respect to an Earn-Out Product, Purchaser may credit the amount equal to fifty percent (50%) of such Third Party License Payments against the amounts payable to Seller pursuant to Section 2.13(a)(i) in relation to such Earn-Out Product.

(iii) No later than forty-five (45) days after end of each Net Sales Measurement Period with respect to an Earn-Out Product, Purchaser shall (A) deliver to Seller a preliminary Net Sales Statement (a “Quarterly Net Sales Statement”) with respect to such Earn-Out Product for such Net Sales Measurement Period; and (B) pay or cause to be paid to Seller the Earn-Out Payment for such Net Sales Measurement Period by wire transfer of immediately available funds to an account or accounts designated in writing by Seller to Purchaser.

(iv) With respect to each Fiscal Year during the Net Sales Term, no later than forty-five (45) days following completion of the Purchaser Audited Financial Statements for such Fiscal Year, Purchaser shall (A) prepare and deliver to Seller a final Net Sales Statement with respect to each Earn-Out Product for such Fiscal Year (an “Annual Net Sales Statement”), with each Annual Net Sales Statement consistent with the Purchaser Audited Financial Statements; and (B) if aggregate Net Sales, as set forth in the Annual Net Sales Statement, exceed aggregate Net Sales, as set forth in the Quarterly Net Sales Statements for the applicable Fiscal Year, then pay or cause to be paid to Seller an amount in cash equal to such difference by wire transfer of immediately available funds to an account or accounts designated in writing by Seller to Purchaser. If aggregate Net Sales, as set forth in the Annual Net Sales Statement, are less than aggregate Net Sales, as set forth in the Quarterly Net Sales Statements for the applicable Fiscal Year, then, at the option of Purchaser, (A) Seller shall pay or cause to be paid to Purchaser an amount in cash equal to such difference within thirty (30) days following receipt of an invoice from Purchaser after the final determination thereof (which invoice shall be issued by Purchaser within sixty (60) days after issuance of the Annual Net Sales Statement), by wire transfer of immediately available funds to an account or accounts designated in writing by Purchaser to Seller, or (B) Purchaser shall have the right to offset an amount equal to such difference against any future Earn-Out Payments payable under this Section 2.13(a).

(b) Regulatory Approval Milestone Payment. If and only if the Closing shall have occurred, if the Regulatory Approval Milestone occurs in full on or before January 1, 2027 (it being understood that the Regulatory Approval Milestone may be satisfied in parts on multiple dates), then Purchaser shall pay or cause to be paid to Seller Two Hundred Million Dollars ($200,000,000) in cash, by wire transfer of immediately available funds to an account or accounts designated in writing by Seller to Purchaser. Such payment shall be made no later than forty-five (45) days after the date the Regulatory Approval Milestone occurs. For clarity, such milestone payment shall not be due if the Regulatory Approval Milestone is achieved after January 1, 2027. The Regulatory Approval Milestone shall be payable only once.

(c) Commercially Reasonable Efforts. From and after the Closing, Purchaser shall, and shall cause its Affiliates to, use Commercially Reasonable Efforts to achieve the Regulatory Approval Milestone. During the applicable Net Sales Term for each Product, Purchaser shall, and shall cause its Affiliates to, and shall instruct any other Earn-Out Product Selling Entity to, use Commercially Reasonable Efforts to commercialize, sell and market TIBSOVO and Vorasidenib in the US Territory. Nothing in this Section 2.13(c) shall be deemed to (i) require Purchaser to set the Earn-Out Product prices during the Net Sales Term in a manner that is inconsistent with Purchaser’s long-term business plan and objectives for the Earn-Out Products, or (ii) prohibit Purchaser or any of its Affiliates from researching, developing, or commercializing any product that competes with any Earn-Out Product.

(d) Books and Records. Purchaser shall keep, and shall cause its Affiliates to keep, and shall instruct the other Earn-Out Product Selling Entities to keep, true, complete and accurate books and records relating to each Earn-Out Product, including books and records in sufficient detail to enable the amounts payable to Seller pursuant to this Section 2.13 to be determined for a period of at least five (5) years following the end of any calendar year to which such books and records pertain.

(e) Audits. At the written request of Seller, Purchaser shall, and shall cause its Affiliates to, permit the Independent Accounting Firm to review and/or audit any Annual Net Sales Statement pursuant to the procedure described in Section 2.9(d) as if Section 2.9(d) applied to a dispute regarding such Annual Net Sales Statement instead of the Post-Closing Statement (but subject to the other provisions of this Section 2.13(e)). Such examinations may not be (i) conducted for any Fiscal Year more than two (2) years after the end of such Fiscal Year, (ii) conducted more than once in any twelve (12) month period or (iii) repeated for any Fiscal Year. The Independent Accounting Firm shall identify discrepancies between the Annual Net Sales Statements and the amount of Net Sales or Permitted Deductions for each Earn-Out Product (including the amounts of any underpayments or overpayments and the nature of the underpayments and overpayment), and determine whether the calculation of the Earn-Out Payment with respect to each Earn-Out Product during the applicable period was accurate. The Independent Accounting Firm shall as promptly as practicable provide a summary of its preliminary conclusions with respect to the foregoing, and Purchaser and Seller shall have the opportunity (not to exceed thirty (30) days after the delivery of such preliminary conclusions) to review and comment on the Independent Accounting Firm’s preliminary conclusions before they are finalized by the Independent Accounting Firm. After such period, the Independent Accounting Firm shall as promptly as practicable deliver to Seller and Purchaser the final conclusions of the Independent Accounting Firm, which conclusions shall be binding on the Parties, absent fraud or manifest error. If Net Sales for any Fiscal Year, as finally determined pursuant to this Section 2.13(e), exceed Net Sales as set forth in the applicable Annual Net Sales Statement, then Seller shall furnish to Purchaser an invoice for an amount equal to such difference no later than sixty (60) days after the final determination thereof, and Purchaser shall pay or cause to be paid to Seller an amount in cash equal to such difference, within thirty (30) days following receipt of such invoice by wire transfer of immediately available funds to an account or accounts designated in writing by Seller to Purchaser. If Net Sales for any Fiscal Year, as finally determined pursuant to this Section 2.13(e), are less than Net Sales as set forth in the applicable Annual Net Sales Statement, then, at the option of Purchaser, (A) Seller shall pay or cause to be paid to Purchaser an amount in cash equal to such difference within thirty (30) days following receipt of an invoice from Purchaser after the final determination thereof (which invoice shall be issued by Purchaser within sixty (60) days after such final determination), by wire transfer of immediately available funds to an account or accounts designated in writing by Purchaser to Seller, or (B) Purchaser shall have the right to offset an amount equal to such difference against any future Earn-Out Payments payable pursuant to Section 2.13(a). All fees and expenses relating to the work, if any, to be performed by the Independent Accounting Firm pursuant to this Section 2.13(e) shall be allocated between Seller and Purchaser in the same proportion that the aggregate dollar amount of items unsuccessfully disputed or defended, as the case may be, by each such Party (as finally determined by the Independent Accounting Firm) bears to the total dollar amount of disputed items presented by both Parties.

(f) Confidentiality. All Net Sales Statements and related information, records, data and working papers made available to Seller or its Representatives shall be deemed Confidential Business Information and subject to Section 5.5(b), except that (i) the thirty-six (36) month non-disclosure period shall be deemed to commence as of the date they are provided to Seller or its Representatives hereunder rather than the Closing Date, (ii) each Party shall be permitted to disclose such information to the Independent Accounting Firm in connection with the procedures set forth in Section 2.13(f) and (iii) Seller shall be permitted to disclose the amounts of any Earn-Out Payment to the extent required by Law (including its financial reports and filings with the SEC).

(g) Earn-Out Product Transfer. From the Closing Date until the Loss of Exclusivity with respect to each Earn-Out Product, Purchaser and its Affiliates may not, directly or indirectly, by a sale or swap of assets, merger, reorganization, joint venture, lease, license or any other similar transaction or arrangement, sell, transfer, convey or otherwise dispose of their respective rights in and to such Earn-Out Product to a third party (other than Purchaser or its Affiliates) (each such transaction or arrangement, an “Earn-Out Product Transaction”), unless the agreement providing for such Earn-Out Product Transaction (which Purchaser shall take all reasonable actions necessary to enforce) shall require the transferee to comply with this Section 2.13, including to use Commercially Reasonable Efforts as set forth in Section 2.13(c), and assume the Purchaser’s obligations under this Agreement with respect to such Earn-Out Product; provided that no Earn-Out Product Transaction shall relieve Purchaser of its obligations under this Section 2.13 with respect to an Earn-Out Product without the prior written consent of Seller unless (i) such third party acquires all or substantially all of the assets of the oncology business of Purchaser or (ii) such third party is reasonably creditworthy in relation to the ability to satisfy the payment and other obligations with respect to such Earn-Out Product under this Agreement. Purchaser shall have no liability under this Section 2.13 with respect to such Earn-Out Product after any such Earn-Out Product Transaction that satisfies either clause (i) or (ii) in the immediately preceding sentence. This Section 2.13(g) shall not apply to licensing arrangements between Purchaser and its Affiliates, on the one hand, and third party licensees, distributors and contract manufacturers, on the other hand, entered into in the ordinary course of business for purposes of developing, manufacturing, distributing or selling Earn-Out Products and for which the gross amounts invoiced for sales of Earn-Out Products by the applicable third party licensee, distributor or contract manufacturer will be reflected in Net Sales of such Earn-Out Products in accordance with the terms of this Section 2.13.

(h) Tax Matters. Any amounts payable by a Party to the other Party pursuant to this Section 2.13 shall not be reduced on account of any Taxes unless required by Law.

(i) Late Payments. Purchaser shall pay interest to Seller on the aggregate amount of any payments that are not paid on or before the date that such payments are due under this at a rate per annum equal to the Interest Rate, calculated on the number of days between the date that such payments are due and the date that such payments are actually paid.

(j) Disputed Amounts. If any Purchaser Indemnified Party has provided any notice of any Specified Indemnity Claim prior to the due date of any payment pursuant to this Section 2.13 (such date, the “Applicable Earn-Out Payment Date”) and there has not been a final resolution of all Specified Indemnity Claims underlying all such notices pursuant to this Agreement prior to the Applicable Earn-Out Payment Date, then only the Released Earn-Out Amount (if any) will be paid by Purchaser to Seller by the Applicable Earn-Out Payment Date. For purposes of this Section 2.13(j), the “Released Earn-Out Amount” means that portion of any amount payable under this Section 2.13 that is in excess of the aggregate amounts claimed in all unresolved or unsatisfied Specified Indemnity Claims (such aggregate amounts so claimed, collectively, the “Disputed Amount”), and “Specified Indemnity Claim” means a claim pursuant to Section 10.2(a)(ii) with respect to the Retained Liabilities described in Section 2.7(h). The Disputed Amount (if any) will be retained by Purchaser from the Applicable Earn-Out Payment Date until the applicable unresolved or unsatisfied Specified Indemnity Claims are settled or resolved in accordance with this Agreement, in which case the Disputed Amount (or any applicable part thereof) will be, as applicable, paid to Seller in accordance with this Section 2.13 or used to satisfy the indemnification obligations of Seller, as so settled or resolved, under Article X.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF SELLER

Except as set forth in, or qualified by any matter set forth in, the Seller Disclosure Schedules (it being agreed that the disclosure of any matter in any section or subsection in the Seller Disclosure Schedules shall be deemed to be disclosed in any other relevant section or subsection in the Seller Disclosure Schedules as long as the relevance of such disclosure to such other section or subsection is reasonably apparent on its face), Seller hereby represents and warrants to Purchaser as follows:

Section 3.1 Organization and Standing.

(a) Seller is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and assets and to conduct its business as presently conducted, except where the failure to be in good standing or have such requisite power would not reasonably be expected to be material to the Business, taken as a whole. Seller is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the character of the properties it owns, operates or leases or the nature of its activities makes such qualification or licensure necessary, except where the failure to so qualify would not reasonably be expected to be material to the Business, taken as a whole.

(b) Each Seller Entity (other than Seller) is a corporation, partnership or other legal entity duly organized, validly existing and, where applicable, in good standing under the Laws of the jurisdiction of its organization, and has all requisite corporate, partnership or other similar power and authority to own, lease and operate its properties and assets and to conduct its business as presently conducted, except where the failure to be in good standing or have such requisite power would not reasonably be expected to be material to the Business, taken as a whole. Each Seller Entity (other than Seller) is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the character of the properties it owns, operates or leases or the nature of its activities makes such qualification or licensure necessary, except where the failure to so qualify has not had and would not reasonably be expected to be material to the Business, taken as a whole.

Section 3.2 Authority; Enforceability.

(a) Seller has all requisite corporate power and authority to execute and deliver this Agreement and each other Transaction Document to which it will be a party and, subject to the approval of the Transaction by holders of at least a majority of the outstanding shares of Seller Common Stock entitled to vote thereon (the “Seller Stockholder Approval”), to perform its obligations hereunder and thereunder. Subject to the receipt of the Seller Stockholder Approval, the execution and delivery by Seller of this Agreement and each such Transaction Document, and the performance by Seller of its obligations hereunder and thereunder, have been, or will have been as of the Closing, duly authorized by all requisite corporate action. Each other Seller Entity has, or in respect of any Transaction Documents or other deliverables to be executed or delivered after the date hereof by any Seller Entity, will have as of the Closing, all requisite corporate or other similar applicable power and authority to execute and deliver each Transaction Document to which it will be a party and to perform its obligations thereunder. The execution and delivery by each other Seller Entity of each Transaction Document to which it will be a party, if applicable, and, subject to receipt of the Seller Stockholder Approval, the performance by it of its obligations thereunder, have been, or will have been as of the Closing, duly authorized by all requisite corporate or other similar applicable action.

(b) The Seller Board has (i) determined that the transactions contemplated by this Agreement, including the Transaction, are fair to and in the best interests of Seller and its stockholders, (ii) approved the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including the Transaction, (iii) resolved to recommend that the holders of Seller Common Stock approve the sale of the Purchased Assets as contemplated by this Agreement (the “Seller Recommendation”) and (iv) directed that the approval of the Transaction be submitted for consideration by Seller’s stockholders at a meeting thereof.

(c) This Agreement has been duly executed and delivered by Seller and, assuming this Agreement has been duly executed and delivered by Purchaser, constitutes a valid and binding obligation of Seller, and each other Transaction Document will be as of the Closing duly executed and delivered by each Seller Entity that will be a party thereto and will, assuming such Transaction Document has been duly executed and delivered by

Purchaser and each Affiliate of Purchaser party thereto, constitute a valid and binding obligation of such Seller Entity, in each case enforceable against such Seller Entity in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar Laws affecting creditors’ rights generally or by general principles of equity (regardless of whether enforcement is sought in a Proceeding in equity or law).

Section 3.3 No Conflicts; Consents. The execution, delivery and performance of this Agreement and the other Transaction Documents by Seller and the other Seller Entities party thereto and the consummation of the transactions contemplated hereby or thereby by any Seller Entity do not and will not, directly or indirectly, (a) violate, breach or conflict with any provision of the certificate of incorporation or bylaws of Seller or the comparable organizational documents of any of the other Seller Entities, (b) subject to obtaining the consents set forth in Section 3.3(b) of the Seller Disclosure Schedules, conflict with, constitute a default under, or result in the breach or violation of, or give rise to any right of termination, cancellation, modification or acceleration (with or without the giving of notice or the lapse of time or both) of any right or obligation of the Seller Entities under, or result in a loss of any benefit of the Business under, any Material Contract, and (c) assuming compliance with, and the obtaining of all necessary Approvals with respect to, the matters set forth in Section 3.4 and Section 4.4, and subject to the receipt of the Seller Stockholder Approval, violate or result in a breach of or constitute a default under any Law or other restriction of any Governmental Entity to which any Seller Entity is subject, except, with respect to clauses (b) and (c), as would not reasonably be expected to be, individually or in the aggregate, material to the Business, taken as a whole.

Section 3.4 Governmental Authorization. The execution, delivery and performance of this Agreement by Seller does not require any Approval of, or Filing with, any Governmental Entity, except for (a) the expiration or early termination of the applicable waiting period under the HSR Act, (b) compliance with any applicable requirements of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations of the NASDAQ, (c) the Approvals and Filings set forth in Section 3.4 of the Seller Disclosure Schedules, and (d) Approvals and Filings which if not obtained or made would not reasonably be expected to be material to the Business, taken as a whole.

Section 3.5 Proceedings.

(a) There is no Proceeding pending or, to the Knowledge of Seller, threatened by or against the Seller Entities relating to the Business before any Governmental Entity or arbitration tribunal other than Proceedings which would not, individually or in the aggregate, reasonably be expected to be material to the Business, taken as a whole. There is no Proceeding pending or, to the Knowledge of Seller, threatened that challenges or that is reasonably expected to have the effect of preventing, delaying or making illegal any of the transactions contemplated by this Agreement. Section 3.5(a) of the Seller Disclosure Schedules sets forth a complete and correct list and description of all material Proceedings made, filed or otherwise initiated by or against any Seller Entity with respect to the Business that are pending or have been resolved since January 1, 2018.

(b) No Seller Entity is subject to any outstanding Judgment of any Governmental Entity or arbitration tribunal relating to the Business other than Judgments which would not reasonably be expected to be material to the Business, taken as a whole.

Section 3.6 Business Financial Information.

(a) Section 3.6(a) of the Seller Disclosure Schedules sets forth copies of (i) unaudited abbreviated statement of revenues and expenses of the Business for the fiscal year ended December 31, 2019 and the nine (9)-month period ended September 30, 2020, and (ii) unaudited balance sheet information of the Business as of September 30, 2020 (collectively, the “Business Financial Information”).

(b) The Business Financial Information (i) has been derived from the books and records of the Seller Entities which have been prepared in accordance with GAAP, and (ii) fairly presents in all material respects (A) the assets, liabilities, revenues, and expenses of the Business (other than general and administrative costs that will not be included in the Transaction) as of the dates therein specified and (B) the results of operations of the Business for the periods indicated; provided that the Business Financial Information (1) does not include any liability items related to the Royalty Purchase Agreement, dated June 11, 2020, by and between Seller and RPI 2019 Intermediate Finance Trust, (2) does not comply with specific elements of carve-out financial statements as prepared in accordance with SEC guidance, (3) does not purport to reflect the assets, liabilities, revenues, and expenses that would have resulted if the Business had been a separate, stand-alone business during the periods presented as stand-alone financial statements have not been historically prepared for the Business, and (4) includes estimated allocations to the Business that are not necessarily indicative of the statement of revenues and expenses or balance sheet of the Business had it been a standalone entity. Both (i) the unaudited abbreviated statement of revenues and expenses of the Business for the nine (9)-month period ended September 30, 2020 and (ii) the unaudited abbreviated statement of revenues and expenses of the Business for the fiscal year ended December 31, 2019 included in the Business Financial Information have been prepared on a consistent basis.

(c) Neither the Seller Entities nor its independent auditors have identified or been made aware of (i) any “significant deficiency” or “material weakness” in the internal accounting controls utilized by the Seller Entities, (ii) any fraud, whether or not material, that involves the Seller Entities’ management or any other current or former employee, consultant, contractor or director of the Seller Entities who has a significant role in the preparation of financial statements or the internal accounting controls utilized by the Seller Entities, or (iii) any claim or allegation regarding any of the foregoing. The Seller Entities have made and kept books, records and accounts in a manner which accurately and fairly reflect the transactions and dispositions of the assets and liabilities of the Business. The Seller Entities maintain a system of internal accounting controls over financial reporting, including finance and accounting policies and procedures, sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization, and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. These controls are maintained at the Seller level and not necessarily specific to the transaction.

(d) The Business does not have any Liabilities that would be required under GAAP to be reflected on a balance sheet of the Business, other than (i) Liabilities provided for or reserved against in accordance with GAAP in the Business Financial Information, (ii) Liabilities incurred in the ordinary course of business after the Balance Sheet Date which are similar in nature and amount to those which arose during the comparable period of time in the immediately preceding fiscal period, (iii) Liabilities under the executory portion of any Contract which was entered into in the ordinary course of business, (iv) Retained Liabilities or (v) Liabilities that would not materially alter the amount of Liabilities set forth on the balance sheet included in the Business Financial Information.

Section 3.7 Absence of Changes or Events.

(a) Since the Balance Sheet Date through the date of this Agreement, (i) the Business has been conducted in all material respects in the ordinary course of business and (ii) the Seller and its Subsidiaries have not taken any action that, if taken after the date of this Agreement, would constitute a breach of clauses (ii), (iii), (iv), (vi), (vii), (viii), (ix), (x), (xi), (xii), (xiii) or, solely in respect of such clauses, (xv), of Section 5.2(b).

(b) Since the Balance Sheet Date, there has not been any Business Material Adverse Effect that is continuing.

Section 3.8 Sufficiency of Assets; Title to Assets.

(a) Except (i) as set forth in Section 3.8(a) of the Seller Disclosure Schedules, and (ii) for any Overhead and Shared Services, the Purchased Assets (assuming all Business Employees transfer to Purchaser or its Subsidiaries as of the Closing and assuming all Approvals as may be required in connection with the consummation of the transactions contemplated hereby are obtained), together with the rights and benefits to be provided pursuant to the Transaction Documents, shall constitute all of the assets and properties necessary and sufficient for Purchaser and its Subsidiaries to conduct the Business immediately following the Closing in all material respects as conducted as of immediately prior to Closing.

(b) Except as set forth in Section 3.8(b) of the Seller Disclosure Schedules, the Products represent all of Seller’s products or programs in research or development as of the date of this Agreement and as of the Closing Date that primarily target indications in the Business Field.

(c) Except as would not reasonably be expected to be material to the Business, taken as a whole, the Seller Entities have good and valid title to all Purchased Assets free and clear of any Lien other than Permitted Liens.

(d) Nothing in this Section 3.8 is intended to or shall be treated as a representation of non-infringement with respect to Intellectual Property, which is addressed exclusively in Section 3.9.

Section 3.9 Intellectual Property.

(a) Section 3.9(a)(i) of the Seller Disclosure Schedules sets forth a true and complete list of all Registered Owned Business Intellectual Property and Registered Licensed Business Intellectual Property as of the date of this Agreement. Except as would not reasonably be expected to be material to the Business, taken as a whole, or as set forth in Section 3.9(a) of the Seller Disclosure Schedules, to the Knowledge of Seller, none of the Seller Entities have misrepresented or failed to disclose any facts or circumstances in any application for any Registered Owned Business Intellectual Property or in the prosecution of such application that would constitute fraud or a misrepresentation with respect to such application or that would otherwise negatively affect the enforceability of any Registered Owned Business Intellectual Property. To the Knowledge of Seller, no Person has misrepresented or failed to disclose any facts or circumstances in any application for any Registered Business Intellectual Property or in the prosecution of such application that would constitute fraud or a misrepresentation with respect to such application or that would otherwise negatively affect the enforceability of any Registered Business Intellectual Property. No later than January 8, 2021, Seller has provided a schedule, as of any date or dates that is or are between the date hereof and January 1, 2021, containing any annuity fees and maintenance fees that must be paid to any patent and trademark offices between March 1, 2021 and June 30, 2021 by any Seller Entity with respect to any item of Registered Owned Business Intellectual Property.

(b) Except as disclosed in Section 3.9(b) of the Seller Disclosure Schedules or as would not reasonably be expected to be material to the Business, taken as a whole: (i) none of the Registered Owned Business Intellectual Property and, to the Knowledge of Seller, none of the Licensed Business Intellectual Property is subject to any Judgment adversely affecting the use thereof or rights thereto by Seller and its Subsidiaries or any Lien (other than Permitted Liens); (ii) as of the date of this Agreement, (A) all necessary registration, maintenance and renewal fees have been paid, and all necessary documents have been filed with United States Patent and Trademark Office or equivalent authority or registrar anywhere in the world, as the case may be, for the purposes of maintaining the Registered Owned Business Intellectual Property and, to the Knowledge of Seller, for the purposes of maintaining the Licensed Business Intellectual Property, (B) each item of Registered Owned Business Intellectual Property is currently in compliance with formal applicable legal requirements (including payment of filing, examination and maintenance fees) and, to the Knowledge of Seller, each item of Licensed Business Intellectual Property is currently in compliance with formal applicable legal requirements (including payment of filing, examination and maintenance fees), (C) each item of Registered Owned Business Intellectual Property is valid and enforceable and, to the Knowledge of Seller, each item of Licensed Business Intellectual Property is valid and enforceable, and (D) each item of Registered Owned Business Intellectual Property is not subject to any unpaid maintenance fees and, to the Knowledge of Seller, each item of Licensed Business Intellectual Property is not subject to any unpaid maintenance fees; (iii) as of the date of this Agreement, each of the Registered Patents Rights and Marks included in the Business Intellectual Property is in good standing except those disclosed on Section 3.9(b) of the Seller Disclosure Schedule as being abandoned or expired; (iv) there is no opposition or cancellation Proceeding pending as of the date of this Agreement, or to the Knowledge of Seller, threatened against any Seller or any of its Subsidiaries as of the date of this Agreement concerning the ownership, validity, enforceability or infringement of any Business Intellectual Property; (v) to the Knowledge of Seller, there is no infringement or misappropriation, or other violation of any Business Intellectual Property by any other Person; and (vi) since January 1, 2016, the operation of the Business, and the design, development, use, import, promotion, marketing, manufacture, sale, offer for sale, provision, publication, display, making available, distribution and licensing out of any Product, has not infringed, and, when conducted in substantially the same manner by Purchaser or any of its Affiliates after the Closing, will not infringe, any Intellectual Property of any Person filed as of the date of this Agreement, and neither Seller nor any of its Subsidiaries since January 1, 2016 have received any written notice alleging that any of the Products, Business Intellectual Property or current or proposed operations or activities of the Business infringes, misappropriates or violates the Intellectual Property of any other Person.

(c) Except (i) as set forth in Section 3.9(c) of the Seller Disclosure Schedules and (ii) for any Overhead and Shared Services, all Business Intellectual Property, together with the Licensed Business Intellectual Property (assuming all Approvals as may be required in connection with the consummation of the transactions contemplated hereby have been obtained), together with the rights and benefits to be provided pursuant to the Transaction Documents and any assets that are the subject of any of the Specified Business Contracts, shall, in the aggregate, constitute all of the Intellectual Property necessary for Purchaser and its Subsidiaries to conduct the Business immediately following the Closing in all material respects as conducted as of immediately prior to the Closing. The Business Intellectual Property does not include any software except off-the-shelf software. Except as would not be material to the Business, taken as a whole, the Business Intellectual Property owned or purported to be owned by Seller and its Subsidiaries is, and after the Closing will be fully transferable, alienable and licensable by Seller and its Subsidiaries, or Purchaser and its Affiliates, as applicable, without restriction and without payment of any kind to any Person.

(d) Except as disclosed in Section 3.9(d) of the Seller Disclosure Schedules or as would not reasonably be expected to be material to the Business, taken as a whole, with respect to Owned Business Intellectual Property: (i) Seller or one of its Subsidiaries is the sole and exclusive owner of each item of Owned Business Intellectual Property, free and clear of any Liens (other than Permitted Liens), (ii) Seller or one of its Subsidiaries has the sole and exclusive right to bring a Proceeding against a third party for past, present, or future infringement of the Owned Business Intellectual Property and to retain for itself any damages recovered in any such Proceeding; (iii) Seller and its Subsidiaries have not transferred ownership of, or granted any exclusive license with respect to, any Owned Business Intellectual Property to any other Person; and (iv) Seller and its Subsidiaries have not taken any action to cause the rights of Seller or its Subsidiaries with respect to any trade secrets or confidential Know-How included in the Business Intellectual Property to enter into the public domain. Except as disclosed in Section 3.9(d) of the Seller Disclosure Schedules or as would not reasonably be expected to be material to the Business, taken as a whole, no third Person that licenses or provides Business Intellectual Property to Seller or its Subsidiaries has retained ownership of or license rights to any modifications, improvements or derivative works in respect of such Business Intellectual Property made solely or jointly by Seller or its Subsidiaries.

(e) Except as disclosed in Section 3.9(e) of the Seller Disclosure Schedules, or as would not reasonably be expected to be material to the Business, taken as a whole, neither this Agreement nor the any of the transactions contemplated by the Agreement will require Seller or any of its Subsidiaries or, to the Knowledge of Seller, Purchaser or any of its Subsidiaries, to (i) grant to any third party any right to any Business Intellectual Property owned by or licensed to any of them, (ii) be bound by or subject to any non-compete, non-solicit or other restriction on the operation or scope of their respective businesses, or (iii) be obligated to pay any royalties or other fees or consideration with respect to Business Intellectual Property of any third party in excess of those payable by Seller or its Subsidiaries pursuant to a Material Contract in the absence of this Agreement or the transactions contemplated by this Agreement.

(f) Except where the failure to do so would not reasonably be expected to be material to the Business, taken as a whole, Seller and its Subsidiaries have taken reasonable steps to protect the confidentiality of its Know-How related to the Business and of any trade secrets provided by any third party to Seller and its Subsidiaries related to the Business, including requiring each Person, including partners and advisors, with access to such Know-How to execute a binding confidentiality agreement to the extent such Persons are not otherwise bound by substantially similar confidentiality obligations by virtue of their role or status. Except where the failure to do so would not reasonably be expected to be material to the Business, taken as a whole, each (i) current or former employee of Seller or its Subsidiaries, (ii) current or former advisor, partner, consultant or contractor of Seller or its Subsidiaries, and (iii) any other individual (to the extent such individual has been involved in the creation, invention or development of Owned Business Intellectual Property for or on behalf of Seller) (each Person described in (i), (ii) or (iii) a “Contributor”), has executed and delivered to Seller or its applicable Subsidiary (and to the Knowledge of Seller is in compliance with) a binding written agreement assigning and transferring all right, title and interest to Seller or its applicable Subsidiary that such Contributor may have in any Owned Business Intellectual Property, or confirming Seller’s or its applicable Subsidiary’s ownership of all right, title and interest to any Owned Business Intellectual Property. Without limiting the foregoing, (i) no Contributor owns or has any right, claim, interest or option, including the right to further remuneration or consideration or to assert any moral rights (to the extent permitted by Law), with respect to any Owned Business Intellectual Property, (ii) to the Knowledge of Seller, no Contributor has made any assertions with respect to any alleged ownership or any such right, claim, interest or option, nor threatened any such assertion and (iii) neither this Agreement nor any of the transactions contemplated by this Agreement, including the assignment to Purchaser by operation of law or otherwise of any Contracts to which Seller is a party, will provide any Contributor with any such right, claim interest or option.

(g) Except as disclosed in Section 3.9(g) of the Seller Disclosure Schedules, Seller and its Subsidiaries have not accepted or received any material grants of funds from any Governmental Entity, university, college, other educational institution, multi-national, bi-national or international organization or research center pursuant to which such Governmental Entity, university, college, other educational institution, multi-national, bi-national or international organization or research center has claim or right (including license rights) to, or has provided or is providing funding (including tax incentives or relief), facilities or resources used in the development of, any Business Intellectual Property.

Section 3.10 Contracts.

(a) Except as set forth in Section 3.10(a) of the Seller Disclosure Schedules, as of the date hereof, no Seller Entity is a party to or bound by any of the following that apply to the operation of or otherwise relate to the Business (other than sales or purchase orders, statements of work (it being understood that the terms of any statements of work shall be taken into account in determining whether the Contract to which it relates is a Material Contract), standard terms and conditions and similar instruments entered into or used in the ordinary course of business) (the “Material Contracts”):

(i) any Contracts with distributors or other customers of the Business that (A) resulted in aggregate payments relating to the Business to Seller and its Subsidiaries in excess of $700,000 for the fiscal year ended December 31, 2019, or (B) resulted in aggregate payments relating to the Business to Seller and its Subsidiaries in excess of $700,000 for the period from January 1, 2020 to the date of this Agreement (each such distributor or other customer, a “Material Customer”);

(ii) any commercial supply Contracts for the supply of products, inventory or materials incorporated into Products for use in the Business that (A) resulted in aggregate payments relating to the Business by Seller and its Subsidiaries in excess of $1,000,000 for the fiscal year ended December 31, 2019, or (B) resulted in aggregate payments relating to the Business by Seller and its Subsidiaries in excess of $1,000,000 for the period from January 1, 2020 to the date of this Agreement (the supplier party to each such Contract, a “Material Supplier”);

(iii) any Contract with a third party manufacturer (A) pursuant to which Seller or its Subsidiaries authorize such third party to manufacture any Product (including any component thereof) for distribution for use in humans or (B) under which the aggregate payments for the remainder of the term thereof are reasonably expected to exceed $1,000,000;

(iv) any Contract relating to the acquisition or disposition by the Business of any business (whether by merger, sale of stock, sale of assets or otherwise) for an aggregate purchase price in excess of $1,000,000;

(v) any Contract relating to the Business concerning a joint venture, material collaboration agreement with profit sharing obligations, strategic alliance or co-promotion or joint development with cost sharing obligations with a third party;

(vi) any Contract requiring future capital expenditure obligations relating to the Business in excess of $1,000,000;

(vii) any Contract (A) pursuant to which Seller or any of its Subsidiaries paid milestones, royalties or other contingent payments based on any research, testing, development, regulatory filings or approval, sale, distribution, commercial manufacture or other similar occurrences, developments, activities or events, which payments, in the aggregate, exceeded $1,000,000 in the fiscal year ending December 31, 2019 or in the portion of the fiscal year ending December 31, 2020 that occurred prior to the date of this Agreement or have potential liabilities to pay such milestones in excess of $1,000,000 in the aggregate or have such royalties or such other contingent payments reasonably expected to exceed $1,000,000 in the aggregate after the date of this Agreement, or (B) under which Seller or any of its Subsidiaries grants to any third party any right of first refusal, right of first negotiation, option to purchase or option to license with respect to any material Business Intellectual Property (excluding licenses entered into in the ordinary course for research tools, models, cell lines and similar items with clinical or pre-clinical applications or for the use of clinical or research data generated by third parties);

(viii) any licenses or other Contract under which (A) any Seller Entity has licensed or otherwise granted rights in any Business Intellectual Property to any third party, (B) any third party has licensed or sublicensed any Intellectual Property to, or otherwise authorized use of any Intellectual Property by, any Seller Entity, or (C) any Seller Entity is an obligor or beneficiary of any covenant not to sue; provided that, for clarity, the foregoing clauses (A) through (B) shall exclude any licenses for off-the-shelf software and all non-disclosure agreements and invention assignment agreements entered into in the ordinary course of business and any non-exclusive licenses granted or received in the ordinary course of business (it being agreed that, for purposes of this clause (viii)(B), any licenses granted by third parties requiring payments in excess of $1,000,000 in the aggregate after the date hereof shall not be deemed in the ordinary course of business);

(ix) any Contract that by its express terms (A) limits or impairs the ability of the Seller Entities to compete in any line of business or with any Person or in any geographic area that relates to and affects the Business, (B) is of the type described in clause (v) and contains any “non-solicitation” or “no-hire” provision, (C) “most favored nation” provision or exclusive dealing arrangement that restricts the Business, (D) grants rights of first refusal, rights of first negotiation or similar rights with respect to any material Purchased Asset, or (E) requires any Seller Entity to purchase its total requirements, or purchase a minimum quantity, of any product or service in any annual period that are used in the Business from any Person;

(x) any Government Contract or Government Bid (other than (i) any Contract set forth on Section 2.5(b) of the Seller Disclosure Schedules or (ii) pre-clinical research agreements and clinical trial agreements with any Governmental Entity, including state-chartered colleges, universities or similar quasi-governmental institutions); and

(xi) any collective bargaining agreement or other collective agreement which covers, or purports to cover, any Business Employee.

(b) Except as set forth in Section 3.10(b) of the Seller Disclosure Schedules and except as would not, individually or in the aggregate, reasonably be expected to be material to the Business, taken as a whole, (i) each Material Contract is valid and binding on the Seller Entity that is a party thereto and, to the Knowledge of Seller, each other party thereto, and is in full force and effect, except as enforcement may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar Laws affecting creditors’ rights generally or by general principles of equity (regardless of whether enforcement is sought in a Proceeding in equity or law), and (ii) neither the Seller Entities nor, to the Knowledge of Seller, any other party thereto, is in breach of, or default under, any such Material Contract, except for such breaches or defaults as would not reasonably be expected to be material to the Business, taken as a whole. As of the date of this Agreement, no Seller Entity that is party thereto nor, to the Knowledge of Seller, any other party to any Material Contract has exercised any termination rights or provided written notice of such Person’s intent to terminate such Material Contract, in each case other than termination at the end of such Material Contract’s term in accordance with its terms. As of the date of this Agreement, no written demand for any renegotiation of any Material Contract has been made. Seller has made available to Purchaser true and complete copies of all Material Contracts.

(c) Section 3.10(c) of the Seller Disclosure Schedules sets forth a true, correct and complete list of all active discovery, research and development programs conducted and all options exercised under each Contract between any Seller Entity, on the one hand, and Celgene Corporation or any of its Affiliates, on the other hand, in each case at any time during the term of such Contract.

Section 3.11 Product Registrations; Regulatory Compliance; Product Liability and Recalls.

(a) Except as would not, individually or in the aggregate, reasonably be expected to be material to the Business, taken as a whole:

(i) The Seller Entities own, possess or validly have the right to use all Permits required to research, develop, manufacture, market, commercialize, distribute and sell the Products;

(ii) All Products (including any raw materials used in the manufacture thereof) are and have been researched, developed, manufactured and marketed in accordance with applicable specifications, Permits and applicable Laws, including GMPs, GLPs, GCPs, GDPs and GVPs;

(iii) Since January 1, 2015, and except as set forth in Section 3.11(a) of the Seller Disclosure Schedules, to the Knowledge of Seller, (A) no Product or manufacturing site relating to the Business has shut down, been subject to any import or export prohibition, received any FDA Form 483 or other Governmental Entity notice of inspectional observations, “warning letters,” “untitled letters” or requests or requirements to make changes to a Product or any manufacturing operations for a Product and (B) no manufacturing site relating to the Business has received any correspondence or notice from the FDA or another Governmental Entity alleging or asserting noncompliance with any Law, Permits or any requests or requirements of a Governmental Entity; and

(iv) Except as set forth in Section 3.11(a)(iv) of the Seller Disclosure Schedule, a Seller Entity is the sole and exclusive owner of each Product Registration.

(b) Except as set forth in Section 3.11(b) of the Seller Disclosure Schedules, Seller has made available to Purchaser true, complete and correct copies of any and all (i) Product Registrations and (ii) material results and findings, material regulatory documents and material clinical documents related to the CLARIDHY and AGILE studies. Since January 1, 2018, the Seller Entities have performed audits of all manufacturing sites that supply regulatory starting materials, drug substances, drug product intermediates, drug products or finished products to the Business to the extent permitted by any Contract relating to such manufacturing site or required by applicable Law, except where the failure to perform such audits would not reasonably be expected to be material to the Business, taken as a whole. Seller has made available to Purchaser complete and accurate copies of all reports from all manufacturing audits or inspections conducted since January 1, 2018 by the Seller Entities or, to the extent in the possession or control of the Seller Entities, by their Representatives or any Governmental Entities. Section 3.11(b) of the Seller Disclosure Schedules set forth a description of (A) all critical or major findings which the Seller Entities or, to the Knowledge of Seller, their Representatives, any Governmental Entities or any other Persons have identified as a result of such audits or inspections by Seller since January 1, 2018, and (B) all remediation plans entered with respect thereto. To the Knowledge of Seller, any such manufacturing site has materially performed all tasks required by such remediation plans.

(c) No Seller Entity is a party to any corporate integrity agreement, monitoring agreement, consent decree, settlement order, or similar agreement with or imposed by any Governmental Entity relating to the Business.

(d) Except as set forth in Section 3.11(d) of the Seller Disclosure Schedule, there is no Proceeding pending, or to the Knowledge of Seller threatened (i) relating to any injury to person or property or as a result of ownership, possession, provision or use of any of the Products or (ii) relating to any alleged hazard or alleged defect in design, manufacture, materials or workmanship, including any failure to warn or alleged breach of express or implied warranty or representation, relating to the Products, except in the case of each of the foregoing clauses (i) and (ii), for Proceedings which would not, individually or in the aggregate, reasonably be expected to be material to the Business, taken as a whole. The Seller Entities do not have any material Liability (and no event, occurrence or development has occurred or circumstance exists that could reasonably be expected to give rise to any Proceeding, claim or demand against any of them giving rise to any material Liability) arising out of any injury as a result of the use of any Product.

(e) Except as set forth in Section 3.11(e) of the Seller Disclosure Schedule or as would not reasonably be expected to be material to the Business, taken as a whole, to the Knowledge of Seller, since January 1, 2015, there have been no recalls, field notifications, field corrections, warnings, “dear doctor” letters, investigator notices, safety alerts or other notices of action relating to an alleged lack of safety, efficacy, or regulatory compliance of the Products (collectively, “Safety Notices”) and, to the Knowledge of Seller, no facts or circumstances exist that would reasonably be expected to result in any Safety Notice with respect to Products. Section 3.11(e) of the Seller Disclosure Schedule sets forth a list of the dates such Safety Notices, if any, were resolved or closed, and to the Knowledge of Seller, any material complaints with respect to the Products that are currently unresolved. Any material complaints with respect to the Products have been resolved.

(f) The Specified Insurance Policies set forth on Section 3.11(f) of the Seller Disclosure Schedule set forth as of the date hereof all of the insurance policies of Seller or its Subsidiaries covering product liability, product warranty, product recall, product defect and personal injury related to the Products.

Section 3.12 Compliance with Applicable Laws; Permits.

(a) The Seller Entities are not, and since the date of the introduction of the Products to human populations have not been, in violation of any applicable Law with respect to the Business, including (i) the FDCA and applicable binding implementing regulations issued by the FDA and (ii) the applicable Laws of any other jurisdiction in which the Business conducts research, markets, commercializes, distributes and sells Products, except, in the case of each of the foregoing clauses (i) and (ii), for violations that would not, individually or in the aggregate, reasonably be expected to be material to the Business, taken as a whole. Except as would not reasonably be expected to be material to the Business, taken as a whole, since January 1, 2016, none of the Seller Entities has received any notice, warning letter, or similar communications that (A) alleges a violation of, or asserts a failure to comply with, any applicable Law, or (B) imposes an obligation to undertake, or to bear all or any portion of the cost of, any remedial action of any nature, in each case with respect to the Business.

(b) All pre-clinical and clinical investigations in respect of a Product, Product candidate or in vitro diagnostic device conducted or sponsored by Seller or any of its Subsidiaries are being and, since the date of introduction of the Products to human populations, have been, conducted in compliance with all applicable Laws, including (i) FDA regulations for the design, conduct, performance, monitoring, auditing, recording, analysis and reporting of clinical trials contained in Title 21 parts 50, 54, 56, 312, 314 and 320 of the Code of Federal Regulations, and (ii) any applicable federal, state and provincial applicable Laws restricting the collection, use and disclosure of individually identifiable health information and personal information, except, in each case, for such noncompliance that, individually or in the aggregate, would not reasonably be expected to be material to the Business, taken as a whole.

(c) Except as would not reasonably be expected to be material to the Business, taken as a whole, with respect to the Business, including the development, registration (including the Product Registrations), manufacturing, packaging (including the Packaging Materials), promotion (including the Promotional Materials), distribution, marketing, use and sale of the Products, neither Seller nor any of its Subsidiaries has received since January 1, 2018, any notice of observations, untitled letter, warning letter, notice of enforcement action or other correspondence or communication from the FDA or any other analogous Governmental Entity in which the FDA or such other analogous Governmental Entity asserted that the registration (including the Product Registrations), manufacturing, packaging, promotion (including the Promotional Materials), distribution, marketing, use and sale of the Products was not in compliance with applicable Law.

(d) Except as would not, individually or in the aggregate, reasonably be expected to be material to the Business, taken as a whole: (i) since January 1, 2016, neither the Seller Entities nor, to the Knowledge of Seller, any of their respective officers, directors or employees, in each case, with respect to the Business, has made or accepted any gift, bribe, payoff or kickback to from any person in violation of the U.S. Foreign Corrupt Practices Act of 1977, as amended, the U.K. Bribery Act 2010, France’s Sapin II, or any comparable applicable Laws in other jurisdictions (collectively, “Anti-Corruption Laws”), (ii) to the Knowledge of Seller, none of the Seller Entities, with respect to the Business, is under Governmental Entity investigation for, or has received any written notice from a Governmental Entity regarding, any violation of any Anti-Corruption Laws, and (iii) none of the Seller Entities, with respect to the Business, or any of their respective officers, directors or employees has conducted or initiated any internal investigation or made a voluntary disclosure to any Governmental Entity with respect to any alleged act or omission arising under the Anti-Corruption Laws.

(e) Since January 1, 2016, with respect to the Business, none of the Seller Entities nor any of their Affiliates or, to the Knowledge of Seller, Representatives or any Person acting on behalf of any of the foregoing, has taken any corrupt action with respect to any Person, intending to improperly obtain or retain business, or an advantage in the conduct of business, for Seller, that would have breached Section 3.12(d) if that Person were a public official.

(f) Since January 1, 2016, with respect to the Business, no Seller Entity nor, to the Knowledge of Seller, any of their respective Representatives or Affiliates or any Person acting on behalf of any of the foregoing, has received any notice of, or is the subject of, any investigation, inquiry, audit, request for information, review, subpoena or inspection by any government or quasi-governmental organization.

(g) The Seller Entities hold all material Permits necessary for the conduct of the Business, including all such Permits under the FDCA, the Public Health Service Act, as amended, and the regulations promulgated thereunder (the “Business Permits”). Each such Business Permit is in full force and effect. The Seller Entities are in compliance in all material respects with the terms of the Business Permits. There are no Proceedings pending or to the Knowledge of Seller, threatened, which would reasonably be expected to result in the cancelation, termination, limitation or non-renewal of any Business Permit.

(h) Except as would not reasonably be expected to be material to the Business, taken as a whole, all applications, notifications, submissions, information, claims, reports and statistics and other data and conclusions derived therefrom, utilized as the basis for or submitted in connection with any and all requests for a Product Registration or other Permit from the FDA or an analogous Governmental Entity by any Seller Entity in respect of the Business were true, complete and accurate in all material respects as of the date of submission and any required or material updates, changes, corrections or modification to such applications, submissions, information and data have been submitted to the FDA or other analogous Governmental Entity to the extent required by applicable Law.

(i) Except as would not reasonably be expected to be material to the Business, taken as a whole, with respect to the Business, none of the Seller Entities, nor to the Knowledge of Seller, any of their directors, officers or employees, has been excluded, suspended or debarred from participation in any state or federal or foreign health care program or, to the Knowledge of Seller, is subject to an inquiry, investigation, Proceeding or other similar matter that could reasonably be expected to subject the Seller Entities’ employees, officers, or directors to exclusion, suspension or debarment.

(j) Except as would not reasonably be expected to be material to the Business, taken as a whole, to the Knowledge of Seller, (i) none of the executive officers of Seller or any of its Subsidiaries, in respect of the

Business, have been disqualified or debarred by any Governmental Entity for any purpose, or have been charged with or convicted under any applicable Law for conduct relating to the development or approval or otherwise relating to the regulation of any drug product under any applicable Law, and (ii) neither Seller nor any of its Subsidiaries, in respect of the Business, is the subject of any pending investigation in respect to the Business or the Products by the FDA pursuant to its “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities” Final Policy set forth in 56 Fed. Reg. 46,191 (September 10, 1991) and any amendments thereto or comparable policies in any other jurisdictions.

(k) No Seller Entity nor, to the Knowledge of Seller, any Person acting on behalf of any of them, has directly or indirectly through a third party intermediary entered into any Contract with respect to the Business that remains in effect and that contains provisions reflecting participation in or cooperation with the Arab League boycott of Israel.

(l) Except as would not reasonably be expected to be material to the Business, taken as a whole, no Seller Entity, with respect to the Business, has at any time since January 1, 2016 (i) engaged in the sale, purchase, import, export, re-export or transfer of products or services, either directly or indirectly, to or from (A) Cuba, Crimea, Iran, North Korea, or Syria (collectively, the “Sanctioned Countries”) or (B) any Person targeted by United States, United Nations, United Kingdom or European Union economic sanctions or export controls, including Persons who are owned or controlled by the government of a Sanctioned Country, Persons designated on the US Treasury Department’s Office of Foreign Assets Control (“OFAC”) List of Specially Designated Nationals and Blocked Persons or who are 50% or more owned by such Persons, Persons identified on any other sanctions-related list maintained by OFAC or any sanctions-related list maintained by the US Department of State, or Persons identified on the US Commerce Department’s Entity List, Denied Persons List, or Unverified List (collectively, “Restricted Parties”), or (ii) been a party to or express third party beneficiary of, or had any interest in, any franchise, license, management or other Contract with any Person, either public or private, in the Sanctioned Countries or with any Restricted Parties, or been a party to any investment, deposit, loan, borrowing or credit arrangement or involved in any other financial dealings, directly or indirectly, with any Person, either public or private, in the Sanctioned Countries or who is a Restricted Party. No Seller Entity nor any present directors, executive officers or employees thereof are Restricted Parties.

(m) Except as would not reasonably be expected to be material to the Business, taken as a whole, since January 1, 2016, all exports, re-exports, imports, sales or transfers of products or services of the Business have been effected in accordance with all applicable Laws. All products shipped by the Business have been accurately marked, labeled and transported in all respects in accordance with applicable Laws.

(n) Except as would not reasonably be expected to be material to the Business, taken as a whole, since January 1, 2016, the Seller Entities, in each case in respect of the Business, have complied in all material respects with Laws to which they are subject with respect to healthcare regulatory matters, including (i) 42 U.S.C. §§ 1320a-7, 7(a) and 7(b) (criminal penalties for acts involving Federal health care programs), commonly referred to as the “Federal Anti-Kickback Statute”, (ii) 42 U.S.C. § 1395nn (limitation on certain physician referrals), commonly referred to as the “Stark Law”, (iii) the statute commonly referred to as the “Federal False Claims Act”, (iv) HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act, (v) all other applicable Laws of the United States relative to healthcare regulatory matters and the regulations promulgated to implement the foregoing Laws described in clauses (i) – (iv), as well as any comparable state Laws and regulations, and (vi) the comparable applicable Laws and regulations of any domestic or foreign jurisdiction other than the United States federal government or any state, county, municipal or other political subdivision within the United States.

(o) Except as would not reasonably be expected to be material to the Business, taken as a whole, all filings required to be made by any Seller Entity, including any filings to the FDA or any other Governmental Entity, including the Center for Medicare and Medicaid Services, with respect to the Products and the Business, including any filings and disclosures required under the Federal Physician Payments “Sunshine” Act, 42 USC §1320a-7h, and any applicable state Laws and Laws of any other Governmental Entity where the Products and the Business are developed, researched, manufactured, commercialized or sold, have been made in a timely manner and were true and correct at the time of such filing.

Section 3.13 Environmental Matters. Except as would not, individually or in the aggregate, reasonably be expected to be material to the Business, taken as a whole, (a) the Seller Entities are in compliance with all applicable Environmental Laws applicable to the conduct of the Business as presently conducted, (b) the Seller Entities have obtained and are in compliance with all Permits pursuant to Environmental Laws required for the operation of the Business as presently conducted, (c) there are no Proceedings pending against the Seller Entities alleging a violation of Environmental Laws with respect to the Business, and (d) since January 1, 2016, with respect to the Business, no written notice, order, request for information, complaint or penalty has been received by any Seller Entity that alleges a violation of any Environmental Law.

Section 3.14 Taxes. Except with respect to (x) income Taxes of any of the Seller Entities or (y) any Tax Return of any consolidated, combined, affiliated or unitary group that includes Seller or any of its Affiliates:

(a) All material Tax Returns required to be filed with respect to the Purchased Assets, the Assumed Liabilities, and the Business have been timely filed (taking into account extensions) and all such Tax Returns are correct and complete. All Taxes shown to be due on such Tax Returns, and all other material Taxes relating to the Purchased Assets, the Assumed Liabilities, or the Business, have been timely paid.

(b) All material Taxes arising in connection with or relating to the Purchased Assets, the Assumed Liabilities, or the Business, that Seller or its Affiliates are required by Law to withhold or collect, in each case have been duly withheld or collected, including sales and use Taxes and amounts required to be withheld or collected in connection with any amount paid or owing to any employee, independent contractor, creditor, stockholder, or other Person. All such amounts have been paid over to the proper Taxing Authority or, to the extent not yet due and payable, are held in separate bank accounts for such purpose.

(c) No Governmental Entity has assessed any material additional Taxes in connection with or relating to the Purchased Assets, the Assumed Liabilities, or the Business, for any period for which Tax Returns have been filed. No federal, state, local or foreign audits or other Tax Proceedings in respect of a material amount of Taxes are pending or being conducted in connection with or relating to the Purchased Assets, the Assumed Liabilities, or the Business. Neither Seller nor any of its Affiliates has received any notice from any Taxing Authority that any such audit or other Tax Proceeding is pending, threatened or contemplated.

(d) None of the Purchased Assets is (i) a “United States real property interest,” as defined in Section 897(c) of the Code, (ii) treated as any equity interest in any person for Tax purposes, (iii) tax-exempt use property or tax-exempt bond financed property within the meaning of Section 168 of the Code, or (iv) subject to a lease or other arrangement as a result of which neither the Seller nor a Seller Entity is treated as the owner of such Purchased Asset for U.S. federal income Tax purposes.

(e) There are no Liens for Taxes upon any of the Purchased Assets, other than Permitted Liens.

Section 3.15 Benefit Plans.

(a) Section 3.15(a) of the Seller Disclosure Schedules sets forth a list, as of the date of this Agreement, of each material Seller Benefit Plan.

(b) With respect to each material Seller Benefit Plan, Seller has made available to Purchaser copies of (i) the complete written document evidencing each Seller Benefit Plan or, with respect to any such plan that is not in writing, a written description of the material terms thereof, and all amendments or material supplements to any Seller Benefit Plan, (ii) the most recent summary plan description, and all summaries of material modifications related thereto, distributed to participants in such Seller Benefit Plan (iii) the Form 5500 filed in each of the most recent plan years with respect to each Seller Benefit Plan, including all schedules thereto, financial statements and the opinions of independent accountants, (iv) all material notices that were given by and Governmental Entity to Seller or any ERISA Affiliate within the three years preceding the date of this Agreement, and (v) with respect to any Seller Benefit Plan that is intended to be qualified under Section 401(a) of the Code, the most recent determination letter or opinion letter issued by the Internal Revenue Service for each such Seller Benefit Plan.

(c) Neither any Seller nor any ERISA Affiliate currently maintains or contributes to, or otherwise has any Liability with respect to, any (i) multiemployer plan as defined in section 3(37)(A) of ERISA or (ii) a plan subject to Title IV of ERISA. No Seller Benefit Plan is a defined benefit pension plan or other arrangement that provides benefits on a defined benefit basis in the event of retirement or redundancy.

(d) Except as required by applicable Law, no Seller Benefit Plan provides health or welfare benefits for any Former Business Employee, or their beneficiaries or dependents, nor is any Seller Benefit Plan obligated to provide health or welfare benefits to any active Business Employee following such employee’s retirement or other termination of service. Neither the Seller nor any ERISA Affiliate has any Liability material to the Business, taken as a whole, direct or indirect (by indemnification or otherwise) for any Taxes, penalties or fees imposed under Sections 4980B, 4980H or 9815 of the Code or the Patient Protection and Affordable Care Act.

(e) Each Seller Benefit Plan intended to be qualified under Section 401(a) of the Code has received a favorable determination or opinion letter from the Internal Revenue Service that it is qualified under Section 401(a) of the Code and that its related trust is exempt from federal income Tax under Section 501(a) of the Code and no event has occurred or circumstance exists that could reasonably be expected to give rise to disqualification or loss of Tax-exempt status of any such Seller Benefit Plan or trust and each other Seller Benefit Plan that is intended to qualify for Tax-preferential treatment under applicable Law so qualifies and has received, where required, approval from the applicable Governmental Entity that it is so qualified and no event has occurred or circumstance exists that would reasonably be expected to give rise to disqualification or loss of Tax-preferential treatment.

(f) Each Seller Benefit Plan is and at all times has been maintained, funded, operated and administered, and Seller and its Affiliates have performed all of their obligations under each Seller Benefit Plan, in each case in material compliance with the terms of such Seller Benefit Plan and in material compliance with all applicable Laws (including, without limitation, timely making all contributions, premiums and expenses required to be made by Law or by the terms of a Seller Benefit Plan). No non-exempt “prohibited transaction” under Section 4975 of the Code or Section 406 of ERISA has occurred with respect to any Seller Benefit Plan. Other than routine claims for benefits submitted by participants or beneficiaries, no claim against, or Proceeding involving, any Seller Benefit Plan or any fiduciary thereof is pending or, to the Sellers’ Knowledge, is threatened, which would not, individually or in the aggregate, reasonably be expected to result in any Liability material to the Business, taken as a whole, direct or indirect (by indemnification or otherwise) of Seller or any ERISA Affiliate to any Governmental Entity or any Person, and no event has occurred or circumstance exists that may give rise to any such Liability.

(g) No stock option granted by Seller to any Business Employee (i) has an exercise price that was less than the fair market value of the underlying equity as of the date such option was granted as determined by the Seller in good faith and in compliance with the relevant Internal Revenue Service guidance in effect on the date of grant (including, without limitation, Internal Revenue Service Notice 2005-1 and Section 1.409A-1(b)(5)(iv) of the Treasury Regulations), (ii) has any feature for the deferral of compensation other than the deferral of recognition of income until the later of exercise or disposition of such option, or (iii) has been granted after December 31, 2004, with respect to any class of equity of the Seller that is not “service recipient stock” (within the meaning of applicable guidance under Section 409A of the Code).

(h) The consummation of the transactions contemplated by this Agreement (either alone or in conjunction with any other event) will not, under any Seller Benefit Plan, cause accelerated vesting, payment or delivery of, or increase the amount or value of any payment or benefit thereunder with respect to, any Business Employee or Former Business Employee. Seller Entity has not made, or become obligated to make, any gross-up payments in respect of any Taxes under Section 4999 of the Code (or any corresponding provision of foreign, state or local Law). No Seller Entity has made or has become obligated to make, and neither any Seller Entity nor Purchaser (with respect to retention or other payments required by the Agreement) will as a result of the consummation of the transactions contemplated by this Agreement be required to make any payments that could be nondeductible by reason of Section 280G of the Code (without regard to subsection (b)(4) thereof) or any corresponding provision of foreign, state or local Law.

Section 3.16 Labor Matters.

(a) Section 3.16(a) of the Seller Disclosure Schedules sets forth an accurate and complete list of all Business Employees (by employee identification number), including each employee on leave of absence or layoff status, along with the position, date of hire (i.e., engagement or seniority/date from which service credit commences), annual rate of base salary, annual target bonus opportunity, 2021 long-term equity incentive target grant value, and Seller Benefit Plans in which the Business Employees participate, in each case as of the date of this Agreement (with such schedule to be updated with any departures, promotions and new hires, as permitted under Section 5.2(b) of this Agreement promptly following any such event). To the Knowledge of Seller as of the date hereof, no Business Employee has informed Seller that such Business Employee intends to terminate his or her employment with Seller or its Affiliates.

(b) To the Knowledge of Seller, as of the date of this Agreement (i) there is no organizational effort currently being made or threatened by, or on behalf of, any labor union to organize any Business Employees, and (ii) no demand for recognition of any Business Employees has been made by, or on behalf of, any labor union. As of the date of this Agreement, no Business Employee is covered under any collective bargaining agreement or otherwise represented by any employee representative body, including works councils. There is no union, works council, employee representative or other labor organization, which pursuant to applicable Law, must be notified, consulted or with which negotiations need to be conducted in connection with the transactions contemplated by this Agreement.

(c) Since January 1, 2020, there have been no strikes, picketing, slow downs, lockouts, employee grievance procedures, or other work stoppage or labor dispute involving Business Employees, except for such strikes, lockouts, stoppages or disputes, the existence of which would not, individually or in the aggregate, reasonably be expected to be material to the Business, taken as a whole, nor to the Knowledge of Seller, is any such action threatened. To the Knowledge of Seller, no event has occurred or circumstance exists that could reasonably be expected to give rise to any such action, nor does Seller or its Affiliates contemplate a lockout of any Business Employees.

(d) Seller and its Affiliates have complied with all applicable Laws and its own policies relating to labor and employment matters, including fair employment practices, terms and conditions of employment, contractual obligations, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, workers’ compensation, the payment of social security and similar Taxes, employee termination (actual or constructive), occupational safety, plant closing and changes in operations, in each case with respect to the Business or the Transferred Employees and except as would not, individually or in the aggregate, reasonably be expected to result in any Liability material to the Business, taken as a whole.

(e) With respect to the Business, as of the date of this Agreement, (i) there is no Proceeding pending or, to the Knowledge of Seller, threatened against or affecting Seller or its Affiliates relating to the alleged violation by the Seller (or its directors or officers) of any Law pertaining to labor relations or employment matters, (ii) Seller has not committed any unfair labor practice, nor has there has been any charge or complaint of unfair labor practice filed or, to the Knowledge of Seller, threatened against Seller or its Affiliates before the National Labor Relations Board or any other Governmental Entity, and (iii) there has been no complaint, claim or charge of discrimination filed or, to the Knowledge of Seller, threatened, against Seller or its Affiliates with the Equal Employment Opportunity Commission or any other Governmental Entity responsible for prevention of unlawful employment practices, in each case of clause (i), (ii) or (iii), with respect to the Business and except as would not, individually or in the aggregate, reasonably be expected to result in any Liability material to the Business, taken as a whole.

(f) Since January 1, 2020, Seller has not implemented any plant closing or layoff of employees that could implicate the WARN Act, and no such action will be implemented without advance notification to Purchaser with respect to the Business.

Section 3.17 Inventories. Except as would not reasonably be expected to be material to the Business, taken as a whole, (a) all of the items in the Transferred Inventory are of a quality and quantity usable and, with respect to finished goods, salable in the ordinary course of business, (b) none of the Transferred Inventory is slow-moving, obsolete, damaged, defective or of below standard quality (and, to the extent written off or written down, has been so written off or written down to net realizable value in the Business Financial Information in accordance with past custom and practice of the Business), (c) the value at which such Transferred Inventory is carried reflects the inventory valuation policy of the Business, which is in accordance with GAAP, (d) the quantities of each item of Transferred Inventory are not excessive, but are reasonable in the present circumstances of the Business and (e) no Seller Entity with respect to the Business has any commitments to purchase inventory other than in the ordinary course of business.

Section 3.18 Customers and Suppliers. None of the Seller Entities has received any written notice or, to Knowledge of Seller, oral notice (a) from any Material Customer that any such Material Customer intends to stop, materially decrease the rate of, or materially change the payment or price terms with respect to buying products from the Business, or (b) from any Material Supplier that any such Material Supplier intends to stop, materially decrease the rate of, or materially change the payment or price terms with respect to supplying products or services to the Business.

Section 3.19 Accounts Receivable. All notes and accounts receivable (including any loss allowance (bad debt allowance)) were or are reflected properly on the Business Financial Information or the accounting records of the Business and represented or represent valid obligations arising from sales actually made or services actually performed in the ordinary course of business. There is no contest, claim, defense or right of setoff, other than returns in the ordinary course of business, relating to the amount or validity of any such note or account receivable.

Section 3.20 Privacy and Security.

(a) Except as would not reasonably be expected to be material to the Business, taken as a whole, with respect to the Business, (i) the Seller Entities’ receipt, access, acquisition, collection, compilation, use, storage, alteration, combination processing, safeguarding, security, disposal, deletion, destruction, disclosure, sale, rental, transfer, transmission, dissemination, or otherwise making available, in each case whether or not by automated means (collectively, “Handling”), of Personal Data has been and is in compliance with all Privacy Obligations related to the Business applicable to such Personal Data, and (i) the Seller Entities maintain policies and procedures (copies of which have been made available to Purchaser) regarding the protection of Personal Data and reasonable and appropriate administrative, technical and physical safeguards, including implementing reasonable disaster recovery and security plans and procedures so that the Seller Entities are and remain in compliance with all Privacy Obligations related to the Business applicable to them.

(b) Except as would not reasonably be expected to be material to the Business, taken as a whole, and solely as it relates to the Business, (i) each such policy and procedure and all materials distributed or marketed by Seller or its Subsidiaries have at all times made all disclosures to users or customers required by its Privacy Obligations related to the Business, and none of such disclosures has been inaccurate, misleading or deceptive or in violation of any Privacy Obligation, (ii) to the Knowledge of Seller, there has been no unauthorized acquisition of, access to, loss of or misuse (by any means) of Personal Data or any of the Seller Entities’ Information Technology (and similar or related infrastructure including all associated data contained therein, cloud (including public cloud), as-a-service product or service) (each a “Security Breach”), (iii) the Seller Entities have not been notified in writing by any Person of, or been required by any Privacy Obligation to notify in writing any Person of, any Security Breach, (iv) the Seller Entities have not received any notice of any Security Breach or any claims, investigations (including investigations by a Governmental Entity) or alleged violations of Privacy Obligations related to the Business with respect to Personal Data handled by any of them, (v) no internal or independent third party audit reports have identified security vulnerabilities in the Seller Entities’ Information Technology (and similar or related infrastructure including all associated data contained therein, cloud (including public cloud), as-a-service product or service) or violations of any Privacy Obligation, or documented any compliance gaps and (vi) the Seller Entities have obtained all requisite consents of Governmental Entities or other authorizations of Governmental Entities and all requisite consents from each Person subject of the Personal

Data (including in each case any required notices to such Persons) to the extent required under all Privacy Obligations related to the Business.

(c) Except as would not reasonably be expected to be material to the Business, taken as a whole, (i) the execution, delivery and performance of this Agreement, including the transfer of data or databases or the change of data controller and data processor related thereto, complies with all Privacy Obligations related to the Business, (ii) none of the Seller Entities are subject to any contractual requirements or other legal obligations that, following the Closing, would prohibit Purchaser from receiving or using Personal Data in the manner in which the Seller Entities received and used such Personal Data prior to the Closing, (iii) there have been no complaints, claims or warnings made or concerns raised by any Person in respect of any Personal Data, and no enforcement notice has been served on the Seller Entities, in each case with respect to the Business and (iv) each employee of a Seller Entity who has accessed Personal Data has received training with respect to compliance in a manner consistent with this Section 3.20.

Section 3.21 Brokers. Other than Goldman Sachs & Co. LLC and Morgan Stanley & Co. LLC (whose fees and expenses will be borne by Seller), no broker, investment banker, or financial advisor is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Transaction and the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of Seller or its Affiliates.

Section 3.22 Information Supplied. To the Knowledge of Seller, the information supplied or to be supplied by Seller for inclusion in the proxy statement relating to the Seller Stockholders’ Meeting (together with any amendments or supplements thereto, the “Proxy Statement”) will not, at the time the Proxy Statement is first mailed to Seller’s stockholders or at the time of the Seller Stockholders’ Meeting contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation or warranty is made by Seller with respect to statements made therein based on information supplied by Purchaser for inclusion or incorporation by reference therein.

Section 3.23 No Other Representations or Warranties. Except for the representations and warranties contained in this Article III, neither Seller, the other Seller Entities nor any of their respective Affiliates, Representatives or any other Person makes any express or implied representation or warranty with respect to Seller, the other Seller Entities, or any of their respective Affiliates, the Purchased Assets, the Assumed Liabilities, the Business or with respect to any other information provided, or made available, to Purchaser or any of its Affiliates or Representatives in connection with the Transaction and the other transactions contemplated by this Agreement. Neither Seller nor any of its Affiliates, Representatives or any other Person has made any express or implied representation or warranty with respect to the prospects of the Business or its profitability for Purchaser, or with respect to any forecasts, projections or business plans or other information (including any Evaluation Material (as defined in the Confidentiality Agreement)) delivered to Purchaser or any of its Affiliates or Representatives in connection with Purchaser’s review of the Business and the negotiation and execution of this Agreement, including as to the accuracy or completeness thereof or the reasonableness of any assumptions underlying any such forecasts, projections or business plans or other information. Neither Seller, the other Seller Entities nor any of their respective Affiliates, Representatives or any other Person will have, or be subject to, any Liability or other obligation to Purchaser or any of its Affiliates or Representatives or any other Person resulting from the sale and purchase of the Purchased Assets or the Business or Purchaser’s use of, or the use by any of its Affiliates or Representatives of, any information, including information, documents, projections, forecasts, business plans or other material (including any Evaluation Material (as defined in the Confidentiality Agreement)) made available to Purchaser, its Affiliates or Representatives in any virtual data room, confidential information memorandum, management presentations, offering materials, site tours or visits, diligence calls or meetings or any documents prepared by, or on behalf of, Seller, the other Seller Entities or any of their respective Affiliates or Representatives, or Purchaser or its Affiliates or Representatives or any of Purchaser’s potential financing sources in connection with Purchaser’s financing activities with respect to the transactions contemplated by this Agreement. Each of Seller and the other Seller Entities and their respective Affiliates disclaims any and all representations and warranties, whether express or implied, except for the representations and warranties contained in this Article III.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PURCHASER

Except as set forth in, or qualified by any matter set forth in, the Purchaser Disclosure Schedules (it being agreed that the disclosure of any matter in any section or subsection in the Purchaser Disclosure Schedules shall be deemed to be disclosed in any other relevant section or subsection in the Purchaser Disclosure Schedules as long as the relevance of such disclosure to such other section or subsection is reasonably apparent on its face), Purchaser hereby represents and warrants to Seller as follows:

Section 4.1 Organization and Standing. Purchaser is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of Delaware.

Section 4.2 Authority; Enforceability.

(a) Purchaser has all requisite corporate or other similar applicable power and authority to execute and deliver this Agreement and each other Transaction Document to which it will be a party, and to perform its obligations hereunder and thereunder. The execution and delivery by Purchaser of this Agreement and each other Transaction Document to which it will be a party, and the performance by Purchaser of its obligations hereunder and thereunder, have been, or will have been as of the Closing, duly authorized by all requisite corporate or other similar applicable action.

(b) Purchaser has all requisite corporate or other similar applicable power and authority to carry on its business as it is now being conducted and to own, lease and operate its properties and assets, except where the failure to have such power and authority would not have, individually or in the aggregate, a Purchaser Material Adverse Effect.

(c) This Agreement has been duly executed and delivered by Purchaser and, assuming this Agreement has been duly executed and delivered by Seller, constitutes a valid and binding obligation of Purchaser, and each other Transaction Document will be duly executed and delivered by Purchaser and will, assuming such Transaction Document has been duly executed and delivered by each Seller Entity that will be a party thereto, constitute a valid and binding obligation of Purchaser, in each case enforceable against Purchaser in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar Laws affecting creditors’ rights generally or by general principles of equity (regardless of whether enforcement is sought in a Proceeding in equity or law).

Section 4.3 No Conflicts; Consents. The execution, delivery and performance by Purchaser of this Agreement, and the consummation of the transactions contemplated hereby, do not and will not (a) violate, breach or conflict with, in any material respect, any provision of the certificate of incorporation, bylaws or other organizational documents of Purchaser or any of its Affiliates, (b) conflict with, constitute a default under, or result in the breach or violation of, or give rise to any right of termination, cancellation, modification or acceleration (with or without the giving of notice or the lapse of time or both) under, or to a loss of any benefit under, any material Contract to which Purchaser or any of its Affiliates is a party or is subject or (c) assuming compliance with the matters set forth in Section 3.4 and Section 4.4, violate or result in a breach of or constitute a default under any Law or other restriction of any Governmental Entity to which Purchaser or any of its Affiliates is subject, except, with respect to clauses (b) and (c), as would not have, individually or in the aggregate, a Purchaser Material Adverse Effect.

Section 4.4 Governmental Authorizations. The execution, delivery and performance of this Agreement by Purchaser does not require any Approval of, or Filing with, any Governmental Entity, except for (a) the expiration or early termination of the applicable waiting period under the HSR Act, (b) the Approvals and Filings set forth in Section 4.4 of the Purchaser Disclosure Schedules and (c) Approvals and Filings which if not obtained or made would not have, individually or in the aggregate, a Purchaser Material Adverse Effect.

Section 4.5 Financial Ability to Perform. Purchaser has sufficient cash on hand and short-term investments as of signing and as of Closing to pay the Closing Purchase Price. Notwithstanding anything in this Agreement to the contrary, in no event shall the receipt or availability of any funds or financing by or to Purchaser or any of its Affiliates or any other financing or other transaction be a condition to any of the obligations of Purchaser hereunder.

Section 4.6 Proceedings. As of the date of this Agreement, there is no Proceeding pending or, to the Knowledge of Purchaser, threatened in writing against Purchaser or any of its Affiliates before any Governmental Entity or arbitration tribunal other than Proceedings which would not have, individually or in the aggregate, a Purchaser Material Adverse Effect. As of the date of this Agreement, neither Purchaser nor any of its Affiliates is subject to any outstanding Judgment of any Governmental Entity or arbitration tribunal other than those Judgments which would have, individually or in the aggregate, a Purchaser Material Adverse Effect.

Section 4.7 Compliance with Laws. Purchaser and its Affiliates are in compliance with all Laws applicable to their respective businesses, as currently conducted, except to the extent that the failure to comply therewith would not have, individually or in the aggregate, a Purchaser Material Adverse Effect. Purchaser and its Affiliates collectively possess all Permits necessary for the conduct of their respective businesses, as currently conducted, except where the failure to possess any such Permit would not have, individually or in the aggregate, a Purchaser Material Adverse Effect.

Section 4.8 Brokers. Other than Lazard Frères (whose fees and expenses will be borne by Purchaser), no broker, investment banker or financial advisor is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Transaction and the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of Purchaser or its Affiliates.

Section 4.9 Solvency. Immediately after the Closing, assuming the conditions set forth in Section 8.1 and Section 8.2 are satisfied and after giving effect to the transactions contemplated by this Agreement and the other Transaction Documents, Purchaser and its Affiliates will be solvent. No transfer of property is being made, and no obligation is being incurred in connection with the transactions contemplated by this Agreement or the other

Transaction Documents with the intent to hinder, delay or defraud either present or future creditors of Purchaser, any Seller Entity or any of their respective Affiliates.

Section 4.10 Information Supplied. The information supplied or to be supplied by Purchaser inclusion in the Proxy Statement will not, at the time the Proxy Statement is first mailed to Seller’s stockholders or at the time of the Seller Stockholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation or warranty is made by Purchaser with respect to statements made therein based on information supplied by Seller for inclusion or incorporation by reference therein.

Section 4.11 Acknowledgment of No Other Representations or Warranties.

(a) Purchaser acknowledges and agrees that, except for the representations and warranties contained in Article III, neither Seller, the other Seller Entities nor any of their respective Affiliates, Representatives or any other Person makes any express or implied representation or warranty with respect to Seller, the other Seller Entities or any of their respective Affiliates, the Purchased Assets, the Assumed Liabilities, the Business or with respect to any other information provided, or made available, to Purchaser or any of its Affiliates or Representatives in connection with the transactions contemplated hereby. Purchaser acknowledges and agrees that neither Seller, the other Seller Entities nor any of their respective Affiliates, Representatives or any other Person will have, or be subject to, any Liability or other obligation to Purchaser, its Affiliates or Representatives or any other Person resulting from the sale and purchase of the Purchased Assets or the Business to Purchaser or its Affiliates or Purchaser’s use of, or the use by any of its Affiliates or Representatives, of any information, including information, documents, projections, forecasts, business plans or other material (including any Evaluation Material (as defined in the Confidentiality Agreement)) made available to Purchaser, its Affiliates or Representatives in any virtual data room, confidential information memorandum, management presentations, offering materials, site tours or visits, diligence calls or meetings or any documents prepared by, or on behalf of, Seller, the other Seller Entities or any of their respective Affiliates or Representatives, or Purchaser or its Affiliates or Representatives with respect to the transactions contemplated by this Agreement. Purchaser acknowledges and agrees that it is not relying on any representation or warranty of Seller, the other Seller Entities, or any of their Affiliates or Representatives or any other Person, other than those representations and warranties specifically set forth in Article III. Purchaser acknowledges and agrees that each of Seller and the other Seller Entities and their respective Affiliates disclaims any and all representations and warranties, whether express or implied, except for the representations and warranties contained in Article III.

(b) Purchaser acknowledges that it has conducted an independent investigation of the financial condition, results of operations and projected operations of the Business and the nature and condition of its properties, assets, liabilities and businesses and, in making the determination to proceed with the transactions contemplated hereby, has relied solely on the results of its own independent investigation and the representations and warranties set forth in Article III.

(c) Purchaser acknowledges that neither Seller nor any of its Affiliates has made any warranty, express or implied, as to the prospects of the Business or its profitability for Purchaser, or with respect to any forecasts, projections or business plans or other information (including any Evaluation Material (as defined in the Confidentiality Agreement)) delivered to Purchaser or any of its Affiliates or Representatives in connection with Purchaser’s review of the Business and the negotiation and execution of this Agreement, including as to the accuracy or completeness thereof or the reasonableness of any assumptions underlying any such forecasts, projections or business plans or other information.

ARTICLE V

COVENANTS

Section 5.1 Efforts.

(a) From and after the date hereof, Purchaser and Seller shall, and shall cause their respective Affiliates to, use their respective reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under any applicable Law to consummate and make effective in the most expeditious manner possible the Transaction and the other transactions contemplated by this Agreement, including (i) the preparation and filing of all forms, registrations, Filings and notices required to be filed to satisfy the conditions precedent to this Agreement (including those set forth in Section 8.1) and to consummate the Transaction and the other transactions contemplated by this Agreement as soon as practicable and (ii) the execution and delivery of any additional instruments necessary to consummate the Transaction and the other transactions contemplated by this Agreement and to fully carry out the purposes of this Agreement. Without limiting the foregoing, Purchaser and Seller shall, and shall cause their respective Affiliates to, take all actions necessary to obtain (and shall cooperate with each other in obtaining) any Regulatory Approvals (which actions shall include furnishing all information required in connection with such Regulatory Approvals) required to be obtained or made by Purchaser, Seller or the other Seller Entities or any of their Affiliates in connection with the Transaction or the other transactions contemplated by this Agreement. Additionally, Purchaser and Seller shall not, and shall cause their respective Affiliates not to, take any action after the date of this Agreement that would reasonably be expected to impair or materially delay the obtaining of, or result in not obtaining, any Regulatory Approval necessary to be obtained prior to the Closing. Without limiting the foregoing, Purchaser shall not, and shall cause its Affiliates not to, acquire or agree to acquire, by merger, consolidation, stock or asset purchase or otherwise, any business or corporation, partnership or other business organization or division thereof, or merge or consolidate with any other Person, if such transaction would reasonably be expected to impair or materially delay the obtaining of, or result in not obtaining, any Regulatory Approval required to be obtained prior to the Closing.

(b) Prior to the Closing, Purchaser and Seller shall each keep the other apprised of the status of matters relating to the completion of the Transaction and the other transactions contemplated by this Agreement and work cooperatively in connection with obtaining all required Regulatory Approvals. In that regard, prior to the Closing, subject to the Confidentiality Agreement and Section 5.5, each Party shall promptly consult with the other Party to provide any necessary information with respect to (and, in the case of correspondence, provide the other Party (or its counsel) copies of) all Filings made by such Party or any of its Affiliates with any Governmental Entity or any other information supplied by such Party or any of its Affiliates to, or correspondence with, a Governmental Entity in connection with this Agreement, the Transaction and the other transactions contemplated by this Agreement. Subject to the Confidentiality Agreement and Section 5.5, each Party shall promptly inform the other Party, and if in writing, furnish the other Party with copies of (or, in the case of oral communications, advise the other Party orally of) any communication received by such Party or any of its Affiliates or Representatives from any Governmental Entity regarding the Transaction and the other transactions contemplated by this Agreement, and permit the other Party to review and discuss in advance, and consider in good faith the views of the other Party in connection with, any proposed communication with any such Governmental Entity. If either Party or any Affiliate or Representative of such Party receives a request for additional information or documentary material from any Governmental Entity with respect to the Transaction or the other transactions contemplated by this Agreement, then such Party will make, or cause to be made, promptly and after consultation with the other Party, an appropriate response in compliance with such request. Neither Party nor its respective Affiliates or its Representatives shall participate in any meeting with any Governmental Entity in connection with this Agreement and the Transaction or the other transactions contemplated by this Agreement (or make oral submissions at meetings or in telephone or other conversations) unless it consults with the other Party in advance and, to the extent not prohibited by such Governmental Entity, gives the other Party the opportunity to attend and participate thereat. Subject to the Confidentiality Agreement and Section 5.5, each Party shall furnish the other Party with copies of all correspondence and Filings (and memoranda setting forth the substance thereof) between it or any of its Affiliates or Representatives, on the one hand, and any Governmental Entity, on the other hand, with respect to this Agreement and the Transaction or the other transactions contemplated by this Agreement, and furnish the other Party with such necessary information and reasonable assistance as the other Party may reasonably request in connection with its preparation of Filings to any such Governmental Entity. Purchaser and Seller may, as each deems advisable and necessary, reasonably designate any competitively sensitive material provided to the other under this Agreement as “outside counsel only.” Such materials and the information contained therein shall be given only to the outside legal counsel and will not be disclosed by such outside counsel to employees, officers or directors of the recipient unless express permission is obtained in advance from the source of the materials (Purchaser or Seller, as the case may be) or its legal counsel; provided, however, that materials provided pursuant to this Agreement may be redacted (i) to remove references concerning the valuation of or future plans for the Business or the Sale Process, (ii) as necessary to comply with contractual obligations or applicable Law and (iii) as necessary to address reasonable privilege concerns.

(c) Without limiting the foregoing, (i) Purchaser and Seller shall, and shall cause their respective Affiliates to, file, as promptly as practicable, but in any event no later than twenty (20) Business Days after the date of this Agreement, a notification under the HSR Act and (ii) Purchaser and Seller shall, and shall cause their respective Affiliates to, file as promptly as practicable a notification under the Antitrust Laws of Germany and any other Filings under applicable Antitrust Laws, but in any event, any initial draft notifications of any other Filings shall be submitted no later than twenty-five (25) Business Days after the date of this Agreement.

(d) In furtherance of the foregoing, and notwithstanding anything in this Agreement to the contrary (but subject to the remainder of this Section 5.1(d)), Purchaser shall, and shall cause its Affiliates to, take all such action as may be necessary to avoid or eliminate each and every impediment under any applicable Law with respect to the transactions contemplated hereby and to resolve such objections, if any, as any Governmental Entity or any other Person may assert under any applicable Law with respect to the transactions contemplated hereby, so as to enable the Closing to occur as soon as reasonably possible (and in any event so as to enable the Closing to occur prior to the Outside Date). In furtherance of the foregoing, Purchaser shall proffer to and agree to sell, divest, lease, license, transfer, dispose of or otherwise encumber or hold separate, before or after the Closing, any assets, licenses, regulatory applications, operations, rights, product lines, businesses or interests therein of the Business or of Purchaser or its Affiliates (and consent to any sale, divestiture, lease, license, transfer, disposition or other encumbering by the Seller Entities of any assets of the Business or to any agreement by any of the Seller Entities to take any of the foregoing actions) and agree to make any changes (including through a licensing arrangement) or restriction on, or other impairment of Purchaser’s ability to own, retain or operate, any such assets, licenses, regulatory applications, operations, rights, product lines, businesses or interests therein or Purchaser’s ability to vote, transfer, receive dividends, or otherwise exercise full ownership rights with respect to ownership interests in the Business or of Purchaser or its Affiliates, including any actions that may be required to be taken to neutralize, mitigate or resolve any organizational conflict of interest; provided that (i) Purchaser and its Affiliates shall not be obligated to take or agree to take any action with respect to the foregoing unless the effectiveness of such agreement or action is conditioned upon the Closing and (ii) without prejudice to the foregoing, Seller and its Affiliates shall not take or agree or commit to take any action to sell, divest, lease, license, transfer, dispose of or otherwise encumber or hold separate any Purchased Assets or otherwise with respect to the Business related to any Regulatory Approval without Purchaser’s written consent. Notwithstanding anything in this Agreement to the contrary, Seller and its Affiliates shall not be obligated to take or agree or commit to take any action (A) that is not conditioned on the Closing or (B) that relates to any Excluded Assets or Retained Businesses; and in no event shall Seller or any of its Affiliates be required to be the licensing, selling, divesting, leasing, transferring, disposing or encumbering party under any such agreements unless required by the relevant Governmental Entity or applicable Law, and, in any case, Seller and its Affiliates shall have no direct or indirect obligation or Liability in respect of any such agreements, transactions or relationships, including any indemnification obligations, for which Seller and its Affiliates are not fully indemnified by Purchaser.

(e) Purchaser agrees to provide such security and assurances as to financial capability, resources and creditworthiness as may be reasonably requested by any Governmental Entity or other third party whose Approval is sought in connection with the Transaction and the other transactions contemplated by this Agreement. Whether or not the Transaction is consummated, Purchaser shall be responsible for all fees and payments (including filing fees) to any third party or any Governmental Entity in order to obtain any Approvals pursuant to this Agreement, other than the fees of and payments to Seller’s legal and professional advisors.

(f) Notwithstanding anything in this Agreement to the contrary, none of Seller, the other Seller Entities or any of their respective Affiliates shall under any circumstance be required to pay or commit to pay any amount or incur any obligation in favor of or offer or grant any accommodation (financial or otherwise, regardless of any provision to the contrary in the underlying Contract, including any requirements for the securing or posting of any bonds, letters of credit or similar instruments, or the furnishing of any guarantees) to any Person to obtain any Approval. None of Seller, the other Seller Entities or any of their respective Affiliates shall have any Liability whatsoever to Purchaser or any of its Affiliates arising out of or relating to the failure to obtain any Approvals that may be required in connection with the Transaction and the other transactions contemplated by this Agreement or because of the termination of any Contract or any default under, or acceleration or termination of or loss of any benefit under, any Contract or other Purchased Asset as a result thereof. For the avoidance of doubt, Seller’s and its Affiliates’ obligations under this Section 5.1 shall be subject in all respects to the applicable provisions of Section 2.11.

Section 5.2 Covenants Relating to Conduct of Business.

(a) From the date of this Agreement until the Closing (or the termination of this Agreement), except (i) as set forth in Section 5.2(a) of the Seller Disclosure Schedules, (ii) as required by applicable Law or as otherwise expressly contemplated by the terms of this Agreement, (iii) to the extent related to the Excluded

Assets, the Retained Liabilities or the Retained Businesses, (iv) as required or reasonably necessary to respond to COVID-19 (including the COVID-19 Measures) but excluding voluntary participation in any loans, bail-outs or government funding programs, or (v) as Purchaser may otherwise consent to (such consent not to be unreasonably withheld, conditioned or delayed), Seller shall, and shall cause each other Seller Entity to, use commercially reasonable efforts to: (A) conduct the Business in the ordinary course, (B) preserve intact its current business organization and goodwill associated with the Business, (C) use commercially reasonable efforts to preserve the present relationships of Seller and its Subsidiaries with Business Employees, consultants, customers, suppliers, other business relations of the Business and Governmental Entities, and (D) dedicate efforts and resources to the development and registration of the Products consistent with past practice of the Business (including dedicating such efforts with respect to existing submissions to regulatory authorities); provided, however, that no action by Seller or its Subsidiaries with respect to matters specifically addressed by Section 5.2(b) (or any item set forth in Section 5.2(b) of the Seller Disclosure Schedules) shall be deemed a breach of this Section 5.2(a) unless such action would constitute a breach of Section 5.2(b).

(b) From the date of this Agreement until the Closing (or the termination of this Agreement), except (i) as set forth in Section 5.2(b) of the Seller Disclosure Schedules, (ii) as required by applicable Law or as otherwise expressly contemplated by the terms of this Agreement, (iii) to the extent related to the Excluded Assets, the Retained Liabilities or the Retained Businesses, (iv) as required or reasonably necessary to respond to COVID-19 (including the COVID-19 Measures), or (v) as Purchaser may otherwise consent to (such consent not to be unreasonably withheld, conditioned or delayed), Seller shall not, and shall cause each Seller Entity not to, in each case solely with respect to the Business, do any of the following:

(i) incur, create or assume any Lien, other than Permitted Liens, with respect to any material asset of the Business, including any material Purchased Assets, other than (A) those that may be discharged at or prior to the Closing or (B) in the ordinary course of business;

(ii) acquire any assets or dispose, lease, license or transfer of any assets of the Business (other than Business Intellectual Property), including the Purchased Assets (other than Business Intellectual Property), in each case, other than (A) purchases and sales of inventory in the ordinary course of business, (B) transactions where the amount of upfront consideration paid or transferred in connection with such transactions would not exceed $2,000,000 in the aggregate or (C) acquisitions or dispositions from or to any of the Seller Entities or their Subsidiaries;

(iii) acquire any corporation, partnership, limited liability company, other business organization or division thereof to be included in the Purchased Assets or the Business;

(iv) settle, or offer or propose to settle, any Proceeding involving the Business or the Purchased Assets, except where such settlement would not impose any material equitable relief or other restriction on the Business and would not involve an admission of wrongdoing by Seller or any of its Affiliates with respect to the Business or the Purchased Assets;

(v) (A) amend any material term of, waive any material right under or voluntarily terminate (other than upon expiration in accordance with its terms), any Material Contract, or (B) enter into any Contract that, if in effect on the date hereof, would be a Material Contract, other than, in each case of clauses (A) and (B), in the ordinary course of business;

(vi) make any material change in any method of financial accounting or financial accounting practice or policy applicable to the Business, other than such changes as are required by GAAP or applicable Law or are consistent with GAAP or otherwise apply generally to Seller;

(vii) terminate or fail to renew any existing Permit or Product Registration that is material to the Business taken as a whole and included in the Purchased Assets;

(viii) make any commitments for capital expenditures in excess of $2,000,000 in the aggregate;

(ix) make any material change to its policies or practices regarding collection of accounts receivable or payment of accounts payable;

(x) materially increase the annual rate of total target direct compensation of any Business Employee, except as required by Law or the terms of any Seller Benefit Plan existing prior to the date of this Agreement;

(xi) (A) except for one currently open Senior Director position previously disclosed to Purchaser, hire any person who would be a Business Employee holding a title of Senior Director or above, or promote any Business Employee at or to the level of Senior Director or above, (B) except for cause, dismiss or give notice to terminate any Business Employee (or person who, absent such dismissal or termination, would be a Business Employee) holding a title of Senior Director or above, or (C) change the roles and responsibilities of any person that would be a Business Employee if such determination were to occur as of signing in a manner that would cause such person to cease to be a Business Employee as of Closing;

(xii) sell, assign, transfer, license, terminate, cancel or abandon (without filing a continuation application, divisional application or request for continued examination) any material right in any Business Intellectual Property that any Seller Entity Controls the prosecution of, or grant a sublicense under any material license agreement, in each case other than the grant of nonexclusive licenses and sublicenses in the ordinary course of business;

(xiii) (A) transfer any asset of the Business to an Affiliate of Seller that is not a Subsidiary of Seller, or (B) transfer the equity of any Subsidiary of Seller that holds assets of the Business in a manner that such Subsidiary ceases to be a Subsidiary of Seller;

(xiv) engage in any research or development activities that, if conducted as of the date of this Agreement or as of the Closing Date, would constitute a breach of the representation and warranty set forth in Section 3.8(b); or

(xv) authorize any of, or commit or agree to take, whether in writing or otherwise, or do any of, the foregoing actions.

(c) Nothing contained in this Agreement shall be construed to give to Purchaser, directly or indirectly, rights to control or direct the Business’s operations prior to the Closing. Prior to the Closing, Seller (and its Subsidiaries) shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision of the operations of the Business. Notwithstanding anything in this Agreement to the contrary, the Parties acknowledge and agree that nothing in this Section 5.2 shall be deemed to limit any activities of the Retained Businesses, including any sale or other transfer of the Excluded Assets or the Retained Liabilities, prior to, at or after the Closing.

Section 5.3 No Solicitation.

(a) Except as permitted by this Section 5.3, from and after the date of this Agreement, Seller shall not, and shall cause each of its Subsidiaries and its and their respective officers, directors not to, and shall use reasonable best efforts to cause each of its and their respective employees and other Representatives not to, directly or indirectly, (i) solicit, initiate, or knowingly encourage or knowingly facilitate (including by way of furnishing information which has not been previously publicly disseminated) any proposal or offer or any inquiries regarding the making of any proposal or offer, including any proposal or offer to its stockholders, that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal, (ii) engage in, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any other Person any information in connection with or for the purpose of encouraging or facilitating, any inquiry, proposal or offer that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal (other than, in response to an unsolicited inquiry, to ascertain facts from the Person making such Acquisition Proposal for the sole purpose of the Seller Board informing itself about such Acquisition Proposal and the Person that made it and to refer the inquiring Person to this Section 5.3 and to limit its conversation or other communication exclusively to such referral and such ascertaining of facts), (iii) subject to Section 5.3(c), (e) and (f), (A) approve, recommend or enter into, or propose to approve, recommend or enter into, any Competing Acquisition Agreement or (B) approve, recommend or enter into, or propose to approve, recommend or enter into, any Acquisition Proposal or (iv) agree to do any of the foregoing. Any violation of this Section 5.3 by any officer or director or, to the extent acting at Seller’s direction, employee or other Representative of Seller or any of its Subsidiaries shall be deemed to be a breach of this Section 5.3.

(b) Except as permitted by this Section 5.3, from and after the date of this Agreement, Seller shall, and shall cause each of its Subsidiaries and its and their respective officers and directors to, and shall use reasonable best efforts to cause each of it and their respective employees and other Representatives to (i) immediately cease and cause to be terminated any discussions or negotiations with any Persons (other than Purchaser and its Affiliates and their respective Representatives) that may be ongoing with respect to an Acquisition Proposal and (ii) terminate access to any physical or electronic data rooms relating to any Acquisition Proposal. As soon as reasonably practicable after the date hereof, Seller shall request that each counterparty (other than Purchaser or any of its Affiliates) to a confidentiality agreement to which Seller is a party that was entered into with a potential purchaser of the Business (or a material portion thereof) in connection with the Sale Process (a “Sale Process NDA”) and to whom confidential information about the Business was furnished within the last year by or on behalf of Seller in connection with any actual or potential proposal by such Person to acquire the Business (or any material portion thereof), to, and to cause such Person’s applicable Representatives to, promptly return or destroy all such confidential information to the extent required by such Sale Process NDAs.

(c) Notwithstanding anything to the contrary contained in this Agreement, if at any time after the date of this Agreement and prior to obtaining the Seller Stockholder Approval, Seller receives a bona fide written Acquisition Proposal from any Person, which Acquisition Proposal did not result from a breach of this Section 5.3, that the Seller Board determines in good faith, after consultation with its outside financial advisors and outside legal counsel, constitutes or could reasonably be expected to lead to a Superior Proposal, then Seller and its Representatives may, in response to such Acquisition Proposal, and subject to compliance with Section 5.3(d), (i) furnish, pursuant to an Acceptable Confidentiality Agreement, information to the Person that has made such Acquisition Proposal and its Representatives and (ii) engage in or otherwise participate in discussions or negotiations with the Person making such Acquisition Proposal and its Representatives; provided, that (A) prior to furnishing or causing to be furnished, any nonpublic information related to Seller, its Subsidiaries or the Business to such Person, Seller shall, to the extent it has not already done so, enter into a confidentiality agreement with the Person or Persons making such Acquisition Proposal that (1) does not contain any provision that would prevent Seller from complying with its obligation to provide any disclosure to Purchaser required pursuant to this Section 5.3 and (2) contains confidentiality provisions no less favorable in the aggregate to Seller than those contained in the Confidentiality Agreement as in effect immediately prior to the execution of this Agreement (an “Acceptable Confidentiality Agreement”) and (B) promptly (and in any event within twenty-four (24) hours) following furnishing any such nonpublic information to such Person, Seller furnishes or makes available such nonpublic information to Purchaser (to the extent such nonpublic information has not been previously so furnished or made available to Purchaser or its Representatives).

(d) Seller shall promptly (and in no event later than twenty-four (24) hours after receipt by Seller) notify Purchaser in writing in the event that Seller or any of its Subsidiaries or any of their respective Representatives receives an Acquisition Proposal, including the identity of the Person or group of Persons making such Acquisition Proposal and the material terms and conditions of any such Acquisition Proposal (including an unredacted copy of any written materials). Seller shall keep Purchaser reasonably informed, on a prompt basis (and, in any event, within forty-eight (48) hours after knowledge of the applicable developments by an officer or director of Seller), of any material amendments or material developments with respect to any such Acquisition Proposal (including any change to the economic terms thereof or other material changes thereto, and including by providing copies of any revised or new documents evidencing or delivered in connection therewith).

(e) Except as permitted by this Section 5.3, neither the Seller Board nor any committee thereof shall (i) (A) change or withdraw (or modify or qualify) or authorize or resolve to or publicly propose or announce its intention to change, withhold or withdraw (or modify or qualify), in each case in any manner adverse to Purchaser, the Seller Recommendation, (B) approve, endorse, adopt, declare advisable, authorize or recommend to the stockholders of Seller, or resolve to or publicly propose or announce its intention to approve, endorse, adopt, declare advisable, authorize or recommend to the stockholders of Seller, any Acquisition Proposal, or

(C) fail to recommend against any Acquisition Proposal that is a tender or exchange offer subject to Regulation 14D under the Exchange Act in a Solicitation/Recommendation Statement on Schedule 14D-9 within ten (10) Business Days of the commencement thereof pursuant to Rule 14d-2 of the Exchange Act (any action described in this clause (i) being referred to as a “Seller Adverse Recommendation Change”) or (ii) authorize, cause or permit Seller or any of its Subsidiaries to enter into any letter of intent, memorandum of understanding, agreement (including an acquisition agreement, merger agreement, joint venture agreement or other agreement), commitment or agreement in principle with a counterparty making an Acquisition Proposal (other than an Acceptable Confidentiality Agreement entered into in accordance with Section 5.3(c)) (a “Competing Acquisition Agreement”) or resolve, agree or publicly propose to do any of the foregoing. Notwithstanding anything to the contrary set forth in this Agreement, at any time after the date of this Agreement and prior to the time the Seller Stockholder Approval is obtained, the Seller Board may make a Seller Adverse Recommendation Change pursuant to subsection (A) of the definition of Seller Adverse Recommendation Change in response to an Intervening Event if (and only if), prior to taking such action, the Seller Board has determined in good faith, after consultation with its outside financial advisors and outside legal counsel, that the failure to take such action would reasonably be expected to be inconsistent with the Seller Board’s fiduciary duties under applicable Law; provided, that notwithstanding anything to the contrary set forth in this Section 5.3(e), prior to making such Seller Adverse Recommendation Change, (1) Seller has given Purchaser at least four (4) Business Days prior written notice of its intention to take such action specifying, in reasonable detail, the reasons therefor, including a description of the Intervening Event, (2) during such notice period, the Seller agrees to negotiate in good faith with Purchaser, to the extent Purchaser wishes to negotiate, any revisions to the terms of the transactions contemplated hereby proposed by Purchaser in response to the underlying relevant facts and circumstances with respect to the Intervening Event, (3) upon the end of such notice period, the Seller Board shall have considered any revisions to the terms of this Agreement proposed in writing by, and that are legally binding on, Purchaser, and shall have determined in good faith, after consultation with outside legal counsel, that the failure to make a Seller Adverse Recommendation Change would reasonably be expected to be inconsistent with the Seller Board’s fiduciary duties under applicable Law and (4) in the event of any material change to the underlying relevant facts and circumstances with respect to the Intervening Event, Seller shall have delivered to Purchaser an additional notice consistent with that described in clause (1) above of this proviso and a new notice period under clause (1) of this proviso shall commence (except that such new notice period shall be two (2) Business Days (as opposed to four (4) Business Days)) during which time Seller shall be required to comply with the requirements of this Section 5.3(e) anew with respect to such additional notice, including clauses (1) through (2) above of this proviso; provided, further, that whether or not there is a Seller Adverse Recommendation Change, unless this Agreement has been terminated in accordance with Article 9, the Seller Board shall submit this Agreement for approval by the Seller stockholders at the Seller Stockholders’ Meeting.

(f) Notwithstanding the foregoing, at any time after the date of this Agreement and prior to the time the Seller Stockholder Approval is obtained, if (and only if) prior to taking such action, the Seller Board has determined in good faith, after consultation with its outside financial advisors and outside legal counsel, that an Acquisition Proposal made after the date hereof in circumstances not involving a material breach of this Section 5.3 constitutes a Superior Proposal and that a failure to take action could reasonably be expected to be inconsistent with the fiduciary duties of the Seller Board under applicable Law, the Seller Board may (A) make a Seller Adverse Recommendation Change; and/or (B) cause Seller to terminate this Agreement in accordance with Section 9.1(h) in order to enter into a definitive agreement relating to such Superior Proposal; provided that, prior to so making a Seller Adverse Recommendation Change or terminating this Agreement pursuant to Section 9.1(h), (i) Seller has given Purchaser at least four (4) Business Days’ prior written notice of its intention to take such action specifying, in reasonable detail, the reasons therefor, and providing, to the extent not already provided to Purchaser, a copy of the Superior Proposal and a copy of any proposed Competing Acquisition Agreements, (ii) during such notice period, the Seller agrees to negotiate in good faith with Purchaser, to the extent Purchaser wishes to negotiate, any revisions to the terms of the transactions contemplated hereby proposed by Purchaser, (iii) at the end of such notice period, the Seller Board shall have considered any revisions to the terms of this Agreement proposed in writing by, and that are legally binding on, Purchaser, and shall have determined in good faith, after consultation with its independent financial advisors and outside legal counsel, that the Superior Proposal would nevertheless continue to constitute a Superior Proposal and that the failure to make such Seller Adverse Recommendation Change could reasonably be expected to be inconsistent with the Seller Board’s fiduciary duties under applicable Law, and (iv) in the event of any change to any of the financial terms or any other material terms of such Superior Proposal, Seller shall, in each case, have delivered to Purchaser an additional notice consistent with that described in clause (i) above of this proviso and a new notice period under clause (i) of this proviso shall commence (except that such new notice period shall be two (2) Business Days (as opposed to four (4) Business Days)) during which time Seller shall be required to comply with the requirements of this Section 5.3(f) anew with respect to such additional notice, including clauses (i) through (iii) above of this proviso; provided, further, that whether or not there is a Seller Adverse Recommendation Change, unless this Agreement has been terminated in accordance with Article 9, the Seller Board shall submit this Agreement for approval by the Seller stockholders at the Seller Stockholders’ Meeting.

(g) Nothing contained in this Section 5.3 shall prohibit Seller or the Seller Board from (i) taking and disclosing to the stockholders of Seller a position contemplated by Rule 14e-2(a) or Rule 14d-9 or Item 1012(a) of Regulation M-A promulgated under the Exchange Act (including disclosing that Seller or the Seller Board has taken any action contemplated by the proviso in Section 5.3(e) or Section 5.3(f)); (ii) making a “stop, look and listen” or similar communication of the type contemplated by Rule 14d-9(f) or (iii) making any disclosure to the stockholders of Seller that is required by applicable Law; provided, however, that nothing in this Section 5.3(g) shall be deemed to modify or supplement the definition of (or requirements pursuant to this Section 5.3 with respect to) a Seller Adverse Recommendation Change.

(h) If an Acquisition Proposal shall have been publicly announced or disclosed, the Seller Board shall publicly reaffirm the Seller Recommendation on or prior to the earlier of (i) ten (10) Business Days after Purchaser so requests in writing or (ii) three (3) Business Days prior to the date of the Seller Stockholders’ Meeting (as promptly as practicable after announcement or disclosure of such Acquisition Proposal if announced or disclosed on or after the third Business Day prior to the date of the Seller Stockholders’ Meeting); provided that Seller shall not be required to reaffirm the Seller Recommendation more than one time in any three (3)-month period.

Section 5.4 Proxy Statement; Stockholders’ Meeting.

(a) As promptly as reasonably practicable, Seller shall prepare and file with the SEC the preliminary Proxy Statement. Purchaser shall reasonably cooperate with Seller in the preparation of the Proxy Statement and shall furnish all information concerning Purchaser that is reasonably requested by Seller or required in connection with the preparation of the Proxy Statement. Seller shall provide Purchaser and its counsel a reasonable opportunity to review and comment on the Proxy Statement, shall give due consideration to all reasonable additions, deletions or changes suggested thereto by Purchaser. The Proxy Statement and any amendment thereto shall not include any information regarding Purchaser’s business or employees without Purchaser’s consent (such consent not to be unreasonably withheld, conditioned or delayed). Seller shall use reasonable best efforts to respond promptly to any comments from the SEC or the staff of the SEC. Seller shall notify Purchaser promptly of the receipt of any comments (whether written or oral) from the SEC or the staff of the SEC and of any request by the SEC or the staff of the SEC for amendments or supplements to the Proxy Statement or for additional information and shall (i) supply Purchaser with copies of all correspondence between Seller and any of its Representatives, on the one hand, and the SEC or the staff of the SEC, on the other hand, with respect to the Proxy Statement or the transactions contemplated by this Agreement, (ii) provide Purchaser with a reasonable opportunity to participate in the response to those comments and requests, and (iii) consider in good faith any comments provided by Purchaser with respect to responses to such comments and requests. The Proxy Statement shall comply as to form in all material respects with the applicable requirements of the Exchange Act. If at any time prior to the Seller Stockholders’ Meeting (or any adjournment or postponement thereof) any information relating to Purchaser or Seller, or any of their respective Affiliates, officers or directors, is discovered by Purchaser or Seller that is required to be set forth in an amendment or supplement to the Proxy Statement, so that the Proxy Statement would not include a misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Party that discovers such information shall promptly notify the other Party and an appropriate amendment or supplement describing such information shall be promptly filed by Seller with the SEC and, to the extent required by applicable Law, disseminated to the stockholders of Seller. Seller shall cause the Proxy Statement to be mailed to Seller’s stockholders as promptly as reasonably practicable after the resolution of any comments of the SEC or the staff of the SEC with respect to the preliminary Proxy Statement (such date, the “Clearance Date”).

(b) Subject to Section 5.3(f) and Section 5.4(c), Seller shall take all action necessary in accordance with applicable Law and its certificate of incorporation and bylaws to set a record date for, duly call and give notice of, convene and hold a meeting of its stockholders for the purpose of obtaining the Seller Stockholder Approval (the “Seller Stockholders’ Meeting”) as soon as reasonably practicable following the Clearance Date. Unless Seller shall have made a Seller Adverse Recommendation Change in accordance with Section 5.3, Seller shall include the Seller Recommendation in the Proxy Statement and shall solicit, and use its reasonable best efforts to obtain, the Seller Stockholder Approval at the Seller Stockholders’ Meeting (including by soliciting proxies in favor of the adoption of this Agreement). Notwithstanding a Seller Adverse Recommendation Change, Seller shall nonetheless submit this Agreement to the stockholders of Seller for approval and adoption, unless this Agreement is terminated in accordance with Article IX.

(c) Seller shall cooperate with and keep Purchaser informed on a reasonably current basis regarding its solicitation efforts and voting results following the dissemination of the Proxy Statement to its stockholders. Seller may adjourn or postpone the Seller Stockholders’ Meeting: (i) to allow time for the filing and dissemination of any supplemental or amended disclosure document that the Seller Board has determined in good faith (after consultation with its outside legal counsel) is required to be filed and disseminated under applicable Law; (ii) if Seller reasonably believes there will be insufficient shares of Seller Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Seller Stockholders’ Meeting or to obtain the Seller Stockholder Approval (provided that, unless agreed by Purchaser, all such adjournments or postponements pursuant to this clause (ii) shall be for periods of no more than ten (10) Business Days each and no more than thirty-five (35) Business Days in the aggregate); or (iii) with the prior written consent of Purchaser (which shall not be unreasonably withheld, conditioned or delayed).

Section 5.5 Confidentiality.

(a) Purchaser acknowledges that the information being provided to it in connection with the Transaction and the other transactions contemplated hereby is subject to the terms of that certain confidentiality agreement between Les Laboratoires Servier and Seller, dated as of July 30, 2020 (the “Confidentiality Agreement”), the terms of which are incorporated herein by reference in their entirety and shall survive the Closing. Effective upon, and only upon, the Closing, the Confidentiality Agreement shall terminate with respect to information relating solely to the Business; provided, however, that Purchaser acknowledges that its obligations of confidentiality and non-disclosure with respect to any and all other information provided to it by or on behalf of Seller, the other Seller Entities or any of their respective Affiliates or Representatives, concerning the Retained Businesses, Seller, the other Seller Entities or any of their respective Affiliates (other than solely with respect to the Business) shall continue to remain subject to the terms and conditions of the Confidentiality Agreement, any termination of the Confidentiality Agreement that has occurred or would otherwise occur notwithstanding. The Parties expressly agree that, notwithstanding any provision of the Confidentiality Agreement to the contrary, including with respect to termination thereof, if, for any reason, the Closing does not occur and this Agreement is terminated, and the remaining term of the Confidentiality Agreement is less than twenty-four (24) months, the Confidentiality Agreement shall continue in full force and effect for a period of twenty-four (24) months following termination of this Agreement and otherwise in accordance with its terms, and this Agreement shall constitute the requisite consent of the Parties to amend the Confidentiality Agreement accordingly.

(b) Seller hereby agrees with Purchaser that it shall not, and shall not permit its Affiliates or their respective Representatives to, for a period of thirty-six (36) months after the Closing Date, without the prior written consent of Purchaser, disclose to any third party (other than Seller’s Affiliates and its and their respective Representatives) any confidential or proprietary information included in or to the extent relating to the Purchased Assets or the Business (“Confidential Business Information”); provided, however, that the term “Confidential Business Information” will not include any information (i) that becomes available to Seller or its Affiliates or their respective Representatives from and after the Closing, from a third party source that is not known by Seller to be under any obligations of confidentiality in respect of such information, (ii) that is or becomes generally available to, or known by, the public (other than as a result of disclosure in violation hereof) or (iii) that is or was derived independently by Seller after the Closing without reliance upon any Purchased Assets, including any Know-How included in the Business Intellectual Property and copies of any Data, information or other materials that are Purchased Assets. In addition, Seller shall not, and shall not permit its Subsidiaries or their respective Representatives to, without the prior written consent of Purchaser, disclose any Confidential Business Information that constitutes a trade secret under applicable Law until the earlier of (x) seven (7) years from the date hereof and (y) such time as such Confidential Business Information no longer constitutes a trade secret under applicable Law (other than as a result of disclosure in violation of this Section 5.5(b)). In addition, the foregoing shall not prohibit Seller, its Affiliates or any of their respective Representatives from (A) using Confidential Business Information for the purpose of complying with the terms of this Agreement or any of the Transaction Documents or any Contract, (B) disclosing information related to the terms of this Agreement, the Excluded Assets or the Retained Businesses to a potential purchaser of Seller or (C) disclosing Confidential Business Information that Seller, any of its Affiliates or its or their Representatives are required by Law (by oral questions, interrogatories, requests for information, subpoena, civil investigative demand, or similar process) or requested by any Governmental Entity to disclose (provided that Seller will, to the extent not legally prohibited, provide Purchaser with prompt written notice of such request so that Purchaser may seek, at its sole expense, an appropriate protective order and/or waive compliance with this Section 5.5(b)). Furthermore, the provisions of this Section 5.5(b) will not prohibit any retention of copies of records or any disclosure in connection with the preparation and filing of financial statements or Tax Returns of Seller or its Affiliates or any disclosure made in connection with the enforcement of any right or remedy relating to this Agreement, the other Transaction Documents or the transactions contemplated hereby and thereby. The Parties acknowledge and agree that (x) Seller, the Seller Entities and their respective Affiliates currently, and following the Closing may continue to, maintain and expand business and commercial relationships (whether as a customer, supplier or otherwise) with the same Persons and engage in commercial relationships with such Persons and with Purchaser, and may employ, or continue to employ, individuals who previously worked in or with the Business and possess knowledge and Know-How used in, relating to, or arising from the Business and (y) nothing in this Section 5.5(b) shall prohibit or restrict the maintenance or expansion of any such relationships or employment of any such individuals, provided that Confidential Business Information is not disclosed in violation hereof.

Section 5.6 Access to Information.

(a) Seller shall afford to Purchaser and its Representatives reasonable access, upon reasonable notice during normal business hours, consistent with applicable Law and in accordance with the procedures established by Seller, during the period prior to the Closing, and solely for purposes of integration planning and in furtherance of the Transaction and the other transactions contemplated by this Agreement, to the properties, books, Contracts, records, assets, officers and personnel of Seller and its Subsidiaries, in each case to the extent related to the Business; provided, however, that (i) neither Seller nor any of its Affiliates shall be required to violate any obligation of confidentiality to which it or any of its Affiliates may be subject in discharging their obligations pursuant to this Section 5.6; and (ii) prior to the Closing, Seller shall make available, or cause its Subsidiaries to make available, information relating to Business Employees (including with respect to individuals that may be added to Section 3.16(a) of the Seller Disclosure Schedules after the date of this Agreement) only to the extent permitted by applicable Law and to the extent reasonably necessary for Purchaser to prepare and make offers of employment in accordance with Section 6.1. Seller shall use its commercially reasonable efforts to allow Purchaser or its Representatives prior to the Closing to conduct the audits described in Section 5.6(a) of the Seller Disclosure Schedules prior to Closing.

(b) Purchaser agrees that any investigation undertaken pursuant to the access granted under Section 5.6(a) shall be conducted in such a manner as not to unreasonably interfere with the operation of the Business or any of the Retained Businesses, and none of Purchaser or any of its Affiliates or Representatives shall communicate with any of the employees of the Business without the prior written consent of Seller, which consent shall not be unreasonably withheld, conditioned or delayed; provided, however, that nothing in this Agreement shall limit any of Purchaser or any of its Affiliates’ rights of discovery. Notwithstanding anything in this Agreement to the contrary, neither Seller nor any of its Affiliates shall be required to provide access to or disclose information where, in the reasonable judgment of Seller, such access or disclosure would (i) jeopardize attorney-client or other applicable privilege or protection or contravene any Laws or contractual obligations (it being agreed that, in the event that the restrictions set forth in this clause (i) apply, Seller shall inform Purchaser as to the general nature of what is being withheld and shall cooperate in good faith to attempt to design and implement alternative disclosure arrangements to enable Purchaser to evaluate any such information without violating an obligation of confidentiality to any third party, jeopardizing the attorney-client or other applicable privilege or protection or contravening any Laws or contractual obligations), or (ii) result in the disclosure of the valuation of or future plans for the Business or any information about the Sale Process.

(c) At and after the Closing, Purchaser shall, and shall cause its Affiliates to, afford Seller, its Affiliates and their respective Representatives, during normal business hours, upon reasonable notice, access to the properties, books, Contracts, records and employees of the Business to the extent that such access may be reasonably requested by Seller, including in connection with financial statements, Taxes, reporting obligations or any other requirement or request of any Governmental Entity, any action or investigation by a Governmental Entity, or compliance with applicable Laws; provided, however, that nothing in this Agreement shall limit any of Seller’s or any of its Affiliates’ rights of discovery. Notwithstanding anything in this Agreement to the contrary, neither Purchaser nor any of its Affiliates shall be required to provide access to or disclose information where, in the reasonable judgment of Purchaser, such access or disclosure would jeopardize attorney-client or other applicable privilege or protection or contravene any Laws or contractual obligations (it being agreed that, in the event that the restriction of this sentence applies, Purchaser shall inform Seller as to the general nature of what is being withheld and shall cooperate in good faith to attempt to design and implement alternative disclosure arrangements to enable Purchaser to evaluate any such information without violating an obligation of confidentiality to any third party, jeopardizing the attorney-client or other applicable privilege or protection or contravening any Laws or contractual obligations).

(d) Purchaser agrees to hold all the books and records of the Business existing on the Closing Date and not to destroy or dispose of any thereof for a period of seven (7) years from the Closing Date or such longer time as may be required by Law, and thereafter, if it desires to destroy or dispose of such books and records, to offer first in writing at least sixty (60) days prior to such destruction or disposition to surrender them to Seller.

Section 5.7 Publicity. The initial press releases with respect to the Transaction shall be a separate press release by each of Seller and Purchaser and each has been agreed upon by Seller and Purchaser. Other than such press releases, neither Party nor any Affiliate or Representative of such Party shall issue or cause the publication of any press release or public announcement in respect of this Agreement, the Transaction or the other transactions contemplated by this Agreement without the prior written consent of the other Party (which consent shall not be unreasonably withheld, conditioned or delayed), except as may be required by Law or stock exchange rules, in which case the Party required to publish such press release or public announcement shall use reasonable efforts to provide the other Party a reasonable opportunity to comment on such press release or public announcement in advance of such publication; provided that the foregoing shall not apply to any press release or public announcement so long as any statements contained therein concerning the Transaction or the other transactions contemplated by this Agreement are consistent with previous releases or announcements made by the applicable Party with respect to which such Party has complied with the provisions of this Section 5.7.

Section 5.8 Intercompany Accounts and Intercompany Arrangements. Immediately prior to the Closing (or prior thereto, if so determined by Seller), all intercompany balances and accounts (other than intercompany balances and accounts set forth in Section 5.8 of the Seller Disclosure Schedules) between the Business, on the one hand, and the Retained Business, on the other hand, shall be settled or otherwise eliminated in such a manner as the Seller Entities shall determine in their sole discretion. Any such intercompany balances and accounts that are settled at or after the Closing but in connection with the Closing shall be deemed for purposes of this Agreement to have been settled as of immediately prior to the Closing. Immediately prior to the Closing (or prior thereto, if so determined by Seller), except for the Transaction Documents to be entered into in connection with this Agreement and any arrangements, understandings or Contracts set forth in Section 5.8 of the Seller Disclosure Schedules, all arrangements, understandings or Contracts, including all obligations to provide goods, services or other benefits, solely between the Seller Entities that (in the absence of this Section 5.8) would be Purchased Assets, shall automatically be terminated without further payment or performance and cease to have any further force and effect, such that no party thereto shall have any further obligations or Liabilities therefor or thereunder.

Section 5.9 Financing.

(a) Purchaser shall take, or cause to be taken, all actions, and do, or cause to be done, all things necessary, proper or advisable to obtain funds sufficient to fund any amount payable by Purchaser (or its Affiliates) in connection with the transactions contemplated by this Agreement, including the Closing Purchase Price and the Final Purchase Price and any other amounts as and when contemplated by this Agreement.

(b) The foregoing notwithstanding, compliance by Purchaser with this Section 5.9 shall not relieve Purchaser of its obligations to consummate the transactions contemplated by this Agreement, whether or not any financing is available. In no event shall the receipt or availability of any funds or financing by Purchaser or any Affiliate of Purchaser or any other financing or other transactions be a condition to any of Purchaser’s obligations under this Agreement.

Section 5.10 Know-How Transfer. Prior to the Closing, Seller shall use commercially reasonable efforts to transfer to Purchaser the Know-How included in the Business Intellectual Property that is in any Seller Entity’s possession or control and relates to the services provided to the Business by individuals who are employees of Seller or any of its Subsidiaries but who are not Business Employees, including the Know-How described in Section 5.10 of the Purchaser Disclosure Schedules, provided that Seller shall not be obligated to create or deliver to Purchaser tangible embodiments of any such Know-How that is not in tangible form.

Section 5.11 Financial Obligations. At or prior to the Closing, Purchaser and Seller shall cooperate and shall use their commercially reasonable efforts to arrange for substitute letters of credit, surety bonds, Purchaser guarantees, advance payment guarantees, and other obligations to replace the outstanding letters of credit, surety bonds, guarantees, advance payment guarantees and other contractual obligations entered into by or on behalf of Seller or any of its Affiliates in connection with or relating to the Business, the Purchased Assets or the Assumed Liabilities set forth on Section 5.11 of the Seller Disclosure Schedule or identified by Seller to Purchaser in writing prior to Closing (together, the “Guarantees”) and assume all obligations under each Guarantee, obtaining from the creditor or other counterparty a full and irrevocable release of Seller and its Affiliates that are liable, directly or indirectly, for reimbursement to the creditor or fulfillment of other Liabilities to a counterparty in connection with the Guarantees. Purchaser further agrees that to the extent Seller or any of its Affiliates incurs any cost or expense, or is required to make any payment, or is subject to any claim or Proceeding, in connection with such Guarantees on or after the Closing, Purchaser shall indemnify and hold harmless Seller and its Affiliates against, and reimburse Seller and its Affiliates for, any and all Liabilities or amounts paid, including costs or expenses in connection with such Guarantees, including Seller’s and any of its Affiliates’ expenses in maintaining such Guarantees, whether or not any such Guarantee is drawn upon or required to be performed, and shall in any event promptly and in no event later than three (3) Business Days after written demand therefor from Seller, reimburse Seller and any of its Affiliates to the extent that any Guarantee is called upon and Seller or any of its Affiliates makes any payment or incurs any Liability in respect of any such Guarantee. For any Guarantees for which Purchaser or any of its Affiliates, as applicable, is not substituted in all respects for Seller and its Affiliates (or for which Seller and its Affiliates are not fully released) effective as of the Closing and that cannot otherwise be terminated effective as of the Closing (with Seller and its Affiliates to be fully released in respect thereof), Purchaser and Seller shall cooperate and shall use their commercially reasonable efforts to, and shall cause their respective Affiliates to continue to use their commercially reasonable efforts to, effect such substitution or termination and release after the Closing. Without limiting the foregoing, neither Purchaser nor any of its Affiliates shall extend or renew any Contract containing or underlying a Guarantee unless, prior to or concurrently with such extension or renewal, Purchaser or its Affiliates are substituted in all respects for Seller and its Affiliates, and Seller and its Affiliates are fully released, in respect of all Liabilities under such Guarantees.

Section 5.12 IP Matters. Except as expressly provided in this Section 5.12 or the Transition Services Agreement, neither Purchaser nor any of its Affiliates shall acquire any rights in, or use, or have the right to use, the Agios Name and Agios Marks or any name or mark that, in the reasonable judgment of Seller, is similar to or embodying the Agios Name and Agios Marks. Except as provided in the immediately prior sentence, Seller hereby grants to Purchaser and its Affiliates a limited, worldwide, non-exclusive, non-transferable, (subject to the immediately following sentence) sublicensable, royalty-free right to continue to use the Agios Name and Agios Marks (a) on packaging, labeling, and educational, payer and marketing materials (including online materials), associated with TIBSOVO® until the later of (i) the date that is eighteen (18) month anniversary of Closing and (ii) the date that is twelve (12) months after Purchaser’s receipt of all necessary approvals from the FDA for replacement packaging associated with TIBSOVO® and (b) as permitted by the Transition Services Agreement for the term of the applicable service. Purchaser and its Affiliates shall have the right to grant sublicenses solely (A) with the prior written consent of Seller (such consent not to be unreasonably withheld, conditioned or delayed) or (B) consistent with licenses or sublicenses granted prior to Closing under the Specified Business Contracts. During such period, the Agios Name and Agios Marks shall be used in the same manner the Seller Entities used such Agios Name and Agios Marks before the Closing and in accordance with any reasonable instructions as may be given by Seller to Purchaser from time to time and which are not inconsistent with the usage before the Closing (in each case except with respect to deviations from usage before Closing as a result of the transactions contemplated by the Transaction Documents). Purchaser shall not use or permit the use of any of the Agios Name and Agios Marks in any manner that is detrimental to the goodwill associated with such Agios Name and Agios Marks. All goodwill arising from the use the Agios Name and Agios Marks shall inure to the exclusive benefit of Seller and its Affiliates, as applicable. Purchaser’s use of the Agios Name and Agios Marks shall be in accordance with this Section 5.12. Purchaser shall, and shall cause its Affiliates to not hold itself out as having any affiliation with Seller or any of its Affiliates (except to the extent such affiliation is implied by the use of the Agios Name and Agios Marks as contemplated herein). In any event, prior to the expiration of the license granted pursuant to this Section 5.12, Purchaser shall and shall cause each of its Affiliates to (x) cease and discontinue use of all Agios Name and Agios Marks and (y) complete the removal of the Agios Name and Agios Marks from all packaging, labeling, and educational, payer and marketing materials associated with TIBSOVO®.

Section 5.13 Insurance.

(a) Except to the extent related to the Specified Insurance Policies and the Liabilities retained by the Seller Entities and their Affiliates pursuant to Section 2.7(i): (i) from and after the Closing, the Business, the Purchased Assets, the Assumed Liabilities, and the operations and assets and Liabilities in respect thereof, shall cease to be insured by Seller’s or its Affiliates’ insurance policies or by any of their self-insured programs, and neither Purchaser nor its Affiliates shall have any access, right, title or interest to or in any such insurance policies (including to all claims and rights to make claims and all rights to proceeds) to cover the Business, the Purchased Assets, the Assumed Liabilities, or the operations or assets or Liabilities in respect thereof; (ii) Seller or its Affiliates may amend any insurance policies in the manner it deems appropriate to give effect to this Section 5.13; and from and after the Closing, Purchaser shall be responsible for securing all insurance it considers appropriate for the Business, the Purchased Assets, the Assumed Liabilities, and the operations and assets and Liabilities in respect thereof. Purchaser further covenants and agrees not to seek to assert or to exercise any rights or claims of, or in respect of, the Business, the Purchased Assets, the Assumed Liabilities, and the operations and assets and Liabilities in respect thereof, under or in respect of any past or current insurance policy under which any of the foregoing is a named insured. Seller agrees that, between the date hereof and the Closing Date, Seller shall, and shall cause its Subsidiaries to, maintain any of Specified Insurance Policies in effect as of the date hereof that would cover claims of product liability, product warranty, product recall, product defect and personal injury (other than any failure to maintain such Specified Insurance Policies as a result of an action taken by the insurer outside of the control of Seller or its Subsidiaries).

(b) Seller shall, and shall cause the other Seller Entities to, from the date of this Agreement until the expiration or termination of this Agreement:

(i) notify Purchaser of any material communication received prior to Closing from a third party of a claim or of any occurrence that could lead to a claim, in relation to any and all Liabilities relating to product liability, product defects, product recalls or personal injury with respect to the Products, even if such Liabilities constitute Retained Liabilities, and report and claim any such matters in accordance with the applicable the Specified Insurance Policies; and

(ii) keep Purchaser reasonably informed regarding any claims in relation to any Liabilities of the type described in clause (i) above and consider in good faith any comments provided by Purchaser regarding the management and strategy of such claims.

Section 5.14 Litigation Support.

(a) Subject to the provisions of Article X (including Section 10.4), except as set forth in Section 5.14 of the Seller Disclosure Schedules, in the event that and for so long as Seller or any of its Affiliates is prosecuting, contesting or defending any Proceeding, investigation, charge, claim or demand by or against a third party (for the avoidance of doubt, other than Purchaser or any of its Affiliates) in connection with (i) the Transaction or any of the other transactions contemplated under this Agreement, or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction relating to, in connection with or arising from the Business, the Purchased Assets or the Assumed Liabilities, Purchaser shall, and shall cause its Affiliates (and its and their officers and employees and Representatives) to, cooperate with the reasonable request of Seller and its counsel in such prosecution, contest or defense, including making available its personnel, and providing such testimony and access to its books and records and other information, including any books, data and information that Seller transferred to Purchaser as Purchased Assets, as shall be reasonably necessary in connection with such prosecution, contest or defense; provided that (A) such cooperation does not unreasonably interfere with the conduct of the Business and (B) Seller reimburses Purchaser and its Affiliates for any out-of-pocket costs and expenses incurred in connection with such cooperation.

(b) Subject to the provisions of Article X (including Section 10.4), except as set forth in Section 5.14 of the Seller Disclosure Schedules, in the event that and for so long as Purchaser or any of its Affiliates is prosecuting, contesting or defending any Proceeding, investigation, charge, claim or demand by or against a third party (for the avoidance of doubt, other than Seller or any of its Affiliates) in connection with (i) the Transaction or any of the other transactions contemplated under this Agreement, or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction relating to, in connection with or arising from the Retained Businesses, the Excluded Assets or the Retained Liabilities, Seller shall, and shall cause its Affiliates (and its and their officers and employees and Representatives) to, cooperate with the reasonable request of Purchaser and its counsel in such prosecution, contest or defense, including making available its personnel, and providing such testimony and access to its books and records and other information as shall be reasonably necessary in connection with such prosecution, contest or defense; provided that (A) such cooperation does not unreasonably interfere with the conduct of the Retained Business and (B) Purchaser reimburses Seller and its Affiliates for any out-of-pocket costs and expenses incurred in connection with such cooperation.

Section 5.15 Misdirected Invoices and Payments.

(a) Seller shall, or shall cause its applicable Affiliate to, promptly deliver and, if applicable, pay to Purchaser (or its designated Affiliates) any invoices, monies or checks that have been sent to Seller or any of its

Affiliates after the Closing Date by customers, suppliers or other contracting parties of the Business or to the extent that they constitute, or relate to, a Purchased Asset or a Assumed Liability, as applicable, hereunder.

(b) Purchaser shall, or shall cause its applicable Affiliate to, promptly deliver and, if applicable, pay to Seller (or its designated Affiliates) any invoices, monies or checks that have been sent to Purchaser or any of its Affiliates (including the Business) after the Closing Date to the extent that they constitute, or relate to, an Excluded Asset or a Retained Liability, as applicable, hereunder.

Section 5.16 Non-Solicitation of Employees.

(a) For a period of eighteen months (18) months from the Closing Date, without the prior written consent of Purchaser, as to any Transferred Employee (a “Seller Covered Person”), Seller agrees that none of Seller or any of its Subsidiaries will solicit for employment or services (whether as an employee, consultant or independent contractor) with any Seller Covered Person; provided that Seller and its Affiliates shall not be precluded from soliciting any such individual: (i) whose employment was voluntarily terminated by the Transferred Employee at least six (6) months, or whose employment was involuntarily terminated by Purchaser or any of its Affiliates, in either case prior to commencement of employment discussions between Seller or its Affiliates and such individual, or (ii) who responds to solicitation not specifically targeted at employees of Purchaser or any of its Affiliates (including by a search firm or recruiting agency); and provided, further, that Seller and its Affiliates shall not be restricted from engaging in solicitations or advertising not targeted at any Purchaser Covered Person.

(b) For a period of eighteen (18) months from the Closing Date, without the prior written consent of Seller, as to any employee of Seller or its Subsidiaries with the title of Director or above as of immediately prior to the Closing (other than any Transferred Employee) (a “Purchaser Covered Person”), Purchaser agrees that none of Purchaser or any of its Affiliates will solicit for employment or services (whether as an employee, consultant or independent contractor) with any Purchaser Covered Person; provided that Purchaser and its Affiliates shall not be precluded from soliciting any such individual (i) whose employment ceased six (6) months prior to commencement of employment discussions between Purchaser or its Affiliates and such individual, or (ii) who responds to solicitation not specifically targeted at employees of Seller or any of its Affiliates (including by a search firm or recruiting agency); and provided, further, that Purchaser and its Affiliates shall not be restricted from engaging in solicitations or advertising not targeted at any Purchaser Covered Person.

Section 5.17 Misallocated Assets.

(a) Subject to Section 2.11, if, at any time after the Closing, any asset held by Purchaser or any of its Affiliates is ultimately determined to be an Excluded Asset or Purchaser or any of its Affiliates is found subject to a Retained Liability, (i) Purchaser shall, or shall cause its Affiliates to, return or transfer and convey (without further consideration) to Seller or an Affiliate of Seller such Excluded Asset or Retained Liability as directed in writing by Seller; (ii) Seller shall, or shall cause its appropriate Affiliate to, assume (without further consideration) such Retained Liability; and (iii) Seller and Purchaser shall, and shall cause their appropriate Affiliates to, execute such documents or instruments of conveyance or assumption and take such further acts as are reasonably necessary or desirable to effect the transfer of such Excluded Asset or Retained Liability back to Seller or its appropriate Affiliate.

(b) Subject to Section 2.11, if, at any time after the Closing, any asset held by Seller or its Affiliates is ultimately determined to be a Purchased Asset or Seller or any of its Affiliates is found to be subject to an Assumed Liability, (i) Seller shall, or shall cause its Affiliates to, return or transfer and convey (without further consideration) to Purchaser such Purchased Asset or Assumed Liability as directed in writing by Purchaser; (ii) Purchaser shall, or shall cause its appropriate Affiliate to, assume (without further consideration) such Assumed Liability; and (iii) Seller and Purchaser shall, and shall cause their appropriate Affiliates to, execute such documents or instruments of conveyance or assumption and take such further acts as are reasonably necessary or desirable to effect the transfer of such Purchased Asset or Assumed Liability to Purchaser or its appropriate Affiliate.

Section 5.18 Certain Registrations.

(a) Notwithstanding anything to the contrary in this Agreement or any Transaction Document, but subject to Section 5.18(b), Purchaser shall be responsible, at Purchaser’s sole cost and expense, for preparing and filing all instruments and documents necessary to effect the assignment of the Business Intellectual Property and Product Registrations to Purchaser and its Affiliates, including the execution and legalization of any and all assignment documents, powers or attorneys, and associated documents necessary or beneficial for the assignment and recordal of the Business Intellectual Property at Intellectual Property registries with Governmental Entities.

(b) Promptly after the Closing (but in any event no later than five (5) Business Days following the Closing), Seller shall provide a complete copy of the Product NDAs, including supplements and records that are required to be kept under 21 C.F.R. 314.81, INDs, ODD, breakthrough therapy designations, fast track designations and clinical trial applications to Purchaser, and (ii) promptly after the date on which Seller provides the items described in clause (i) to Purchaser (but in any event no later than three (3) weeks following such date), Seller shall file, or cause to be filed, with the applicable Governmental Entities the Seller Regulatory Letters, and provide a copy of the as-filed Seller Regulatory Letters to Purchaser. In connection with the foregoing, Purchaser shall use commercially reasonable efforts to promptly after the date on which Seller provides the items described in clause (i) to Purchaser file, or cause to be filed, with the applicable Governmental Entities, the Purchaser Regulatory Letters and provide a copy of the as-filed Purchaser Regulatory Letters to Seller.

(c) After the Closing and until the date of transfer of each Product Registration included in the Purchased Assets, each Party shall, or shall cause its applicable Affiliate to or cause to be provided, a copy of all relevant correspondence with any Governmental Entity relating to such Product Registration to the other Party as soon as reasonably practicable, and in any event within five (5) Business Days of the delivery or receipt of any such correspondence.

(d) Seller shall, and shall cause its Affiliates and its and their respective employees to, reasonably cooperate with Purchaser and its Affiliates in connection with the foregoing, including the execution and legalization of any and all assignment documents, powers or attorneys, and associated documents necessary or beneficial for the assignment and recordal of the Business Intellectual Property at Intellectual Property registries with Governmental Entities; provided that, notwithstanding anything to the contrary herein, such obligation of Seller and its Subsidiaries to cooperate shall expire twenty-four (24) months following the Closing Date.

(e) On or as promptly as reasonably practicable after the Closing Date, Seller shall and shall cause the other Seller Entities to (i) transfer (or implement arrangements for the transfer and delivery of physical possession of) to the Designated Purchasers or their respective designees all Transferred Tangible Personal Property (excluding Transferred Inventory) and Data (whether electronic or otherwise) that is material to the operation of the Business or development of the Products included in the Purchased Assets and (ii) upon reasonable written request of Purchaser, notify all of its agents that hold files or other tangible material or data included in the Purchased Assets that, effective as of the Closing, the applicable Designated Purchaser owns such Purchased Assets, with directions to transfer such Purchased Assets to the applicable Designated Purchaser in accordance with Purchaser’s reasonable instructions. Purchaser shall pay for any out-of-pocket shipping costs (but excluding preparatory and organization costs) associated with the delivery of the Purchased Assets to the Designated Purchasers or their respective designees.

Section 5.19 Mail and Other Communications. After the Closing Date, each of Seller and its Subsidiaries and Purchaser and its Affiliates may receive mail and other communications properly belonging to the other (or the other’s Subsidiaries or Affiliates). Accordingly, at all times after the Closing Date, each of Seller and Purchaser authorizes the other and its Affiliates to receive and open all mail and other communications received by it and not unambiguously intended for any other Party (or its Affiliates) or any other Party’s (or its Affiliates’) officers or directors, and to retain the same to the extent that they relate to the business of the receiving Party; provided that, to the extent that they do not relate to the business of the receiving Party, the receiving Party shall promptly deliver such mail or other communications (or, in case the same relate to both businesses, copies thereof) to the other Party. The provisions of this Section 5.19 are not intended to, and shall not be deemed to, constitute an authorization by either Seller or Purchaser to permit the other to accept service of process on its behalf and neither Party is or shall be deemed to be the agent of the other for service of process purposes.

Section 5.20 Bulk Transfer Laws. Purchaser acknowledges that Seller has not taken, and does not intend to take, any action required to comply with any applicable so-called “bulk sale” or “bulk transfer” Laws or similar Laws, and Purchaser hereby waives, to the fullest extent permitted by applicable Law, compliance by Seller and its Affiliates with the provisions of any such Laws of any jurisdiction in connection with the sale of the Purchased Assets.

Section 5.21 Notifications and Consents Under Specified Business Contracts. Prior to the Closing Date, subject to applicable Antitrust Laws, Seller shall use commercially reasonable efforts to (a) prepare any notice to or request for consent from any counterparty to any Material Contract included in the Specified Business Contracts that, by its terms, requires notice or consent in connection with the Transaction, and (b) provide each such notice or request for consent to the applicable counterparty no later the deadline for such item under the applicable Specified Business Contract (or, if no such deadline is specified, no later than fifteen (15) days prior to Closing), and each such notice or request for consent shall be similar in all material respects to one or more templates to be mutually agreed by Seller and Purchaser; provided that in no event will Purchaser have any right to terminate this Agreement or delay or prevent the Closing based on the failure to Seller to prepare or provide any such notices or requests for consent.

Section 5.22 Pharmacovigilance Matters. In accordance with all applicable Laws, the Parties agree to monitor, exchange and report any and all safety information for the Products from the Closing Date until the execution of a safety database transfer agreement between the Parties. Unless the Parties agree that the applicable services will be provided and any other applicable matters will be addressed solely pursuant to the Transition Services Agreement, as promptly as practicable, but no later than forty-five (45) days, following the execution of this Agreement, the Parties shall negotiate in good faith an agreement (the “PV Agreement”) to formalize their respective responsibilities with regard to the safety data exchange and pharmacovigilance for the Products on commercially reasonable terms; provided that, the failure to so agree will not in any manner prevent or delay the occurrence of the Closing. In the event of a conflict between any provision of the PV Agreement and this Agreement in matters of business, financial or legal nature, the terms of this Agreement shall prevail. For matters of safety data exchange or pharmacovigilance, the terms of the PV Agreement shall prevail.

Section 5.23 Transfer of Clinical Studies. Transfer of sponsorship of ongoing clinical studies will be the responsibility of Seller. Unless the Parties agree that the applicable services will be provided and any other applicable matters will be addressed solely pursuant to the Transition Services Agreement, as promptly as practicable, but no later than forty-five (45) days, following the execution of this Agreement, the Parties shall negotiate in good faith an agreement (the “Clinical Study Transfer Agreement”) detailing the transfer of such clinical studies, including the preparation of technical documentation allowing change of sponsorship to be sent to Governmental Entities, Ethics Committee and Institutional Review Boards.

Section 5.24 Additional Financial Information. Seller shall, at the sole cost and expense of Purchaser, use commercially reasonable efforts to prepare and deliver to Purchaser such additional financial information in respect of the Business as set forth on, and on the terms described in, Section 5.24 of the Seller Disclosure Schedules.

Section 5.25 Additional Asset Information. As promptly as reasonably practicable after the date of this Agreement, and in any event no later than twenty (20) days prior to the Closing Date, Seller shall use commercially reasonable efforts to provide to Purchaser complete lists of the Purchased Assets held by each Seller Entity to the extent necessary to prepare each Assignment Agreement and Bill of Sale in sufficient detail to effectuate a valid transfer of the Specified Business Contracts outside of the United States under applicable Law; provided that in no event will Purchaser have any right to terminate this Agreement or delay or prevent the Closing based on the contents of, or any failure to provide, such asset list. After the date of this Agreement,

Seller shall cooperate with Purchaser to compile, with respect to all Purchased Assets that have a book value, the book value, the Tax value (if different from the book value) and the country in which such Purchased Assets are located.

Section 5.26 Transition Services Agreement and Transition Distribution Services Agreement. As promptly as practicable, and in any event no later than sixty (60) days following the execution of this Agreement, the Parties shall negotiate in good faith (a) the exhibits to the Transition Services Agreement (which exhibits shall include the services and pricing for services to be provided pursuant to the Transition Services Agreement) in accordance with the principles set forth in the form of Transition Services Agreement set forth on Exhibit A and (b) an agreement setting forth the provision of distribution and administration services for the Products (including the Transferred Inventory) for a transitional period from the Closing until the transfer of the applicable Product Registration or such other date as agreed in such agreement (the “Transition Distribution Services Agreement”). From and after the Closing, and until the expiration or termination of the Transition Services Agreement or Transition Distribution Services Agreement, as applicable, in the event that Seller or any its Affiliates sell, transfer or convey their respective rights in and to any material portion of the assets of the Retained Business required for performance of Seller’s or its Affiliates’ obligations under the Transition Services Agreement or the Transition Distribution Services Agreement, Seller shall either (i) require as a condition of such sale, transfer or conveyance that the applicable purchaser of such Retained Business assets assume all relevant obligations of Seller or its Affiliates under the Transition Services Agreement or the Transition Distribution Services Agreement, as applicable, or (ii) implement alternative arrangements for the performance of its obligations under the Transition Services Agreement or the Transition Distribution Services Agreement, as applicable, in a manner reasonably acceptable to Purchaser.

Section 5.27 RWI Policy. Purchaser shall not waive, amend, modify or otherwise revise the RWI Policy, without Seller’s prior written consent, in any manner that would adversely affect the rights of Seller under this Agreement or alter the subrogation provisions applicable to Seller and its Affiliates.

Section 5.28 Restricted Program. For a period of five (5) years after the Closing, Seller shall not, and shall cause its Subsidiaries not to, directly or indirectly, conduct or resume activities with respect to the program described in Section 5.28 of the Seller Disclosure Schedules.

Section 5.29 IP License. Effective as of the Closing, Seller, on behalf of itself and its Subsidiaries, hereby grants to Purchaser and its Affiliates a worldwide, non-exclusive, perpetual, irrevocable, fully paid royalty-free and, with Seller’s prior written consent (not to be unreasonably withheld, conditioned or delayed), sub-licensable license to all Intellectual Property that is (a) owned by Seller and its Subsidiaries as of the Closing Date, (b) required for the research, development, manufacturing, use or commercialization of the Products, and (c) not included in the Business Intellectual Property (the “Specified Business Intellectual Property”) solely for the purpose of Exploiting the Products in the Business Field (including as may be required by any Specified Business Contracts). From and after the Closing, in the event that Seller or any its Subsidiaries sell, transfer or convey their respective rights in and to any Specified Business Intellectual Property, Seller shall require, as a condition of such sale, transfer or conveyance, that the applicable purchaser of such Specified Business Intellectual Property grant to Purchaser and its Affiliates a license to such Specified Business Intellectual Property solely for the purpose of Exploiting the Products in the Business Field (including as may be required by any Specified Business Contracts) on the same terms set forth in this Section 5.29.

ARTICLE VI

EMPLOYEE MATTERS

Section 6.1 Transfer of Business Employees. Promptly following the date of this Agreement, but in any event no later than sixty (60) calendar days thereafter, Purchaser will, or will cause one or more of its Affiliates or designees to, offer employment to all of the Business Employees set forth in Section 3.16(a) of the Seller

Disclosure Schedules, in each case in compliance with Section 6.2(a) below and with such employment to commence immediately upon the Closing. Seller and its Affiliates will consult with Purchaser on any communications to be provided to Business Employees as of the date of this Agreement and prior to Closing and the Parties will mutually agree on any communications to Business Employees with regards to terms and conditions of employment following the Closing. Seller and its Affiliates will cooperate with and use their commercially reasonable efforts to assist Purchaser and its Affiliates in their efforts to secure the transition of the relevant Business Employees to Purchaser. Without limiting the generality of the foregoing, Seller and its Affiliates will (a) at such times as Purchaser may reasonably request after providing Seller with reasonable advance notice, cooperate with Purchaser and permit Purchaser to speak with and meet with Business Employees to discuss such Business Employees’ employment with Purchaser after the Closing and (b) subject to Section 5.6(a), provide all relevant information in their possession necessary for Purchaser to offer employment to the relevant Business Employees, including for the hiring and transfer of the Business Employees. Business Employees who accept offers of employment from Purchaser or an Affiliate of Purchaser are referred to as “Transferred Employees”. Any Business Employee who is on disability or other leave as of the Closing and who presents themselves for work within six (6) months following the Closing will be offered employment with Purchaser or any Affiliate thereof in accordance with this Section 6.1) upon his or her presentment for work and will become a Transferred Employee as of his or her date of acceptance of the offer.

Section 6.2 Compensation and Employee Benefits.

(a) Compensation and Benefits Comparability. Except as otherwise required by applicable Law, for a period of twelve (12) months following the Closing (the “Protected Period”), Purchaser shall, or shall cause its Affiliates to, provide to each Transferred Employee: (i) rates of hourly wages and annual base salaries which are no less favorable than those the Transferred Employees received immediately prior to the Closing Date; (ii) with respect to any bonus performance cycle under Purchaser’s annual cash bonus program that begins after the Closing but during the Protected Period, annual cash bonus and cash incentive opportunities which are no less favorable with respect to target bonus as a percentage of salary than the potential target amount provided to the Transferred Employees under the Annual Bonus Plan immediately prior to the Closing Date; (iii) annual long-term incentive opportunities (which may be delivered in the form of cash, equity or a combination thereof) as set forth in Section 6.2(a) of the Seller Disclosure Schedules; (iv) a primary work location that is not greater than thirty (30) miles from the Business Employee’s primary work location as of immediately prior to the Closing (which for the avoidance of doubt may be deemed either to be the Business Employee’s primary residence, if such Business Employee is working remotely, or the Business Employee’s designated Business office workplace location); and (v) employee benefits that are substantially comparable, in the aggregate (specifically including an employer matching percentage and vesting schedule applicable to same under the Purchaser DC Plans, that are no less favorable than those provided under the Seller DC Plans as of the date of this Agreement, and those other benefits set forth in Section 6.2(a) of the Seller Disclosure Schedules, but specifically excluding equity compensation and employee stock purchase plan benefits), to those provided to such Transferred Employees immediately prior to the Closing Date. In addition, if, during the Protected Period, a Transferred Employee’s employment is terminated under circumstances which would have entitled such employee to severance benefits under the Seller Severance Policy identified in Section 3.15(a) of the Seller Disclosure Schedules (the “Seller Severance Policy”), Purchaser shall provide to such Transferred Employee severance benefits that are no less favorable than the greater of (A) the severance benefits that would have been payable to each such Business Employee under the Seller Severance Policy, and (B) the severance benefits applicable to similarly situated employees of Purchaser or its Affiliates, in the case of clauses (A) and (B), taking into account such Business Employee’s additional period of service and increases in compensation following the Closing. The employment compensation, benefits and terms required to be provided by Purchaser or one of its Affiliates under this Section 6.2(a) in their totality shall constitute a “Comparable Offer”. The offers of employment from Purchaser shall maintain the Business Employee’s then-current titles. In addition, during the Protected Period, for each Business Employee who has accepted an offer of employment from Purchaser, Purchaser shall maintain the title and substantially similar scope of responsibilities of each such Transferred Employee, in each case to the extent specified in such Transferred Employee’s offer, at the same or higher levels.

(b) Severance or Other Termination Liabilities. Seller and its Affiliates: (i) shall within thirty (30) calendar days after the Closing Date, terminate the employment of any Business Employee who rejects a Comparable Offer, (ii) shall not during the period of eighteen (18) months after the Closing Date, without the prior written consent of Purchaser, re-employ any Business Employee so terminated and (iii) shall be solely responsible for any severance, termination indemnity, redundancy or similar termination payments or benefits that may become payable to any Business Employee who rejects a Comparable Offer. Purchaser and its Affiliates shall be solely responsible for any severance, termination indemnity, redundancy or similar termination payments or benefits that may become payable to any Business Employee who does not become an employee of Purchaser or its Affiliates because such Business Employee rejects or does not accept an offer of employment that is not a Comparable Offer.

(c) Service Credit. For all purposes (including for purposes of vesting and eligibility to participate, but not benefit accrual (other than with respect to vacation, paid time off or service-based severance), under the employee benefit plans of Purchaser and its Affiliates providing benefits to any Transferred Employees after the Closing (specifically including, without limitation, the Purchaser DC Plans)) (collectively, the “New Plans”), each Transferred Employee shall be credited with his or her years of service with Seller and its Affiliates and their respective predecessors prior to the Closing, to the same extent as such Transferred Employee was entitled, prior to the Closing, to credit for such service under any similar Seller Benefit Plan in which such Business Employee participated or was eligible to participate immediately prior to the Closing; provided that the foregoing shall not apply to the extent that its application would result in a duplication of benefits for the same period of service; provided, further, that Purchaser’s obligations under this Section 6.2(c) are contingent on Purchaser’s receipt from Seller, prior to the Closing Date, of all information reasonably determined by Seller to be necessary to implement Purchaser’s obligations under this Section 6.2(c), to the extent requested by Purchaser and permitted to be provided under applicable Law. In addition, and without limiting the generality of the foregoing, each Transferred Employee shall be immediately eligible to participate, without any waiting time, in any and all New Plans to the extent coverage under such New Plan is comparable to a Seller Benefit Plan in which such Transferred Employee participated immediately before the Closing (such plans, collectively, the “Old Plans”).

(d) Welfare Plans.

(i) Without limiting the generality of Section 2.7(d), Seller and its Affiliates shall (A) retain all obligations to provide coverage required under the U.S. Consolidated Omnibus Budget Reconciliation Act of 1985, as codified at Section 601 et seq. of ERISA and at Section 4980B of the Code (“COBRA”) with respect to each “M&A qualified beneficiary” as that term is defined in the regulations promulgated under COBRA and (B) retain all obligations for those health insurance claims that were incurred under the applicable Seller Benefit Plan(s) prior to the Closing Date by any Business Employee.

(ii) For purposes of each New Plan providing medical, dental, pharmaceutical or vision benefits to any Business Employee, Purchaser shall cause all pre-existing condition exclusions and actively-at-work requirements of such New Plan to be waived for such employee and his or her covered dependents, unless such conditions would not have been waived under the comparable Seller Benefit Plans in which such employee participated immediately prior to the Closing, and Purchaser shall cause any eligible expenses incurred by such employee and his or her covered dependents during the portion of the plan year of the Old Plans ending on the date such employee’s participation in the corresponding New Plan begins to be taken into account under such New Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan; provided, however, that Purchaser’s obligations under this Section 6.2(d)(ii) are contingent on Purchaser’s receipt from Seller, prior to the Closing Date, of all information reasonably determined by Seller to be necessary to implement Purchaser’s obligations under this Section 6.2(d)(ii), to the extent requested by Purchaser and permitted to be provided under applicable Law.

(e) Flexible Spending Accounts. Seller and Purchaser shall take all actions necessary or appropriate so that, effective as of the Closing Date, (i) the account balances (whether positive or negative) (the “Transferred FSA Balances”) under the applicable flexible spending plan of Seller or its Affiliates (collectively, the “Seller

FSA Plan”) of the Transferred Employees who are participants in the Seller FSA Plan shall be transferred to one or more comparable plans of Purchaser (collectively, the “Purchaser FSA Plan”); (ii) the elections, contribution levels and coverage levels of such Transferred Employees shall apply under the Purchaser FSA Plan in the same manner as under the Seller FSA Plan; and (iii) such Transferred Employees shall be reimbursed from the Purchaser FSA Plan for claims incurred at any time during the plan year of the Seller FSA Plan in which the Closing Date occurs that are submitted to the Purchaser FSA Plan from and after the Closing Date on the same basis and the same terms and conditions as under the Seller FSA Plan. As soon as practicable after the Closing Date, and in any event within ten (10) Business Days after the amount of the Transferred FSA Balances is determined, Seller shall pay Purchaser the net aggregate amount of the Transferred FSA Balances, if such amount is positive, and Purchaser shall pay Seller the net aggregate amount of the Transferred FSA Balances, if such amount is negative.

Section 6.3 U.S. Defined Contribution Plans.

(a) Effective as soon as practicable following the Closing, Purchaser shall designate U.S. defined contribution plans (collectively, the “Purchaser DC Plans”) for the benefit of the Transferred Employees who participated in one or more of the U.S. defined contribution plans maintained by Seller or its Affiliates that are intended to be Tax qualified immediately prior to the Closing (collectively, the “Seller DC Plans”). The applicable Purchaser DC Plans shall be Tax-qualified in the same manner as the corresponding Seller DC Plans, and Purchaser shall provide Seller any determination letters or similar documentation evidencing such qualification.

(b) Each Purchaser DC Plan will provide for the receipt from Transferred Employees of “eligible rollover distributions” (as such term is defined under Section 402 of the Code), excluding notes corresponding to loans. Purchaser and Seller will work together in order to facilitate any such distribution or rollover and to effect an eligible rollover distribution for those Transferred Employees who elect to roll over their account balances, directly into a Purchaser DC Plan. Except for such “eligible rollover distributions”, Seller shall retain all Liabilities under the Seller DC Plans. Seller shall cause Transferred Employees to be fully vested in their accrued benefits under the Seller DC Plans effective as of Closing.

Section 6.4 Equity Compensation. Section 6.4 of the Seller Disclosure Schedules sets forth the terms and conditions under which Transferred Employees may be able to earn additional compensation related to equity awards granted under the Agios Pharmaceuticals, Inc. 2013 Stock Incentive Plan, as in effect as of the date this Agreement (the “Equity Plan”) which are forfeited as a result of ceasing to be employed by Seller.

Section 6.5 Short-Term Incentive Compensation. With respect to any cash incentive compensation payable under each incentive compensation plan or arrangement in which any Transferred Employee participates in the calendar year in which the Closing occurs (or any portion thereof) to Transferred Employees in connection with their services to the Business (the “Cash Incentive Compensation””), Seller and Purchaser agree as follows:

(a) With respect to each Transferred Employee who (i) was a participant in the Seller Benefit Plan that provides for a cash bonus based on calendar year 2021 performance (the “Annual Bonus Plan”) prior to Closing and (ii) remains employed by Seller or one of its Affiliates through the Closing, within ten (10) Business Days after the Closing, Seller shall, or shall cause an Affiliate to, pay (for the pre-Closing period) such Transferred Employee an amount equal to the amount such Transferred Employee would have earned under the Annual Bonus Plan for calendar year 2021, based on actual performance as of the Closing Date (as determined by Seller in good faith), multiplied by a fraction the numerator is the number of days between January 1, 2021 and the Closing Date and the denominator of which is 365 (the “Prorated 2021 Bonus”); and

(b) Purchaser shall provide each Transferred Employee with a bonus opportunity for the period between Closing and September 30, 2021, based on the target level performance (% of base salary) under the Annual Bonus Plan, multiplied by a fraction the numerator of which is the number of days between Closing and September 30, 2021, and denominator of which is 365. Bonus metrics and achievement thereof will be determined by Purchaser reasonably and in good faith and consistent with the Purchaser annual bonus plan; and

(c) Purchaser shall: (i) be responsible for the payment of any sales incentive bonus payable to any Transferred Employee under the Seller Benefit Plan that provides for a quarterly cash bonus (i.e., the Field Performance Incentive Plan) (the “Seller Sales Plan”) for the calendar quarter that includes the Closing Date; and (ii) for each calendar quarter beginning during the Protected Period, Purchaser shall, or shall cause its Affiliates to, continue to provide each Transferred Employee who, as of immediately prior to the Closing, participated in the Seller Sales Plan, with the opportunity to earn the same amount of cash bonuses that they would have been entitled to earn under the Seller Sales Plan during such period.

Seller shall, or shall cause an Affiliate to, pay to all Business Employees (including Transferred Employees) their annual cash bonuses earned in respect of calendar year 2020 or, to the extent applicable, quarterly cash bonuses due in respect of calendar quarters ending on or prior to the Closing Date.

Section 6.6 Immigration Compliance. From and after the date hereof and following the Closing, Purchaser shall, or shall cause its applicable Affiliates to, take all action necessary to process and support visa, green card or similar applications in respect of Business Employees as of the Closing Date.

Section 6.7 Communications. Prior to the Closing, any employee notices or communication materials (including website postings) from either party to this Agreement to the Business Employees, including notices or communication materials with respect to employment, compensation or benefits matters addressed in this Agreement or directly related to the transactions contemplated by this Agreement or employment by Purchaser thereafter, shall be subject to the prior review and reasonable agreement the other Party. For the avoidance of doubt, Seller shall be entitled to publish or post any such notices or communications at such times and in such number as Seller may determine, subject to Purchaser’s review and agreement as provided above.

Section 6.8 Third-Party Beneficiary Rights. This Article VI is included for the sole benefit of the parties to this Agreement and their respective transferees and permitted assigns and does not and shall not create any right in any Person, including any current or former employee of Seller or any of its Affiliates, any Business Employee, any Former Business Employee or any Transferred Employee, who is not a party to this Agreement. Nothing contained in this Agreement (express or implied) is intended to confer upon any individual any right to employment for any period of time, or any right to a particular term or condition of employment. No current or former employee of Seller or any of its Affiliates, nor any Business Employee, Former Business Employee or Transferred Employee, including any beneficiary or dependent thereof, or any other Person not a party to this Agreement, shall be entitled to assert any claim against Purchaser, Seller or any of their respective Affiliates under this Article VI.

ARTICLE VII

CERTAIN TAX MATTERS

Section 7.1 Cooperation and Exchange of Information.

(a) Each Party shall, and shall cause its Affiliates to, provide to the other Party such cooperation, documentation and information relating to the Purchased Assets, the Assumed Liabilities, or the Business, as either of them may reasonably request in (i) filing any Tax Return, amended Tax Return or claim for refund, (ii) determining a liability for Taxes or a right to refund of Taxes, or (iii) conducting any Tax Proceeding. Such cooperation and information shall include providing necessary powers of attorney, copies of all relevant portions of relevant Tax Returns, together with all relevant portions of relevant accompanying schedules and relevant work papers, relevant documents relating to rulings or other determinations by Taxing Authorities and relevant records concerning the ownership and Tax basis of property and other information, which any such Party may possess. Each Party shall make its employees reasonably available on a mutually convenient basis at its cost to provide an explanation of any documents or information so provided.

(b) Each Party shall retain all Tax Returns, schedules and work papers, and all material records and other documents relating to Tax matters, in each case relating to the Purchased Assets, the Assumed Liabilities, or the Business for Tax periods ending on or prior to the Closing Date, until the later of (x) the expiration of the statute of limitations for the Tax periods to which the Tax Returns and other documents relate, or (y) eight (8) years following the due date (without extension) for such Tax Returns. Thereafter, the Party holding such Tax Returns or other documents may dispose of them after offering the other Party reasonable notice and opportunity to take possession of such Tax Returns and other documents at such other Party’s own expense.

Section 7.2 Tax Treatment of Payments. Except to the extent otherwise required pursuant to a “determination” (within the meaning of Section 1313(a) of the Code or any similar provision of state, local or foreign Law), Seller, Purchaser and their respective Affiliates shall treat any and all payments under Section 2.9, Section 2.13, and Article X as an adjustment to the purchase price for Tax purposes.

Section 7.3 Transfer Taxes. Notwithstanding anything in this Agreement to the contrary, each of Seller and Purchaser shall be responsible for fifty percent (50%) of any sales, use, transfer (including real estate transfer), registration, documentary, conveyancing, stamp, value added, goods and services or similar Taxes and related fees and costs imposed on or payable in connection with the transactions contemplated by this Agreement (“Transfer Taxes”), provided, however, that for the avoidance of doubt, Transfer Taxes shall not include any income, gains, franchise, or similar Taxes. The Party responsible under applicable Law for filing the Tax Returns with respect to such Transfer Taxes shall prepare and timely file such Tax Returns, shall promptly provide a copy of such Tax Return to the other Party, and shall pay any Transfer Taxes shown on such Tax Return when due. The Parties shall promptly reimburse one another to ensure that Transfer Taxes are borne in accordance with the allocation set forth in this Section 7.3. Seller and Purchaser shall, and shall cause their respective Affiliates to, reasonably cooperate to reduce the amount of Transfer Taxes and timely prepare and file any Tax Returns or other filings relating to such Transfer Taxes, including by filing any claim for exemption or exclusion from the application or imposition of any Transfer Taxes.

Section 7.4 Tax Apportionment. For purposes of this Agreement, in the case of any Straddle Tax Period, (a) Property Taxes for the Pre-Closing Tax Period shall be equal to the amount of such Property Taxes for the entire Straddle Tax Period multiplied by a fraction, the numerator of which is the number of days during the Straddle Tax Period that are in the Pre-Closing Tax Period and the denominator of which is the number of days in the entire Straddle Tax Period, and (b) Taxes (other than Property Taxes) for the Pre-Closing Tax Period shall be computed as if such taxable period ended as of the close of business on the Closing Date.

ARTICLE VIII

CONDITIONS PRECEDENT

Section 8.1 Conditions to Each Party’s Obligations to Close. The respective obligations of Seller and Purchaser to effect the Closing are subject to the satisfaction or (to the extent permitted by Law) waiver by Seller and Purchaser at or prior to the Closing of the following conditions:

(a) Antitrust Approvals. The waiting period required under the HSR Act for the consummation of the Closing shall have expired or been terminated and the approvals contemplated by this Agreement under the Antitrust Laws of Germany shall have been received and obtained.

(b) No Injunctions or Restraints. No Judgment or Law issued or enacted by any Governmental Entity of competent jurisdiction shall have been entered and remain in effect which prevents, enjoins, renders illegal or prohibits the consummation of the Closing.

(c) Seller Stockholder Approval. The Seller Stockholder Approval shall have been obtained.

Section 8.2 Conditions to Obligations of Purchaser to Close. The obligation of Purchaser to effect the Closing is subject to the satisfaction (or waiver by Purchaser) at or prior to the Closing of the following additional conditions:

(a) Representations and Warranties. The representations and warranties of Seller set forth in Article III (other than the Seller Fundamental Representations) shall be true and correct as of the date of this

Agreement and the Closing Date as if made on and as of the Closing Date (or, in the case of representations and warranties that are made as of a specific date, as of such date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any materiality or “Business Material Adverse Effect” qualifications set forth therein) would not have, individually or in the aggregate, a Business Material Adverse Effect. The Seller Fundamental Representations shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as if made on and as of the Closing Date (or, in the case of representations and warranties that are made as of a specific date, as of such date). The representation and warranty of Seller set forth in Section 3.7(b) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as if made on and as of the Closing Date.

(b) Performance of Obligations of Seller. The covenants and agreements of Seller to be performed on or before the Closing Date in accordance with this Agreement shall have been performed in all material respects.

(c) Officer’s Certificate. Purchaser shall have received a certificate, dated as of the Closing Date and signed on behalf of Seller by an executive officer of Seller, stating that the conditions specified in Section 8.2(a) and Section 8.2(b) have been satisfied.

Section 8.3 Conditions to Obligations of Seller to Close. The obligation of Seller to effect the Closing is subject to the satisfaction (or waiver by Seller) at or prior to the Closing of the following additional conditions:

(a) Representations and Warranties. The representations and warranties of Purchaser set forth in Article IV (other than Section 4.2) shall be true and correct as of the Closing Date as if made on and as of the Closing Date (or, in the case of representations and warranties that are made as of a specific date, as of such date), except where the failure of such representations and warranties to be true and correct would not have, individually or in the aggregate, a Purchaser Material Adverse Effect. The representations and warranties of Purchaser set forth in Section 4.2 shall be true and correct in all material respects as of the Closing Date as if made on and as of the Closing Date (or, in the case of representations and warranties that are made as of a specific date, as of such date).

(b) Performance of Obligations of Purchaser. The covenants and agreements of Purchaser to be performed on or before the Closing Date in accordance with this Agreement shall have been performed in all material respects.

(c) Officer’s Certificate. Seller shall have received a certificate, dated as of the Closing Date and signed on behalf of Purchaser by an executive officer of Purchaser, stating that the conditions specified in Section 8.3(a) and Section 8.3(b) have been satisfied.

Section 8.4 Frustration of Closing Conditions. Neither Purchaser nor Seller may rely as a basis for terminating this Agreement on the failure of any condition set forth in this Article VIII to be satisfied if such failure was caused by such Party’s failure to act in good faith or to use the efforts to cause the Closing to occur as required by this Agreement, including Section 5.1.

ARTICLE IX

TERMINATION; EFFECT OF TERMINATION

Section 9.1 Termination. Notwithstanding anything to the contrary in this Agreement, this Agreement may be terminated and the Transaction and the other transactions contemplated by this Agreement abandoned at any time prior to the Closing:

(a) by mutual written consent of Seller and Purchaser;

(b) by Seller, if Purchaser shall have materially breached any of its representations, warranties, covenants or agreements contained in this Agreement, and such breach would give rise to the failure of a condition set forth in Section 8.3(a) or Section 8.3(b) and has not been cured by the earlier of (i) the date that is sixty (60) days after the date that Seller has notified Purchaser in writing of such breach stating Seller’s intention to terminate this Agreement pursuant to this Section 9.1(b) and the basis for such termination and (ii) the Outside Date; provided that Seller shall not be permitted to terminate this Agreement pursuant to this Section 9.1(b) if Seller has materially breached any of its representations, warranties, covenants or agreements contained in this Agreement;

(c) by Purchaser, if Seller shall have materially breached any of its representations, warranties, covenants or agreements contained in this Agreement, and such breach would give rise to the failure of a condition set forth in Section 8.2(a) or Section 8.2(b) and has not been cured by the earlier of (i) the date that is sixty (60) days after the date that Purchaser has notified Seller in writing of such breach stating Purchaser’s intention to terminate this Agreement pursuant to this Section 9.1(c) and the basis for such termination and (ii) the Outside Date; provided that Purchaser shall not be permitted to terminate this Agreement pursuant to this Section 9.1(c) if Purchaser has materially breached any of its representations, warranties, covenants or agreements contained in this Agreement;

(d) by Seller or by Purchaser, subject to Section 11.7, if the Closing shall not have occurred on or prior to September 20, 2021 (the “Outside Date”); provided that, if on the Outside Date any of the conditions set forth in Section 8.1(a) shall not have been satisfied or waived, then the Outside Date shall automatically be extended to December 20, 2021; provided, further that the right to terminate this Agreement pursuant to this Section 9.1(d) shall not be available to (i) any Party whose failure to perform any covenant or agreement or whose breach or representation or warranty under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date or (ii) any Party during the pendency of any Proceeding brought by the other Party for specific performance of this Agreement;

(e) by Seller or by Purchaser, if a Judgment issued by a Governmental Entity of competent jurisdiction permanently prevents the consummation of the Transaction, and such Judgment becomes final and nonappealable, preventing the consummation of the Transaction; provided that the right to terminate this Agreement pursuant to this Section 9.1(e) shall not be available to any Party whose failure to perform any covenant or agreement or whose breach or representation or warranty under this Agreement has been the cause of, or resulted in, the issuance of such Judgment;

(f) by either Seller or Purchaser, if the Seller Stockholders’ Meeting (as it may be adjourned or postponed) at which a vote on the Seller Stockholder Approval was taken shall have concluded and the Seller Stockholder Approval shall not have been obtained;

(g) by Purchaser, at any time prior to the receipt of the Seller Stockholder Approval, in the event of a Seller Adverse Recommendation Change; or

(h) by Seller, at any time prior to the receipt of the Seller Stockholder Approval, in accordance with Section 5.3(f).

Section 9.2 Effect of Termination. If this Agreement is terminated and the Transaction is abandoned as described in Section 9.1, this Agreement shall become null and void and of no further force and effect, without any Liability or obligation on the part of any Party or its Affiliates, directors, officers or employees; provided that the provisions of Section 5.5, Section 9.1, this Section 9.2, Section 9.3 and Article XI shall remain in full force and effect; and provided, further, that nothing in this Section 9.2 shall release or relieve any Party from any Liability for any willful and material breach by such Party of any covenant or agreement in this Agreement. Notwithstanding the foregoing, nothing in this Section 9.2 shall limit or prevent any Party from exercising any rights or remedies it may have under Section 11.7.

Section 9.3 Notice of Termination. In the event of termination by Seller or Purchaser pursuant to Section 9.1, written notice of such termination shall be given by the terminating Party to the other Party.

Section 9.4 Termination Fee.

(a) If (i) this Agreement is terminated by Seller pursuant to Section 9.1(h), (ii) this Agreement is terminated by Purchaser pursuant to Section 9.1(g) (or, at the time that this Agreement is otherwise terminated by either Party pursuant to Section 9.1, Purchaser had the right to terminate this Agreement pursuant to Section 9.1(g)), or (iii) (A) after the date of this Agreement, an Acquisition Proposal (disregarding the proviso in the definition of Acquisition Proposal) shall have been publicly announced or made known and not withdrawn (or, in the case of a termination pursuant to Section 9.1(c), shall have become known to the Seller Board), (B) thereafter this Agreement is terminated by Purchaser or Seller pursuant to Section 9.1(f) or by Purchaser pursuant to Section 9.1(c) as a result of a breach of Seller’s covenant occurring after the earlier of announcement or knowledge of the Acquisition Proposal and (C) at any time on or prior to the one-year anniversary of such termination, Seller or any of its Subsidiaries completes or enters into a definitive agreement providing for, or consummates, a transaction that constitutes an Acquisition Proposal (with all references to “fifteen percent (15%)” in the definition of Acquisition Proposal being deemed to be references to “fifty percent (50%)” and disregarding the proviso in the definition of Acquisition Proposal), whether or not such Acquisition Proposal is the same as the original Acquisition Proposal made, communicated or publicly announced or made known and not withdrawn, then Seller shall pay to Purchaser $45,000,000 (the “Termination Fee”), in cash by wire transfer of immediately available funds to the account designated in writing by Purchaser, (1) in the case of clause (i), prior to or concurrently with such termination, (2) in the case of clause (ii), if Purchaser is the terminating Party, within three (3) Business Days following such termination, and if Seller is the terminating Party, prior to or concurrently with such termination, and (3) in the case of clause (iii), upon the earlier to occur of the consummation of such transaction or Seller’s entry into a definitive agreement with respect to such transaction.

(b) Notwithstanding anything to the contrary in this Agreement, if the full Termination Fee shall become due and payable in accordance with Section 9.4(a), from and after such termination and payment of the Termination Fee in full pursuant to and in accordance with Section 9.4(a) (together with any Seller Collection Fees and Expenses payable pursuant to Section 9.4(c)), other than with respect to claims for Fraud, neither Seller nor any of its Affiliates or Representatives shall have any further Liability of any kind for any reason in connection with this Agreement or the termination contemplated hereby other than as set forth in this Section 9.4. In no event shall Seller be required to pay the Termination Fee on more than one occasion.

(c) Each Party acknowledges that the agreements contained in this Section 9.4 are an integral part of the transactions contemplated by this Agreement and that, without these agreements, the other Party would not enter into this Agreement. If Seller fails to promptly pay the Termination Fee when due, Seller shall reimburse Purchaser (in cash by wire transfer of immediately available funds to the account designated in writing by Purchaser) for all costs and expenses (including fees and disbursements of counsel) incurred in connection with the collection of such amounts and the enforcement by Purchaser of its rights under this Section 9.4 (collectively, the “Seller Collection Fees and Expenses”) within two (2) Business Days after Purchaser provides Seller with a notice of such Seller Collection Fees and Expenses. If Seller fails to promptly pay any amounts due pursuant to this Section 9.4, Seller shall pay to Purchaser, from the date such payment was required to be paid until the date of actual payment, interest at the Interest Rate on such amounts.

ARTICLE X

INDEMNIFICATION

Section 10.1 Survival.

(a) The representations and warranties of the Parties contained in this Agreement and in any certificate delivered pursuant to this Agreement shall not survive the Closing (and there shall be no Liability after the Closing in respect thereof).

(b) The covenants and agreements contained in this Agreement that require performance prior to the Closing (and any rights arising out of any breach of such covenants and agreements), in each case, shall survive until the three-month anniversary of the Closing. The covenants and agreements in this Agreement that by their terms apply or are to be performed, in whole or in part, at or after the Closing (and any rights arising out of any breach of such covenants and agreements), in each case, shall survive the Closing for the period provided in such covenants and agreements, if any, or until fully performed (it being understood that Purchaser’s covenants and agreements in Article II shall survive indefinitely). The obligation of Seller to retain, and indemnify and hold harmless the Purchaser Indemnified Parties for, any Retained Liabilities, and the obligation of Purchaser to assume, and indemnify and hold harmless the Seller Indemnified Parties for, any Assumed Liabilities, as well as any covenants and agreements of the Parties that by their terms provide for indemnification or reimbursement or allocate fees, payments, costs or expenses as between the Parties, shall survive the Closing indefinitely. The indemnification obligations of Seller pursuant to Section 10.2(a)(iii) shall survive until the first (1st) anniversary of the Closing Date. No Person shall be entitled to indemnification, and no Proceeding seeking to recover Covered Losses or other relief shall be commenced or maintained, after the end of the relevant survival period set forth herein, unless a claim for indemnification with respect thereto has previously been made in accordance with this Agreement.

(c) Nothing in this Agreement shall limit any Party’s ability to bring a Proceeding against the other Party in the event of Fraud.

Section 10.2 Indemnification by Seller.

(a) Subject to the provisions of this Article X, effective as of and after the Closing, Seller shall indemnify and hold harmless Purchaser and its Affiliates and their respective successors (collectively, the “Purchaser Indemnified Parties”), from and against any and all Covered Losses (or, in the case of clause (iii) below, Special Covered Losses) actually incurred or suffered by any of the Purchaser Indemnified Parties to the extent resulting from or arising out of (i) any breach of any covenant or agreement of Seller contained in this Agreement that survives the Closing, for the period it survives, (ii) any Retained Liability, and (iii) subject to Section 10.8 and only to the extent not a covered loss or a coverable loss (other than as a result of losses constituting the deductible or in excess of coverage limitations) under the RWI Policy, any non-compliance with GCP found from the GCP audit and data integrity audit of the CLARIDHY or AGILE clinical studies to the extent conducted by Purchaser during the period beginning upon the execution of this Agreement and ending at the Closing, as contemplated by Section 10.8.

(b) Notwithstanding anything in this Agreement to the contrary:

(i) Seller shall not be required to indemnify or hold harmless any Purchaser Indemnified Party against, or reimburse any Purchaser Indemnified Party for, any Covered Losses to the extent that such Covered Losses or the related Liabilities are actually reflected, reserved, accrued, recorded or included in the Business Financial Information, the Closing Working Capital or the Adjustment Amount as finally determined pursuant to this Agreement;

(ii) the indemnification obligation of Seller under Section 10.2(a)(i) shall in no event exceed the Final Purchase Price; and

(iii) with respect to indemnification by Seller pursuant to Section 10.2(a)(iii), (A) Seller shall not be liable or required to indemnify or hold harmless any Purchaser Indemnified Party against any Special Covered Losses unless and until the aggregate amount of Special Covered Losses with respect thereto exceeds $13,500,000, and then only to the extent of such excess and (B) the aggregate amount of Special Covered Losses for which Seller shall be liable shall not exceed $200,000,000.

Section 10.3 Indemnification by Purchaser.

(a) Subject to the provisions of this Article X, effective as of and after the Closing, Purchaser shall indemnify and hold harmless Seller and its Affiliates and their respective successors (collectively, the “Seller Indemnified Parties”), from and against any and all Covered Losses actually incurred or suffered by any of the Seller Indemnified Parties to the extent resulting from or arising out of (i) any breach of any covenant or agreement of Purchaser contained in this Agreement that survives the Closing, for the period it survives or (ii) any Assumed Liability.

(b) Notwithstanding anything in this Agreement to the contrary, the indemnification obligation of Purchaser under Section 10.3(a)(i) (other than any indemnification obligation of Purchaser for a breach of Section 2.13) shall in no event exceed the Final Purchase Price.

Section 10.4 Procedures.

(a) Any Person entitled to be indemnified under this Article X (the “Indemnified Party”) shall promptly give written notice to the Party from whom indemnification may be sought (the “Indemnifying Party”) of any pending or threatened Proceeding against the Indemnified Party that has given or would reasonably be expected to give rise to such right of indemnification with respect to such Proceeding (a “Third Party Claim”), indicating, with reasonable specificity, the nature of such Third Party Claim, the basis therefor, a copy of any documentation received from the third party, the amount and calculation of the Covered Losses for which the Indemnified Party is entitled to indemnification under this Article X (and a good faith estimate of any such future Covered Losses relating thereto), and the provision(s) of this Agreement in respect of which such Covered Losses shall have occurred, and the Indemnified Party shall promptly deliver to the Indemnifying Party any information or documentation related to the foregoing reasonably requested by the Indemnifying Party. A failure by the Indemnified Party to give notice and to tender the defense of the Proceeding in a timely manner pursuant to this Section 10.4(a) shall not limit the obligations of the Indemnifying Party under this Article X, except to the extent such Indemnifying Party is prejudiced thereby.

(b) With respect to any Third Party Claim, the Indemnifying Party under this Article X shall have the right, but not the obligation, to assume the control and defense, at its own expense and by counsel of its own choosing, of such Third Party Claim and any Third Party Claims related to the same or a substantially similar set of facts; provided that the Indemnifying Party shall not be entitled to assume the control and defense of such Third Party Claim, and shall pay the reasonable fees and expenses of counsel retained by the Indemnified Party, if such Third Party Claim is a criminal Proceeding. If the Indemnifying Party so undertakes to control and defend any such Third Party Claim, it shall notify the Indemnified Party of its intention to do so, and the Indemnified Party shall cooperate fully with the Indemnifying Party and its counsel in the defense against, and settlement of, any such Third Party Claim; provided, however, that the Indemnifying Party shall not settle any such Third Party Claim without the written consent of the Indemnified Party (not to be unreasonably withheld, conditioned or delayed) unless such settlement does not involve any injunctive relief against or any finding or admission of any violation of Law or wrongdoing by the Indemnified Party, and any money damages are borne solely by the Indemnifying Party. Subject to the foregoing, the Indemnified Party shall have the right to employ separate legal counsel and to participate in but not control the defense of such Proceeding at its own cost and expense; provided that, subject to the provisions of this Article X, the Indemnifying Party shall bear the reasonable fees of one firm of legal counsel (and one additional firm of legal counsel in each jurisdiction implicated in such Proceeding) representing all Indemnified Parties in such Proceeding and all related Proceedings, if, but only if, the defendants in such Proceeding include both an Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have reasonably concluded, based on the advice of legal counsel, that there is a material conflict of interest between the Indemnifying Party and the Indemnified Party with respect to such Proceeding. In any event, the Indemnified Party shall cause its legal counsel to cooperate with the Indemnifying Party and its legal counsel and shall not assert any position in any Proceeding inconsistent with that asserted by the Indemnifying Party. No Indemnified Party may settle any Third Party Claim without the written consent of the Indemnifying Party (not to be unreasonably withheld, conditioned or delayed). If the Indemnifying Party does not assume the control and defense of a Third Party Claim, it shall nevertheless be entitled to participate in the defense of such Proceeding at its own cost and expense, and the Indemnified Party shall cooperate fully with the Indemnifying Party and its counsel in the defense against, and settlement of, any such Third Party Claim.

(c) In the event that any Indemnified Party has or may have an indemnification claim against any Indemnifying Party under this Article X that does not involve a Third Party Claim, the Indemnified Party shall promptly give written notice thereof to the Indemnifying Party indicating, with reasonable specificity, the nature of such claim, the basis therefor, the amount and calculation of the Covered Losses for which the Indemnified Party is entitled to indemnification under this Article X (and a good-faith estimate of any such future Covered Losses relating thereto), and the provision(s) of this Agreement in respect of which such Covered Losses shall have occurred, and the Indemnified Party shall promptly deliver to the Indemnifying Party any information or documentation related to the foregoing reasonably requested by the Indemnifying Party. A failure by the Indemnified Party to give notice in a timely manner pursuant to this Section 10.4(c) shall not limit the obligations of the Indemnifying Party under this Article X, except to the extent such Indemnifying Party is prejudiced thereby. If the Indemnifying Party disputes its liability with respect to such claim, the Indemnifying Party and the Indemnified Party shall proceed in good faith to negotiate a resolution of such dispute and, if not resolved through negotiations, such dispute shall be resolved by litigation in the appropriate court of competent jurisdiction set forth in Section 11.8.

(d) Notwithstanding the foregoing, if a Third Party Claim includes or would reasonably be expected to include both a claim for Taxes that are Assumed Liabilities pursuant to Section 2.6(e) (“Purchaser Taxes”) and a claim for Taxes that are not Assumed Liabilities pursuant to Section 2.6(e) (“Seller Taxes”), and such claim for Seller Taxes is not separable from such a claim for Purchaser Taxes, Purchaser (if the claim for Purchaser Taxes exceeds or reasonably would be expected to exceed in amount the claim for Seller Taxes) or otherwise Seller (Seller or Purchaser, as the case may be, the “Controlling Party”) shall be entitled to control the defense of such Third Party Claim (such Third Party Claim, a “Tax Claim”). In such case, the other party (Seller or Purchaser, as the case may be, the “Non-Controlling Party”) shall be entitled to participate fully (at the Non-Controlling Party’s sole expense) in the conduct of such Tax Claim and the Controlling Party shall not settle such Tax Claim without the consent of such Non-Controlling Party (which consent shall not be unreasonably withheld, conditioned or delayed). The costs and expenses of conducting the defense of such Tax Claim shall be reasonably apportioned based on the relative amounts of the Tax Claim that are Seller Taxes and that are Purchaser Taxes.

Section 10.5 Exclusive Remedy. Purchaser and Seller acknowledge and agree that, except with respect to claims under the Transition Services Agreement (which shall be governed exclusively by the Transition Services Agreement), the Transition Distribution Services Agreement (which shall be governed exclusively by the Transition Distribution Services Agreement), the PV Agreement (which shall be governed exclusively by the PV Agreement, if applicable), the Clinical Study Transfer Agreement (which shall be governed exclusively by the Clinical Study Transfer Agreement, if applicable), claims for Fraud and claims seeking specific performance or other equitable relief with respect to covenants or agreements to be performed after the Closing, following the Closing, the indemnification provisions of Section 10.2 and Section 10.3 shall be the sole and exclusive remedies of Purchaser and Seller, respectively, and any of their respective Affiliates, for any Liabilities (including in respect of any claims for breach of Contract (including for breach of any representation, warranty, covenant or agreement), warranty, tortious conduct (including negligence), under Law or otherwise and whether predicated on common law, statute, strict liability, or otherwise) that each Party may at any time suffer or incur, or become subject to, as a result of or in connection with this Agreement, the Transaction or the other transactions contemplated by this Agreement, including any breach of, or failure by any Party to perform or comply with, any covenant or agreement in this Agreement and the other Transaction Documents; provided that the foregoing provision shall not apply to any claim involving any covenant or agreement set forth in Section 2.13 or otherwise relating to the subject matter thereof.

Section 10.6 Additional Indemnification Provisions. With respect to each indemnification obligation contained in this Agreement, all Covered Losses shall be net of, and reduced by any third-party insurance or indemnity, contribution or similar proceeds that have been recovered by the Indemnified Party or its Affiliates in connection with the facts giving rise to the right of indemnification (it being agreed that if third-party insurance or indemnification, contribution or similar proceeds in respect of such facts are recovered by the Indemnified Party or its Affiliates subsequent to the Indemnifying Party’s making of an indemnification payment in satisfaction of its applicable indemnification obligation, such proceeds shall be promptly remitted to the Indemnifying Party to the extent of the indemnification payment made).

Section 10.7 Mitigation. Each of the Parties agrees to use, and to cause its Affiliates to use, its reasonable best efforts to mitigate its respective Covered Losses to the extent required by applicable Law upon and after becoming aware of any event or condition that would reasonably be expected to give rise to any Covered Losses that are indemnifiable hereunder.

Section 10.8 GCP Audits. As promptly as practicable and no later than forty-five (45) days after the date of this Agreement, Seller shall use commercially reasonable efforts to provide Purchaser with access to the documents and personnel necessary for Purchaser to audit and review GCP compliance with respect to the CLARIDHY and AGILE studies, including the items set forth in Section 10.8 of the Seller Disclosure Schedules. Purchaser shall use commercially reasonable efforts to conduct such audit and review as promptly as practicable. Purchaser agrees that, in the event that it determines that there is any non-compliance with GCP, then it shall promptly inform Seller of such non-compliance and offer Seller an opportunity to cure and correct such non-compliance, solely to the extent such non-compliance is curable. In the event that Seller is unable or unwilling to cure such non-compliance, in whole or in part, or such non-compliance is not curable, then any Special Covered Losses resulting from such non-compliance shall be subject to indemnification pursuant to Section 10.2(a)(iii), subject to the other provisions of this Article X.

ARTICLE XI

GENERAL PROVISIONS

Section 11.1 Entire Agreement. This Agreement and the other Transaction Documents, and the Schedules and Exhibits hereto and thereto, and the Confidentiality Agreement, along with the Seller Disclosure Schedules and Purchaser Disclosure Schedules, constitute the entire agreement and understanding between the Parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, whether written or oral, relating to such subject matter. In the event of a conflict between the terms of this Agreement and the terms of any Transaction Document, the terms of this Agreement shall control.

Section 11.2 Disclosure Schedules. The Seller Disclosure Schedules and the Purchaser Disclosure Schedules, and all schedules attached thereto, and all Exhibits attached to this Agreement shall be construed with and as an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein. Any capitalized terms used in any Exhibit or in the Seller Disclosure Schedules or the Purchaser Disclosure Schedules but not otherwise defined therein shall be defined as set forth in this Agreement.

Section 11.3 Assignment. Neither this Agreement nor any of the rights and obligations hereunder may be assigned or transferred by either Party (whether by operation of Law or otherwise) without the prior written consent of the other Party, such consent not to be unreasonably withheld, conditioned or delayed. Any attempted assignment in violation of this Section 11.3 shall be void. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and assigns.

Section 11.4 Amendments and Waivers. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties. By an instrument in writing, Purchaser, on the one hand, or Seller, on the other hand, may waive compliance by the other with any term or provision of this Agreement that the other Party was or is obligated to comply with or perform. Such waiver or failure to insist on strict compliance with such term or provision shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure of compliance.

Section 11.5 No Third-Party Beneficiaries. Except for Section 10.2 and Section 10.3, which are intended to benefit, and to be enforceable by, the indemnified parties specified therein, this Agreement, together with the other Transaction Documents and the Exhibits and Schedules hereto and thereto are not intended to confer in or on behalf of any Person not a party to this Agreement (and their successors and assigns) any rights, benefits, causes of action or remedies with respect to the subject matter or any provision hereof.

Section 11.6 Notices. All notices and other communications to be given to any Party hereunder shall be sufficiently given for all purposes hereunder if in writing and delivered by hand, courier or overnight delivery service, or five (5) days after being mailed by certified or registered mail, return receipt requested, with appropriate postage prepaid, or when received in the form of email transmission (receipt confirmation requested), and shall be directed to the address set forth below (or at such other address or email address as such Party shall designate by like notice):

(a)	if to Purchaser or Purchaser Guarantor:

Servier Pharmaceuticals LLC

200 Pier Four Boulevard

7th Floor

Boston, MA 02110, USA

Attention: David Lee

Email: david.lee@servier.com

Servier S.A.S.

50 rue Carnot

92284 Suresnes Cedex - France

Attention: Eric Falcand, Matthieu Guerineau, Benoit Cheron

Email: eric.falcand@servier.com, matthieu.guerineau@servier.com,

benoit.cheron@servier.com

with a copy (which shall not constitute notice) to:

Baker & McKenzie LLP

300 E. Randolph Street, Suite 5000

Chicago, Illinois, USA 60601

Attention: Michael DeFranco; William Rowe

Email: Michael.DeFranco@bakermckenzie.com;

William.Rowe@bakermckenzie.com

(b)	if to Seller:

Agios Pharmaceuticals, Inc.

88 Sidney St.

Cambridge, MA 02139

Attention: Jonathan Biller, Chief Financial Officer, Head of Corporate and Legal Affairs

Email: jonathan.biller@agios.com

with a copy (which shall not constitute notice) to:

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, New York 10019

Attention: Steven A. Cohen, Esq.

                  David K. Lam, Esq.

Email: SACohen@wlrk.com

            DKLam@wlrk.com

Section 11.7 Specific Performance.

The Parties agree that irreparable damage, for which monetary damages (even if available) would not be an adequate remedy, would occur in the event that the Parties do not perform any provision of this Agreement in accordance with its specified terms or otherwise breach such provisions. Accordingly, the Parties acknowledge and agree that each of the Parties shall be entitled to an injunction, specific performance and other equitable relief to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions hereof, in addition to any other remedy to which such Party is entitled in Law or in equity. Each of the Parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that the other Party has an adequate remedy at Law or that any such award is not an appropriate remedy for any reason at Law or in equity. Any Party seeking an injunction or injunctions to prevent breaches or threatened breaches of this Agreement or to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with such remedy. The foregoing is in addition to any other remedy to which any Party is entitled at law, in equity or otherwise. The Parties further agree that nothing set forth in this Section 11.7 shall require any Party to institute any Proceeding for (or limit any Party’s right to institute any Proceeding for) specific performance under this Section 11.7 prior or as a condition to exercising any termination right under Article IX (and pursuing damages after such termination).

Section 11.8 Governing Law and Jurisdiction. This Agreement shall be governed by, and construed and enforced in accordance with, the Laws of the State of Delaware, without regard to any choice or conflict of Law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware. In addition, each of the Parties (a) in the event that any dispute (whether in contract, tort or otherwise) arises out of this Agreement or the Transaction or the other transactions contemplated hereby, submits to the exclusive personal jurisdiction of the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware, or in the event (but only in the event) that such court does not have subject matter jurisdiction over the applicable Proceeding, any state or federal court within the State of Delaware; (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (c) agrees that it will not bring any Proceeding relating to this Agreement or the Transaction or the other transactions contemplated hereby in any court other than the above-named courts; and (d) agrees that it will not seek to assert by way of motion, as a defense or otherwise, that any such Proceeding (i) is brought in an inconvenient forum, (ii) should be transferred or removed to any court other than the above-named courts, (iii) should be stayed by reason of the pendency of some other Proceeding in any court other than the above-named courts or (iv) that this Agreement or the subject matter hereof may not be enforced in or by the above-named courts. Each Party agrees that service of process upon such Party in any such Proceeding shall be effective if notice is given in accordance with Section 11.6. Purchaser hereby irrevocably designates, appoints and empowers David Lee, with offices located at 200 Pier Four Boulevard, 7th Floor, Boston, MA 02110, USA, as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf service of any legal process, summons notices and documents which may be served in any such Proceeding.

Section 11.9 Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THEM AGAINST THE OTHER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT OR ANY OTHER AGREEMENTS EXECUTED IN CONNECTION HEREWITH OR THE ADMINISTRATION THEREOF OR THE TRANSACTION OR ANY OF THE OTHER TRANSACTIONS CONTEMPLATED HEREIN OR THEREIN. NO PARTY TO THIS AGREEMENT SHALL SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM OR ANY OTHER LITIGATION PROCEDURE BASED UPON, OR ARISING OUT OF, THIS AGREEMENT OR ANY RELATED INSTRUMENTS. NO PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. EACH PARTY TO THIS AGREEMENT CERTIFIES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT OR INSTRUMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS SET FORTH ABOVE IN THIS SECTION 11.9. NO PARTY HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS SECTION 11.9 WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

Section 11.10 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other competent authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. Upon such a determination, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the Transaction and the other transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 11.11 Counterparts. This Agreement may be executed in two (2) or more counterparts, all of which shall be considered an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one (1) or more such counterparts have been signed by each Party and delivered (by facsimile, e-mail, or otherwise) to the other Party. Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in “portable document format” from, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signatures. This Agreement has been executed in the English language. If this Agreement is translated into another language, the English language text shall in any event prevail.

Section 11.12 Expenses. Except as otherwise provided in this Agreement (including the Seller Disclosure Schedules and Purchaser Disclosure Schedules), whether or not the Closing takes place, all costs and expenses incurred in connection with this Agreement, the Transaction and the other transactions contemplated hereby shall be paid by the Party incurring such expense.

Section 11.13 Interpretation; Absence of Presumption. It is understood and agreed that the specification of any dollar amount in the representations and warranties or covenants and agreements contained in this Agreement or the inclusion of any specific item in the Seller Disclosure Schedules or Purchaser Disclosure Schedules is not intended to imply that such amounts or higher or lower amounts, or the items so included or other items, are or are not material, and no Party shall use the fact of the setting of such amounts or the fact of the inclusion of any such item in the Seller Disclosure Schedules or Purchaser Disclosure Schedules in any dispute or controversy between the Parties as to whether any obligation, item or matter not described in this Agreement or included or not included in the Seller Disclosure Schedules or Purchaser Disclosure Schedules is or is not material for purposes of this Agreement. Nothing herein (including the Seller Disclosure Schedules and the Purchaser Disclosure Schedules) shall be deemed an admission by either Party or any of its Affiliates, in any Proceeding, that such Party or any such Affiliate, or any third party, is or is not in breach or violation of, or in default in, the performance or observance of any term or provisions of any Contract or any Law. For the purposes of this Agreement, (a) words in the singular shall be held to include the plural and vice versa, and words of one gender shall be held to include the other gender as the context requires; (b) references to the terms Article, Section, paragraph, clause, Exhibit and Schedule are references to the Articles, Sections, paragraphs, clauses, Exhibits and Schedules to this Agreement unless otherwise specified; (c) the terms “hereof,” “herein,” “hereby,” “hereto,” and derivative or similar words refer to this entire Agreement, including the Schedules and Exhibits hereto and the words “date hereof” refer to the date of this Agreement; (d) references to “Dollars” or “$” shall mean U.S. dollars; (e) the word “including” and words of similar import shall mean “including, without limitation,” unless otherwise specified; (f) the word “or” shall not be exclusive; (g) references to “written” or “in writing” include in electronic form; (h) provisions shall apply, when appropriate, to successive events and transactions; (i) the headings contained in this Agreement and the other Transaction Documents are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement and the other Transaction Documents; (j) Seller and Purchaser have each participated in the negotiation and drafting of this Agreement and the other Transaction Documents and if an ambiguity or question of interpretation should arise, this Agreement and the other Transaction Documents shall be construed as if drafted jointly by the Parties or the parties thereto, as applicable, and no presumption or burden of proof shall arise favoring or burdening any party by virtue of the authorship of any of the provisions in this Agreement or the other Transaction Documents; (k) a reference to any Person includes such Person’s successors and permitted assigns; (l) any reference to “days” means calendar days unless Business Days are expressly specified; (m) when calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded and if the last day of such period is not a Business Day, the period shall end on the next succeeding Business Day; (n) any Law defined or referred to in this Agreement or in any agreement or instrument that is referred to herein means such Law as from time to time amended, modified or supplemented, including (in the case of statutes) by succession of comparable successor Laws and the related regulations thereunder and published interpretations thereof, and references to any Contract or instrument are to that Contract or instrument as from time to time amended, modified or supplemented; provided that, for purposes of any representations and warranties contained in this Agreement that are made as of a specific date or dates, references to any Law shall be deemed to refer to such Law, as amended, and the related regulations thereunder and published interpretations thereof, in each case, as of such date; (o) the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”; and (p) to the extent that this Agreement or any other Transaction Document requires an Affiliate of any Party to take or omit to take any action (including the obligation of any Designated Purchaser, other than Purchaser, to purchase Purchased Assets or assume Assumed Liabilities), such covenant or agreement includes the obligation of such Party to cause such Affiliate to take or omit to take such action. When reference is made in this Agreement to information that has been “made available” to Purchaser, that shall mean information that was contained in Seller’s electronic data room hosted by Intralinks (the “Data Room”) no later than the day prior to the date of this Agreement.

Section 11.14 Waiver of Conflicts Regarding Representation; Nonassertion of Attorney-Client Privilege; Communications with Internal Counsel.

(a) Purchaser waives and will not assert, and agrees to cause its Affiliates to waive and not assert, any conflict of interest arising out of or relating to the representation, after the Closing (the “Post-Closing Representation”), of Seller or any of its Affiliates, or any shareholder, officer, employee or director of Seller or any of its Affiliates (any such Person, a “Designated Person”) in any matter involving this Agreement, the other Transaction Documents or any other agreements or transactions contemplated hereby or thereby, by any legal counsel currently representing any Designated Person in connection with this Agreement, the other Transaction Documents or any other agreements or transactions contemplated hereby or thereby, including Wachtell, Lipton, Rosen & Katz (any such representation, the “Current Representation”).

(b) Purchaser waives and will not assert, and agrees to cause its Affiliates to waive and not assert, any attorney-client or other applicable legal privilege or protection with respect to any communication between any legal counsel and any Designated Person occurring during the Current Representation (the “Privileged Communications”) or in connection with any Post-Closing Representation, including in connection with a dispute with Purchaser or its Affiliates, including in respect of any claim for indemnification by a Purchaser Indemnified Party, it being the intention of the Parties that all such rights to such attorney-client and other applicable legal privilege or protection and to control such attorney-client and other applicable legal privilege or protection shall be retained by Seller and its Affiliates and that Seller, and not Purchaser or its Affiliates, shall have the sole right to decide whether or not to waive any attorney-client or other applicable legal privilege or protection. Accordingly, from and after Closing, none of Purchaser or its Affiliates shall have any access to any such communications or to the files of the Current Representation, all of which shall be and remain the property of Seller and not of Purchaser or its Affiliates or to internal counsel relating to such engagement, and none of Purchaser or its Affiliates or any Person acting or purporting to act on their behalf shall seek to obtain the same by any process on the grounds that the privilege and protection attaching to such communications and files belongs to Purchaser or its Affiliates or does not belong to Seller. Notwithstanding the foregoing, in the event that a dispute arises between Purchaser or its Affiliates, on the one hand, and a third party other than Seller or its Affiliates, on the other hand, Purchaser or its Affiliates may seek to prevent the disclosure of the Privileged Communications to such third party and request that Seller not permit such disclosure, and Seller shall consider such request in good faith.

(c) Notwithstanding any of the provisions of this Section 11.14, in the event a Proceeding between Purchaser or any of its Affiliates, on the one hand, and any Person who is not the Seller or an Affiliate or Representative thereof, on the other hand, Purchaser or their Affiliates may assert the attorney-client privilege to prevent disclosure of confidential communications to such Person to the extent such privilege is owned, possessed or transferred by this Agreement.

(d) The Parties acknowledge that, in the course of the negotiation and implementation of this Agreement and the resolution of any Proceedings relating thereto, each Party may call upon the members of its internal legal department to provide advice to such Party and its directors, employees and agents on legal matters. Notwithstanding any rights to the contrary under applicable procedural or substantive rules of Law, each Party agrees not to request, produce or otherwise use any such communications between members of its legal department and directors, employees or agents in connection with any such Proceedings, to the extent such communications, if they had been exchanged between such Party and external attorneys, would have been covered by attorney-client or other legal privilege and not disclosable.

Section 11.15 Purchaser Guaranty.

(a) In consideration of Seller agreeing to enter into this Agreement and the Transaction Documents to which Seller (or its Subsidiaries) is a party, Purchaser Guarantor hereby absolutely, unconditionally and irrevocably guarantees to Seller, the full and timely payment and performance of all covenants, obligations, liabilities and agreements of Purchaser under this Agreement and/or the Transaction Documents, including the payment of the Final Purchase Price and performance of Purchaser’s indemnity obligations, in each case in accordance with the terms of this Agreement and the Transaction Documents, as applicable (collectively, the “Guaranteed Obligations”). Seller will first look to Purchaser with respect to the performance of the Guaranteed Obligations before seeking recourse against Purchaser Guarantor pursuant to this Section 11.15; provided, however, that Seller will not be obligated to file any claim relating to any Guaranteed Obligation in the event that Purchaser becomes subject to a bankruptcy, reorganization or similar Proceeding. With respect to the performance of any Guaranteed Obligations (other than payment of the Closing Purchase Price), before seeking recourse against Purchaser Guarantor pursuant to this Section 11.15, Seller shall notify Purchaser in writing of the need to perform such Guaranteed Obligations and provide Purchaser with ten (10) days to perform any such Guaranteed Obligations that are payment obligations and thirty (30) days to perform any other Guaranteed Obligations; provided, however, that Seller will not be obligated to file any claim relating to any Guaranteed Obligation in the event that Purchaser becomes subject to a bankruptcy, reorganization or similar Proceeding.

(b) This guaranty is an absolute, unconditional and continuing guaranty of payment and performance and not of collectability, and is to remain in force until all obligations of Purchaser under this Agreement and the Transaction Documents shall have been performed or satisfied in full, notwithstanding the winding-up, liquidation, dissolution or other incapacity of Purchaser or any change in the status, control or ownership of Purchaser. The liability of Purchaser Guarantor under this Agreement shall not be released or diminished by any variation of the terms of this Agreement or the Transaction Documents (whether or not agreed by Purchaser Guarantor), any forbearance, neglect or delay in seeking performance of the obligations hereby imposed or any granting of time for such performance. Purchaser Guarantor waives promptness, diligence, presentment, demand, protest, notice of acceptance, notice of any obligations incurred and all other notices of any kind, all defenses which may be available by virtue of any valuation, stay, moratorium Law or other similar Law now or hereafter in effect, any right to require the marshalling of assets of any Person primarily or secondarily liable with respect to any of the Guaranteed Obligations, and all suretyship defenses generally, provided that nothing herein shall constitute a waiver of any rights or defenses of Purchaser or Purchaser Guarantor under the express terms of this Agreement or any Transaction Document. Purchaser Guarantor acknowledges that it will receive substantial benefits from the transactions contemplated by this Agreement and the Transaction Documents and that the waivers set forth in this clause (b) are knowingly made in contemplation of such benefits. Purchaser Guarantor agrees that Seller shall not be required to prosecute collection, enforcement or other remedies against Purchaser or to enforce or resort to any rights or remedies pertaining thereto, before calling on Purchaser Guarantor for payment or performance. This guarantee is in addition to, without limiting and not in substitution for, any rights or security which Seller may now or after the date hereof have or hold for the obligations of Purchaser under this Agreement.

(c) Notwithstanding anything to the contrary in this Section 11.15, in the event of an Earn-Out Product Transaction, Purchaser Guarantor’s obligations under this Section 11.15 with respect to the Guaranteed Obligations in Section 2.13 for the applicable Earn-Out Product to be paid or performed on or after the date of such Earn-Out Product Transaction shall automatically terminate.

(d) Purchaser Guarantor represents and warrants to Seller that:

(i) it is a company validly existing under the Laws of the France;

(ii) it has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by Purchaser Guarantor of this Agreement and the performance by Purchaser Guarantor of its obligations hereunder, have been, or will have been as of the Closing, duly authorized by all requisite corporate or comparable action. This Agreement has been duly executed and delivered by Purchaser Guarantor and, assuming this Agreement has been duly executed and delivered by each other Party, constitutes a valid and binding obligation of Purchaser Guarantor, enforceable against Purchaser Guarantor in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar Laws affecting creditors’ rights generally or by general principles of equity (regardless of whether enforcement is sought in a Proceeding in equity or law); and

(iii) the execution, delivery and performance of this Agreement by Purchaser Guarantor does not require any Approval of, or Filing with, any Governmental Entity, except for any Approvals or Filings, the failure to make or obtain of which would not prevent or materially impair, individually or in the aggregate, the ability of Purchaser Guarantor to comply with the provisions of this Agreement. The execution, delivery and performance of this Agreement by Purchaser Guarantor and the consummation of the transactions contemplated hereby by Purchaser Guarantor do not and will not, directly or indirectly, (A) violate, breach or conflict with any provision of the organizational documents of Purchaser Guarantor, (B) conflict with, constitute a default under, or result in the breach or violation of, or give rise to any right of termination, cancellation, modification or acceleration (with or without the giving of notice or the lapse of time or both) of any right or obligation of Purchaser Guarantor under, or result in a loss of any benefit of Purchaser Guarantor under, any material Contract to which Purchaser Guarantor is a party or is subject, and (C) violate or result in a breach of or constitute a default under any Law or other restriction of any Governmental Entity to which Purchaser Guarantor is subject, except, with respect to clauses (B) and (C), as would not would not prevent or materially impair, individually or in the aggregate, the ability of Purchaser Guarantor to comply with the provisions of this Agreement.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the date first written above.

AGIOS PHARMACEUTICALS, INC.

By:	/s/ Jacqualyn A. Fouse
Name:	Jacqualyn A. Fouse
Title:	Chief Executive Officer

SERVIER PHARMACEUTICALS, LLC

By:	/s/ David K. Lee
Name:	David K. Lee
Title:	Chief Executive Officer

SERVIER S.A.S.

By:	/s/ Olivier Laureau
Name:	Olivier Laureau
Title:	President

[Signature Page to Purchase and Sale Agreement]

ANNEX B

PERSONAL AND CONFIDENTIAL

December 20, 2020

Board of Directors

Agios Pharmaceuticals, Inc.

88 Sidney Street

Cambridge, MA 02139

Ladies and Gentlemen:

You have requested our opinion as to the fairness from a financial point of view to Agios Pharmaceuticals, Inc. (the “Company”) of the Consideration (as defined below) to be paid to the Company pursuant to the Purchase and Sale Agreement, dated as of December 20, 2020 (the “Agreement”), by and among the Company, Servier Pharmaceuticals, LLC (“Servier”), and solely for purposes of section 11.15 of the Agreement, Servier S.A.S. (“Servier Parent”), in connection with the purchase from the Seller Entities of all of the right, title, and interests in the Purchased Assets and the assumption of the Assumed Liabilities (the Purchased Assets together with the Assumed Liabilities, the “Oncology Business”), all as provided in the Agreement. We understand that pursuant to the Agreement, in consideration for the Oncology Business, Servier will pay to the Company (A) $1,800,000,000 in cash, subject to adjustment (the “Adjustments”) pursuant to Section 2.9 of the Agreement and estimated and finally determined pursuant to Section 2.9 of the Agreement (collectively, the “Aggregate Upfront Cash Consideration”), (B) an Earn-Out Payment equal to (1) 5% of the Net Sales of TIBSOVO during each Net Sales Measurement Period and (2) 15% of Net Sales of Vorasidenib during each Net Sales Measurement Period, and (C) $200,000,000 in cash if the Regulatory Approval Milestone fully occurs on or before January 1, 2027 (the “Regulatory Approval Milestone Payment”, together with the Earn-Out Payment and the Aggregate Upfront Cash Consideration, the “Consideration”). All capitalized terms used but not defined herein shall have the respective meanings set forth in the Agreement.

Goldman Sachs & Co. LLC and its affiliates are engaged in advisory, underwriting and financing, principal investing, sales and trading, research, investment management and other financial and non-financial activities and services for various persons and entities. Goldman Sachs & Co. LLC and its affiliates and employees, and funds or other entities they manage or in which they invest or have other economic interests or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of the Company, Servier, Servier Parent and any of their respective affiliates and third parties, or any currency or commodity that may be involved in the transactions contemplated by the Agreement (the “Transaction”). We have acted as financial advisor to the Company in connection with, and have participated in certain of the negotiations leading to, the Transaction. We expect to receive fees for our services in connection with the Transaction, all of which are contingent upon consummation of the Transaction, and the Company has agreed to reimburse certain of our expenses arising, and indemnify us against certain liabilities that may arise, out of our engagement. We have provided certain financial advisory and/or underwriting services to the Company and/or its affiliates from time to time for which our Investment Banking Division has received, and may receive, compensation, including having acted as joint bookrunner with respect to the public offering by the Company of 9,487,500 shares of common stock, par value $0.001 per share (the “Company Common Stock”), of the Company in November 2019. We may also in the future provide financial advisory and/or underwriting services to the Company, Servier, Servier Parent and their respective affiliates for which our Investment Banking Division may receive compensation.

In connection with this opinion, we have reviewed, among other things, the Agreement; annual reports to stockholders and Annual Reports on Form 10-K of the Company for the five years ended December 31, 2019; certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company; certain other

Board of Directors

Agios Pharmaceuticals, Inc.

December 20, 2020

communications from the Company to its stockholders; certain publicly available research analyst reports for the Company; unaudited financial statements for the Oncology Business for the year ended December 31, 2019; unaudited financial statements for the Oncology Business for the nine month period ended September 30, 2020; certain internal financial analyses and forecasts for the Oncology Business, including certain probability adjusted internal financial analyses and forecasts for the Oncology Business and with respect to its products and estimates related thereto prepared by the management of the Company and approved for our use by the Company (such adjusted analyses and forecasts, the “Forecasts”); and certain estimates of the amount of the Adjustments, as prepared by the management of the Company and approved for our use by the Company (the “Adjustment Estimates”). We also have held discussions with members of the senior management of the Company regarding their assessment of the strategic rationale for, and the potential benefits of, the Transaction and the past and current business operations, financial condition and future prospects of the Oncology Business; reviewed the reported price and trading activity for the Company Common Stock; reviewed the financial terms of certain recent business combinations in the biopharmaceutical industry; and performed such other studies and analyses, and considered such other factors, as we deemed appropriate.

For purposes of rendering this opinion, we have, with your consent, relied upon and assumed the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by, us, without assuming any responsibility for independent verification thereof. In that regard, we have assumed with your consent that the Forecasts and the Adjustment Estimates have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company. We have not made an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or other off-balance-sheet assets and liabilities) of the Company or any of its subsidiaries or the Oncology Business and we have not been furnished with any such evaluation or appraisal. We have assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on the Company or the Oncology Business, or on the expected benefits of the Transaction in any way meaningful to our analysis. We have assumed that the Transaction will be consummated on the terms set forth in the Agreement, without the waiver or modification of any term or condition the effect of which would be in any way meaningful to our analysis.

Our opinion does not address the underlying business decision of the Company to engage in the Transaction, or the relative merits of the Transaction as compared to any strategic alternatives that may be available to the Company; nor does it address any legal, regulatory, tax or accounting matters. This opinion addresses only the fairness from a financial point of view to the Company, as of the date hereof, of the Consideration to be paid to the Company for the Oncology Business pursuant to the Agreement. We do not express any view on, and our opinion does not address, any other term or aspect of the Agreement or Transaction or any term or aspect of any other agreement or instrument contemplated by the Agreement or entered into or amended in connection with the Transaction, including, any ongoing obligations of the Company, any allocation of the Consideration, including among the Seller Entities, the fairness of the Transaction to, or any consideration received in connection therewith by, the holders of any class of securities, creditors, or other constituencies of the Company; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Company, or class of such persons, in connection with the Transaction, whether relative to the Consideration to be paid to the Company for the Oncology Business pursuant to the Agreement or otherwise. We are not expressing any opinion as to the prices at which shares of Company Common Stock will trade at any time, or as to the potential effects of volatility in the credit, financial and stock markets on the Company, the Oncology Business, Servier, Servier Parent or the Transaction, or as to the impact of the Transaction on the solvency or viability of the Company, the Oncology Business, Servier, Servier Parent or the ability of the Company, the Oncology Business, Servier or Servier Parent to pay their respective obligations when they come

Board of Directors

Agios Pharmaceuticals, Inc.

December 20, 2020

due. Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof and we assume no responsibility for updating, revising or reaffirming this opinion based on circumstances, developments or events occurring after the date hereof. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the Transaction and such opinion does not constitute a recommendation as to how any holder of Company Common Stock should vote with respect to Transaction or any other matter. This opinion has been approved by a fairness committee of Goldman Sachs & Co. LLC.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Consideration to be paid to the Company for the Oncology Business pursuant to the Agreement is fair from a financial point of view to the Company.

Very truly yours,

/s/ Goldman Sachs & Co. LLC
(GOLDMAN SACHS & CO. LLC)

ANNEX C

December 20, 2020

Board of Directors

Agios Pharmaceuticals, Inc.

88 Sidney Street

Cambridge, MA 02139

Members of the Board:

We understand that Agios Pharmaceuticals, Inc. (the “Seller”) and Servier Pharmaceuticals, LLC (“Purchaser”) and, solely for purposes of section 11.15 of the Agreement (as defined below), Servier S.A.S. (“Purchaser Guarantor) propose to enter into a Purchase and Sale Agreement, substantially in the form of the draft dated December 20, 2020 (the “Agreement”), which provides, among other things, for the purchase of all of the right, title, and interest in and to the worldwide oncology business, operations, activities and programs of the Seller and its subsidiaries, including all of the activities of the Seller and its subsidiaries related to TIBSOVO, IDHIFA, Vorasidenib, AG-270, AG-636 and certain other products and certain other assets through the purchase from the Seller Entities of all of the Seller Entities’ right, title and interest in and to the Purchased Assets and the assumption of the Assumed Liabilities (the Purchased Assets together with the Assumed Liabilities, the “Oncology Business”), all as provided in the Agreement. We understand that pursuant to the Agreement, in consideration for the Oncology Business, Purchaser will pay to the Seller (A) $1,800,000,000 in cash, subject to adjustment as set forth in the Agreement (the “Cash Consideration”), (B) an Earn-Out Payment equal to (1) 5% of the Net Sales of TIBSOVO during each Net Sales Measurement Period and (2) 15% of Net Sales of Vorasidenib during each Net Sales Measurement Period, and (C) $200,000,000 in cash if the Regulatory Approval Milestone fully occurs on or before January 1, 2027 (the “Regulatory Approval Milestone Payment”, together with the Earn-Out Payment and the Cash Consideration, the “Consideration”). All capitalized terms used but not defined herein shall have the respective meanings set forth in the Agreement. The terms and conditions of the transaction contemplated by the Agreement (the “Transaction”) are more fully set forth in the Agreement.

You have asked for our opinion as to whether the Consideration to be received by the Seller pursuant to the Agreement is fair from a financial point of view to the Seller.

For purposes of the opinion set forth herein, we have:

1)	Reviewed certain publicly available financial statements and other business and financial information of the Seller;

2)	Reviewed certain internal financial statements and other financial and operating data concerning the Oncology Business;

3)	Reviewed certain financial projections prepared by the management of the Seller for the Oncology Business (the “Projections”);

4)	Discussed the past and current operations and financial condition and the prospects of the Oncology Business with senior executives of the Seller;

5)	Compared the financial performance of the Oncology Business as set forth in the Projections with that of certain other publicly-traded companies comparable with the Oncology Business;

6)	Reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

7)	Participated in certain discussions and negotiations among representatives of the Seller and the Purchaser and their financial advisors;

8)	Reviewed the Agreement and related documents; and

9)	Performed such other analyses, reviewed such other information and considered such other factors as we have deemed appropriate.

We have assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to us by the Seller and formed a substantial basis for this opinion. With respect to the Projections, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Seller of the future financial performance of the Oncology Business. In addition, we have assumed that the Transaction will be consummated in accordance with the terms set forth in the Agreement without any waiver, amendment or delay of any terms or conditions, including, among other things, that the definitive Agreement will not differ in any material respect from the draft thereof furnished to us. We do not express any view on, and this opinion does not address, any other term or aspect of the Agreement or the Transaction contemplated thereby or any term or aspect of any other agreement or instrument contemplated by the Agreement or entered into or amended in connection therewith. Morgan Stanley has assumed that in connection with the receipt of all the necessary governmental, regulatory or other approvals and consents required for the proposed Transaction, no delays, limitations, conditions or restrictions will be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the proposed Transaction. We are not legal, tax, or regulatory advisors. We are financial advisors only and have relied upon, without independent verification, the assessment of the Seller and its legal, tax and regulatory advisors with respect to legal, tax, and regulatory matters. Although we have included the Earn-Out Payment and the Regulatory Approval Milestone Payment in certain of our analyses, in each instance based on estimates and assumptions that the management of the Seller directed us to use, we express no opinion as to the likelihood that the revenue or other milestones upon which the Earn-Out Payment and the Regulatory Approval Milestone Payment are conditioned will be achieved or whether the Earn-Out Payment and the Regulatory Approval Milestone Payment will be paid. We express no opinion with respect to the fairness of the amount or nature of the compensation to any of the Seller’s officers, directors or employees, or any class of such persons, relative to the Consideration to be paid to the Seller in the Transaction. We have not made any independent valuation or appraisal of the assets or liabilities of the Seller or the Oncology Business, nor have we been furnished with any such valuations or appraisals. Our opinion is necessarily based on financial, economic, market, and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof may affect this opinion and the assumptions used in preparing it, and we do not assume any obligation to update, revise or reaffirm this opinion.

We have acted as financial advisor to the Board of Directors of the Seller in connection with the Transaction and will receive a fee for our services, a significant portion of which is contingent upon the closing of the Transaction. Morgan Stanley may seek to provide financial advisory and financing services to the Seller and Purchaser and their respective affiliates in the future and would expect to receive fees for the rendering of these services.

Please note that Morgan Stanley is a global financial services firm engaged in the securities, investment management and individual wealth management businesses. Our securities business is engaged in securities underwriting, trading and brokerage activities, foreign exchange, commodities and derivatives trading, prime brokerage, as well as providing investment banking, financing and financial advisory services. Morgan Stanley, its affiliates, directors and officers may at any time invest on a principal basis or manage funds that invest, hold long or short positions, finance positions, and may trade or otherwise structure and effect transactions, for their own account or the accounts of its customers, in debt or equity securities or loans of Purchaser, Purchaser Guarantor, the Seller, the Oncology Business or any other company, or any currency or commodity, that may be involved in the Transaction, or any related derivative instrument.

This opinion has been approved by a committee of Morgan Stanley investment banking and other professionals in accordance with our customary practice. This opinion is for the information of the Board of Directors of the

Seller and may not be used for any other purpose or disclosed without our prior written consent except that a copy of this opinion may be included in its entirety in any filing the Seller is required to make with the Securities and Exchange Commission in connection with the Transaction if such inclusion is required by applicable law. In addition, Morgan Stanley expresses no opinion or recommendation as to how the shareholders of the Seller should vote at the shareholders’ meeting to be held in connection with the Transaction.

Based on and subject to the foregoing, we are of the opinion on the date hereof that the Consideration to be received by the Seller pursuant to the Agreement is fair from a financial point of view to the Seller.

Very truly yours,

MORGAN STANLEY & CO. LLC

By:	/s/ Ari Terry
Ari Terry
Managing Director

PRELIMINARY PROXY CARD, SUBJECT TO COMPLETION

SPECIAL MEETING OF AGIOS PHARMACEUTICALS, INC.

Date:	[ ]
Time:	[ ] (Eastern Time)
Place:	Meeting live via the internet - please visit proxydocs.com/AGIO for more details

Please make your marks like this:    ☒  Use dark black pencil or pen only

The Board of Directors Recommends a Vote FOR proposal 1 listed below.

		For	Against	Abstain
1:

To approve the proposed sale of the oncology portfolio of Agios Pharmaceuticals, Inc. (“Agios”) to Servier Pharmaceuticals, LLC (“Servier”) pursuant to the terms of the Purchase and Sale Agreement, dated as of December 20, 2020, by and among Agios, Servier and Servier S.A.S.

		☐	☐	☐

To attend the meeting online and/or vote your shares during the special meeting online, please register at www.proxydocs.com/AGIO.

Authorized Signatures - This section must be completed for your Instructions to be executed.

Please Sign Here	Please Date Above

Please Sign Here	Please Date Above

Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

Please separate carefully at the perforation and return just this portion in the envelope provided.

Special Meeting of Agios Pharmaceuticals, Inc.

to be held on [            ]

for Holders as of [            ]

This proxy is being solicited on behalf of the Board of Directors

VOTE BY:
INTERNET		TELEPHONE

Go To	Call
www.proxypush.com/AGIO	866-509-2148

•	Cast your vote online 24 hours a day/7 days a week.	OR	•	Use any touch-tone telephone toll-free 24 hours a day/7 days a week.
•	Have your Proxy Card/Voting Instructions Form ready.	MAIL	• •	Have your Proxy Card/Voting Instruction Form ready. Follow the simple recorded instructions.
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	•	Detach your Proxy Card/Voting Instruction Form.
	•	Return your Proxy Card/Voting Instruction Form in the
postage-paid envelope provided.

The undersigned hereby appoints Jacqualyn Fouse and Jonathan Biller, and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of common stock of Agios Pharmaceuticals, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR PROPOSAL 1. THE PROXIES WILL VOTE IN THEIR DISCRETION ON ANY OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT THEREOF.

PROXY TABULATOR FOR AGIOS PHARMACEUTICALS, INC. c/o MEDIANT COMMUNICATIONS P.O. BOX 8016 CARY, NC 27512-9903

Proxy for Special Meeting of Stockholders to be held

on [            ]

This proxy is being solicited on behalf of the Board of Directors

Please vote, date and sign this Proxy on the other side and return it in the enclosed envelope.

The Stockholder signing on the reverse side (the “undersigned”), having received the Proxy Statement, hereby appoint(s) Jacqualyn Fouse and Jonathan Biller and each of them, Proxies of the undersigned (with full power of substitution) to virtually attend the Special Meeting of Agios Pharmaceuticals, Inc. (the “Company”) to be held on [            ], and all adjournments and postponements thereof (the “Meeting”), and to vote all shares of Common Stock of the Company that the undersigned would be entitled to vote, if personally present, in regard to all matters that may properly come before the Meeting.

The undersigned hereby confer(s) upon the Proxies, and each of them, discretionary authority to consider and act upon such business, matters or proposals as may properly come before the Meeting. The Proxy, when properly executed, will be voted in the manner specified herein. If no specification is made, the Proxies intend to vote FOR Proposal 1.

  Please separate carefully at the perforation and return just this portion in the envelope provided.